Prospectus Supplement No. 5 To Prospectus dated November 16, 2023	Filed Pursuant to Rule 424(b)(3) Registration No. 333-274807

Cazoo Group Ltd

Warrants to Purchase up to 2,000,000 Class A Ordinary Shares and
Up to 2,000,000 Class A Ordinary Shares Issuable upon Exercise of Warrants

This Prospectus Supplement No. 5 supplements the Prospectus dated November 16, 2023 (the “Prospectus”) of Cazoo Group Ltd, a Cayman Islands exempted company (“we,” “our,” “Cazoo,” or the “Company”), that forms a part of the Company’s Registration Statement on Form F-1 (File No. 333-274807). This Prospectus Supplement No. 5 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Report of Foreign Private Issuer on Form 6-K submitted to the Securities and Exchange Commission on December 7, 2023 (excluding Exhibit 99.1 thereto). This Prospectus Supplement No. 5 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement No. 5. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement No. 5, you should rely on the information in this Prospectus Supplement No. 5. Capitalized terms used herein but not defined shall have the meanings given to them in the Prospectus.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 14 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 5. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is December 7, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO SECTION 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2023

Commission File Number: 001-40754

Cazoo Group Ltd

(Exact Name of Registrant as Specified in Its Charter)

40 Churchway

London NW1 1LW

United Kingdom

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

INCORPORATION BY REFERENCE

This report on Form 6-K and the exhibits attached hereto, other than Exhibit 99.1, shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File No. 333- 260711) and on Form F-3 (File No. 333-267724) of Cazoo Group Ltd (“we,” “us,” “our,” “Cazoo,” or the “Company”) (including the prospectus forming a part of each such registration statement) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

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INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

Completion of Exchange Offer and Related Transactions

On December 6, 2023, the Company exchanged $630 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2027 (the “Convertible Notes”) for a pro rata portion of (1) $200 million aggregate principal amount of 4.00%/2.00% cash/payment-in-kind toggle senior secured notes due 2027 (the “New Notes”) and (2) 4,499,721 Class A ordinary shares of the Company (the “New Shares”), which represents approximately 92% of the 4,891,002 Class A ordinary shares estimated to be outstanding as of December 6, 2023 (the “Exchange Offer”), after giving effect to the Reverse Stock Split (as defined herein) and subject to change due to related rounding.

The Exchange Offer was a part of a series of transactions which have also been consummated (the “Transactions”), including the consolidation of every 100 shares with a par value of $0.002 each in the Company’s issued and unissued share capital into one share with a par value of $0.20 (the “Reverse Stock Split”), an increase to the Company’s authorized share capital (the “Share Increase”) and the issuance of three tranches of warrants to purchase the Company’s Class A ordinary shares (the “New Warrants”). In connection with the Transactions, the Board of Cazoo was reduced to five members, comprised of one existing legacy director and four new directors.

Issuance of the New Notes

On December 6, 2023, the Company issued $200 million in aggregate principal amount of the New Notes pursuant to an Indenture, dated December 6, 2023 (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”), U.S. Bank Trust Company, National Association, as trustee, paying agent, transfer agent and notes registrar and GLAS Trust Corporation Limited as security agent.

Interest and Maturity

The New Notes bear interest at a rate of 6.00% per annum, with a minimum of 4.00% per annum payable in cash and, at the option of the Company, up to 2.00% per annum payable in kind. Interest will be payable semi-annually on May 15 and November 15 of each year starting on May 15, 2024. Interest on the New Notes began to accrue from December 6, 2023. The New Notes will mature on February 16, 2027, unless earlier redeemed, repurchased or converted in accordance with the terms of the New Notes.

Optional Redemption

Until November 15, 2025, the Company will be entitled at its option on one or more occasions to redeem all or a portion of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest (including capitalized interest, if any) to, but not including, the date of redemption, and additional amounts, if any, plus a make-whole premium.

From November 15, 2025 until November 15, 2026, the Company will be entitled at its option on one or more occasions to redeem all or a portion of the New Notes at a redemption price equal to 104% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest (including capitalized interest, if any) to, but not including, the date of redemption and additional amounts, if any.

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From November 15, 2026 and thereafter, the Company will be entitled at its option on one or more occasions to redeem all or a portion of the New Notes at a redemption price equal to 102% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest (including capitalized interest, if any) to, but not including, the date of redemption, and additional amounts, if any.

The Company will also be required to pay the applicable redemption premiums following any acceleration caused by certain insolvency or bankruptcy events.

Guarantees, Security and Ranking

The New Notes are guaranteed (the “New Notes Guarantees”) by all of the Company’s existing subsidiaries organized in the United Kingdom and, thereafter, subject to a materiality threshold and guarantor coverage test, will be guaranteed by other subsidiaries of the Company, subject to the agreed security principles and certain customary exceptions and limitations.

The New Notes and the New Notes Guarantees are secured, subject to certain agreed security principles and customary limitations and exceptions, over (a) a first priority fixed charge over the Company’s bank accounts; (b) a first priority assignment of all intragroup receivables owed to the Company; (c) a first priority fixed charge over all of the shares in Cazoo Holdings Limited granted by the Company; (d) a first priority fixed charge over each Guarantors’ bank accounts kept in England and Ireland, including at least one bank account of Cazoo Holdings Limited that shall hold a minimum balance of £50,000,000 at all times and excluding the bank accounts of Cazoo Ltd which are subject to pre-existing third-party arrangements which are permitted by the Indenture and which prevent those assets from being charged or assigned; (e) a first priority fixed charge over the shares in each Guarantor; (f) a first priority assignment of all intragroup receivables owed to each Guarantor; and (g) a first priority floating charge over the assets of each Guarantor, including intellectual property but excluding (among other Excluded Assets as set out in the Indenture) vehicles and related assets which secure or are subject to a negative pledge under floor plan facilities and transporter vehicles that secure or are subject to a negative pledge under arrangements used to finance such transporter vehicles (together, the “New Notes Collateral”).

The New Notes and New Notes Guarantees constitute general senior obligations of the Company and the Guarantors and (1) rank equally in right of payment with any existing and future indebtedness of the Company or any Guarantor that is not subordinated in right of payment to the New Notes or such Guarantor’s New Notes Guarantee, as applicable; (2) will be secured by the New Notes Collateral on a first-ranking basis; (3) rank senior in right of payment to any existing and future indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the New Notes; (4) rank senior to any existing and future unsecured indebtedness of the Company or any Guarantor to the extent of the value of the property and assets which secure the New Notes; (5) are effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries or any Guarantor that is secured by property or assets that do not secure the New Notes or such Guarantor’s New Notes Guarantee, to the extent of the value of the property and assets securing such indebtedness; and (6) are structurally subordinated to any existing and future indebtedness of subsidiaries of the Company or any Guarantor, as applicable, that do not guarantee the New Notes.

The New Notes have not been registered under the U.S. Securities Act of 1933, as amended, or any state securities laws and have been issued only to qualified institutional buyers, institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and to persons outside the United States who are not “U.S. persons” as defined in Regulation S under the Securities Act.

A copy of the Indenture and the form of the New Senior Secured Note are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference. The foregoing description of the Indenture and New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

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Reverse Stock Split and Increase in Share Capital

After giving effect to the Reverse Stock Split and the Share Increase, the Company’s authorized share capital is US$22,105,000, divided into 100,000,000 Class A ordinary shares with a par value of US$0.20 each, 25,000 Class B ordinary shares with a par value of US$0.20 each, 500,000 Class C ordinary shares with a par value of US$0.20 each and 10,000,000 preference shares with a par value of US$0.20 each. The Reverse Stock Split and Share Increase became effective at 4:05 p.m. (ET) on December 5, 2023 and the Class A ordinary shares began trading on a split-adjusted basis when the New York Stock Exchange opened for trading on December 6, 2023.

Amendments to Articles of Association

On November 21, 2023, the Company held its Extraordinary General Meeting of Shareholders where the shareholders approved certain amendments to the Company’s amended and restated articles of association (the “Articles”).

A copy of the amended Articles is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

New Warrants

On December 6, 2023, the Company entered into three new warrant agreements (the “New Warrant Agreements”), each by and between the Company and Equiniti Trust Company, LLC, as warrant agent, with respect to the three tranches of New Warrants.

The contemplated Warrant Distribution will be made to holders of record of Cazoo’s Class A ordinary shares as of the close of business on December 7, 2023, after giving effect to the Reverse Stock Split and other than to holders who received Class A ordinary shares in the Exchange Offer.

The last day a shareholder can purchase the Class A ordinary shares, subject to the standard two-day settlement cycle, and be entitled to the Warrant Distribution was December 5, 2023. Shareholders that sell their Class A ordinary shares between December 6, 2023 and the close of business on December 7, 2023 subject to the standard two-day settlement cycle will be eligible to participate in the Warrant Distribution. The Class A ordinary shares began trading on an ex-dividend basis at the open of trading on December 6, 2023. Shareholders entitled to participate in the Warrant Distribution will receive approximately, in respect of each Class A ordinary share held as of the record date, (i) 1.0870 Tranche 1 Warrants, (ii) 1.1905 Tranche 2 Warrants and (iii) 1.3158 Tranche 3 Warrants. The payment date for the Warrant Distribution is expected to be on or around December 14, 2023.

Exercisability & Exercise Price

The New Warrants are comprised of three tranches each representing the right to acquire newly issued Class A ordinary shares.

New Tranche 1 Warrants

The New Tranche 1 Warrants will become exercisable only if the Company’s equity value reaches $525 million. The New Tranche 1 Warrants are exercisable into an aggregate of up to 425,305 Class A ordinary shares at an initial exercise price of $98.75 per Class A ordinary share.

At any time after December 6, 2023, if the Company’s equity value at any time exceeds $1.025 billion (and the New Tranche 2 Warrants become exercisable), then the terms of the New Tranche 1 Warrants would be modified as follows (the “Tranche 2 Event”):

●	the number of aggregate Class A ordinary shares issuable upon the exercise of the New Tranche 1 Warrants would be increased by 40,505 Class A ordinary shares (subject to adjustment pursuant to the applicable New Warrant Agreement), with such amount apportioned pro rata amongst the holders of unexercised New Tranche 1 Warrants at the time of adjustment; and

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●	the exercise price of the New Tranche 1 Warrants would be adjusted to $90.17.

At any time after December 6, 2023, if the Company’s equity value at any time exceeds $1.5 billion (and the New Tranche 3 Warrants become exercisable), then the terms of the New Tranche 1 Warrants would be modified as follows (the “Tranche 3 Event”):

●	the number of aggregate Class A ordinary shares issuable upon the exercise of the New Tranche 1 Warrants would be increased by 49,033 Class A ordinary shares (subject to adjustment pursuant to the applicable New Warrant Agreement), with such amount apportioned pro rata amongst the holders of unexercised New Tranche 1 Warrants at the time of adjustment; and

●	the exercise price of the New Tranche 1 Warrants would be adjusted to $81.58.

For the avoidance of doubt, only those New Tranche 1 Warrants outstanding at the time of either the Tranche 2 Event or the Tranche 3 Event would be modified as set forth above and holders would only receive their pro rata increase based on the unexercised portion of any New Tranche 1 Warrants still held.

New Tranche 2 Warrants

The New Tranche 2 Warrants will become exercisable only if the Company’s equity value reaches $1.025 billion. The New Tranche 2 Warrants are exercisable into an aggregate of up to 465,810 Class A ordinary shares at an initial exercise price of $176.04 per Class A ordinary share.

At any time after December 6, 2023, in the event of the Tranche 3 Event, then the terms of the New Tranche 2 Warrants would be modified as follows:

●	the number of aggregate Class A ordinary shares issuable upon the exercise of the New Tranche 2 Warrants would be increased by 49,033 Class A ordinary shares (subject to adjustment pursuant to the applicable New Warrant Agreement), with such amount apportioned pro rata amongst the holders of unexercised New Tranche 2 Warrants at the time of adjustment; and

●	the exercise price of the New Tranche 2 Warrants would be adjusted to $159.27.

For the avoidance of doubt, only those New Tranche 2 Warrants outstanding at the time of the Tranche 3 Event would be modified as set forth above and holders would only receive their pro rata increase based on the unexercised portion of any New Tranche 2 Warrants still held.

New Tranche 3 Warrants

The New Tranche 3 Warrants will become exercisable if the Company’s equity value reaches $1.5 billion. The New Tranche 3 Warrants are exercisable into an aggregate of up to 514,843 Class A ordinary shares at an initial exercise price of $233.08 per Class A ordinary share.

Cashless Exercise

If and when the Company equity value hurdle applicable to a particular tranche of the New Warrants has been achieved, the New Warrants comprising such tranche may be cashless exercised at any time thereafter. If (i) the Class A ordinary shares are at the time of any exercise of the New Warrants not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (ii) at the time of any exercise of the New Warrants there is no effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the New Warrants, the Company may, at its option, (1) require the holder thereof to exercise such New Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described herein and (2) in the event the Company so elects, the Company shall use its commercially reasonable efforts to register or qualify for sale the Class A ordinary shares issuable upon such exercise under applicable blue sky laws to the extent an exemption is not available.

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Duration

The New Warrants have a five year term and will expire at the close of business on December 6, 2028.

Listing

The New Warrants will not be listed on any market or securities exchange.

Anti-Dilution Adjustments

In the event the Company engages in certain dilutive or concentrative transactions, including share dividends, share splits and consolidations and reclassifications, the exercise price and the number of Class A ordinary shares underlying the then-outstanding New Warrants will be proportionately increased or decreased.

Fundamental Transactions

In the event of any “Fundamental Transactions” (as defined in the New Warrant Agreements), generally including (i) any merger or consolidation of the Company with or into another entity, (ii) a sale of all or substantially all of our assets (taken on a consolidated basis), (iii) a tender offer or exchange offer that has been accepted by holders of 50% or more of our outstanding Class A ordinary shares, (iv) a reclassification, reorganization or recapitalization of our Class A ordinary shares, or (v) the Company consummates a transaction pursuant to which a person or group acquires more than 50% of our outstanding Class A ordinary shares, then upon any subsequent exercise of the New Warrants following consummation of the Fundamental Transaction, a holder will have the right to receive, in lieu of the Class A ordinary shares issuable upon such exercise as of immediately prior to such consummation, the amount of securities, cash or other property to which such holder would have been entitled as a holder of Class A ordinary shares upon consummation of the Fundamental Transaction as if the holder had exercised the rights represented by its New Warrants immediately prior thereto. In connection with a Fundamental Transaction, the Company will cause a successor entity to assume in writing all of the obligations of the Company under the New Warrants. However, if upon consummation of a Fundamental Transaction any tranche of the New Warrants has not become exercisable in accordance with the terms of the applicable New Warrant Agreement, then such New Warrants will be automatically canceled without further action required on the part of the Company; provided that, the Company shall promptly give notice following such cancellation by issuing a press release.

No Right as a Shareholder

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of Class A ordinary shares, the holders of the New Warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until they properly exercise their New Warrants.

Copies of the New Warrant Agreements are attached hereto as Exhibits 99.5, 99.6 and 99.7, respectively, and are incorporated herein by reference. The foregoing description of the New Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

New Investor Rights Agreement

In connection with the consummation of the Transactions, on December 6, 2023, the Company entered into an Investor Rights Agreement with the holders of the New Notes, certain holders of Class A ordinary shares that were a party to the Transaction Support Agreement dated September 20, 2023, as amended on November 3, 2023 among the Company, certain of its subsidiaries, certain holders of Convertible Notes and certain holders of the Company’s Class A ordinary shares (the “Transaction Support Agreement”) and several others (the “New Investor Rights Agreement”).

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In connection with the Transactions, the Board of Cazoo was reduced to five members, comprised of one existing legacy director and four new directors. The New Investor Rights Agreement provides certain board nomination rights with respect to the members of the Board. Viking Global Investors LP, on behalf of certain funds, accounts and entities (“Viking”) has the right to nominate up to four members of the Board, with such right declining as Viking’s equity ownership decreases. As long as Viking has the right to board representation, Viking will be entitled to proportionate representation on each board committee, subject to a minimum of one member on each committee. Certain funds, accounts and entities managed or advised by Farallon Capital Management, L.L.C. (“Farallon”) has the right to nominate up to two members of the Board, with such right declining as Farallon’s equity ownership decreases. In the event of the resignation, death or removal of a director, the shareholders entitled to designate such director shall be entitled to nominate a new director to fill such vacancy. Further to the foregoing nomination rights, Viking and Farallon have the right to appoint an observer to the Board to attend all meetings of the Board (and any committee thereof) in a non-voting capacity and receive all notices and written documents and materials provided to the Board, subject to certain customary confidentiality obligations. In addition, the board of directors in existence prior to the consummation of the Transactions nominated one director, who was assigned to the class of directors that is subject to reelection in the third annual general meeting following the closing date of the Transactions. In the event such director resigns during his or her initial term, he or she will have the right to designate his or her successor. Such director may not be removed by the shareholders without cause prior to the third annual general meeting of the Company following the closing date of the Transactions.

The New Investor Rights Agreement also provides certain shareholders of the Company, including Alex Chesterman and affiliates of Daniel Och, with certain tag-along and preemptive rights. The tag-along rights provide that such holders will have customary tag-along rights with respect to any transfer of at least 50% of the Class A ordinary shares of the Company. The preemptive rights entitle such holders to subscribe to a pro rata portion of future issuances of equity securities of the Company made in exchange for cash, subject to customary exceptions.

A copy of the New Investor Rights Agreement is attached hereto as Exhibit 99.8 and is incorporated herein by reference. The foregoing description of the New Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

New Registration Rights Agreement

On December 6, 2023, the Company, the holders of the New Notes and certain of the Company’s existing equity holders who were party to the existing Investor Rights Agreement dated August 26, 2021, entered into a registration rights agreement (the “New Registration Rights Agreement”). The New Registration Rights Agreement provides that the Company shall file with the Securities Exchange Commission (the “SEC”) a resale shelf registration statement registering the public resale of the New Shares held by the holders of the New Notes. The New Registration Rights Agreement also provides for customary piggyback registration rights and underwritten shelf takedowns by the holders of New Notes, and provides that the Company’s existing resale shelf registration statement will remain outstanding for a specified period of time. The New Registration Rights Agreement provides that the Company will pay certain expenses relating to any registration and related offering, subject to customary exceptions, and will indemnify the holders of securities registrable pursuant to the New Registration Rights Agreement against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

A copy of the New Registration Rights Agreement is attached hereto as Exhibit 99.9 and is incorporated herein by reference. The foregoing description of the New Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

New Board

Upon closing of the Transactions and pursuant to the terms of the Transaction Support Agreement, the size of the Company’s Board of Directors (the “Board”) was reduced from eight to five members. In connection with the closing of the Transactions, each of Alex Chesterman, Paul Whitehead, Paul Woolf, Moni Mannings, Duncan Tatton-Brown, Luciana Berger and Daniel Och submitted letters of resignation and ceased to be directors of the Board. Mary Reilly, the nominee of the legacy Board to the new Board, was reappointed as a director. Pursuant to the terms of the Transaction Support Agreement, each of Tim Isaacs, Alan J. Carr, Andrew Herd and Nicholas Pike were appointed to the Board as directors.

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After giving effect to such resignations and appointments, the Board consists of the following individuals:

Name	Class
Tim Isaacs	Class II Director
Alan J. Carr	Class II Director
Andrew Herd	Class I Director
Nicholas Pike	Class III Director
Mary Reilly	Class II Director

At the Company’s 2024 annual general meeting, the term of office of the Class III directors will expire and the Class III directors will be up for re-election for a full term of three years. At the Company’s 2025 annual general meeting, the term of office of the Class I directors will expire and Class I directors will be up for re-election for a full term of three years. At the Company’s 2026 annual general meeting, the term of office of the Class II directors will expire and Class II directors will be up for re-election for a full term of three years.

Set forth below is biographical information regarding the Board:

Tim Isaacs joined the board on December 6, 2023, as Non-executive Director and Board Chair. A fellow of the Institution of Chartered Accountants qualifying with Arthur Andersen, Mr. Isaacs’ background combines professional services experience with equity fund management investment experience, as well as operational experience gained in telco services growth companies. Mr. Isaacs has supported and led numerous companies going through periods of change across sectors including retail, healthcare, business services and industrials in board, executive and non-executive capacities. Mr. Isaacs graduated in economics from The London School of Economics and is a trustee of Norwood, a charity which each year supports more than 2,500 people with learning disabilities, autism, and children and families in crisis.

Alan J. Carr joined the board on December 6, 2023, as Non-executive Director. Mr. Carr currently serves as the Managing Member and Chief Executive Officer of Drivetrain, LLC, an independent fiduciary services firm, a position he has held since September 2013. From 2003 to 2013, Mr. Carr was Managing Director at Strategic Value Partners, a global investment firm focused on distressed debt and private equity opportunities where he worked in the US and across Europe. Mr. Carr started his career as corporate attorney, primarily at Skadden in New York. Mr. Carr has served and does currently serve on public and private company boards of directors in various jurisdictions around the world and in various industries. Mr. Carr currently serves as a director for the following public companies: Unit Corporation since September 2020, and NewLake Capital Partners since August 2019. He previously served on the board of directors for the following public companies: Atlas Iron Limited, TEAC Corporation, Tidewater Inc., Midstates Petroleum Company, Inc., Verso Corporation, McDermott International, Inc., Sears Holding Corporation, Basic Energy Services, Inc., Qualtek Services Inc., M3-Brigade Acquisition III Corporation and Enjoy Technology Inc. and has served on all statutory committees of those companies. Mr. Carr received a B.A. in Economics and Sociology from Brandeis University and a J.D. from Tulane Law School.

Andrew Herd joined the board on December 6, 2023, as a Non-executive Director. Mr. Herd is the principal of Lancashire Court Capital Limited, a consulting and investment company. Previously, he spent many years as an investment banker, with Morgan Grenfell, Paribas Capital Markets and SG Hambros, before becoming a portfolio director and investor. His current roles include being Chair of VGC Developments Limited (a leisure and gaming business) and a Non-executive Director of Nexus Group Holdings Limited (a property, investment and publishing group) and UTB Partners plc (a bank). He was previously a Non-executive Director and Audit Committee Chair at Noble Group Holdings Limited, a large commodity trading business, during its financial restructuring. Mr. Herd graduated in law from Cambridge University and is a chartered accountant.

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Nicholas Pike joined the board on December 6, 2023, as a Non-executive Director. Mr. Pike is a solicitor by profession and was a partner in DLA Piper, Gowling WLG and Pinsent Masons LLP’s London offices where he led a section of the Finance team. He retired from legal practice in 2020 and founded a management consultancy, specializing in board appointments to assist with governance and strategy. Since then, he has advised a number of businesses in the UK and around the world, including Cineworld, Savile Row tailor Gieves and Hawkes and Wittur International GmBH. Mr. Pike holds a bachelor’s degree in law from the University of Bristol and is a Fellow and Council Member of the Association of Business Recovery Professionals as well as a member of the Law Society of England and Wales.

Mary Reilly has served as a Director since February 2023. Ms. Reilly is also a board member and Audit Chair of companies including MITIE Plc, Essentra Plc and Mar Holdco Sarl. She is also a non-executive director at Gemfields plc. Previously Ms. Reilly was a non-executive Director and Audit Chair at several companies including Travelzoo Inc, Ferrexpo Plc, Cape Plc and a main Board Director of the Department of Transport. Ms. Reilly was a partner at Deloitte LLP (and predecessor firms) – where she specialized in manufacturing, luxury retail and business services – for over 25 years until she retired in 2013. Ms. Reilly has a degree in history from University College London and is a Fellow of the Institute of Chartered Accountants of England and Wales and a Fellow of University College London.

Risk Factors and Forward-Looking Information

The Company is filing updated risk factors and forward-looking information describing the risks and uncertainties that may affect the Company and the market price of its ordinary shares. The updated risk factors and forward-looking information are filed herewith as Exhibit 99.10 and Exhibit 99.11, respectively and are incorporated herein by reference.

EXHIBITS

Exhibit Number	Exhibit Description
99.1	Press release, dated December 7, 2023 – Cazoo Announces Completion of Debt Restructuring and Related Transactions on December 6, 2023
99.2	Indenture dated as of December 6, 2023 by and among Cazoo Group Ltd, the guarantors named therein (the “Guarantors”), U.S. Bank Trust Company, National Association, as trustee, paying agent, transfer agent and notes registrar and GLAS Trust Corporation Limited as security agent
99.3	Form of 4.00%/2.00% Cash/Payment-In-Kind Toggle Senior Secured Notes due 2027 (included in Exhibit 99.2)
99.4	Amended and Restated Articles of Association of Cazoo Group Ltd and Notice of Amendment
99.5	Warrant Agency Agreement dated as of December 6, 2023 by and between Cazoo Group Ltd and Equiniti Trust Company, LLC as warrant agent in respect of the New Tranche 1 Warrants
99.6	Warrant Agency Agreement dated as of December 6, 2023 by and between Cazoo Group Ltd and Equiniti Trust Company, LLC as warrant agent in respect of the New Tranche 2 Warrants
99.7	Warrant Agency Agreement dated as of December 6, 2023 by and between Cazoo Group Ltd and Equiniti Trust Company, LLC as warrant agent in respect of the New Tranche 3 Warrants
99.8	Investor Rights Agreement dated as of December 6, 2023 by and among Cazoo Group Ltd and the holders of the Class A ordinary shares named therein
99.9	Registration Rights Agreement dated as of December 6, 2023 by and among Cazoo Group Ltd and the holders of the Class A ordinary shares named therein
99.10	Updated Risk Factors
99.11	Forward-Looking Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAZOO GROUP LTD

Date: December 7, 2023	By:	/s/ Paul Woolf
Paul Woolf
Chief Financial Officer

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Exhibit 99.1

Cazoo Announces Completion of Debt Restructuring and Related Transactions

on December 6, 2023

London and New York, December 7, 2023 — Cazoo Group Ltd (NYSE: CZOO) (“Cazoo” or “the Company”), the UK online used car retailer, which makes buying and selling a car as simple as ordering any other product online, announces today the completion of its restructuring transactions on December 6, 2023 (the “Transactions”). The Transactions significantly de-levered the Company through the exchange of $630 million aggregate principal amount of 2.00% Convertible Senior Notes due 2027 for a pro rata portion of (1) $200 million aggregate principal amount of 4.00%/2.00% cash/payment-in-kind toggle senior secured notes due 2027 and (2) 4,499,721 Class A ordinary shares of Cazoo, which represents approximately 92% of the 4,891,002 Class A ordinary shares estimated to be outstanding as of December 6, 2023 (the “Exchange Offer”), after giving effect to the Reverse Stock Split (as defined below) and subject to change due to related rounding. In connection with the Transactions, the new Board of Cazoo now consists of five members, comprised of one existing legacy director and four new directors.

Paul Whitehead, Chief Executive Officer of Cazoo, said, “I am delighted that we have now completed these transactions. Cazoo launched only four years ago this week and has already sold almost 150,000 cars entirely online to consumers across the UK. On behalf of the Company, I’d like to thank Alex Chesterman and the other retiring Board members for their service and guidance since our foundation.

“Completion of these transactions represents a significant inflection point for Cazoo. With an improved capital structure and encouraging operational momentum, as demonstrated by our successive record retail GPU figures and much-improved unit economics, we can look to 2024 with confidence. I and the management team welcome the opportunity to work with the new Board to deliver continued progress against our strategic goals of achieving profitable growth, while capturing a higher share of the UK used car market and exploring various strategic initiatives to complement our business model and brand.”

Reverse Stock Split and Increase in Share Capital

After giving effect to a 1-for-100 reverse stock split (the “Reverse Stock Split”) and the share increase, Cazoo’s authorized share capital is US$22,105,000, divided into 100,000,000 Class A ordinary shares with a par value of US$0.20 each, 25,000 Class B ordinary shares with a par value of US$0.20 each, 500,000 Class C ordinary shares with a par value of US$0.20 each and 10,000,000 preference shares with a par value of US$0.20 each. The Reverse Stock Split and increase in share capital became effective at 4:05 p.m. (ET) on December 5, 2023, and the Class A ordinary shares began trading on a split-adjusted basis when the New York Stock Exchange (the “NYSE”) opened for trading on December 6, 2023.

New Warrants

The contemplated distribution of three tranches of warrants to purchase Cazoo’s Class A ordinary shares (the “New Warrants”) will be made to holders of record of Cazoo’s Class A ordinary shares (the “Warrant Distribution”) as of the close of business on December 7, 2023, after giving effect to the Reverse Stock Split and other than to holders receiving Class A ordinary shares in the Exchange Offer.

The last day a shareholder could purchase the Class A ordinary shares, subject to the standard two-day settlement cycle, and be entitled to the Warrant Distribution was December 5, 2023. Shareholders that sell their Class A ordinary shares beginning December 6, 2023 and prior to the close of business on December 7, 2023 subject to the standard two-day settlement cycle will be eligible to participate in the Warrant Distribution. The Class A ordinary shares began to trade on an ex-dividend basis at the open of trading on December 6, 2023. Shareholders entitled to participate in the Warrant Distribution will receive, in respect of each Class A ordinary share held as of the record date, approximately (i) 1.0870 Tranche 1 Warrants, (ii) 1.1905 Tranche 2 Warrants and (iii) 1.3158 Tranche 3 Warrants. The payment date for the Warrant Distribution is expected to be on or around December 14, 2023. More information about the New Warrants is included in Cazoo’s related registration statement on Form F-1, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 16, 2023.

New Board

The new Board is chaired by Tim Isaacs. Brief biographies of the Board members are provided below.

Tim Isaacs joined the Board on December 6, 2023. A fellow of the Institution of Chartered Accountants qualifying with Arthur Andersen, Mr. Isaacs’ background combines professional services and equity fund management investment experience, together with operational experience gained in telco services growth companies. Mr. Isaacs has supported and led numerous companies going through periods of change across sectors including retail, healthcare, business services and industrials in board, executive and non-executive capacities.

Alan J. Carr joined the Board on December 6, 2023. Mr. Carr currently serves as the Managing Member and Chief Executive Officer of Drivetrain, LLC, an independent fiduciary services firm, a position he has held since September 2013. Mr. Carr has served and does currently serve on public and private company boards of directors in various jurisdictions around the world and in various industries.

Andrew Herd joined the Board on December 6, 2023. Mr. Herd, who is a chartered accountant, is the principal of Lancashire Court Capital Limited, a consulting and investment company. His current roles include being Chair of VGC Developments Limited (a leisure and gaming business) and a Non-executive Director of Nexus Group Holdings Limited (a property, investment and publishing group) and UTB Partners plc (a bank).

Nicholas Pike joined the Board on December 6, 2023. Mr. Pike is a solicitor by profession and was a partner in DLA Piper, Gowling WLG and Pinsent Masons LLP’s London offices where he led a section of the Finance team. He retired from legal practice in 2020 and founded a management consultancy, specializing in board appointments to assist with governance and strategy.

Mary Reilly has served as a Cazoo Director since February 2023. Ms. Reilly is also a board member and Audit Committee Chair of MITIE plc, Essentra plc and Mar Holdco Sarl. She is also a non-executive director at Gemfields plc.

About Cazoo - www.cazoo.co.uk

Our mission is to transform the car buying and selling experience across the UK by providing better selection, value, transparency, convenience and peace of mind. Our aim is to make buying or selling a car no different to ordering any other product online, where consumers can simply and seamlessly buy, sell or finance a car entirely online for delivery or collection in as little as 72 hours.

No Offer

This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This communication contains “forward-looking statements”. The expectations, estimates, and projections of the business of Cazoo may differ from its actual results and, consequently, you should not rely on forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (1) the Company’s ability to raise additional capital before the beginning of the second half of 2024 in order to satisfy its liquidity needs on terms acceptable to it or at all; (2) the Company’s ability to achieve the expected benefits from the Transactions contemplated by the Transaction Support Agreement; (3) the Company’s ability to successfully engage in strategic transactions including mergers, acquisitions, joint ventures, partnerships and other equity and debt investments; (4) the Company’s ability to implement and obtain the expected benefits from our business plans, and other cost-saving initiatives; (5) the risk that the Company’s board of directors may take actions with which shareholders disagree; (6) reaching and maintaining profitability in the future; (7) global inflation and cost increases for labor, fuel, materials and services; (8) geopolitical and macroeconomic conditions and their impact on prices for goods and services and on consumer discretionary spending; (9) having access to suitable and sufficient vehicle inventory for resale to customers and reconditioning and selling inventory expeditiously and efficiently; (10) availability of credit for vehicle and other financing and the affordability of interest rates; (11) increasing Cazoo’s service offerings and price optimization; (12) effectively promoting Cazoo’s brand and increasing brand awareness; (13) expanding Cazoo’s product offerings and introducing additional products and services; (14) enhancing future operating and financial results; (15) achieving our long-term growth goals; (16) acquiring and protecting intellectual property; (17) attracting, training and retaining key personnel; (18) complying with laws and regulations applicable to Cazoo’s business; (19) the volatility of the trading price of our Class A Shares, which may increase as a result of the issuance of Class A ordinary shares and warrants pursuant to the Transaction Support Agreement; (20) the Company’s ability to comply with the restrictive debt covenants, including the liquidity covenant, contained in the new notes indenture (21) the Company’s ability to regain compliance with the continued listing standards of the NYSE as set forth in Sections 802.01B and 802.01C of the NYSE Listed Company Manual within the applicable cure period; (22) the Company’s ability to continue to comply with applicable listing standards of the NYSE; (23) the risk that Cazoo may cease to be a listed company or an SEC-reporting company in the future; and (24) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 20-F filed with the SEC by Cazoo Group Ltd on March 30, 2023 and in subsequent filings with the SEC. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the disclosure included in other documents filed by Cazoo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cazoo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Cazoo gives no assurance that it will achieve its expectations.

Contacts

Investor Relations at investors.cazoo.co.uk:
Cazoo: Anna Gavrilova, investors@cazoo.co.uk
ICR: cazoo@icrinc.com

Media at cazoo.co.uk/press:
Cazoo: Peter Bancroft, press@cazoo.co.uk
Brunswick: Simone Selzer +44 20 7404 5959 / cazoo@brunswickgroup.com

Exhibit 99.2

Execution Version

CAZOO GROUP LTD

as Issuer

4%/2% CASH/PAYMENT-IN-KIND TOGGLE SENIOR SECURED NOTES DUE 2027

INDENTURE

Dated as of December 6, 2023

CAZOO HOLDINGS LIMITED, CAZOO LTD, CAZOO PROPERTIES LIMITED, IMPERIAL CAR SUPERMARKETS LIMITED, IMPERIAL CARS OF SWANWICK LIMITED, CAZOO SUBSCRIPTION SERVICES LIMITED, CAZOO WHOLESALE SERVICES LIMITED, PROJECT CHICAGO NEWCO LIMITED, ARCTOS HOLDINGS LIMITED, MOORGATE HOUSE (NEWCO) LIMITED, GBJ DEVELOPMENTS LIMITED, CD AUCTION GROUP LIMITED, CAZOO SUPPORT SERVICES LIMITED, ENSCO 1109 LIMITED, SMH FLEET SOLUTIONS LIMITED, AND VANS 365 LIMITED

as Issue Date Guarantors

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

GLAS TRUST CORPORATION LIMITED

as Security Agent

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Paying Agent, Transfer Agent and Registrar

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Exhibit E	FORM OF SOLVENCY CERTIFICATE
Exhibit F	AGREED SECURITY PRINCIPLES
Exhibit G	FUNDAMENTAL INTERECREDITOR RIGHTS
Exhibit H	Agreed Form Intra-Group Loan Agreement

SCHEDULES

Schedule A	CONDITIONS PRECEDENT DOCUMENTS

v

INDENTURE dated as of December 6, 2023 among Cazoo Group Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Issuer”), Cazoo Holdings Limited, Cazoo Ltd, Cazoo Properties Limited, Imperial Car Supermarkets Limited, Imperial Cars of Swanwick Limited, Cazoo Subscription Services Limited, Cazoo Wholesale Services Limited, Project Chicago Newco Limited, Arctos Holdings Limited, Moorgate House (Newco) Limited, GBJ Developments Limited, CD Auction Group Limited, Cazoo Support Services Limited, Ensco 1109 Limited, SMH Fleet Solutions Limited, and Vans 365 Limited (together, the “Issue Date Guarantors”), U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”), transfer agent (the “Transfer Agent”) and notes registrar (the “Registrar”), and GLAS Trust Corporation Limited, as security agent (the “Security Agent”).

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027 (the “Notes”) and any Additional Notes which may be issued hereunder in accordance with the terms hereof.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

“144A Global Notes” means the global note representing the portion of Notes sold within the United States to qualified institutional buyers pursuant to Section 4(a)(2) under the Securities Act bearing the Global Note Legend and the Private Placement Legend and deposited with the custodian on behalf of DTC, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC, that will be issued in an initial amount equal to the principal amount of the Notes sold to qualified institutional buyers in reliance on Section 4(a)(2) under the Securities Act.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or that is assumed in connection with the acquisition of assets from such Person and, in each case, not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) in a Related Business including newly acquired property or assets and improvements of existing property or assets;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” has the meaning given to it in Section 2.01 (Form and Dating).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Transfer Agent, Authenticating Agent, Paying Agent or additional paying agent.

“Agreed Form Intra-group Loan Agreement” has the meaning given to it in Section 4.26 (Intra-group Receivables Undertaking).

“Agreed Security Principles” means the security principles as set out, from time to time, in Annex F to this Indenture, as applied mutatis mutandis with respect to the Notes reasonably and in good faith by the Issuer.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of

(1)	1.0% of the principal amount of such Note; and

(2)	the excess of (i) the present value on such redemption date of (A) the redemption price of such Note at November 15, 2025 (such redemption price being set forth in the table appearing in Section 3.07(c) hereof, exclusive of any accrued and unpaid interest), plus (B) all required remaining scheduled interest payments due on the Notes through November 15, 2025 (but excluding accrued and unpaid interest to the redemption date and assuming all interest payments were made in the form of cash interest), in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note on such redemption date.

The calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate and shall be conclusive in the absence of manifest error. For the avoidance of doubt, the calculation of the applicable premium shall not be the obligation or responsibility of the Trustee or the Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for Book-Entry Interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance, transfer, assignment or any other disposition, or series of related sales, conveyances, transfers, assignments, leases or other dispositions that form part of a common plan by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of any shares of Capital Stock of any Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or any of its Subsidiaries) or any other assets of the Issuer or any of its Restricted Subsidiaries, other than:

(1)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash or Cash Equivalents;

(3)	for purposes of Section 4.10 only, a disposition that constitutes a Restricted Payment permitted by Section 4.07 or a Permitted Investment;

(4)	transactions permitted by Section 5.01(a) or transactions constituting a Change of Control;

(5)	dispositions in connection with Permitted Liens, foreclosures on assets and any release of claims which have been written down or written off;

(6)	dispositions of obsolete or worn out equipment or equipment that is no longer used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and which is disposed of in the ordinary course of business;

(7)	any sale, transfer or other disposition of Securitization Assets and related assets in connection with any Qualified Securitization Financing;

(8)	dispositions of inventory and goods of sale in the ordinary course of business and dispositions of vehicles, vehicle parts, vehicle supplies and other related assets in the ordinary course of business;

(9)	the licensing, sublicensing or sale of intellectual property or other intangibles and licenses in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(10)	dispositions of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(11)	the granting of Liens not prohibited by Section 4.12;

(12)	dispositions of receivables in connection with the compromise, settlement or collection thereof or surrender or waiver of contract rights or settlement, release of contract, tort or other claim, in each case, in the ordinary course of business;

(13)	dispositions required by law or any governmental authority or agency;

(14)	any exchange of assets for assets related to a Related Business of comparable or greater market value, as determined in good faith by the principal financial officer and the principal executive officer of the Issuer;

(15)	sales, transfers or other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements; provided that any cash or Cash Equivalents received in such sale, transfer or disposition is applied in accordance with Section 4.10;

(16)	taking by eminent domain, condemnation or any similar action with respect to any property or other assets;

(17)	any enforcement action taken in accordance with any Intercreditor Agreement or any Additional Intercreditor Agreement;

(18)	dispositions of assets the Fair Market Value of which does not exceed £5 million in any transaction or series of related transactions;

(19)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer;

(20)	dispositions of assets pursuant to the sale and leaseback transaction with Geenhous Limited related to the Cold Meece freehold property, provided that all net cash proceeds received by Cazoo Properties Limited of such dispositions relating to the Cold Meece freehold property shall be promptly used for the repayment of the amounts owed to Cazoo Holdings Limited by Cazoo Properties Limited under any intercompany loan agreement or similar arrangements (if any) to Cazoo Holdings Limited;

(21)	any disposition of vehicle, vehicle parts, vehicle supplies or other related inventory, including any participations or beneficial interests therein, in connection with any Floor Plan Facility, provided that any such disposition is on then market terms, on an arm’s length basis, in the ordinary course of business;

(22)	the disposition of any assets (including Capital Stock) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the reasonable determination of the Issuer to consummate any acquisition, provided that any such disposition shall not result in the release of any Guarantee.

“Assigned Receivables Transfer” has the meaning given to it in Section 4.26 (Intra-group Receivables Undertaking).

“Authority” means The International Stock Exchange Authority Limited.

“Available Liquidity” has the meaning given to that term in Section 4.24 (Minimum Liquidity).

“Bankruptcy Law” means to the extent applicable (a) Title 11 of the U.S. Code (as may be amended from time to time), (b) the U.K. Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto), (c) the UK Corporate Insolvency and Governance Act 2020, (d) a scheme of arrangement or restructuring plan pursuant to Part 26 or Part 26A of the United Kingdom Companies Act 2006 and related proceedings under Chapter 15 of the U.S. Bankruptcy Code solely in respect of the recognition of such scheme of arrangement or restructuring plan or (e) any other law of the United States (or any political subdivision thereof), England and Wales (or any political subdivision thereof) or the Cayman Islands (or any political subdivision thereof) or the similar laws of any other relevant jurisdiction or any political subdivision thereof relating to bankruptcy, moratorium, administration, composition or arrangement, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors and in each case, any amendment to, succession to or change in any such law.

“Board of Directors” means (i) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant or an Indirect Participant.

“Business Day” means any day which is a day (other than a Saturday or a Sunday) on which banks are open for general business in New York and London or any place of payment on the Notes.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person (but excluding any debt securities convertible into such equity).

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS, under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States, the United Kingdom or any agency or instrumentality thereof or a member state of the European Union (other than Greece, Ireland, Italy, Portugal or Spain) or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States, the United Kingdom or such member state of the European Union is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)	certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank or trust company; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of £250 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long term debt is rated “Baa3” or higher by Moody’s or “BBB−” or higher by Standard & Poor’s or the equivalent rating category of another internationally recognized rating agency;

(3)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) of this definition;

(4)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2”or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(5)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the Issuer becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the U.S. Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act as in effect on the Issue Date) other than a Permitted Holder is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of the Issuer measured by voting power rather than number of shares;

(2)	the Issuer ceasing to hold 100% of the equity interest in Cazoo Holdings Limited;

(3)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger, or consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to a Person other than the Issuer, one of its Restricted Subsidiaries or a Permitted Holder; or

(4)	the adoption of a plan relating to the liquidation, winding up or other disposition of all or substantially all of assets of the Issuer.

Notwithstanding the foregoing, (1) a transaction will not be deemed to involve a Change of Control solely as a result of the Issuer becoming a direct or indirect wholly-owned subsidiary of a holding company (even if such holding company owns more than 50% of the Voting Stock of the Issuer) if (i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, (2) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) will not cause a party to be a beneficial owner and (3) any Voting Stock of which any Permitted Holder is the beneficial owner shall not be included in any Voting Stock of which any other person or group is the beneficial owner, unless that person or group is not an Affiliate of a Permitted Holder and has greater voting power with respect to that Voting Stock of such Permitted Holder.

“CHL Blocked Account” means a bank account of Cazoo Holdings Limited, which may be a money market account, holding a minimum balance of at least £50,000,000 at all times and subject to a first priority fixed charge created in favor of the Security Agent pursuant to and in accordance with the Security Documents.

“Collateral” means any and all assets from time to time over which a Lien has been or will be provided on the Issue Date or thereafter pursuant to any Security Document to secure the obligations under the Notes and/or any Note Guarantee.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Commodity Agreement” means, with respect to any Person, any commodity or raw material futures contract, commodity or raw materials option, or any other similar agreement or arrangement designed to protect against or manage exposure to fluctuations in the price of commodity or raw materials actually used in the ordinary course of business of such Person.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus to the extent deducted in calculating such Consolidated Net Income:

(1)	Fixed Charges for such period; plus

(2)	any amount of tax on profits, gains or income whether paid or accrued by the Issuer and its Restricted Subsidiaries for such period; plus

(3)	any amount attributable to any amortization of the Issuer and its Restricted Subsidiaries (including amortization of any goodwill arising from purchase accounting) and any depreciation of the Issuer and its Restricted Subsidiaries for such period; plus

(4)	the amount of “run rate” cost savings, operating expense reductions and cost synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, other operating expense reductions, cost savings initiatives and other similar initiatives consummated or implemented after the Issue Date that are reasonably identifiable and factually supportable and projected by the Issuer in good faith to result from actions taken or to be taken within the next twelve months in connection with a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative, net the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions and cost synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA (or included in the calculation of any financial ratio), whether through a pro forma adjustment or otherwise, for such period; plus

(5)	any fees, costs, expenses or charges related to any actual, proposed or contemplated Equity Offering, issuance of warrants, exchange offer, incurrence of Indebtedness permitted to be Incurred by this Indenture (including a refinancing, replacement or restructuring thereof), Investment, acquisition, disposition or recapitalization (whether or not successful), including (i) all fees, expenses or charges (including rating agency fees and related expenses) related to the offer and sale of the Notes, and (ii) any amendment, waiver or other modification of the Notes or any other Indebtedness permitted to be Incurred under this Indenture, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(6)	(i) the amount of any incurred restructuring charge, accrual or reserve (and adjustments to existing reserves), integration cost or other business optimization expense or cost (including incurred charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Issue Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems developments and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) incurred fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus

(7)	earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(8)	all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in the Offering Memorandum applied in good faith to the extent such adjustments continue to be applicable during the period in which Consolidated EBITDA is being calculated; plus

(9)	the amount of any minority interest expenses deducted in calculating Consolidated Net Income; less

(10)	the following non-cash items taken into account in calculating such Consolidated Net Income:

(a)	income from the release of investment grants for fixed assets, or

(b)	income from appreciation or revaluation of fixed assets.

Notwithstanding the preceding sentence, clauses (2) and (3) relating to amounts of a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated EBITDA of the Issuer only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Issuer.

“Consolidated Net Income” means, for any period, the profit (loss) for the period of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any profit (loss) for the period of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

(a)	subject to the limitations contained in clauses (2), (3) and (4) of this definition, the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment; and

(b)	the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2)	any net after-tax gain (loss) realized upon the sale or other disposition of any asset (including Capital Stock) of the Issuer or its Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Issuer);

(3)	any net after-tax goodwill impairment;

(4)	the non-cash impact of any capitalized interest on any Subordinated Shareholder Debt;

(5)	the cumulative effect of a change in material accounting principles after the Issue Date;

(6)	any extraordinary gain, loss or charge as determined in good faith by the Issuer;

(7)	any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(8)	(a) any asset impairments charges or the financial impacts of natural disasters (including fire, flood and storm and related events); or (b)(x) any one-time non-cash charges or amortization or depreciation, or (y) any one-time cash charges, in each case, in relation to any acquisition of, or merger or consolidation with, another Person or business or resulting from any restructuring, reorganization, redundancy or severance;

(9)	[reserved];

(10)	any fees, expenses, charges or other costs related to the issuance of any Capital Stock, or any Permitted Investment, acquisition, disposition, recapitalization or listing or the Incurrence of Indebtedness permitted to be Incurred under Section 4.09 (including refinancing thereof) whether or not successful, including (i) such fees, expenses or charges related to any Incurrence of Indebtedness issuance and (ii) any amendment or other modification of any documentation for Indebtedness;

(11)	any foreign currency translation gains or losses;

(12)	minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Capital Stock held by such parties;

(13)	any expenses, charges, reserves or other costs related to the Transactions;

(14)	any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards;

(15)	any extraordinary, exceptional, one-off, or nonrecurring loss, charge or expense (including any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, one-time compensation charges, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions)), systems development and establishment costs, accruals or reserves (including restructuring and integration costs related to acquisitions after the Issue Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred with any of the foregoing; and

(16)	deferred financing costs written off and premium paid or other expenses Incurred directly in connection with any early extinguishment of Indebtedness and any net loss from any write-off or forgiveness of Indebtedness.

“Consolidated Net Leverage Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Net Indebtedness of the Issuer and its Restricted Subsidiaries to (2) the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, with such pro forma adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”, except for clause (2) of such definition.

“Consolidated Secured Net Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Net Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens to (2) the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Assets” means the total assets of the Issuer on a consolidated basis based on the most recent quarterly balance sheet available to the Issuer (giving pro forma effect to any acquisition of assets made after the date of the most recent quarterly balance sheet).

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all outstanding Indebtedness (excluding clause (1)(i) of the definition of “Indebtedness”) of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Qualified Securitization Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all preferred stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with IFRS. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or preferred stock, such Fair Market Value shall be determined reasonably and in good faith by the Issuer.

“Consolidated Total Net Indebtedness” means, as at any date of determination, Consolidated Total Indebtedness minus available cash and Cash Equivalents that would be stated on a balance sheet of the Issuer and its Restricted Subsidiaries as of such date in accordance with IFRS.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facility” means, one or more debt facilities, instruments or arrangements or commercial paper facilities or overdraft facilities or conditions of issue or trust deeds or indentures or note purchase agreements, in each case, with banks, other institutions, funds or investors, providing for revolving credit loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, bonds, notes, debentures or other corporate debt instruments or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more credit or other agreements, conditions of issue, trust deeds, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding or removing Subsidiaries of the Issuer as additional borrowers, companies or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note in a minimum principal amount of US$1,000 and integral multiples of US$1 above US$1,000 registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto and bearing the Private Placement Legend, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, in each case, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Issuer’s Board of Directors who does not have any personal stake in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatory redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the stated maturity of the Notes or (b) on which there are no Notes outstanding;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.14 and Sections 3.10 and 4.10 and such repurchase or redemption complies with Section 4.07.

“DTC” means The Depository Trust Company or any successor thereof.

“Equity Offering” means a bona fide underwritten primary public offering or private placement of Capital Stock (other than Disqualified Stock) of the Issuer or any Holding Company to the extent the proceeds from such offering or private placement are contributed to the Issuer’s ordinary share capital (other than through a Parent Debt Contribution) or are paid to the Issuer as consideration for the issuance of ordinary shares of the Issuer, either (in the case of a public offering):

(1)	pursuant to a flotation on the New York Stock Exchange, Nasdaq or any other nationally Recognized Stock Exchange or listing authority in the United States, the United Kingdom or a member state of the European Union; or

(2)	pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to Capital Stock issued or issuable under any employee benefit plan).

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Exchange” means The International Stock Exchange.

“Excluded Assets” means, in each case, subject to the Agreed Security Principles:

(1)	(a) vehicles, vehicle parts, supplies or other inventory and related assets which secure or are subject to a negative pledge under Floor Plan Facilities existing on the Issue Date or entered into after the Issue Date (such loans, in each case, permitted under Section 4.09) and (b) transporter vehicles that secure or are subject to a negative pledge under arrangements used to finance such transporter vehicles, existing on the Issue Date or entered into in the ordinary course of business after the Issue Date (such arrangements, in each case, permitted under Section 4.09), provided, in each case, no assets under these limbs (a) and (b) shall be deemed to be an Excluded Asset solely as a result of any such Floor Plan Facilities or other arrangements unless (x) such Floor Plan Facility or other arrangement was entered into in the ordinary course of business and (y) the primary purpose of securing or entering into such Floor Plan Facility or other arrangement was not the inclusion of such asset in Excluded Assets;

(2)	any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the violation of any applicable law; (B) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (C) a breach, termination or default under any violation of lease, license, contract or agreement existing on the Issue Date or on the date of the acquisition of such asset or property right (other than any property acquired by a Restricted Subsidiary subject to any such contract or other agreement to the extent such contract or other agreement was incurred in contemplation of such acquisition) to the extent that (i) such contracts are permitted to contain such restrictions under provisions of the Indenture and (ii) all reasonable endeavors to obtain consents or waivers to subject any such assets to transaction security shall be used by the relevant security grantor, in each case other than to the extent, and only so long as, such prohibition is not terminated or rendered unenforceable or that any such term would be rendered ineffective pursuant to any applicable law (including insolvency laws) or principles of equity, to which the Issuer or any Guarantor is party; provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (A), (B) or (C) above;

(3)	any property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon of any relevant jurisdiction or any other applicable law (including insolvency laws or principles of equity) or requires a consent not obtained of any governmental authority pursuant to applicable law;

(4)	any real property owned, leased or operated by the Issuer or any Guarantor, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereon; and

(5)	(i) any Capital Stock of any joint venture or subsidiary of the Issuer that is not a Wholly Owned Subsidiary only to the extent and for so long as the terms of the organizational documents pursuant to which such joint venture or subsidiary is organized validly prohibits the creation of a security interest in such Capital Stock (other than to the extent that any such term would be rendered ineffective pursuant to any other applicable law (including Insolvency Laws or principles of equity) and (ii) any Capital Stock in any subsidiary that is not a Restricted Subsidiary;

provided that, notwithstanding anything to the contrary contained above in this definition, (i) if and so long as any asset that was an Excluded Asset ceases to constitute an Excluded Asset pursuant to all of the above clauses (1) through (5), at such time such asset automatically shall become subject to the Lien granted to the Security Agent, and (ii) any proceeds received by the Issuer or any Guarantor from the sale, transfer or other disposition of any Excluded Asset shall constitute Collateral unless such proceeds are themselves subject to the exclusions set forth in clauses (1) through (5) above.

“Existing Notes” means the $630,000,000 aggregate principal amount of Convertible Senior Notes due 2027.

“Existing Notes Indenture” means the indenture, dated as of February 16, 2022, between the Issuer and U.S. Bank Trust Company, National Association, as the trustee, under which the Existing Notes were issued.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by the principal financial officer and the principal executive officer of the Issuer or the Board of Directors of the Issuer.

“Financial Indebtedness” means any Indebtedness described under clauses (1)(a), (1)(b), (1)(e), (1)(f) and (1)(h) of the definition of “Indebtedness”.

“Fixed Charge Coverage Ratio” means as of any date of determination, with respect to the Issuer and its Restricted Subsidiaries, the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recently ended four consecutive full fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Issuer are available to (ii) Fixed Charges for such four consecutive full fiscal quarters; provided, however, that:

(1)	if the Issuer or any Restricted Subsidiary:

(a)	has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be (i) the average daily balance of such Indebtedness during such four quarter period or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four quarter period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); or

(b)	has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	the pro forma calculation of Fixed Charges shall not give effect to (i) any Indebtedness Incurred on such date of calculation pursuant to Section 4.09(b) or (ii) the discharge on such date of calculation of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(b);

(3)	if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Disposition or discontinued any company, division, operating unit, segment, business or line of business or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio includes such a transaction:

(a)	the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)	Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition or discontinuation for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, Fixed Charges for such period shall be reduced by the amount of Fixed Charges directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, and which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) of this definition if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Incurrence or discharge of Indebtedness, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations (including, without limitation, in respect of anticipated expense or cost savings and expense or cost synergies relating to any such transaction) shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

“Fixed Charges” means, with respect to the Issuer and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1)	the consolidated interest expense (net of interest income) of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued, including without limitation:

(a)	amortization of debt discount, debt issuance costs, commissions, fees, discounts, prepayment fees, premium or charges and other finance costs in respect of Financial Indebtedness whether paid or payable and depreciation of any such financing costs capitalized during such period (but excluding in each case (x) financing costs such as legal fees, advisory costs, security valuation expenses or similar expenses, (y) any commissions, fees, discounts, prepayment fees, premium, swap termination costs or other charges or payments Incurred in connection with the Transactions and (z) commissions, discounts, yield and other fees and charges related to any Qualified Securitization Financing), and

(b)	the interest portion of any deferred payment obligation with respect to any Financial Indebtedness; plus

(2)	any interest on Indebtedness of another Person that is guaranteed by the Issuer or one of its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or one of its Subsidiaries whether or not such Guarantee or Lien is called upon; plus

(3)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Issuer or on any series of preferred stock of any Restricted Subsidiaries of the Issuer other than dividends to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with IFRS; plus

(4)	interest expense attributable to Capitalized Lease Obligations; plus

(5)	non-cash interest expense; plus

(6)	costs associated with Hedging Obligations related to Indebtedness (but excluding any non-cash interest expense or income attributable to the movement in the mark to market valuation thereof); plus

(7)	interest expense capitalized during such period (but excluding such interest on Subordinated Shareholder Debt).

“Floor Plan Facility” means any stocking loan or other similar financing Indebtedness all or substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies, other inventory or other assets, to be sold or otherwise used in the ordinary course of business of the Issuer and its Subsidiaries.

“Fundamental Intercreditor Rights” means the fundamental intercreditor rights as set out, from time to time, in Exhibit G to this Indenture.

“GBP” or “£” means British pound, the lawful currency of the United Kingdom.

“GBP Equivalent” means, with respect to any monetary amount in a currency other than GBP, at any time of determination thereof, the amount of GBP obtained by converting such currency other than GBP involved in such computation into GBP at the spot rate for the purchase of GBP with the applicable currency other than GBP as published in the Financial Times in the “Currency and Financial Data” section (or if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination. Except as expressly provided otherwise, whenever it is necessary to determine whether the Issuer or any of its Restricted Subsidiaries has complied with any covenant or other provision in the Indenture or if there has occurred an Event of Default and an amount is expressed in a currency other than the GBP, such amount will be treated as the GBP Equivalent determined as of the date such amount is initially determined in such non-GBP currency.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the global notes, substantially in the form of Exhibit A hereto, bearing the Private Placement Legend and the Global Note Legend, issued in accordance with Sections 2.01 and 2.06.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Issue Date Guarantors and any Subsidiary of the Issuer that guarantees the Notes until such Note Guarantee is released in accordance with the terms of this Indenture.

“Hedging Agreements” means any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Agreement.

“Holder”, as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the note register.

“Holding Company” means a Parent Entity or any Person of which the Issuer at any time is or becomes a Subsidiary after the Issue Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Holding Company.

“Holding Company Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Holding Company in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Issuer or any Restricted Subsidiary;

(2)	customary indemnification obligations of any Holding Company owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Issuer and its Subsidiaries;

(3)	obligations of any Holding Company in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries;

(4)	fees and expenses payable by any Holding Company in connection with the Transactions;

(5)	reasonable general corporate overhead expenses, including but not limited to (a) professional fees and expenses and other operational expenses of any Holding Company related to the ownership or operation of the business of the Issuer or any of its Restricted Subsidiaries, (b) costs and expenses with respect to any litigation or other dispute relating to the Transactions or the ownership or operations, directly or indirectly, by any Holding Company, (c) any taxes and other fees and expenses required to maintain such Holding Company’s corporate existence and to provide for other ordinary course operating costs, including reasonable customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of such Holding Company and (d) to reimburse reasonable out-of-pocket expenses of the Board of Directors of such Holding Company;

(6)	expenses Incurred by any Holding Company in connection with any sale of Capital Stock or Indebtedness:

(a)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary;

(b)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed; or

(c)	otherwise on an interim basis prior to completion of such offering so long as any Holding Company shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed; and

(7)	amounts to enable a Holding Company of the Issuer to pay taxes, duties or similar amounts; pay fees, expenses and other costs incurred in acting as, or maintaining its existence as, a Holding Company of the Issuer and its Subsidiaries and/or host of any management incentive scheme or similar arrangement or arising by operation of law or in the ordinary course of administration of its business as a Holding Company of the Issuer; and/or meet substance requirements for tax purposes;

provided, in each case, that such expense relates to the Issuer and its Subsidiaries in the ordinary course of business and has been deducted from Consolidated Net Income as an expense.

“IAI Global Note” means one or more Global Notes substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under Regulation D of the Securities Act.

“IFRS” means the International Financial Reporting Standards as endorsed by the European Union (a) for purposes of Section 4.03, as in effect from time to time and (b) for other purposes of this Indenture, as in effect on the Issue Date. Except as otherwise set forth in this Indenture, all ratios and calculations based on IFRS contained in this Indenture shall be computed in accordance with IFRS as in effect on the Issue Date; provided that at any date after the Issue Date, the Issuer may, by written notice to the Trustee and the Holders, make an election to establish that IFRS means IFRS as in effect on a date that is after the Issue Date and on or prior to the date of such election; provided further that any such election, once made, shall be irrevocable.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for (contingently or otherwise); provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and further provided that for purposes of Section 4.09(a), the obligation to pay the deferred and unpaid purchase price of property is considered Incurred on the date of signing the related purchase agreement if the delivery and taking title of such property under such purchase agreement is not subject to any conditions within the control of the purchaser and such delivery and taking title of such property will be completed less than six months after the signing of the related purchase agreement. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness”

(1)	means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of indebtedness for borrowed money;

(b)	the principal of obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)	all reimbursement obligations in respect of letters of credit, bankers’ acceptances or other similar instruments (except to the extent such reimbursement obligation relates to a trade payable or other obligation not constituting Indebtedness and such obligation is satisfied within 30 days of Incurrence);

(d)	obligations to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations to trade creditors accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(e)	Capitalized Lease Obligations;

(f)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchases of any Disqualified Stock or, with respect to any Restricted Subsidiary, preferred stock (but excluding any accrued dividends);

(g)	the principal component of Indebtedness of other Persons to the extent Guaranteed by the Issuer or a Restricted Subsidiary;

(h)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of the Issuer or any Restricted Subsidiary, whether or not such Indebtedness is assumed by the Issuer or any Restricted Subsidiary; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such assets at such date of determination and (b) the amount of such Indebtedness of such other Person; and

(i)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with IFRS. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

(2)	Notwithstanding the other provisions of this definition, in no event shall the following constitute Indebtedness:

(a)	Subordinated Shareholder Debt;

(b)	in connection with the purchase by the Issuer or any Restricted Subsidiary of any business or product, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or product after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(c)	indebtedness Incurred by the Issuer or one of the Restricted Subsidiaries in connection with a transaction where (A) such indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than £250 million, whose debt is rated “Baa3” or higher by Moody’s Investors Service Inc or “BBB-” or higher by Standard & Poor’s Ratings Group, Inc or the equivalent rating category of another internally recognized rating agency and (B) a substantially concurrent Investment is made by the Issuer or a Restricted Subsidiary in the form of cash deposited with the lender of such indebtedness, or a Subsidiary of Affiliate thereof, in an amount equal to such indebtedness;

(d)	Contingent Obligations in the ordinary course of business;

(e)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(f)	taxes owed to any government or government authority; or

(g)	any guarantee granted by Cazoo Holdings Limited pursuant to section 479C of the Companies Act 2006, which at all times has received approval of the Board of Directors of Cazoo Holdings Limited.

(3)	In addition, “Indebtedness” of any Person shall include Indebtedness described in clause (1) of this definition that would not appear as a liability on the balance sheet of such person if:

(a)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(b)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(c)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(i)	the lesser of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(ii)	if less than the amount determined pursuant to the preceding clause (3)(c)(i) of this definition, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced in writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by the Issuer or its Restricted Subsidiaries.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Notes” means the Notes issued on the Issue Date.

“Intercreditor Agreement” means any intercreditor agreement that may be entered into by the Issuer subject to the Fundamental Intercreditor Rights.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement) (in each case, other than advances, loans or other extensions of credit to customers or suppliers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. A guarantee of lease obligations of any Subsidiary of the Issuer or other contractual obligations of any Subsidiary of the Issuer shall not be an Investment hereunder.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07, “Investment” shall include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a re-designation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to the excess of the Issuer’s “Investment” in such Subsidiary at the time of such re-designation less the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary.

Any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, except as would otherwise be required in relation to the valuation of a Restricted Payment pursuant to Section 4.07. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Rating” means with respect to Fitch Ratings, Inc., a rating of BBB- or higher, with respect to Moody’s Investors Service Inc., a rating of Baa3 or higher and with respect to Standard & Poor’s Ratings Group, Inc., a rating of BBB- or higher.

“Issuer” means Cazoo Group Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and any and all successors thereto.

“Issue Date” means the date on which the Notes will be issued.

“Issue Date Guarantors” means Cazoo Holdings Limited, Cazoo Ltd, Cazoo Properties Limited, Imperial Car Supermarkets Limited, Imperial Cars of Swanwick Limited, Cazoo Subscription Services Limited, Cazoo Wholesale Services Limited, Project Chicago Newco Limited, Arctos Holdings Limited, Moorgate House (Newco) Limited, GBJ Developments Limited, CD Auction Group Limited, Cazoo Support Services Limited, Ensco 1109 Limited, SMH Fleet Solutions Limited, and Vans 365 Limited.

“Issue Date Security Documents” means any of the documents listed in Section 2 of Schedule A to this Indenture.

“Lien” means any mortgage, pledge, encumbrance, easement, deposit arrangement, security interest, lien or charge of any other kind of security right in rem (including with respect to any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing), whether or not filed, recorded or otherwise perfected under applicable law.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Liquidity Compliance Certificate” has the meaning given to such term in Section 4.24 (Minimum Liquidity).

“Liquidity Test Date” has the meaning given to such term in Section 4.24 (Minimum Liquidity).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Issuer or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock or Subordinated Shareholder Debt (or similar obligations) of the Issuer or its Subsidiaries with (in the case of this sub-clause (b)) the approval of the Board of Directors of the Issuer;

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)	not exceeding £2 million in the aggregate outstanding at any time.

“Material Company” means, at any time:

(1)	the Issuer and each Guarantor;

(2)	any Restricted Subsidiary which (a) has EBITDA representing 5% or more of the EBITDA of the Issuer and its Subsidiaries on a consolidated basis for the most recently ended quarter for which financial statements are available or (b) which has revenue representing 5% or more of the revenue of the Issuer and its Subsidiaries on a consolidated basis for the most recently ended quarter for which financial statements are available; and

(3)	any Restricted Subsidiary which is a holding company of any Restricted Subsidiary identified in sub-paragraph (2) above.

“Minimum Cash Resource Threshold” has the meaning given to it in Section 4.26 (Intra-group Receivables Undertaking).

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, and other fees and expenses Incurred, and all taxes required to be paid or accrued as a liability under IFRS as a consequence of such Asset Disposition (after taking into account any available tax credit or deductions);

(2)	all payments made on any Indebtedness which is secured on a higher priority than the Notes by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in any of the Issuer’s Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts to be provided for by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition required by the terms of the sale agreements to be placed in escrow (A) to provide assurance to the purchaser that the seller will be able to satisfy its indemnification and other obligations with respect to such sale and (B) which escrow is not under the sole control of the Issuer or any of its Subsidiaries; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Issuer or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions).

“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Regulation S.

“Note Guarantee” means a guarantee by any Guarantor of the Issuer’s obligations under this Indenture and the Notes.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Note Documents” means, collectively, the Indenture, any Intercreditor Agreement, the Subordination Deed, any Security Documents, accession deeds and any other document designated as a “Note Document” by the Issuer, the Trustee and/or the Security Agent.

“Offering Memorandum” means the exchange offer memorandum dated November 3, 2023 relating to the offering of the Notes.

“Officer” means, with respect to the Issuer, any director, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, any Executive or Senior Vice President, the General Counsel or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the intended recipient under this Indenture. The counsel may be an employee of or counsel to the Issuer.

“Parent Debt Contribution” means a contribution to the equity of the Issuer or any of its Restricted Subsidiaries in relation to which dividends or other distributions may be paid pursuant to Section 4.07(b)(6).

“Parent Entity” means any direct or indirect parent of the Issuer.

“Participant” means, with respect to the Depositary, a Person who has an account with such Depositary.

“Pari Passu Indebtedness” means, in the case of the Notes, any Indebtedness of the Issuer that ranks equally in right of payment with the Notes and, in the case of the Guarantors, any Indebtedness of the applicable Guarantor that ranks equally in right of payment to the Note Guarantee of such Guarantor.

“Permitted Collateral Liens” means:

(1)	Liens on the Collateral to secure Indebtedness under the Notes (or the Note Guarantees) issued on the Issue Date and an unlimited principal amount of PIK Interest issued from time to time in payment of accrued interest or Additional Amounts on the Notes (either in the form of an issuance of PIK Notes or by increasing the amount of principal on any Note) but not including any Additional Notes other than PIK Notes issued with respect to Additional Notes otherwise permitted to be Incurred hereunder; provided that each of the parties thereto will have entered into any Intercreditor Agreement or an Additional Intercreditor Agreement;

(2)	[reserved];

(3)	Liens on the Collateral securing the Issuer’s or any Restricted Subsidiary’s obligations under Hedging Obligations permitted by Section 4.09(b)(6); provided that all property and assets securing such Indebtedness also secures the Notes and the Note Guarantees on a senior or pari passu basis; provided further that each of the parties thereto will have entered into any Intercreditor Agreement or an Additional Intercreditor Agreement;

(4)	[reserved];

(5)	Liens securing Indebtedness Incurred pursuant to Section 4.09(a); provided that all property and assets (including, without limitation, the Collateral) securing such Indebtedness also secures the Notes and the Note Guarantees on a senior or pari passu basis; provided further that each of the parties thereto will have entered into any Intercreditor Agreement or an Additional Intercreditor Agreement;

(6)	[reserved];

(7)	Liens on the Collateral to secure Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge, any Indebtedness secured by a Lien on the Collateral pursuant to the preceding clauses (1), (5) or this clause (7); provided that all property and assets (including, without limitation, the Collateral) securing such Refinancing Indebtedness also secures the Notes and the Note Guarantees on a senior or pari passu basis; provided further that each of the parties thereto will have entered into any Intercreditor Agreement or an Additional Intercreditor Agreement;

(8)	[reserved]; and

(9)	Liens described in clauses (1), (2), (3), (4), (5), (6), (10), (11), (18), (20), (21), (22), (23), (24), (25) and (28) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce any Lien over the Collateral.

provided that, any Indebtedness secured by a Permitted Collateral Lien pursuant to the preceding Clause (3) may receive priority over the Notes and the Note Guarantees as to any proceeds from distressed disposals or enforcement over the Collateral.

“Permitted Holders” means (1) any Person owning or beneficially owning the Existing Notes on the Issue Date prior to giving pro forma effect to the Transactions, (2) any Person acting as underwriter in connection with any public or private offering of Capital Stock of the Issuer or any Holding Company of the Issuer and (3) any Related Person of any of the persons referred to in clauses (1) and (2) above. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary:

(1)	in the Issuer or a Restricted Subsidiary;

(2)	in a Person, if as a result of such Investment, such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	in Capital Stock, obligations or securities received (i) in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary, (ii) as a result of foreclosure, perfection or enforcement of any Lien, (iii) in satisfaction of judgments or (iv) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(4)	in existence on the Issue Date or made pursuant to legally binding commitments in existence on, the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional Investments;

(5)	(i) in connection with a Qualified Securitization Financing or Floor Plan Facility, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Vehicle Assets in connection with a Qualified Securitization Financing or Floor Plan Facility;

(6)	in the Notes or other Indebtedness of the Issuer or its Restricted Subsidiaries which is Pari Passu Indebtedness;

(7)	in cash and Cash Equivalents;

(8)	acquired by the Issuer or any Restricted Subsidiary in connection with an asset disposition exempted from the definition of “Asset Disposition” or permitted under Section 4.10 to the extent such Investments are non-cash proceeds or deemed cash proceeds as permitted under such covenant;

(9)	Hedging Obligations, which transactions or obligations are incurred in compliance with Section 4.09;

(10)	Guarantees of Indebtedness permitted to be incurred by Section 4.09 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(11)	acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person (including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5) after the Issue Date; provided that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Issuer or Subordinated Shareholder Debt;

(13)	(a) in Management Advances or (b) in payroll, travel, entertainment, moving related and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(14)	taken together with all other Investments made pursuant to this clause (14) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of (x) £15 million and (y) 3% of Consolidated Total Assets; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.17, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(15)	in connection with any customary cash management, cash pooling or netting or setting-off arrangements entered into in the ordinary course of business (as determined in good faith by the Issuer’s Board of Directors);

(16)	in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(17)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;

(18)	to the extent made using Capital Stock of the Issuer (other than Disqualified Stock);

(19)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions under Section 4.11;

(20)	consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property or services, in any case, in the ordinary course of business and in accordance with the Indenture;

(21)	(i) Guarantees of Indebtedness, which Indebtedness is not prohibited by the Section 4.09, (ii) guarantees, keepwells and similar arrangements in the ordinary course of business (not related to Indebtedness) and (iii) performance guarantees with respect to obligations that are permitted by the Indenture;

(22)	in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of (x) £10 million and (y) 2% of Consolidated Total Assets at the time of such Investment, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; and

(23)	Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary.

“Permitted Liens” means:

(1)	pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance-related obligations, or in connection with bids, tenders, completion guarantees, contracts (other than for the payment of Indebtedness), warranty obligations or leases to which the Issuer or a Restricted Subsidiary is a party, or to secure public or statutory obligations of the Issuer or a Restricted Subsidiary or deposits of cash or Cash Equivalents to secure surety, judgment, performance or appeal bonds (or other similar bonds, instruments or obligations) to which the Issuer or a Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law;

(3)	Liens for taxes, assessments or other governmental charges which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to IFRS have been made in respect thereof;

(4)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Issuer or a Restricted Subsidiary in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)	judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(6)	Liens arising solely by virtue of banks’ standard business terms and conditions;

(7)	Liens existing on the Issue Date (other than in respect of the Notes and the Note Guarantees);

(8)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9)	Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10)	Liens securing Indebtedness or other obligations of the Issuer or any Restricted Subsidiary under a cash pool or similar arrangement owed to a Restricted Subsidiary;

(11)	Liens arising in connection with conditional sale or retention of title arrangements or similar arrangements entered into in the ordinary course of business;

(12)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided, however, that any such Lien is limited to all or part of the same security package that secured the Indebtedness being refinanced and shall rank the same priority as the Indebtedness being refinanced;

(13)	Liens to secure Indebtedness permitted by Sections 4.09(b)(6) and (9) (provided that such Lien in respect of the Indebtedness permitted by clause Section 4.09(b)(9)(a) shall be limited to the asset financed with such Indebtedness) and Section 4.09(b)(16);

(14)	Liens securing any Indebtedness of a Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary, provided that such Liens are subordinated to the Liens securing the Notes;

(15)	[reserved];

(16)	Liens in favor of the Issuer or any Guarantor or, as long as such Lien does not secure any obligation of the Issuer or a Guarantor, any Restricted Subsidiary that is not a Guarantor;

(17)	leases (including operating leases), licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(18)	Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(19)	Liens created for the benefit of (or to secure) the Notes (or any Note Guarantee);

(20)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(21)	limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Restricted Subsidiaries securing obligations of such joint ventures;

(22)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(23)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto; and (b) any condemnation or eminent domain proceedings affecting any real property;

(24)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(25)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(26)	[reserved];

(27)	[reserved];

(28)	Liens granted in connection with any customary cash management, cash pooling or netting or setting-off arrangements entered into in the ordinary course of business (as determined in good faith by the Issuer’s Board of Directors);

(29)	Liens on assets of the Issuer and its Restricted Subsidiaries with respect to obligations not to exceed the greater of (x) £10 million and (y) 2% of Consolidated Total Assets at any time; and

(30)	Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose.

“Person” means any individual, corporation, company (including, without limitation, an exempted limited company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means the amount of interest paid through the issuance of PIK Notes either by increasing the principal amount of the outstanding Notes (or by issuing a new Global Note of an increased principal amount) or by issuing PIK Notes in a principal amount equal to such interest.

“PIK Note” means any additional note having the same terms and conditions as the Notes that the Issuer is entitled, without the consent of the holders of the Notes, to issue to pay interest.

“Private Placement Legend” means the legend set forth in clause (1) of Section 2.06(f) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors pursuant to Section 4(a)(2) of the Securities Act or that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.

“Public Offering” means an Equity Offering of common stock, ordinary shares or other common equity interests or other Capital Stock of the Issuer or any Parent Entity (or any successor of the Issuer or any Parent Entity).

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, design, installation, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Financing” means any financing pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in, any Securitization Assets in any aggregate principal amount equivalent to the Fair Market Value of such Securitization Assets of the Issuer or any of its Restricted Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be on market terms (as determined in good faith by the Issuer’s Board of Directors or an Officer) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Issuer’s Board of Directors or an Officer) at the time such financing is entered into and (c) such financing shall be non-recourse to the Issuer or any of its Restricted Subsidiaries.

“Rating Agencies” means Fitch Ratings, Inc., Moody’s Investors Service Inc. and Standard & Poor’s Ratings Group, Inc.

“Recognized Stock Exchange” means a regulated market operated by any of Euronext, the London Stock Exchange, the Deutsche Börse, the Paris Stock Exchange Group, the Amsterdam Stock Exchange, the New York Stock Exchange, Nasdaq or any successors of the foregoing.

“Refinancing Indebtedness” means Indebtedness that refinances, refunds, replaces or renews any Indebtedness Incurred or existing as permitted under and in compliance with this Indenture; provided, however, that:

(1)	the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

(2)	such Refinancing Indebtedness has an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than (i) in the case of Capitalized Lease Obligations related to one or more transporter vehicles or facilities, the original book cost of the Indebtedness being refinanced (plus all accrued interest and the amount of all fees and expenses, including any premiums, Incurred in connection with such refinancing) and (ii) in the case of Indebtedness other than Indebtedness described in clause (i) above, the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus all accrued interest and the amount of all fees and expenses, including any premiums, Incurred in connection with such refinancing);

(3)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or any Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(4)	if the Indebtedness being refinanced is Indebtedness of the Issuer or a Guarantor, the Refinancing Indebtedness may not be Indebtedness of or Guaranteed by a Restricted Subsidiary that is not a Guarantor; and

(5)	such Refinancing Indebtedness is Incurred either by the Issuer or a Guarantor (if the Issuer or a Guarantor was the obligor of the Indebtedness being refinanced, replaced or discharged) or by the Restricted Subsidiary that was the obligor of the Indebtedness being refinanced, replaced or discharged and is Guaranteed only by Persons who were obligors or Guarantors of the Indebtedness being refinanced, replaced or discharged.

“Regulation D” means Regulation D promulgated under the U.S. Securities Act.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and Private Placement Legend and deposited with the custodian on behalf of DTC, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC, that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S.

“Related Business” means any of the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date, and any services, activities or businesses incidental or directly related or similar thereto, or any line of business or business activity that is a reasonable extension, development, application or expansion thereof or ancillary thereto (including, without limitation, by way of geography or product or service line).

“Related Person” with respect to any Permitted Holder means:

(1)	any controlling equity holder or Subsidiary of such person;

(2)	in the case of an individual, any spouse, former spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, former spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof;

(3)	any trust, corporation, partnership or other person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiary, stockholders, partners or owners thereof, or persons beneficially holding in the aggregate a majority (or more) controlling interest therein; and

(4)	any investment fund or vehicle managed, sponsored or advised by such person or any successor thereto, or by any Affiliate of such person or any such successor.

“Related Taxes” means:

(1)	any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Holding Company), required to be paid (provided such Taxes are in fact paid) by any Holding Company by virtue of its:

(a)	being incorporated, organized or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Issuer or any of its Subsidiaries);

(b)	issuing or holding Subordinated Shareholder Debt;

(c)	being a holding company, directly or indirectly, of the Issuer or any of its Subsidiaries;

(d)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Issuer or any of its Subsidiaries; or

(e)	having made any payment in respect to any of the items for which the Issuer is permitted to make payments to any Person pursuant to Section 4.07; or

(2)	if and for so long as the Issuer is a member of a group filing a consolidated or combined tax return with any Holding Company, any Taxes measured by income for which such Holding Company is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Issuer and its Subsidiaries.

“Responsible Officer” means, when used with respect to the Trustee, any director, associate director, vice president, assistant vice president, assistant treasurer or trust officer in the trust and securities services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” has the meaning given to it in Section 4.26 (Intra-group Receivables Undertaking).

“Restricted Cash Accounts” means any bank account which contains Restricted Cash notified by the Issuer to the Security Agent from time to time.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means:

(1)	the declaration or payment of any dividend or any distribution (whether made in cash, securities or other property) by the Issuer or any Restricted Subsidiary on or in respect of its Capital Stock (including any payment in connection with any merger, de-merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) other than:

(a)	dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer and dividends or distributions payable solely in Subordinated Shareholder Debt; and

(b)	dividends or distributions payable to the Issuer or a Restricted Subsidiary and, if the Restricted Subsidiary paying such dividends or distributions is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis;

(2)	the purchase, redemption or other acquisition for value of any Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3)	the purchase, repurchase, redemption, defeasance or other acquisition for value, prior to scheduled maturity or scheduled repayment of any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any Guarantor), other than the purchase, repurchase, redemption, defeasance or other acquisition of any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee purchased in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance, other acquisition or scheduled repayment;

(4)	any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Debt; or

(5)	the making of any Restricted Investment in any Person.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The determination of the Fair Market Value shall be determined conclusively by the Board of Directors or an Officer of the Issuer acting in good faith.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.

“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.

“Securities Act” or “U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Securitization Assets” means any assets subject to a Qualified Securitization Financing, including (a) any accounts receivable, vehicle leases and leased vehicles, or loan receivables, in each case, arising from bona fide, ordinary course vehicle sale transactions with non-Affiliate customers of the Issuer, (b) any securities backed by such accounts receivable, vehicle leases and leased vehicles, or loan receivables and (c) all collateral securing such receivable or asset, all contracts and contract rights in respect of such receivable or asset, guarantees or other obligations in respect of such receivable or asset, and lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts receivable, vehicle leases and leased vehicles, or loan receivables in connection with a securitization, factoring or receivable sale transaction.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not the Issuer or any of its Restricted Subsidiaries in connection with any Qualified Securitization Financing or Floor Plan Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Vehicle Assets in a Qualified Securitization Financing or Floor Plan Facility to repurchase Securitization Assets or Vehicle Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Agent” means GLAS Trust Corporation Limited, as security agent pursuant to any Intercreditor Agreement or any successor or replacement security agent acting in such capacity.

“Security Documents” means the Issue Date Security Documents and any agreement or document that provides for a Lien over any Collateral for the benefit of the Holders, the Trustee and the Security Agent in each case as amended or supplemented from time to time.

“Significant Subsidiary” means any Restricted Subsidiary which has total assets or sales representing 5% or more of the total assets or sales of the Issuer and its consolidated Subsidiaries (respectively), in each case, after elimination of any effects of any intra-group transactions, and determined by reference to the most recent audited consolidated financial statements of the Issuer and the most recent audited (if available) or unaudited (if audited statements are not available) unconsolidated financial statements of such Restricted Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subordinated Shareholder Debt” means any indebtedness provided to the Issuer held by any Holding Company or any Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Debt; provided that such Subordinated Shareholder Debt:

(1)	does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Notes (other than through conversion or exchange of any such security or instrument for Capital Stock of the Issuer (other than Disqualified Stock) or for any other security or instrument meeting the requirements of this definition);

(2)	does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the final maturity of the Notes;

(3)	does not (including upon the happening of any event) provide for the acceleration of its maturity nor confers any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the final maturity of the Notes;

(4)	is not secured by a Lien on any assets of the Issuer or a Restricted Subsidiary and is not Guaranteed by any Subsidiary of the Issuer;

(5)	is subordinated in right of payment to the prior payment in full in cash of the Notes in the event of any default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Issuer and is subject to the terms of the Subordination Deed or any Intercreditor Agreement or an Additional Intercreditor Agreement;

(6)	does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Issuer with its obligations under the Notes and this Indenture;

(7)	does not (including upon the happening of an event) constitute Voting Stock; and

(8)	is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Capital Stock (other than Disqualified Stock) of the Issuer;

provided, however, that upon the occurrence of any event or circumstance that results in such indebtedness ceasing to qualify as a Subordinated Shareholder Debt, such indebtedness shall constitute an incurrence of such Indebtedness by the Issuer which incurrence will only be permitted to the extent permitted under Section 4.09, and any and all Restricted Payments made through the use of the net proceeds from the Incurrence of such Indebtedness since the date of the original issuance of such Subordinated Shareholder Debt shall constitute new Restricted Payments that are deemed to have been made after the date of the original issuance of such Subordinated Shareholder Debt.

“Subordination Deed” means the subordination deed entered into on or about the date of this Indenture between, among others, the Trustee (on behalf of the Holders of the Notes), the Security Agent, any holder of Subordinated Shareholder Debt and each entity listed therein as an original intra-group creditor.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election or appointment of directors or managers of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including, without limitation, interest, penalties and other liabilities with respect thereto) that are imposed or collected by any government or other taxing authority.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of September 20, 2023, among the Issuer and the other parties thereto, as such agreement may be amended from time to time.

“Transactions” means the transactions contemplated by the Transaction Support Agreement.

“Treasury Rate” as selected by the Issuer, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to November 15, 2025; provided, however, that if the period from the redemption date to November 15, 2025 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2025, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“U.S. Dollars,” “US$” and the symbol “$” each mean currency of the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the U.S. Securities Act.

“U.S. Government Securities” means (1) direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided for under Section 4.17; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

“Vehicle Assets” means any vehicles, vehicle parts, vehicle supplies or other related inventory, to be sold or otherwise used in the ordinary course of business of the Issuer and its Restricted Subsidiaries, including any participations or beneficial interests therein.

“Voting Stock” of a corporation or company means all classes of Capital Stock of such corporation or company then outstanding whose holders are normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Issuer or another Wholly Owned Subsidiary) is owned by the Issuer or another Wholly Owned Subsidiary.

Section 1.02 Other Definitions.

Defined in

Term	Section

“Additional Amounts”	4.20

“Additional Intercreditor Agreement”	4.23

“Affiliate Transaction”	4.11

“Amendment”	4.08

“Applicable Law”	13.16

“Asset Disposition Offer”	4.10

“Asset Disposition Offer Amount”	3.10

“Asset Disposition Offer Period”	3.10

“Asset Disposition Purchase Date”	3.10

“Authenticating Agent”	2.02

“Authentication Order”	2.02

“Authorized Agent”	13.06

“Available Liquidity”	4.24

“Change in Tax Law”	3.08

“Change of Control Offer”	4.14

“Change of Control Payment”	4.14

“Change of Control Payment Date”	4.14

“Change of Control Purchase Price”	4.14

“Covenant Defeasance”	8.03

“Event of Default”	6.01

“Executed Documentation”	13.17

“Initial Agreement”	4.08

“Initial Lien”	4.12

“Judgment Currency”	13.13

“Legal Defeasance”	8.02

“Minimum Liquidity Threshold”	4.24

“Paying Agent”	2.03

“Payment Default”	6.01

“Payor”	4.20

“Refinancing Agreement”	4.08

“Register”	2.03

“Registrar”	2.03

“Relevant Tax Jurisdiction”	4.20

“Relevant Tax Jurisdiction Date”	3.08

“Required Currency”	13.13

“Successor Company”	5.01

“Successor Guarantor”	5.01

“Suspension Condition”	4.21

“Suspended Covenants”	4.21

“Tax Redemption Date”	3.08

“Transfer Agent”	2.03

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f)   provisions apply to successive events and transactions;

(g) references to sections of or rules under the U.S. Securities Act or the U.S. Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(h) unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes shall consist of the 4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication will be substantially in the form of Exhibit A hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein. The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note will be dated the date of its authentication. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Trustee and the Security Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Registrar at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) 144A Global Notes, IAI Global Notes and Regulation S Global Notes. Notes sold within the United States to QIBs pursuant to Section 4(a)(2) under the U.S. Securities Act shall be issued initially in the form of a 144A Global Note, which shall be deposited with the custodian on behalf of DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the Schedule to each such Global Note, as hereinafter provided.

Notes sold within the United States to “institutional accredited investors” (“IAIs”) within the meaning of Rule 501(a)(1), (2), (3). (7), (8), (9), (12) or (13) under the U.S. Securities Act shall initially be issued in the form of an IAI Global Note, which shall be deposited with the custodian on behalf of DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of the IAI Global Notes may from time to time be increased or decreased by adjustments made on the Schedule to each such Global Note, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be deposited and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the Schedule to each such Global Note, as hereinafter provided.

(d) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto, as applicable (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of the Schedule attached thereto).

(e) Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(f) Denomination. The Notes shall be in denominations of US$1,000 and integral multiples of US$1 above US$1,000.

(g) Additional Notes. The Notes will be issued in the initial aggregate principal amount of $200,000.000. The Issuer may from time to time issue additional securities hereunder having substantially identical terms and conditions as the Notes (except for (i) the title of such additional securities, (ii) the aggregate principal amount of such additional securities, (iii) the date or dates on which such additional securities may be issued, (iv) the rate or rates (which may be fixed or floating) at which such additional securities may bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest may be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated, (v) the currency or currencies in which such additional securities may be denominated and the currency in which cash or government obligations in connection with such series of additional securities may be payable, (vi) the maturity date or dates of such additional securities, and the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such additional securities may be redeemed, in whole or in part, including, but not limited to, any special mandatory redemption using amounts released from any escrow account into which proceeds of the issuance of such additional securities are deposited pending consummation of any acquisition, investment, refinancing or other transaction (such redemption, an “Additional Notes Special Mandatory Redemption”), (vii) the provisions relating to the escrow of all or a portion of the proceeds of such additional securities and the granting of liens in favor of the Trustee or a security agent (including the Security Agent) solely for the benefit of the Holders of such additional securities (and not, for the avoidance of doubt, for the benefit of the Trustee and the Holders of any other Notes), together with all necessary authorizations for the Trustee and the Security Agent to enter into such arrangements; provided that, for so long as the proceeds of such additional securities are in escrow, such additional securities shall benefit only from such Liens and shall not be subject to any Intercreditor Agreement (if any) or any Additional Intercreditor Agreement and shall not benefit from any security interest in the Collateral, (viii) if other than in denominations of US$1,000 and in integral multiples of US$1 in excess thereof, the denominations in which such additional securities may be issued and redeemed, (ix) the status of registration with the SEC of such additional securities or the applicable exemption from such registration pursuant to which such additional securities may be offered or sold, and (x) the CUSIP, ISIN or other securities identification numbers with respect to such additional securities, and the relevant clearing systems) on any later issue date subject to the conditions and in compliance with the covenants set forth herein (the “Additional Notes”). In the event that any Additional Notes are not fungible with the Notes issued on the Issue Date for U.S federal income tax, and/or Cayman Islands or United Kingdom tax purposes, such non-fungible Additional Notes shall be issued with a separate CUSIP, ISIN or other securities identification number, as applicable, so that they are distinguishable from such Notes.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or the Authenticating Agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer shall deliver such Note to the Trustee for cancellation pursuant to Section 2.11 hereof.

The Trustee will, upon receipt of a written order of the Issuer signed by an authorized representative (an “Authentication Order”), authenticate or cause the Authenticating Agent to authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint one or more authentication agents (each, an “Authenticating Agent”) acceptable to the Issuer to authenticate Notes. Such an agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Paying Agent, Registrar and Transfer Agent.

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes. The initial Paying Agent will be U.S. Bank Trust Company, National Association, and U.S. Bank Trust Company, National Association, hereby accepts such appointment.

In addition, the Issuer or any of its Subsidiaries may act as paying agent in connection with the Notes, provided, however in no event may the Issuer act as Paying Agent or appoint a Paying Agent in any jurisdiction where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes.

The Issuer will also maintain one or more registrars (each a “Registrar”) and one or more transfer agents (each a “Transfer Agent”). The initial Registrar for the Notes will be U.S. Bank Trust Company, National Association (the “Registrar”). U.S. Bank Trust Company, National Association, hereby accepts such appointment. The initial Transfer Agent for the Notes will be U.S. Bank Trust Company, National Association (the “Transfer Agent”). U.S. Bank Trust Company, National Association, hereby accepts such appointment.

The Registrar and the Transfer Agent will maintain one or more registers (each a “Register”) for the applicable series of Notes reflecting ownership of Definitive Registered Notes (as defined herein) outstanding from time to time and will make payments on and facilitate transfer of Definitive Registered Notes on behalf of the Issuer. The Registrar and/or the Transfer Agent (as the case may be) will promptly inform the Issuer of any changes to the Registers. In the case of discrepancy between a Register and the register kept by, and at the office of, the Issuer, the registrations in the register held by, and at the registered office of, the Issuer shall prevail. The Transfer Agent shall perform the functions of a transfer agent.

Upon written notice to the Trustee, the Issuer may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders of the Notes (subject, in the case of a Paying Agent, to the condition described in the second clause of this Section 2.03). For so long as the Notes are listed on The Official List of the International Stock Exchange (the “Exchange”) and the rules of The International Stock Exchange Authority Limited (the “Authority”) so require, the Issuer will notify the Authority of any change of the Paying Agent, the Registrar or the Transfer Agent.

Section 2.04 Paying Agent to Hold Money.

The Issuer will require each Paying Agent (other than the Trustee or an Affiliate of the Trustee) that is not a party to this Indenture to agree in writing that each Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money. If any of the Issuer or any of the Issuer’s Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Trustee shall automatically serve as Paying Agent for the Notes. The Issuer shall no later than 11:00 a.m. (New York City time), on the Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms to the Paying Agent the payment instructions relating to such payment. A Paying Agent shall not be obliged to pay the Holders of the Notes (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05 Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or the Paying Agent is not the relevant Registrar, the Issuer will furnish or cause the Registrar to furnish, to the Trustee and Paying Agent at least seven (7) Business Days before each interest payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Holders of Notes in such form and as of such date as the Trustee or the Paying Agent may reasonably require.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by a Depositary to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee thereof. All Global Notes will be exchanged by the Issuer for Definitive Registered Notes:

(1) if DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days; or

(2) if the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC (as applicable) following an Event of Default under this Indenture which results in action by the Trustee pursuant to the enforcement provisions under this Indenture.

Upon the occurrence of any of the preceding events in clauses (1) and (2) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes. The transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the U.S. Securities Act. Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either sub-clauses (b)(1) or (b)(2) below, as applicable, as well as sub-clause (b)(3) below, if applicable:

(1) Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests in any Rule 144A Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Rule 144A Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Book-Entry Interests in any IAI Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same IAI Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Book-Entry Interests in any Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Regulation S Global Note in accordance with the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this clause (1).

(2) All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to clause (1) of Section 2.06(b) above only if the Trustee and the relevant Registrar or the relevant Transfer Agent (copied to the Trustee) receives either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii) instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the relevant Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in clause (b)(2)(A) above, the principal amount of such securities and the CUSIP, ISIN or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(3) Transfer of Book-Entry Interests to Another Global Note. A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note in the same denomination if the transfer complies with the requirements of clause (2) of Section 2.06(b) above and the Trustee and the relevant Registrar receives the following:

(A) if the transferee will take delivery in the form of a 144A Book-Entry Interest, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a Regulation S Book-Entry Interest, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a Book-Entry Interest in a IAI Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.

(c) Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee and the relevant Registrar of the following documentation:

(1) [Reserved];

(2) in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Definitive Registered Note, the Trustee and Registrar shall have received a certificate from such holder in the form of Exhibit C hereto, including the certifications in items (1) thereof;

(3) in the case of a transfer by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);

(4) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to a QIB in reliance on Rule 144A, the Trustee and Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(5) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to an IAI in reliance on Regulation D, the Trustee and Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof;

(6) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Regulation S, the Trustee and Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(7) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Rule 144, the Trustee and Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee or the Authenticating Agent upon receipt of an Authentication Order shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the applicable Registrar through instructions from the Depositary and the Participant or Indirect Participant. The applicable Registrar shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d) Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the relevant Transfer Agent and the relevant Registrar of the following documentation:

(1) if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(2) if such Definitive Registered Note is being transferred to an IAI in reliance on Regulation D, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof;

(3) if such Definitive Registered Note is being transferred in reliance on Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certification in item (2) thereof,; and

(4) if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Trustee will cancel the Definitive Registered Note delivered to it, and the Trustee will increase or cause to be increased the aggregate principal amount of the appropriate Global Note.

(e) Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the relevant Transfer Agent or the relevant Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by such Transfer Agent or such Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the relevant Transfer Agent or the relevant Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to such Transfer Agent or such Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the relevant Transfer Agent or the relevant Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and such Trustee or the Authenticating Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the relevant Registrar receives the following:

(1) In the case of a transfer by a holder of a Rule 144A Definitive Registered Note to a qualified institutional buyer in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(2) In the case of a transfer by a holder of an IAI Definitive Registered Note to an IAI in reliance on Regulation D, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof;

(3) In the case of a transfer by a holder of a Rule 144A Definitive Registered Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(4) In the case of a transfer by a holder of an IAI Definitive Registered Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(5) In the case of a transfer by a holder of a Rule 144A Definitive Registered Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

(6) In the case of a transfer by a holder of an IAI Definitive Registered Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof.

(f) Legends. The following legends will appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend. Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THE NEW NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), (7), (8), (9), (12) OR (13) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THE NEW NOTES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THE NEW NOTES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF CAZOO GROUP LTD THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THE NEW NOTES OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND [IN THE CASE OF NEW NOTES SOLD TO NON-U.S. PERSONS IN ACCORDANCE WITH REGULATION S: PRIOR TO THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NEW NOTE AND THE DATE ON WHICH SUCH NEW NOTE (OR ANY PREDECESSOR OF SUCH NEW NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO CAZOO GROUP LTD OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW NOTES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QIB ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QIBS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, CAZOO GROUP LTD, AS ISSUER, RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.”

(3) OID Legend. If Notes are issued with original issue discount, each Note shall also bear a legend in substantially the following form:

“THE FOLLOWING INFORMATION IS SUPPLIED FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE AND THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE TREASURY DEPARTMENT OF THE ISSUER AT CAZOO GROUP LTD, 40 Churchway, London, NW1 1LW UNITED KINGDOM.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the relevant Registrar or the relevant Paying Agent, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests are being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the relevant Registrar or the relevant Paying Agent at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or the Authenticating Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the relevant Registrar’s request.

(2) No service charge will be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 3.06 hereof).

(3) No Transfer Agent or Registrar will be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(5) None of the Issuer, the Registrar or the Transfer Agent are required to register the transfer or exchange of any Notes: (A) for a period of 15 days prior to any date fixed for the redemption of the Notes under Section 3.03 hereof; (B) for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 days prior to the record date with respect to any interest payment date with respect to such Notes; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer. Any such transfer or exchange will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 4.14 hereof).

(6) The Issuer, the Trustee, the Paying Agent, the Transfer Agent and the Registrar will be entitled to treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the applicable Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile or electronically (including by .pdf) with originals to be delivered promptly thereafter to the Trustee. None of the Issuer, the Trustee or the Agents shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant, an Indirect Participant or other Person with respect to the accuracy of the records of the applicable Depositary or their respective nominees or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee). The rights of beneficial owners in a Global Note shall be exercised only through the Depositary in the case of Global Notes, subject to the Applicable Procedures. The Issuer, the Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary. The Issuer, the Trustee and the Agents shall be entitled to deal with the Depositary in the case of Global Notes, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium), if any, and interest, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Issuer, Trustee or Agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(8) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(9) None of the Trustee, the Registrar or the Transfer Agent shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee, the Registrar and the Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture or the Notes and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) The Issuer, the Trustee, the Registrar and the Transfer Agent reserve the right to require the delivery by any Holder or purchaser of a Note of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Definitive Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the SEC from time to time thereunder, and applicable state securities laws.

Section 2.07 Replacement Notes.

(a) If any mutilated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order and satisfaction of the other requirements of the Trustee, will authenticate or cause the Authenticating Agent to authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee- and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel.

(b) Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee or the Authenticating Agent except for those cancelled by them, those delivered to either of them for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note of any series does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) and Section 3.07(b) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If a Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, the Notes owned by the Issuer will be disregarded and deemed not to be outstanding; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Any Notes held by any Person directly or indirectly controlled, or controlled by, or under direct or indirect common control with, the Issuer, will not cease to be outstanding and will not be disregarded but will be counted for purposes of determining the percentage of Holders who have voted on any matter.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate or cause the Authenticating Agent to authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee or the Authenticating Agent will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Transfer Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary of the Issuer) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the U.S. Exchange Act and the Trustee, as applicable). Certification of the cancellation of all cancelled Notes will be delivered to the Issuer following a written request from the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. The Issuer undertakes to promptly inform the Authority (as long as the Notes are listed on the Official List of the Exchange and the rules of the Authority so require) on any such cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of any such record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer (given at least five (5) Business Days before such notice is to be sent (unless the Trustee shall consent to an earlier date)), the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to the Holders in accordance with Section 13.01 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer undertakes to promptly inform the Authority (as long as the Notes are listed on the Official List of the Exchange and the rules of the Authority so require) of any such special record date.

Section 2.13 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and, if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN number.

Section 2.14 Deposit of Moneys.

No later than 11:00 a.m. (New York City time) on each interest payment date and the maturity date of the Notes and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Paying Agent, in immediately available funds, money in U.S. dollars (as applicable) sufficient to make cash payments, if any, due on such day or date, as the case may be. Subject to actual receipt of such funds as provided by this Section 2.14 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes. The Issuer shall promptly notify the Trustee and the Paying Agent of its failure to so act.

Section 2.15 Agents.

(a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. For the avoidance of doubt, the rights, powers, duties and obligations and actions of the Security Agent are subject to any Intercreditor Agreement in all respects.

(b) The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

(c) Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to DTC.

(d) In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 2.15, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(e) No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Issuer.

The Agents will hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money. No monies held by any Agent need be segregated except as may be required by law.

Section 2.16 PIK Interest Payments.

(a) The Issuer is entitled, for any interest period, without the consent of the holders of the Notes, to pay interest at a rate of up to 2.000% per annum in respect of the then outstanding principal amount of the Notes through either increasing the principal amount of the outstanding Global Notes, issuing a new Global Note of an increased principal amount (if necessary) or by issuing PIK Notes in a principal amount equal to such interest (in each case, “PIK Interest”); provided that (i) interest in respect of the first interest period from (and including) the Issue Date to May 15, 2024 shall be paid at a rate of 4.000% per annum in cash (“Cash Interest”) and 2.000% per annum in PIK Interest and (ii) interest in respect of the last interest period from (and including) November 15, 2026 to the maturity date of the Notes shall be paid at a rate of 6.000% per annum entirely in cash. In respect of any interest period after the first (but excluding the last interest period), the Issuer shall deliver a notice (the “Interest Determination Notice”) to the Trustee and the Paying Agent no later than the date that is five Business Days prior to the commencement of any interest period after the first interest period (but excluding the last interest period), which notice shall state the rate of the outstanding principal amount of Notes with respect to which such interest shall be paid in the form of Cash Interest (provided that such rate shall not be less than 4.000% per annum in respect of the then outstanding principal amount of the Notes) (the “Cash Interest Rate”), the corresponding amount of such Cash Interest, the rate of the outstanding principal amount of Notes equal to up to 2.000% per annum with respect to which interest shall be paid in the form of PIK Interest (the “PIK Interest Rate”) and the corresponding amount of such PIK Interest. If the Issuer does not deliver an Interest Determination Notice to the Trustee and the Paying Agent with respect to any interest period within this timeline or at all, then the applicable interest with respect to such interest period shall be deemed to be the Cash Interest Rate and the PIK Interest Rate set out in the Interest Determination Notice last delivered to the Trustee and the Paying Agent. The Registrar will note any PIK Interest increase in the Register. On or prior to each interest payment date, the Issuer shall notify all Holders of such increased principal amount representing PIK Interest relating to each interest payment date. Upon request from a Holder, the Registrar shall provide such Holder with the total principal amount of PIK Notes held by such Holder as reflected in the Register.

(b) Following an increase in the principal amount of the outstanding Notes as a result of a payment of PIK Interest, the Notes will bear interest on such increased principal amount from and after the applicable interest payment date and will otherwise have identical terms to the Notes.

(c) Notwithstanding any other provision in the Indenture, any increase in the principal amount of the outstanding Notes as a result of a payment of PIK Interest shall be permitted under this Indenture and the Notes.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee in accordance with Section 13.01 hereof, at least five (5) Business Days (or such shorter period as the Issuer, Trustee and the Paying Agent may agree) prior to the date the notice of redemption is to be delivered to the Holders in accordance with Section 3.03 hereof, an Officer’s Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date and the record date;

(c) the series and principal amount of Notes to be redeemed;

(d) the redemption price, or, if applicable, the appropriate calculation of such redemption price; and

(e) the CUSIP and ISIN numbers of the Notes.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes for redemption or purchase in compliance with the procedures of DTC, unless otherwise required by law or applicable stock exchange or depositary requirements (it being agreed that the Trustee shall have no obligation to monitor such requirements). The Trustee will not be liable for any selections made by it in accordance with this Section 3.02.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of US$1,000 or in integral multiples of US$1 in excess thereof; except that if all of the Notes of a series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

(a) Except as otherwise provided herein, at least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first-class mail, postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address with a copy to the Trustee and the Paying Agent. For Notes which are represented by Global Notes, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Official List of the Exchange and the rules of the Authority so require, the Issuer shall publish notice of redemption in accordance with the prevailing rules of the Authority.

(b) The notice will identify the Notes to be redeemed and corresponding CUSIP and ISIN numbers and will state:

(1) the redemption date and the record date;

(2) the redemption price or, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(3) if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(4) if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note;

(5) the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(7) any conditions precedent to such redemption and whether such conditions precedent may be waived;

(8) that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(9) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(10)   that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Notes.

(c) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer will have delivered to the Trustee a form of such notice no less than five (5) Business Days before the notice is to be sent (unless the Trustee shall consent to a shorter period).

Section 3.04 Effect of Notice of Redemption.

Any redemption or notice of redemption of the Notes (including with the proceeds from an Equity Offering) may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (including in connection with any delay which causes the redemption date to be more than 60 days after the date on which such notice is first given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. Notwithstanding anything else in this Indenture or the Notes to the contrary, redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Subject to the foregoing, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money in U.S. dollars sufficient to pay the redemption or purchase price of, and accrued interest and Additional Amounts (if any) on, all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on, all Notes to be purchased or redeemed.

(b) If the Issuer complies with the provisions of Section 3.05(a) hereof, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date for the payment of interest but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a) hereof, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, the Issuer shall execute and upon receipt of an Authentication Order, the Trustee, or the Authenticating Agent, shall authenticate for the Holder (at the Issuer’s expense), (a) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of the original Note upon cancellation of the original Definitive Registered Note; provided that any Definitive Registered Note denominated in U.S. dollars shall be in a principal amount of US$1,000 or an integral multiple of US$1 above US$1,000, and (b) in the case of a Global Note, the relevant Registrar shall make an appropriate notation on such Global Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.07 Optional Redemption.

(a) At any time prior to November 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (including the original principal amount of any Additional Notes and PIK Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the applicable redemption date (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof); provided, however, that:

(1)	at least 60% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) remains outstanding after each such redemption; and

(2)	the redemption occurs within 90 days after the closing of such Equity Offering upon not less than 10 nor more than 60 days’ prior written notice to the Holders and the Trustee.

(b) At any time prior to November 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders and the Trustee, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium and accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any, to but excluding the applicable redemption date (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof).

(c) At any time on or after November 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior written notice to the Holders and the Trustee, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof):

Year	Redemption Price
2025	104.000%
2026	102.000%

(d) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If the due date for any redemption payment in respect of a Note is not a Business Day, payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

(e) In connection with any tender for, or other offer to purchase, any Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes of such series validly tender and do not validly withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of Notes of such series shall be deemed to have consented to such tender offer or other offer and, accordingly, the Issuer or such third party will have the right, upon not less than 10 and not more than 60 days’ prior written notice to the Holders and the Trustee following such purchase date, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price (excluding any early tender premium or similar payment) paid to each other Holder of Notes in such tender offer or other offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest (including PIK Interest, if any) thereon, to, but excluding, the date of such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the outstanding Notes have validly tendered and not withdrawn their Notes in a tender for or other offer to purchase any Notes, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer shall be deemed to be outstanding for the purposes of such tender offer or other offer, as applicable.

(f) The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchase, negotiated transactions or otherwise, in accordance with applicable laws, as long as such transaction does not otherwise violate this Indenture.

(g) Except as otherwise required by this Indenture, the Issuer may elect to redeem or repurchase one or more series of Notes or a portion of a series of Notes without redeeming any other series of Notes.

Section 3.08 Redemption for Changes in Taxes.

(a) If (i) any Payor becomes obligated to pay Additional Amounts on any Notes as set forth under Section 4.20 hereof, (ii) such obligation cannot be avoided by the taking of reasonable measures available to the Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable) and (iii) the requirement arises as a result of:

(1) any change in or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Relevant Tax Jurisdiction, affecting taxation, which change or amendment has not been publicly announced as formally proposed before, and which becomes effective on or after, the Issue Date or, if a Relevant Tax Jurisdiction has changed since the Issue Date, the date on which such Relevant Tax Jurisdiction became an applicable Relevant Tax Jurisdiction pursuant to this Indenture (the “Relevant Tax Jurisdiction Date”); or

(2) any change in, or amendment to, the existing published official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally proposed before, and becomes effective on or after, the Relevant Tax Jurisdiction Date (each of the foregoing clauses (1) and (2), a “Change in Tax Law”), such Notes may be redeemed, in whole but not in part, at the option of the Issuer, upon the Issuer providing not less than 10 days’ nor more than 60 days’ prior written notice to the Holders and the Trustee, at a redemption price equal to 100% of the outstanding principal amount thereof together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) and Additional Amounts, if any, then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof).

(b) No notice of redemption pursuant to this Section 3.08 may be given (i) earlier than 60 days prior to the earliest date on which the Payor would be obligated to pay such Additional Amounts were a payment in respect of any Notes then due, or (ii) if at the time such notice is given, such obligation to pay (at the time of the related payment) such Additional Amounts does not remain in effect. Prior to giving any notice of redemption pursuant to this provision, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the Relevant Tax Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts on the Notes as a result of a Change in Tax Law. The Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of such conditions precedent, in which event it shall be conclusive and binding on the applicable Holders.

(c) This Section 3.08 will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Section 3.09 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10 Offer to Purchase by Application of Proceeds from Asset Dispositions.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Disposition Offer, it will follow the procedures specified in this Section 3.10.

(b) Each Asset Disposition Offer will be made to all Holders and, to the extent the Issuer elects to do so, to all holders of other Pari Passu Indebtedness to purchase, prepay or redeem with the proceeds of sales of assets the maximum principal amount of Notes and such other Pari Passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed in accordance with Section 4.10. Any Asset Disposition Offer will remain open for a period of twenty (20) Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness, if applicable, required to be purchased pursuant to this Section 3.10 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness, if applicable, validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

(d) Upon the commencement of an Asset Disposition Offer, the Issuer will send, by first-class mail, a notice to the Trustee and each of the Holders with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state:

(1) that the Asset Disposition Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Disposition Offer will remain open;

(2) the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Asset Disposition Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in denominations of US$1,000 or an integral multiple of US$1 in excess thereof (provided that Notes of US$1,000 or less may only be redeemed in whole and not in part);

(6) the procedure for withdrawing an election to tender; and

(7) that, if the aggregate principal amount of Notes and, if applicable, other Pari Passu Indebtedness surrendered by holders thereof exceeds the Asset Disposition Offer Amount, the Issuer will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of US$1,000, or an integral multiple of US$1 in excess thereof, will be purchased (provided that Notes of US$1,000 or less, may only be redeemed in whole and not in part)).

(e) On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness, if applicable, or portions of Notes and Pari Passu Indebtedness, if applicable, so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness, if applicable, so validly tendered and not properly withdrawn, in each case with a principal amount of US$1,000 or in integral multiples of US$1 in excess thereof. The Issuer will promptly (but in any case not later than five (5) Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Indebtedness, if applicable, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness, if applicable, so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase. In connection with any purchase of Global Notes pursuant hereto, the Trustee will endorse such Global Notes to reflect the decrease in principal amount of such Global Note resulting from such purchase. In connection with any partial purchase of Definitive Registered Notes, the Issuer will promptly issue a new Definitive Registered Note, and the Trustee, upon receipt of an Authentication Order from the Issuer, will procure the authentication of and mail or deliver such new Definitive Registered Note to the tendering Holder, in a principal amount equal to any unpurchased portion of the Definitive Registered Note surrendered. Any Note tendered but not accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness, if applicable. The Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(f) Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (it being understood that any purchase pursuant to this Section 3.10 shall not be subject to any conditions precedent).

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 11:00 a.m. New York City time on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due. If the Issuer or any of the Issuer’s Subsidiaries acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.14 hereof.

Payment of the principal of and interest, premium and Additional Amounts, if any, on the Global Notes will be made by one or more Paying Agents by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof (initially being DTC or its nominee). PIK Interest will be payable with respect to the Notes represented by one or more Global Notes by the Issuer delivering an Authentication Order to increase the principal amount of the applicable Global Note by the relevant amount or, if necessary, by issuing a new Global Note executed by the Issuer and an Authentication Order to the Trustee or to the Authenticating Agent on its behalf to authenticate such new Global Note under the Indenture.

Principal, interest, premium and Additional Amounts, if any, on any Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes. In addition, cash interest payments on the Definitive Registered Notes may be paid by wire transfer to the persons entitled thereto as shown on the register for the Definitive Registered Notes. PIK Interest will be payable with respect to Definitive Registered Notes by the Issuer issuing and delivering to the Trustee and Paying Agent such Additional Notes in the relevant amount as Definitive Registered Notes and an Authentication Order to the Trustee to authenticate and deliver such Notes.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the relevant Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain the offices and agencies specified in Section 2.03 and Section 13.06 hereof. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the trust office of the Trustee (the address of which is specified in Section 13.01 hereof); provided that no office of the Trustee shall be an office or agency of the Issuer for the purpose of effecting service of legal process against an Issuer or any Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the trust office of the Trustee (the address of which is specified in Section 13.01 hereof) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Issuer will furnish in English to the Trustee:

(1)	within 120 days following the end of each fiscal year of the Issuer (beginning with the fiscal year ending December 31, 2023), audited consolidated balance sheets of the Issuer as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Issuer for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

(2)	within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Issuer (beginning with the fiscal quarter ended March 31, 2024), management accounts in respect of such quarter; and

(3)	promptly after the occurrence of any material acquisition, disposition or restructuring of the Issuer and the Restricted Subsidiaries, taken as a whole, or any changes of the chief executive officer or chief financial officer of the Issuer or change in auditors of the Issuer or any other material event that the Issuer announces publicly, a report containing a description of such event;

provided, however, that the reports set forth in clauses (1), (2) and (3) above will not be required to (i) contain any reconciliation to U.S. generally accepted accounting principles or IFRS or (ii) include separate financial statements for any Guarantors or non-guarantor Subsidiaries of the Issuer.

(b) In addition, if the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(c) All financial statements shall be prepared in accordance with IFRS (or, at the Issuer’s election, US GAAP). Except as provided for above, no report needs to include separate financial statements for the Issuer or Subsidiaries of the Issuer or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

(d) In addition, for so long as any Notes remain outstanding, during any period in which the Issuer is not subject to Section 13 or Section 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer has agreed that it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(e) Notwithstanding Section 4.03(b)-(d), the Issuer may satisfy its obligations under clauses (1) and (2) of Section 4.03(a) by delivering the corresponding consolidated annual and quarterly reports of any Holding Company of which the Issuer is a Subsidiary. To the extent that material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Issuer and such Holding Company that is the reporting entity (if applicable), the annual and quarterly reports shall include an explanation and an unaudited reconciliation of such material differences, starting with the reporting period during which the consolidated annual and quarterly reports for such Holding Company are first used.

(f)   For so long as the equity securities of the Issuer or any Holding Company are listed on the New York Stock Exchange, Nasdaq or another Recognized Stock Exchange, and the Issuer or such Holding Company is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on such exchange, or for so long as the Issuer or any Holding Company is otherwise subject to the reporting requirements of the SEC, then for so long as it elects, the Issuer will make available to the Trustee such annual reports, information, documents and other reports that the Issuer is required to file pursuant to such admission and disclosure standards or SEC filing requirements. Upon complying with the foregoing requirements, the Issuer will be deemed to have complied with the provisions contained in this covenant.

(g) Contemporaneously with the furnishing of each such report set forth in clauses (1), (2) and (3) of Section 4.03(a) above, the Issuer will also post such report on the Issuer’s website. Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Trustee, the Holders, prospective purchasers and beneficial owners of the Notes and to have complied with the requirements of this covenant if such information referenced above in clauses (1), (2) and (3) above has been posted on the Issuer’s website or filed on EDGAR with the SEC.

(h) The Issuer may comply with any requirement to provide reports or financial statements under this Section 4.03 by providing any report or financial statements of a direct or indirect Holding Company so long as such reports (if an annual, half yearly or quarterly report) (1) meet the requirements (including as to content and time of delivery) of this Section 4.03 as if references to the Issuer therein were references to such Holding Company and (2) explains in reasonable detail the differences between the information relating to such Holding Company, on the one hand, and the information to the Issuer and the Restricted Subsidiaries on a stand-alone basis, on the other hand. Upon complying with the foregoing requirement, the Issuer will be deemed to have complied with the provisions contained in this Section 4.03.

(i) The delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determined therefrom, including the Issuer’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise. The Trustee shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Trustee shall have no duty to participate in or monitor any conference calls or EDGAR or any other website maintained by the Issuer.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that to the best of the signatories’ knowledge, the Issuer is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture during the previous year (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, as soon as reasonably practicable (but not later than thirty (30) days) upon an Officer of the Issuer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Issuer will pay, and the Issuer will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make a Restricted Payment if at the time of such Restricted Payment:

1.	a Default or Event of Default shall have occurred and be continuing (or would result from such Restricted Payment);

2.	the Issuer is not able to Incur an additional £1.00 of Indebtedness pursuant to Section 4.09(a)(x), after giving effect, on a pro forma basis, to such Restricted Payment; or

3.	the aggregate amount of such Restricted Payment and all other Restricted Payments (other than pursuant to clauses (2), (3), (5), (7), (8), (10) and (13) of Section 4.07(b) hereof) made subsequent to the Issue Date, would exceed the sum of:

(i)	[reserved];

(ii)	100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (y) any Parent Debt Contributions) or from the issuance or sale of Subordinated Shareholder Debt (other than an issuance or sale to a Subsidiary of the Issuer) excluding in any event Net Cash Proceeds received by the Issuer from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with Section 3.07; plus

(iii)	to the extent that any Restricted Investment that was made after the Issue Date is (a) sold, disposed of or otherwise cancelled, liquidated or repaid (whether through repurchases, redemptions, repayments of principal, interest payments, dividends, distributions, returns of capital or other transfer of assets), 100% of the aggregate amount received in cash and the Fair Market Value of the property, assets or marketable securities received by the Issuer or any Restricted Subsidiary, (b) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of the Restricted Investment of the Issuer and its Restricted Subsidiaries as of the date such entity becomes a Restricted Subsidiary, or (c) in the case of a Guarantee made by the Issuer or any Restricted Subsidiary, that is fully and unconditionally released, an amount equal to the amount of such Guarantee to the extent such Guarantee reduced the capacity to make Restricted Payment pursuant to this clause (3); plus

(iv)	to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is re-designated as a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or a Restricted Subsidiary, the Fair Market Value of the property and assets received by the Issuer or Restricted Subsidiary or the Issuer’s Restricted Investment in such Subsidiary as of the date of such re-designation, merger, consolidation or transfer of assets, to the extent such investments reduced the restricted payments capacity under this clause (3) and were not previously repaid or otherwise reduced; plus

(v)	100% of any cash dividends or distributions received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period; plus

(vi)	100% of the Net Cash Proceeds and the Fair Market Value of property or assets or marketable securities received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than issuance or sale to the Issuer or any Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Issuer or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock) or Subordinated Shareholder Debt (other than Parent Debt Contributions) pursuant to provisions of such Indebtedness which existed at the time of its issuance (plus the amount of any cash, and the Fair Market Value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary less the amount of any cash, and the Fair Market Value of property or assets or marketable securities, distributed by the Issuer or any Restricted Subsidiary, in each case upon such conversion or exchange).

(b) The preceding provisions shall not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of the preceding paragraph and such payment shall have been deemed to have been paid on such date of declaration; or any redemption, repurchase or retirement of Indebtedness if, at the date of any redemption notice, such payment would have complied with the provisions of the Indenture;

(2)	any Restricted Payment made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock or Subordinated Indebtedness of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale is financed with loans or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), Subordinated Shareholder Debt or a substantially concurrent contribution to the equity of the Issuer (other than by a Subsidiary of the Issuer and other than Parent Debt Contributions); provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(3)(ii) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07;

(3)	the purchase, redemption or other acquisition for value of Capital Stock in connection with the obligations under employee or management stock option agreements or other agreements to compensate management or employees or pursuant to any equity incentive plan or program or upon the termination of any employee, officer or director; provided that such redemptions or repurchases pursuant to this clause will not exceed £1 million in the aggregate during any calendar year with any unused amounts in any calendar year being carried over to the immediately following calendar year but not any subsequent calendar years; provided that any such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer to members of management, directors or employees of the Issuer or any of its Subsidiaries that occurred after the Issue Date, to the extent that the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments, plus (B) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made in previous calendar years pursuant to the immediately preceding clauses (A) and (B);

(4)	the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09;

(5)	payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director or officer of the Issuer or any Restricted Subsidiary, and purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof and payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(6)	dividends or other distributions in amounts required and used for a direct or indirect parent of the Issuer to pay interest on Indebtedness the proceeds of which have been contributed as a Parent Debt Contribution to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or any of its Restricted Subsidiaries Incurred in accordance with Section 4.09; provided that any amounts payable (a) as interest on any proceeds loan or other Indebtedness of the Issuer or any Restricted Subsidiary pursuant to which the Parent Debt Contribution was made, or (b) on any Guarantee or other obligation of the Issuer or any Restricted Subsidiary on such Indebtedness will, in each case, reduce the amount available for making Restricted Payments under this clause (6);

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.09;

(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (x) the exercise of options or warrants, (y) the conversion or exchange of Capital Stock of any such Person or (z) the consummation of any reverse stock split;

(9)	[reserved];

(10)	distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets, or Vehicle Assets and purchases of Securitization Assets or Vehicle Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Floor Plan Facility;

(11)	[reserved];

(12)	[reserved];

(13)	so long as no Default has occurred and is continuing (or would result therefrom), other Restricted Payments in an amount not to exceed the greater of (x) £5 million and (y) 1% of Consolidated Total Assets from the Issue Date;

(14)	dividends, loans, advances or distributions to any Holding Company or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication):

(i)	the amounts reasonably expected to be required (as determined in good faith by the Issuer’s Board of Directors) for any Holding Company to pay any Holding Company Expenses or any Related Taxes; or

(ii)	amounts constituting or to be used for purposes of making payments (x) of fees and expenses incurred, or payments made, in connection with the Transactions or (y) to the extent specified in Section 4.11(b)(1) and Section 4.11(b)(5);

(15)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary (a) at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer or (c) from Net Available Cash to the extent permitted under Section 4.10 hereunder, but only if the Issuer first complied with Section 4.10 and purchased all Notes tendered pursuant to any offer to repurchase all of the Notes required thereby prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or preferred stock;

(16)	[reserved];

(17)	payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action pursuant to or in connection with a consolidation, merger, or transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole); and

(18)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred stock of the Issuer or a Restricted Subsidiary made in exchange for or out of the proceeds of the substantially concurrent sale of preferred stock of the Issuer or a Restricted Subsidiary (in each case, other than Disqualified Stock), as the case may be, that, in each case, is permitted to be incurred pursuant to the provisions under Section 4.09 below.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2)	make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3)	sell, transfer or lease any of its property or assets to the Issuer or any Restricted Subsidiary.

(b) Section 4.08(a) shall not prohibit:

(1)	any encumbrance or restriction pursuant to the Indenture, the Security Documents or any Intercreditor Agreement or any other agreement in effect or entered into on the Issue Date;

(2)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Issuer or was acquired by the Issuer or in contemplation of the transaction) and outstanding on such date;

(3)	any agreement or instrument (a “Refinancing Agreement”) effecting Refinancing Indebtedness or Disqualified Stock incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument or obligation in effect or entered into on the Issue Date (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the holders of the Notes taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Board of Directors or an Officer of the Issuer) and either (x) the Issuer determines that such encumbrances and restrictions will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(4)	any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(5)	in the case of Section 4.08(a)(3), any encumbrance or restriction:

(A)	that restricts in a customary manner the assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment of transfer of any such lease, license or other contract entered into in the ordinary course of business;

(B)	contained in mortgages, pledges or other security agreements permitted under and in compliance with this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(6)	encumbrances or restrictions arising or existing by reason of applicable law (including, but not limited to, any capital maintenance or similar corporate law restrictions applicable to such Restricted Subsidiary the breach of which would, as determined in good faith by the Board of Directors or an Officer of the Issuer or relevant Restricted Subsidiary, result in any civil or criminal liability of any directors or officers of the relevant Restricted Subsidiary) or any applicable rule, regulation or order or governmental license, permit or concession;

(7)	restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts (not evidencing or relating to Indebtedness) entered into in the ordinary course of business;

(8)	Liens or other security interests permitted to be created, to be assumed or to subsist under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Lien or other security interest;

(9)	encumbrances or restrictions contained in any agreement relating to, or pertaining to, Hedging Obligations;

(10)	customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with a Restricted Investment), entered into with the approval of the Issuer’s Board of Directors or an Officer of the Issuer which limitation is applicable only to the assets or property that are the subject of such agreements;

(11)	encumbrance or restriction effected in connection with (A) a Qualified Securitization Financing that, in the good faith determination of the Issuer, are customary in connection with or necessary to effect such Qualified Securitization Financing or (B) a Floor Plan Facility that, in the good faith determination of the Issuer, are customary in connection with or necessary to enter into such Floor Plan Facility or would not have an adverse effect on the ability of the Issuer to make principal and interest payments on the Notes as they come due;

(12)	encumbrances or restrictions on the assets of or ownership interests in a joint venture, in each case contained in the terms of the agreement or agreements governing such joint venture; provided, however, that any such encumbrance or restriction (i) is customary in joint venture agreements, (ii) is not less favorable to the Issuer or any Restricted Subsidiary than to any other joint venturer and (iii) will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or an Officer of the Issuer, at the time of entering into such agreement or agreements (and at the time of any modification of the terms of any such encumbrance or restriction);

(13)	any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions on the property so acquired; and

(14)	any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness Incurred by the Issuer or any Restricted Subsidiary permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.09 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than (i) the encumbrances and restrictions contained in the Indenture, any Intercreditor Agreement and the Security Documents, in each case, as in effect on the Issue Date or (ii) as is customary in comparable financings (as determined in good faith by the Board of Directors or an Officer of the Issuer) and where, in the case of this clause (ii), either (x) the Issuer determines when such Indebtedness is Incurred that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes as and when they come due or (y) the Issuer determines that such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness.

The priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares will not be deemed to be an encumbrance or restriction hereunder. In addition, the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute an encumbrance or restriction hereunder.

Section 4.09 Incurrence of Indebtedness.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and after giving pro forma effect thereto (including pro forma application of the proceeds thereof) (x) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) to the extent such Indebtedness is purported to be secured by a Lien, the Consolidated Secured Net Debt Ratio of the Issuer and its Restricted Subsidiaries would be no greater than 3.00 to 1.00.

(b) Section 4.09(a) shall not prohibit the Incurrence of the following Indebtedness:

(1)	[reserved];

(2)	Indebtedness of the Issuer or any Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that:

(A)	if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor (except in respect of intercompany liabilities Incurred in the ordinary course of business in connection with cash pooling or cash management or tax positions of the Issuer and its Restricted Subsidiaries), such Indebtedness must be unsecured and to the extent legally permitted (the Issuer and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness) expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Issuer, or the relevant Note Guarantee, in the case of a Guarantor; and

(B)	(x) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary; and (y) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (2);

(3)	any Refinancing Indebtedness Incurred to refinance, refund, renew or replace any Indebtedness Incurred pursuant to Section 4.09(a) or clause (4), (5), (9) and (16) or this clause (3) of this Section 4.09(b) (including without limitation Capitalized Lease Obligations constituting Refinancing Indebtedness related to one or more transporter vehicles or facilities which refinances, refunds, renews or replaces Indebtedness related to one or more different transporter vehicles or assets, including new Capitalized Lease Obligations related to transporter vehicles or facilities replacing existing transporter vehicles or facilities);

(4)	Indebtedness outstanding on the Issue Date after giving effect to the relevant transactions described under “Summary—The Transactions” in the Offering Memorandum, other than the Notes and Note Guarantees issued on the Issue Date and for the avoidance of doubt, including the Capitalized Lease Obligation related to the Throckmorton facility even if such lease is entered into after the Issue Date;

(5)	Indebtedness Incurred by the Issuer and the Guarantors represented by (i) the Notes to be issued on the Issue Date and the Note Guarantees in respect of these Notes, (ii) an unlimited principal amount of PIK Interest issued from time to time in payment of accrued interest or Additional Amounts on the Notes (either in the form of an issuance of PIK Notes or by increasing the amount of principal on any Note) but not including any Additional Notes other than PIK Notes issued with respect to Additional Notes otherwise permitted to be Incurred hereunder, and (iii) any “parallel debt” obligations under any Intercreditor Agreement, any Additional Intercreditor Agreement or the Security Documents;

(6)	Indebtedness under Hedging Obligations of the Issuer or any of its Restricted Subsidiaries that is Incurred in the ordinary course of business and not for speculative purposes not to exceed the greater of (x) £5 million and (y) 1% of Consolidated Total Assets at any time outstanding;

(7)	Indebtedness Incurred under a Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be Incurred by another provision of this Section 4.09; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(8)	Indebtedness Incurred after the Issue Date in respect of workers’ compensation claims, early retirement obligations, self-insurance obligations, or social security or wage taxes in the ordinary course of business;

(9)	Indebtedness of the Issuer or any Guarantor (a) represented by Capitalized Lease Obligations, Purchase Money Obligations or other Indebtedness Incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property or other assets (including Capital Stock), in each case Incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense, rental payments or cost of design, installation, construction or improvement of property used in the business of the Issuer or such Guarantor in an aggregate principal amount pursuant to this clause (9)(a), including any Refinancing Indebtedness that refinances, refunds, renews or replaces such Indebtedness, not to exceed the greater of (x) £10 million and (y) 2% of Consolidated Total Assets at any time outstanding; provided that the principal amount of any Indebtedness permitted under this clause (9)(a) did not in each case at the time of Incurrence exceed the Fair Market Value of the acquired or constructed asset or improvement so financed and (b) represented by the sale and leaseback transaction with Geenhous Limited related to the Issuer’s Cold Meece freehold property;

(10)	[reserved];

(11)	Indebtedness of the Issuer or its Restricted Subsidiaries in respect of (a) letters of credit, surety, performance, indemnity or appeal bonds, completion guarantees, judgment, appeal, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, (b) the financing of insurance premiums in the ordinary course of business, (c) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business provided that such amount is reimbursed within 30 days following such drawing, (d) inventory financing or any guarantees thereof, (e) customer deposits and advance payments received in the ordinary course of business from customers, (f) letters of credit, bankers’ acceptances, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations incurred in the ordinary course of business and (g) any customary treasury, depositary, cash management, cash pooling or netting or setting-off arrangements, automatic clearinghouse arrangements, overdraft protections, credit or debit card, electronic funds transfer, or other similar arrangements entered into in the ordinary course of business (as determined in good faith by the Issuer’s Board of Directors);

(12)	Indebtedness Incurred in any Qualified Securitization Financing;

(13)	[reserved];

(14)	[reserved];

(15)	[reserved];

(16)	Indebtedness incurred under any Floor Plan Facility;

(17)	[reserved];

(18)	Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance rights, in each case in accordance with the Indenture; and

(19)	Indebtedness arising from agreements providing for indemnification, obligations in respect of earn-outs, deferred purchase price or other adjustments of purchase price, guarantees or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds, actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition.

(c)	For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and clauses (2) through (19) of Section 4.09(b), the Issuer, in its sole discretion, will be permitted to include the amount and type of such Indebtedness in one or more of the foregoing clauses (2) through (19) of Section 4.09(b) or pursuant to Section 4.09(a) (including in part in one such provision and in part in one or more of such provisions);

(2) with respect to Indebtedness Incurred to refinance Indebtedness Incurred in reliance on a clause of this Section 4.09 measured by reference to a percentage of Consolidated Total Assets at the time of incurrence, if such refinancing would cause the relevant percentage restriction to be exceeded if calculated based on the relevant percentage of Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets shall be deemed not to be exceeded, as long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus premiums (including tender premiums), defeasance, costs, fees and other expenses in connection with such refinancing;

(3) with respect to Indebtedness Incurred under a Credit Facility, re-borrowings of amounts previously repaid pursuant to “cash sweep” or “clean down” provisions or any similar provisions under a Credit Facility that provide that Indebtedness is deemed to be repaid periodically shall only be deemed for the purposes of this Section 4.09 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent re-borrowing thereof;

(4) for the purposes of determining Consolidated Total Assets under this Section 4.09, Consolidated Total Assets shall be measured at the option of the Issuer on the most recent date on which new commitments are obtained or on the date on which new Indebtedness is Incurred;

(5) in the event Indebtedness relates to Guarantees of Indebtedness permitted by this Section 4.09, such Guarantees shall not be treated as an additional Incurrence of Indebtedness;

(6) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (9) of Section 4.09(b) or Section 4.09(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(7) the principal amount of any Disqualified Stock of the Issuer or a Guarantor, or preferred stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8) the amount of any Indebtedness outstanding as of any date will be:

(A) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(C) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i) the Fair Market Value of such assets at the date of determination; and

(ii) the amount of the Indebtedness of the other Person;

(9) for purposes of determining compliance with any GBP-denominated restriction on the Incurrence of Indebtedness, the GBP Equivalent of the principal amount of Indebtedness denominated in another currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of Indebtedness Incurred under a revolving Credit Facility; provided that:

(A) the GBP Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date will be calculated based on the relevant currency exchange rate in effect on the Issue Date; and

(B) if for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the amount of such Indebtedness, if denominated in GBP will be the amount of the principal payment required to be made under such currency agreement and, otherwise, the GBP Equivalent of such amount plus the GBP Equivalent of any premium which is at such time due and payable but is not covered by such currency agreement;

(10) the principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the GBP Equivalent of the Indebtedness refinanced determined as of the date such Indebtedness was originally Incurred, except that to the extent that:

(A) such GBP Equivalent was determined based on an agreement intended to protect against fluctuations in currency exchange rates, in which case the Refinancing Indebtedness will be determined in accordance with Section 4.09(c)(9)(B); and

(B) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the GBP Equivalent of such excess will be determined on the date such Refinancing Indebtedness is being Incurred;

(11) as of any relevant date, the exchange rates used in relation to an item of Indebtedness may be, at the election of the Issuer (A), the weighted average exchange rates for that period, (B) the exchange rate used in the relevant financial statements as of the last day of such period, or (C) the exchange rate as in effect on the date that Indebtedness was incurred or deemed to be incurred; provided that, where applicable and at the election of the Issuer, any amount of Indebtedness will be stated so as to take into account the hedging effects of any currency hedging entered into in respect of or by reference to that Indebtedness;

(12) when calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Issuer, be the date the definitive agreements or actions for such Limited Condition Acquisition are entered into or taken, and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of Fixed Charge Coverage Ratio or Consolidated Secured Net Debt Ratio, as applicable, after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (1) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in the Consolidated EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (2) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement or action, any such transactions (including any Incurrence of Indebtedness and the use of proceeds therefrom) shall be deemed to have occurred on the date the definitive agreements or action are entered or taken and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement or action and before the consummation of such Limited Condition Acquisition; and

(13) accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of preferred stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in IFRS, including a change in IFRS itself or a change from IFRS to a different set of accounting principles, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Section 4.10 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors or an Officer of the Issuer (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)	in any such Asset Disposition, at least 75% of the consideration is in the form of cash or Cash Equivalents. For purposes of this Section 4.10, each of the following shall be deemed cash:

(A)	any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities, Disqualified Stock and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to any agreement that releases the Issuer or the relevant Restricted Subsidiary from or indemnifies against further liability;

(B)	any securities, notes or other obligations received by the Issuer or a Restricted Subsidiary from such transferee that are converted by the Issuer or the relevant Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Disposition, to the extent of the cash or Cash Equivalents received in that conversion;

(C)	any Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Disposition;

(D)	consideration consisting of Pari Passu Indebtedness of the Issuer or any Restricted Subsidiary received from Persons who are not the Issuer or any Restricted Subsidiary; and

(E)	any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received and designated pursuant to this clause (E) that is at any one time outstanding, not to exceed the greater of (x) £15 million and (y) 3% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(3)	with respect to Asset Dispositions related to transporter vehicles, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or the relevant Restricted Subsidiary, as the case may be:

(A)	to the extent the Issuer elects, to prepay, repay or purchase (w) Indebtedness that is secured by a Permitted Collateral Lien that ranks equal to or in priority to any Lien on such assets securing the Notes and the Note Guarantees and is pari passu in right of payment with the Notes and the Note Guarantees, (x) any Notes, plus accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any, to the date of such prepayment, repayment, purchase or redemption, pursuant to open market purchases, an optional redemption in accordance with the terms of the Indenture, or an Asset Disposition Offer, (y) Indebtedness which is secured by a Lien (other than a Permitted Collateral Lien) on the asset which is the subject of the Asset Sale or (z) Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), in each case, within 365 days from the date of the receipt of such Net Available Cash;

(B)	to invest in Additional Assets within 365 days from the date of receipt of such Net Available Cash or pursuant to binding arrangements in place within such 365-day period; provided that such binding arrangement is completed within 180 days of such 365-day period;

(C)	to make a capital expenditure within 365 days from the date of receipt of such Net Available Cash or pursuant to binding arrangements in place within such 365-day period; provided that such binding arrangement is completed within 180 days of such 365-day period; or

(D)	to make an offer to the Holders and any other Pari Passu Indebtedness (to the extent the terms of such Pari Passu Indebtedness so require) on a pro rata basis to purchase the Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase and such Pari Passu Indebtedness pursuant to and subject to this Indenture (a “Transporter Vehicle Asset Disposition Offer”); and

(4)	with respect to Asset Dispositions related to any assets other than transporter vehicles (a “Non-Transporter Vehicle Asset Disposition Offer” and together with a Transporter Vehicle Asset Disposition Offer, the “Asset Disposition Offers” and each, an “Asset Disposition Offer”), an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or the relevant Restricted Subsidiary, as the case may be, to make an offer within 10 business days from the date of receipt of the Net Available Cash to (A) purchase the Notes at a purchase price equal to (x) prior to November 15, 2025, 100% of the principal amount of the Notes plus the Applicable Premium and accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof); and (y) on or after November 15, 2025, at the price (expressed as a percentage of principal amount) set forth in Section 3.07(c), plus accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any; and (b) second, to the extent any Net Available Cash remains following a Non-Transporter Vehicle Asset Disposition Offer, the Issuer or the relevant Restricted Subsidiary shall apply such Net Available Cash in accordance with clause 3(A), (B), (C) above.

Section 4.11 Transactions with Affiliates.

(a)	The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the rendering of services) with any Affiliate of the Issuer (any such transaction or series of related transactions, an “Affiliate Transaction”) involving aggregate consideration in excess of £5 million unless:

(1)	the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction with a Person who is not an Affiliate; and

(2)	in the event such Affiliate Transaction involves aggregate consideration in excess of £10 million, the terms of such transaction have been approved by a majority of the Disinterested Directors of the Board of Directors of the Issuer (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (1)).

(b)	Section 4.11(a) shall not apply to:

(1)	transactions pursuant to any employee, officer or director compensation arrangements or benefit plans entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(2)	any transaction effected as part of a Qualified Securitization Financing, any disposition of acquisition of Securitization Assets, Vehicle Assets or related assets in connection with any Qualified Securitization Financing, and any repurchase of Securitization Assets or Vehicle Assets pursuant to a Securitization Repurchase Obligation;

(3)	any Affiliate Transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such Affiliate Transaction);

(4)	any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the provisions set forth under Section 4.07 and any Permitted Investment;

(5)	the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, contractors, consultants, distributors or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any trusts or related parties of such directors, officers, contractors, consultants, distributors or employees);

(6)	the incurrence of Subordinated Shareholder Debt;

(7)	transactions pursuant to, or contemplated, by any agreement in effect on the Issue Date and any amendment, modification or extension of such agreement and transactions pursuant to any amendment (including to change any party to the agreement), modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(8)	issuances or sales of Capital Stock (other than Disqualified Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(9)	transactions for which the Issuer shall have received a written opinion from an independent investment bank or an accounting or appraisal firm of internationally recognized standing or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that such Affiliate Transaction is (a) fair to the Issuer or such Restricted Subsidiary from a financial point of view or (b) not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate;

(10)	(x) transactions with customers, clients, suppliers, landlords or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of trading, or (y) any transaction in the ordinary course of business between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate of the Issuer solely because a director of such Person is also a director of the Issuer or any direct or indirect parent of the Issuer, in each case, provided (a) such transaction is otherwise in compliance with the terms of this Indenture and (b) such transaction is on terms at least as favorable as could have been obtained at such time from an unaffiliated Person, in the reasonable determination of the members of the Board of Directors or an Officer of the Issuer provided such Officer has been delegated such power by the Board of Directors in the prior twelve months (provided no member of the Board of Directors or Officer of the Issuer with an interest in such transaction may participate in such determination);

(11)	compliance by the Issuer with its obligations under registration rights agreements related to the equity securities of the Issuer and investor rights agreements between the Issuer and any of its shareholders; and

(12)	execution of definitive documentation in accordance with the requirements of the Transaction Support Agreement, compliance with the Issuer’s obligations under the Transaction Support Agreement and the definitive documentation entered into pursuant thereto, amendments to the Transaction Support Agreement and the definitive documentation entered into pursuant thereto, and the consummation of the Transactions.

Section 4.12 Liens.

The Issuer shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, or permit to subsist any Lien or other security interest upon any of their or any of the Restricted Subsidiaries’ present or future property or assets, or assign or otherwise convey any right to receive income or profits therefrom, to secure any Indebtedness (including any guarantees or indemnities in respect thereof) (such Lien, the “Initial Lien”) except (a) in the case of any property or asset that does not constitute Collateral, (i) Permitted Liens and (ii) Liens that are not Permitted Liens if, contemporaneously with the incurrence of such Initial Lien, the Notes and the obligations under this Indenture (or a Note Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with, or in the case of Liens with respect to Subordinated Indebtedness, with priority to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured and (b) in the case of any property or asset constituting Collateral, Permitted Collateral Liens.

Any such Lien created in favor of the Notes pursuant to sub-clause (a)(ii) of the preceding paragraph will be automatically and unconditionally released and discharged (i) upon the release and discharge of the Initial Lien to which it relates to the extent it does not also secure the relevant Indebtedness at such time and (ii) otherwise as set forth under Section 10.02.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increase in the value of property securing Indebtedness.

Section 4.13 Limitation on Issuer Activities.

(a)	The Issuer shall not engage in any business trading activities or own any assets or Incur any Indebtedness, other than:

(1)	(i) the entry into and performance of its rights and obligations under and in connection with the Transactions, the Transaction Support Agreement, the Indenture, any Intercreditor Agreement, the Security Documents and any documents related to the foregoing; and (ii) the performance of any contract, agreement or other transaction existing or entered into on the Issue Date;

(2)	the performance of any contract, agreement or other transaction with the Issuer’s Restricted Subsidiaries and the making of any Investment, in each case to the extent not prohibited by this Indenture and reasonably relating to the other activities enumerated herein;

(3)	the entry into and performance of its rights and obligations in respect of (i) contracts and agreements with its officers, directors, employees, consultants and independent directors, (ii) subscription or purchase agreements for securities, preparation and issuance of common and/or preferred equity certificates, public offerings, debt offerings, rights offerings, tender offers, change of control offers or asset disposition offers, consent solicitations, voting and other shareholder agreements, registration rights agreements, investor rights agreements, engagement letters, underwriting agreements, dealer manager agreements, solicitation agency agreements, agreements with rating agencies and other agreements in respect of its securities or any offering, issuance or sale thereof and (iii) engagement letters and reliance letters in respect of legal, accounting and other advice and/or reports received and/or commissioned by it;

(4)	holding shares and other debt and equity interests in Subsidiaries and the subscription for debt or equity in and the making of capital contributions in or loans to or Investments in Subsidiaries;

(5)	(i) ownership of cash and Cash Equivalents and (ii) entry into, holding and utilization of Bank Products and participation in cash pooling and cash management arrangements, in each case to the extent not prohibited by this Indenture and reasonably relating to the other activities enumerated herein;

(6)	the Incurrence of (including liabilities and obligations in respect of) Indebtedness, Subordinated Shareholder Debt and Liens not otherwise prohibited by this Indenture (including in respect of Permitted Collateral Liens and Permitted Liens) and activities reasonably incidental thereto (including, without limitation, the entry into and performance of the terms and conditions of, and any obligations under, any document in connection therewith) and guaranteeing Indebtedness of Subsidiaries;

(7)	administrative, managerial, legal, treasury, tax, insurance, human resources and accounting services, arrangements with shareholders and the employment and secondment of employees, including the entry into and performance of any employee incentive or benefit arrangements, the fulfilment of any audit, financial monitoring or reporting requirements, taking of any actions necessary or required by its auditors in connection with the preparation of annual or quarterly financial statements or management accounts, services agreements, tax consolidation agreements or arrangements, retention of counsel, and any activities or requirements in connection with any public offering or private placement, and activities reasonably incidental to such services and arrangements (including entering into contracts with employees) and the ownership of assets necessary to provide such services as well as other holding company activities in the ordinary course of business;

(8)	the making or receipt of any payment, distribution, dividend, repurchase of equity securities or Investment which is permitted or not prohibited by Section 4.07 and any transaction permitted under Section 5.01 or under Section 4.10 and taking all actions necessary or advisable in connection with a Change of Control;

(9)	owning, leasing, managing or operating any properties or assets related to administration, employees and functions incidental to its existence or properties and assets related to the business or operations as a holding company or as permitted by the other paragraphs of this Section 4.13;

(10)	the incurrence and payment of any fees, costs, expenses and Taxes relating to the activities of or services provided to or duties of the Issuer and any Restricted Subsidiaries (including, without limitation, overhead costs, management costs, filling fees, audit costs, Taxes and other ordinary course fees, costs and expenses) and completion of acquisitions of assets and securities otherwise permitted hereby;

(11)	other transactions, activities and arrangements related or reasonably incidental to the establishment and/or maintenance of its or the Issuer’s or any Restricted Subsidiary’s corporate existence (including the provision of holding company, corporate or performance guarantees) and otherwise consistent with the activities of a holding company and activities reasonably incidental thereto;

(12)	the performance of obligations and exercise of rights under contracts or arrangements with any Parent Entity, Permitted Holder, joint venture or joint venture partner or direct or indirect shareholder or other holder of the Issuer’s securities entered into in compliance with this Indenture;

(13)	entry into, performance of and Incurrence of Indebtedness and liabilities under any Intercreditor Agreement, Additional Intercreditor Agreement and the Security Documents or any Permitted Lien, Permitted Collateral Lien or Lien Incurred in accordance with the Section 4.12;

(14)	the issuance, offering, sale and listing of Capital Stock (including in a public offering or private placement) and conducting activities related or reasonably incidental to any public offering or private placement, including the maintenance of any listing and compliance with its obligations under registration rights agreements, shareholder agreements, investor rights agreements or warrant agreements to which it may be a party;

(15)	compliance with the Securities Act, the Exchange Act, SEC reporting obligations, New York Stock Exchange rules and regulations, and the rules and regulations of any stock exchange on which the Issuer’s securities may be listed or traded, including payment of listing and filing fees required thereby and compliance with the requirements described under “Reports” above;

(16)	ordinary course transactions, contracts and arrangements with transfer agents, paying agents, trustees, registrars, collateral agents, exchange agents, solicitation agents, depositaries, stock exchanges and clearing agencies;

(17)	the making, payment and receipt of Holding Company Expenses and any other transaction, activities and arrangements contemplated by the covenant described under Section 4.11; and

(18)	other transactions, activities and arrangements that are either (i) consistent with the above or (ii) not specifically set out above that are de minimis in nature.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a)	If a Change of Control occurs, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the applicable purchase date (the “Change of Control Purchase Price”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control, the Issuer shall give written notice in accordance with the procedures of Section 3.03 and Section 13.01 hereof, with a copy to the Trustee, stating:

(1)       that a Change of Control has occurred or may occur and that each Holder has the right to require the Issuer to purchase such Holder’s Notes at the Change of Control Purchase Price (the “Change of Control Payment”);

(2)       the repurchase date (the repurchase date so stated the “Change of Control Payment Date”), which date shall be no earlier than 10 days nor later than 60 days from the date such notice is given;

(3)       the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(4)       that, if such notice is given prior to the occurrence of a Change of Control, the Change of Control Offer is conditional on the occurrence of such Change of Control;

(5)       the circumstances and relevant facts regarding such Change of Control;

(6)       that any Note accepted for Change of Control Payment will cease to accrue interest after the Change of Control Payment Date unless the Change of Control Purchase Price is not paid; and

(7)       that any Note (or part thereof) not tendered will continue to accrue interest (the offer so being made the “Change of Control Offer”).

(b)	The Issuer will comply with the requirements of any applicable securities laws or regulations in connection with the repurchase of Notes. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of the conflict.

(c)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered;

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer;

(4)	in the case of Global Notes, deliver, or cause to be delivered, to the Trustee (or an authenticating agent) the Global Notes in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuer; and

(5)	in the case of Definitive Registered Notes, deliver or cause to be delivered, to the relevant Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuer.

If any Definitive Registered Notes have been issued, the Paying Agent will promptly mail to each Holder of Definitive Registered Notes so tendered the Change of Control Payment for such Notes, and the Trustee (or an Authenticating Agent) will, at the request and cost of the Issuer, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Definitive Registered Notes a new Definitive Registered Note equal in aggregate principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in an aggregate principal amount that is at least US$1,000 or an integral multiple of US$1 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions of this Section 4.14 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(d)	The Issuer shall not be required to make the Change of Control Offer upon a Change of Control if (1) a third party makes an offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)	For so long as the Notes are listed on the Official List of the Exchange and the rules of the Authority so require, the Issuer will notify the Authority of any Change of Control Offer.

Section 4.15 Additional Guarantees.

(a)	The Issuer shall cause each Restricted Subsidiary that is not a Guarantor and that, after the Issue Date, Guarantees any (i) Public Debt or (ii) Indebtedness under any Credit Facility, in each case, of the Issuer or any Guarantor (subject to the Agreed Security Principles as set forth therein), to execute and deliver concurrently to the Trustee a supplemental indenture providing for a Note Guarantee of such Restricted Subsidiary pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes, which Note Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness, and such additional amendments or supplements to the Security Documents or any Intercreditor Agreement as may be required pursuant to the Note Documents.

(b)	As further set out in Article 11, each Additional Note Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to general statutory limitations, capital maintenance, corporate benefit, fraudulent preference, financial assistance or thin-capitalization rules or other similar laws or regulations (or analogous restrictions) of any applicable jurisdiction).

(c)	Notwithstanding the foregoing, the Issuer shall not be obligated to cause such Restricted Subsidiary to Guarantee the Notes to the extent that such Note Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in a violation of applicable law which, in any case, cannot be prevented or otherwise avoided through measures reasonably available to the Issuer or the Restricted Subsidiary (including “whitewash” or similar procedures) or any liability for the officers, directors or shareholders of such Restricted Subsidiary.

Section 4.16 [Reserved]

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a)	The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation to:

(A)	subscribe for additional Capital Stock of such Person; or

(B)	maintain or preserve such Person’s financial condition or cause such person to achieve any specified levels of operating results;

(3)	all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount which shall be the Restricted Payment’s Fair Market Value at the time of such transfer and a Restricted Payment in such amount would be permitted at such time under Section 4.07 or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”; and

(4)	after giving effect to, and as a result of, such designation there will be no Default or Event of Default.

(b)	The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (ii) the Issuer could Incur at least £1.00 of additional Indebtedness as described in Section 4.09(a)(x), on a pro forma basis taking into account such designation as if it had occurred at the beginning of the applicable reference period, or the Issuer could otherwise Incur any outstanding Indebtedness of such Unrestricted Subsidiary pursuant to one or more of the clauses in Section 4.09(b). Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

Section 4.18 Maintenance of Listing.

The Issuer shall use its commercially reasonable efforts to obtain and maintain the listing of the Notes on the Official List of the Exchange for so long as any Notes are outstanding; provided that if the Issuer is unable to obtain admission to such listing or if at any time the Issuer determines that it will not maintain such listing, it shall use its commercially reasonable efforts to obtain and maintain a listing of the Notes on another “recognised stock exchange” (within the meaning of Section 1005 of the Income Tax Act of 2007 of the United Kingdom (the “ITA”) as it applies for purposes of Section 987 of the ITA), in which case, references in this Section 4.18 to the Exchange will be deemed to refer to such other “recognised stock exchange”.

Section 4.19 Impairment of Security Interest.

(a)	The Issuer will not, and the Issuer will not cause or permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of “Permitted Collateral Liens” shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral), for the benefit of the Trustee and the Holders, and the Issuer will not, and the Issuer will not cause or permit any of its Restricted Subsidiaries to, grant to any Person other than the Security Agent, for the benefit of the Holders and the other beneficiaries described in the Security Documents and any Intercreditor Agreement, any interest whatsoever in any of the Collateral; provided that:

(1)	nothing in this provision shall restrict the discharge or release of the Collateral in accordance with this Indenture, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents; and

(2)	the Issuer and the Issuer’s Restricted Subsidiaries may incur Permitted Collateral Liens;

and provided further, however, that no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with such amendment, extension, replacement, restatement, supplement, modification or renewal, the Issuer delivers to the Security Agent either:

(A)	a solvency opinion from an accounting, appraisal or investment banking firm of national standing confirming the solvency of the Issuer and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement; or

(B)	a certificate from the chief financial officer, chief executive officer or the Board of Directors of the relevant Person in the form set forth as Exhibit E to this Indenture, which confirms the solvency of the person granting such Security Interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement; or

(C)	an Opinion of Counsel (subject to customary exceptions and qualifications), confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the Notes created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, and that such Lien or Liens were not otherwise subject to any limitation, imperfection or a hardening period immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.

(b)	Notwithstanding Section 4.19(a), which shall not apply to the actions described in this Section 4.19(b), at the direction of the Issuer and without the consent of the Holders or the Trustee, the Security Agent may from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for Permitted Collateral Liens to the extent permitted by this Indenture; (iii) add to the Collateral or add additional Guarantors or obligors; (iv) comply with the terms of any Intercreditor Agreement or any Additional Intercreditor Agreement; (v) evidence the succession of another Person to the Issuer and the assumption by such successor of the obligations under this Indenture, the Notes and the Security Documents, in each case, in accordance with Article 5; (vi) provide for the release of property and assets constituting Collateral from the Lien of the Security Documents or the release of a Note Guarantee granted by a Guarantor, in each case, in accordance with (and if permitted by) the terms of this Indenture and any Intercreditor Agreement; (vii) conform the Security Documents to any provision of the “Description of the Notes” section of the Offering Memorandum; (viii) evidence and provide for the acceptance of the appointment of a successor Trustee or Security Agent; or (ix) make any other change thereto that does not adversely affect the rights of the Holders in any material respect.

(c)	In the event that the Issuer or the relevant Restricted Subsidiary complies with this Section 4.19, the Trustee and the Security Agent shall (subject to customary protections and indemnifications and each of the Trustee and the Security Agent being indemnified and secured to its satisfaction) consent to such amendment, extension, renewal, restatement, supplement, modification or replacement with no need for instructions from Holders, but upon receipt of an Officer’s Certificate and Opinion of Counsel by the Trustee and the Security Agent.

Section 4.20 Additional Amounts.

(a) All payments by or on behalf of the Issuer or, pursuant to the terms of the relevant Note Guarantee, any present or future Guarantor or any successor of any of the foregoing (each a “Payor”) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the deduction or withholding of such Taxes is required by law. If any withholding or deduction for, or on account of, any Taxes imposed by or on behalf of or levied within (i) the United Kingdom or any political subdivision or taxing authority thereof or therein, (ii) any jurisdiction from or through which payment on the Notes or a Note Guarantee is made for or on behalf of a Payor (including the jurisdiction of any Paying Agent) or any political subdivision thereof or therein, (iii) any other jurisdiction in which a Payor is organized or otherwise considered to be resident or has a permanent establishment for tax purposes or (iv) any province, municipality or other political subdivision or taxing authority in or of any such jurisdiction under foregoing (i) through (iii) (any such jurisdiction under foregoing (i) through (iv) a “Relevant Tax Jurisdiction”), will at any time be required by law to be made from any payments including, without limitation, payments of, or in respect of, principal, redemption or repurchase price, premium or interest made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Note Guarantee, the relevant Payor shall pay (together with such payment) such additional amounts as may be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction (including any deduction or withholding from such additional amounts) shall equal the respective amounts that would have been receivable in respect of the relevant Notes, in the absence of such deduction or withholding (the aggregate of such additional amounts, “Additional Amounts”), except that no such Additional Amounts shall be payable with respect to:

(1)	any Taxes, to the extent such Taxes are withheld, deducted or imposed by reason of the Holder or beneficial owner of a Note (or a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) having, or having had, some personal or business connection with the Relevant Tax Jurisdiction (other than the mere acquisition, ownership, holding or disposition of such Note, the enforcement of rights under such Note or under a Note Guarantee, or the receipt of any payments in respect of such Note or Note Guarantee);

(2)	any Taxes that are payable otherwise than by deduction or withholding from a payment under or with respect to the Notes or any Note Guarantee;

(3)	any Taxes imposed on a payment on a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder who would have been able to avoid such Taxes by presenting the relevant Note to another Paying Agent;

(4)	any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(5)	any Taxes, to the extent such Taxes are withheld, deducted or imposed by reason of the failure of the Holder, following the written request of the Payor, the Paying Agent, or any other person acting as an agent for any Payor or the Paying Agent addressed to the Holder (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request, and in all events, at least 60 days before any such withholding or deduction would be required), to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally entitled to provide such certification or documentation;

(6)	any Taxes, to the extent such Taxes are withheld, deducted or imposed under section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, as of the Issue Date (and any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), including any current or future Treasury regulations or other official interpretations thereunder or any law or regulation implementing an intergovernmental agreement between a non-U.S. government and the United States with respect to the foregoing;

(7)	any Taxes, to the extent that such Taxes were imposed as a result of the presentation of the Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last of day of such 30-day period);

(8)	any Taxes, to the extent such Taxes are withheld, deducted or imposed on or with respect to any payments under, or with respect to, the Notes or under or with respect to any Note Guarantee by reason of the Holder being, or having been a fiduciary or partnership or any person other than the sole beneficial owner of any such payments to the extent that such Taxes would not have been imposed or required to be withheld or deducted on such payments had the beneficial owner of the applicable Notes been the holder of such Note; or

(9)	any combination of items (1) through (8) above.

(b) In cases where the deduction or withholding of Taxes on or with respect to any payments under or with respect to the Notes or with respect to any Note Guarantee is required by law to be made by a Payor, the Payor will (i) make any required withholding or deduction and (ii) timely remit the full amount deducted or withheld to the Relevant Tax Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Tax Jurisdiction imposing such Taxes and will furnish to a Holder such certified copies of tax receipts as soon as reasonably practical.

(c) Additional Amounts may be paid by the Issuer in the form of (i) with respect to PIK interest, PIK Notes and (ii) in other cases, cash. If the Payor becomes aware that it will be obligated to pay Additional Amounts with respect to such payment, at least 30 days prior to each date on which any payment under or with respect to the Notes or any Note Guarantee is due and payable (unless such obligation to pay Additional Amounts arises after the 45th day prior to such date, in which case it must be delivered promptly thereafter), the Payor will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amounts estimated to be payable and shall deliver a notice to the relevant Holders of the payment of such Additional Amounts in accordance with Section 13.01 on the payment date.

(d) The Payor will pay any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies imposed by a Relevant Tax Jurisdiction (including penalties and interest related thereto and any other reasonable expenses with respect thereto) which arise from or in connection with the execution, delivery, issuance or registration of the Notes or any Note Guarantee or any other document or instrument in relation thereto (other than a transfer of the Notes after the Issue Date), or the receipt of any payments with respect to, or enforcement of, the Notes or any Note Guarantee (limited, in the case of any such taxes, charges or levies that arise from the receipt of any payments with respect to the Notes, to any such taxes, charges or levies that are not excluded under clauses (1) and (3) through (8) of Section 4.20(a)), and the Payor agrees to indemnify the Holders for any such taxes, charges or levies paid by such Holders.

(e) The obligations in this Section 4.20 will survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor to a Payor is incorporated, organized or otherwise considered to be resident or conducts business for tax purposes or any jurisdiction from or through which any payment on the Notes or any Note Guarantee is made by or on behalf of the Payor and any political subdivision or taxing authority or agency thereof or therein.

(f) Whenever in this Indenture there is mentioned, in any context, the payment or non-payment of principal, premium or interest, if any, or any other amount payable under or with respect to any Note or Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.21 Suspension of Certain Covenants when Notes Rated Investment Grade.

(a) If on any date following the date of this Indenture:

(1)	the Notes are rated with an Investment Grade Rating by two Rating Agencies; and

(2)	no Default has occurred and is continuing under this Indenture (the foregoing conditions being referred to collectively as the “Suspension Condition”);

then, beginning on that day and subject to Section 4.21(b) below, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15, 4.17, 4.24 and Section 5.01(a)(2), Section 5.01(a)(3) and Section 5.01(b)(2) hereof (collectively, the “Suspended Covenants”) will be suspended as to the Notes.

(b) During any period that the foregoing sections have been suspended, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 unless the designation would have complied with Section 4.07.

(c) Notwithstanding the foregoing, if the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the Suspension Condition having been met and, subsequently, one or both of the respective Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the Notes such that the Notes no longer have an Investment Grade Rating by the respective two Rating Agencies, then the Issuer and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. (a) Compliance with the Suspended Covenants (i) with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the reinstated Section 4.07 as if the provisions had been in effect since the Issue Date (accordingly, Restricted Payments made during such period when the Suspended Covenants are suspended will reduce the amount available to be made as Restricted Payments described under Section 4.07(a)) and (ii) with respect to Indebtedness incurred after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the reinstated Section 4.09 as if any Indebtedness incurred on or after the occurrence of the Suspension Condition will be deemed to have been incurred pursuant to Section 4.09(a); and (b) the Issuer will, and will cause each Restricted Subsidiary that would have been required to Guarantee the Notes pursuant to Section 4.15 during such period when the Suspended Covenants are suspended to take all actions it would have been required to take to comply with Section 4.15 if it had not been suspended including executing a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture and pledging the Restricted Subsidiary’s existing and future assets and pledging all of the Capital Stock in such Restricted Subsidiary to secure the Notes and the Note Guarantees; provided, further, that no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries will bear any liability for, any actions taken or events occurring after such Notes attain the required ratings and before any reinstatement of the Suspended Covenants as provided above, or any actions, taken at any time pursuant to any contractual obligations arising prior to the reinstatement of the Suspended Covenants, regardless of whether those actions or events would have been permitted if the applicable sections had remained in effect during such period.

(d) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve an Investment Grade Rating or have such Investment Grade Rating withdrawn. The Issuer shall notify the Trustee in writing that the conditions set forth in Section 4.21(a) have been satisfied, provided that, no such notification shall be a condition for the suspension of the covenants described under this Section 4.21 to be effective.

Section 4.22 Collateral.

(a) Notwithstanding anything to the contrary in this Indenture, the Issuer and each Guarantor shall (and, to the extent applicable, the Issuer shall procure that each of its Restricted Subsidiaries shall), at its own expense, execute and do all such acts and things and provide such assurances as the Security Agent may reasonably require:

(1)	to ensure that a minimum balance of at least £50,000,000 is held at all times in the CHL Blocked Account and no amount shall be withdrawn from the CHL Blocked Account without the prior written consent of the Security Agent, except that Cazoo Holdings Limited shall be permitted to and shall procure that, within three (3) Business Days after interest on or other yield generated by the minimum balance of £50,000,000 is credited to the CHL Blocked Account, all such interest or yield is transferred to a Charged Account of Cazoo Holdings Limited in accordance with and as defined under the Security Documents;

(2)	subject to the Agreed Security Principles, for registering any Security Documents in any required register and for perfecting or protecting the security intended to be afforded by such Security Documents; and

(3)	if such Security Documents have become enforceable, for facilitating the realization of all or any part of the assets which are subject to such Security Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets. The Issuer shall, and the Issuer shall procure that each Guarantor shall, execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably request.

Section 4.23 Intercreditor Agreement, Amended and Additional Intercreditor Agreements.

(a) At the request of the Issuer, at the time of, or prior to, the Incurrence of (1) any Pari Passu Indebtedness permitted to be incurred under Section 4.09 by the Issuer or any of its Restricted Subsidiaries that is permitted to share the Collateral or (2) Indebtedness permitted under Section 4.09(b)(vi) (the “Super Senior Hedging Liabilities”), for which any security that may be granted in respect of the Notes or the Note Guarantees (the “Shared Collateral”) may rank junior with respect to distributions of proceeds of any enforcement of the Shared Collateral, the Issuer or the relevant Restricted Subsidiary, the relevant intra-group creditors, the relevant intra-group debtors, the Trustee and the relevant security agent will enter into an Intercreditor Agreement in respect of the Shared Collateral with the other creditors sharing the benefit of such Lien (together with the Trustee and the Holders of the Notes, the “Secured Creditors” and the liabilities owing to such creditors being the “Secured Liabilities”) (or their agent, representative or trustee), containing provisions which reflect the Fundamental Intercreditor Rights.

(b) At the request of the Issuer, at the time of, or prior to, the Incurrence of any Indebtedness that is permitted to share the Collateral, the Issuer, the relevant Guarantors, the Trustee and the Security Agent shall enter into an additional intercreditor agreement (each an “Additional Intercreditor Agreement”) on terms substantially similar to any Intercreditor Agreement (or not materially less favorable to the Holders) or an amendment to, or an amendment and restatement of, any Intercreditor Agreement (which amendment is not materially less favorable to the Holders); provided that such Intercreditor Agreement or Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or the Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or any Intercreditor Agreement; provided further that it is understood and agreed that an increase in the amount of Indebtedness being subjected to the terms of any Intercreditor Agreement or any Additional Intercreditor Agreement will be deemed to be on substantially similar terms to any Intercreditor Agreement and will be deemed not to adversely affect the rights of the Holders and will be permitted by this Section 4.23 if, in each case, the Incurrence of such Indebtedness (and any Lien in its favor), would not be otherwise prohibited by this Indenture.

(c) At the written direction of the Issuer and without the consent of the Trustee, the Security Agent or any Holder, the Trustee and the Security Agent shall from time to time enter into one or more amendments to the Subordination Deed, any Intercreditor Agreement and any Additional Intercreditor Agreement at the Issuer’s request to: (1) cure any ambiguity, omission, defect, manifest error or inconsistency of any such agreement; (2) include customary provisions implementing that any new Indebtedness that is permitted to share the Collateral (other than to the extent such Indebtedness constitutes Super Senior Hedging Liabilities or Pari Passu Indebtedness pursuant to the Note Documents) ranks junior in right of payment to the Notes, (3) subject to customary anti-layering protections included in any Intercreditor Agreement, increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by the Issuer or any Restricted Subsidiary that is subject to any such agreement; (4) add Restricted Subsidiaries or Guarantors to the Subordination Deed, any Intercreditor Agreement or any Additional Intercreditor Agreement; (5) further secure the Notes (including any Additional Notes); (6) make provision for equal and ratable pledges of the Collateral to secure Additional Notes; (7) implement any Permitted Collateral Liens; (8) amend the Subordination Deed, any Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof; (9) amend the Subordination Deed, any Intercreditor Agreement or any Additional Intercreditor Agreement to (i) remove any references to any secured obligations following the full redemption or repayment of any such obligations and the cancellation or termination of underlying contractual arrangements, as applicable and/or (ii) replace any such references with references to any new contractual obligations governing any such secured obligations that replace and/or refinance, as applicable such secured obligations, in each case to the extent permitted by the Indenture; or (10) make any other change to any such agreement that does not adversely affect the Holders in any material respect.

(d) Each Holder of a Note, by accepting such Note, will be deemed to have: (1) appointed and authorized the Trustee to give effect to such provisions; (2) authorized the Trustee to become a party to any the Subordination Deed or future intercreditor arrangements described above; (3) agreed to be bound by such provisions and the provisions of any future intercreditor arrangements described above; and (4) irrevocably appointed the Trustee to act on its behalf to enter into and comply with such provisions and the provisions of any future intercreditor arrangements described above. All references to the Trustee in this section “—Intercreditor Agreement” shall be deemed to include reference to the Security Agent as applicable.

(e) Save as may be required by mandatory provisions of law, each Holder, by accepting a Note, will be deemed to have agreed to and accepted the terms and conditions of, and to have directed the Trustee and the Security Agent to enter into, the Subordination Deed, each Intercreditor Agreement and Additional Intercreditor Agreement and any amendment referred to in the preceding paragraphs, and the Trustee or the Security Agent shall not be required to seek the consent of any Holders to perform its obligations under and in accordance with this Section 4.23. Before entering into an Additional Intercreditor Agreement or effecting any amendment to the Subordination Deed or any Intercreditor Agreement pursuant to this Section 4.23, the Trustee or the Security Agent may elect to base its decision on an Officer’s Certificate and an Opinion of Counsel. Neither the Trustee nor the Security Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate and Opinion of Counsel. The Issuer shall notify the Holders of the entry into an Additional Intercreditor Agreement or any amendment to the Subordination Deed or any Intercreditor Agreement effected pursuant to this Section 4.23 without undue delay in accordance with the procedures set forth in this Indenture.

Section 4.24 Minimum Liquidity.

(a) Notwithstanding anything to the contrary in this Indenture, the Issuer shall ensure that on each Liquidity Test Date, beginning in the fiscal quarter ending on December 31, 2023, the Available Liquidity (as shown in the relevant Liquidity Compliance Certificate) is not less than £50.0 million (the “Minimum Liquidity Threshold”).

(b) The Issuer shall deliver to the Trustee within 10 Business Days of each Liquidity Test Date a Liquidity Compliance Certificate evidencing whether or not the Issuer’s Available Liquidity as of such Liquidity Test Date exceeds the Minimum Liquidity Threshold.

(c) For purposes of this clause:

(1) “Available Liquidity” means, as of any date of determination, the aggregate of (in each case, without double counting): (1) 100% of the amount of cash and Cash Equivalents held by the Issuer or any of its Restricted Subsidiaries and (2) to the extent available to be drawn, any undrawn commitments under any Credit Facility and any undrawn commitments under any Indebtedness permitted under Section 4.09 (Incurrence of Indebtedness), provided that any cash held in a blocked account, which may be a money market account, subject always to fixed charge security, including the CHL Blocked Account where the proceeds of the sale and leaseback transaction with Geenhous Limited related to the Issuer’s Cold Meece freehold property shall be deposited, shall count for purposes of calculating the Available Liquidity;

(2) “Liquidity Test Date” means the last day of each fiscal quarter in each fiscal year of the Issuer; and

(3) “Liquidity Compliance Certificate” means a compliance certificate evidencing whether or not the Issuer’s Available Liquidity exceeds the Minimum Liquidity Threshold.

Section 4.25 Guarantor Coverage.

(a) On the last day of any fiscal quarter in each fiscal year of the Issuer following the date of this Indenture:

(1)	the aggregate earnings before interest, tax, depreciation and amortization of the Guarantors as a group shall represent 85% or more of the earnings before interest, tax, depreciation and amortization of the Issuer and its Subsidiaries on a consolidated basis during the most recent quarter for which financial statements are available; and

(2)	the aggregate gross revenue of the Guarantors as a group shall represent 85% or more of the gross revenue of the Issuer and its Subsidiaries on a consolidated basis for the most recent quarter for which financial statements are available (this Section 4.25(a)(1) and (2), the “Guarantor Coverage Test”);

provided that if the Guarantor Coverage Test is not satisfied as of the last day of any fiscal quarter of the Issuer following the date of this Indenture, then, within 60 days, the Issuer shall, subject to the Agreed Security Principles, cause additional Restricted Subsidiaries that are not Guarantors to become Guarantors until the Guarantor Coverage Test is satisfied.

(b) Beginning on the date which is 60 days after the Issue Date, the Issuer is required to ensure that (subject to the Agreed Security Principles) each Restricted Subsidiary of the Issuer which becomes a Material Company and each direct holding company of such Material Company and each other Restricted Subsidiary of the Issuer as may be necessary to ensure that the Guarantor Coverage Test is satisfied executes and delivers to the Trustee a supplemental indenture providing for a Note Guarantee. Such execution and delivery of a supplemental indenture must occur:

(1)	on the date falling 60 days after the Issue Date;

(2)	within 60 days of receipt by the Trustee of the semi-annual financial statements which indicates that a Restricted Subsidiary of the Issuer is a Material Company or (as relevant) indicates that other Restricted Subsidiaries of the Issuer must become guarantors to ensure that the Guarantor Coverage Test is satisfied; and

(3)	60 days following the acquisition of a Material Company.

(c) The Issuer shall ensure that each Restricted Subsidiary and Material Company which is required to become a Guarantor pursuant to paragraph (a) or (b) above delivers such Security Documents (and corporate documents, legal opinions and other documents reasonably required by the Security Agent in relation thereto) granting transaction security over its assets as required by and subject to the Agreed Security Principles within such 60-day period applicable under paragraph (a) or (b).

Section 4.26 Intra-group Receivable Undertakings

The Issuer and each Guarantor shall (and to the extent applicable, the Issuer shall procure that each of its Restricted Subsidiaries shall) ensure that:

(a) prior to the issuance of the Notes on the Issue Date, their rights and obligations under any existing funding arrangements (if any) amongst the Issuer and/or any of its Restricted Subsidiaries (other than Cazoo Holdings Limited) (in their capacity as intra-group creditor, the “Relevant Intra-Group Creditor”) and Cazoo Ltd (as intra-group debtor) shall be assigned by way of transfer to Cazoo Holdings Limited, in the amount equal to any intra-group loans owed by the Relevant Intra-Group Creditor (in its capacity as intragroup debtor) to Cazoo Holdings Limited (as intra-group creditor) and such assigned receivables shall be subject to the first priority security created by Cazoo Holdings Limited in favor of the Security Agent (the “Assigned Receivables Transfers”);

(b) any future upstream or downstream intragroup loans amongst the Issuer and/or any Guarantor shall be documented under intragroup loan agreements substantially in the agreed form attached as Exhibit H to this Indenture (the “Agreed Form Intra-Group Loan Agreement”) and receivables under such intra-group loans shall be subject to first priority security in favor of the Security Agent;

(c) any equity investment to be made into any Guarantor shall be made by way of an intragroup loan documented under an intragroup loan agreement, and in each case any such intragroup loan agreement shall be substantially in the Agreed Form Intra-Group Loan Agreement and receivables under such intragroup loans shall be subject to first priority security in favor of the Security Agent;

(d) the entry into any intra-group loan agreements by a Guarantor (other than Cazoo Holdings Limited) as an intra-group debtor shall be subject to the relevant Guarantor first confirming that the aggregate available cash resources held by the Guarantors (other than Cazoo Holdings Limited) and the Issuer is less than £36 million (“Minimum Cash Resource Threshold”), in addition to any restricted cash held by such Guarantors in favor of third parties and permitted under the Indenture (“Restricted Cash”), to be allocated from time to time across the relevant Guarantors by Cazoo Holdings Limited;

(e) to the extent any such “Restricted Cash” ceases to be restricted or otherwise held in favor of third parties, such amounts of previously Restricted Cash shall be part of the available cash resources which constitute the Minimum Cash Resource Threshold; and

(f) if the aggregate available cash resources held by the Guarantors (other than Cazoo Holdings Limited) is less than the Minimum Cash Resource Threshold (in addition to any Restricted Cash) taking into account pro forma payments to be made on such day, the relevant Guarantor (as an intra-group debtor) may enter into intra-group loan agreements with Cazoo Holdings Limited (as intragroup creditor) for liquidity purposes to ensure that the aggregate cash balance of the Guarantors (other than Cazoo Holdings Limited) is equal to the Minimum Cash Resource Threshold (in addition to any Restricted Cash). If at any time the aggregate available cash resources held by the Guarantors (other than Cazoo Holdings Limited) is greater than the Minimum Cash Resource Threshold (in addition to any Restricted Cash) for a period of three consecutive Business Days, the relevant Guarantors shall ensure that any amounts in excess of the Minimum Cash Resource Threshold (in addition to any Restricted Cash) will be either (i) upstreamed by way of repayment of any intra-group loans owing to Cazoo Holdings Limited within three Business Days thereafter or (ii) upstreamed to Cazoo Holdings Limited within five Business Days thereafter by way of (x) to the extent commercially reasonable, carrying out a reallocation or transfer of assigned receivables in a manner similar to the Assigned Receivables Transfer or (y) if required, by way of intra-group loans to Cazoo Holdings Limited in the Agreed Form Intra-Group Loan Agreement receivables of which shall be subject to first priority fixed charge in favor of the Security Agent.

Section 4.27 Conditions Precedent

The Issuer and each Guarantor shall deliver all of the documents and evidence listed in Schedule A (Conditions precedent) prior to the issuance of the Notes on the Issue Date.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer shall not, directly or indirectly, consolidate with or merge with or into another Person, or convey, transfer or lease all or substantially all the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized, incorporated and/or registered (as the case may be) and existing under the laws of the Cayman Islands, the United Kingdom, any member state of the European Union, Switzerland, any state of the United States of America or the District of Columbia, and the Successor Company (if not the Issuer) will expressly assume in appropriate documentation delivered to the Trustee all the obligations of the Issuer under the Notes, the Security Documents, any Intercreditor Agreement, any Additional Intercreditor Agreement and this Indenture (pursuant to a supplemental indenture executed and delivered to the Trustee and amendments or supplements to any Intercreditor Agreement or the Security Documents, as applicable);

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction and any related financings either (A) the Successor Company would be able to Incur at least an additional £1.00 of Indebtedness pursuant to Section 4.09(a)(x) or (B) the Fixed Charge Coverage Ratio of the Issuer or the Successor Company and its Restricted Subsidiaries taken as a whole as calculated pursuant to Section 4.09(a)(x) would not be lower following such transaction than it was prior to such transaction after giving pro forma effect to such transaction and any Indebtedness incurred in connection therewith; and

(4)	the Issuer shall have delivered to the Trustee and the Security Agent an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any is required in connection with such transaction) comply with this Indenture, and an Opinion of Counsel to the effect that such supplemental indenture (if any) and amendments to any Intercreditor Agreement or Security Documents (as applicable) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b) The Issuer shall not permit any Guarantor, directly or indirectly, to consolidate with or merge with or into another Person, or convey, transfer or lease all or substantially all the properties and assets of such Guarantor and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either:

(A)	the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized, incorporated and/or registered (as the case may be) and existing under the laws of the Cayman Islands, the United Kingdom, any member state of the European Union, Switzerland, any state of the United States of America, the District of Columbia or the jurisdiction in which it was originally organized, and such Person (if not a Guarantor) will expressly assume in appropriate documentation delivered to the Trustee, all the obligations of such Guarantor under its Note Guarantee(s), this Indenture (pursuant to a supplemental indenture executed and delivered to the Trustee and amendments or supplements to any Intercreditor Agreement or the Security Documents, as applicable), any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents; or

(B)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the conveyance, transfer or lease of all or substantially all the properties and assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture;

(2)	immediately after giving effect to, and as a result of, such transaction no Default or Event of Default shall have occurred and be continuing; and

(3)	the Issuer and such Guarantor shall deliver to the Trustee and the Security Agent in accordance with Section 13.01, an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger, conveyance, transfer or lease, such supplemental indenture (if any is required in connection with such transaction) and, in the case of Section 5.01(b)(1)(A) only, such assumption by the resulting, surviving or transferee Person comply with this Indenture, and an Opinion of Counsel to the effect that such supplemental indenture (if any) and amendments to any Intercreditor Agreement or Security Document (as applicable) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Guarantor; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

The successor to any Guarantor will succeed to, and be substituted for, such Guarantor under the applicable Note Guarantee.

(c) This Section 5.01 will not apply to (a) any consolidation, merger or transfer of assets of any Restricted Subsidiary that is not a Guarantor into the Issuer or a Guarantor, (b) any consolidation, merger or transfer of assets among Guarantors, or (c) any consolidation, merger or transfer of assets among the Issuer and any Guarantor; provided that, Section 5.01(a)(1) and Section 5.01(a)(4) will be complied with. Section 5.01(a)(2), Section 5.01(a)(3) and Section 5.01(b)(2) will not apply to any merger or consolidation of the Issuer or any Guarantors with or into an Affiliate solely for the purpose of reincorporating the Issuer or such Guarantor in another jurisdiction.

(d) If and for so long as the Notes are listed on the Official List of the Exchange and the rules of the Authority so require, the Issuer shall publish notice of the occurrence of any of the events described in this Section 5.01 in accordance with the prevailing rules of the Authority.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer or Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or “Guarantor” shall refer instead to the successor Person and not to the Issuer or Guarantor), and may exercise every right and power of the Issuer or Guarantor under this Indenture with the same effect as if such successor Person had been named as the Issuer or Guarantor, as applicable, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following constitutes an “Event of Default”:

(1) default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(3) failure by the Issuer or any of the Guarantors to comply with any obligation under Article 5, continued for 30 days;

(4) failure by the Issuer or any of the Guarantors to comply for 60 days after written notice from the Trustee on behalf of the Holders or upon written instruction by Holders of at least 25% in aggregate principal amount of the Notes then outstanding with its other obligations contained in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

(A) is caused by a failure to pay when due principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any applicable grace period provided for under the terms of such Indebtedness (“Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates £5 million or more;

(6) failure by the Issuer, any Guarantor or any Restricted Subsidiary which is a Significant Subsidiary to pay final judgments aggregating in excess of £5 million (net of any amounts that are covered by insurance policies issued by reputable and creditworthy insurance companies), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment exceeding such threshold becomes final;

(7) any Note Guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of such Note Guarantee or this Indenture or as provided under applicable law) or is declared null and void in a judicial proceeding or the Issuer or any such Guarantor denies or disaffirms in writing or in any pleading in any court its obligations under this Indenture or its Note Guarantee and any such Default continues for 10 days;

(8) with respect to any Collateral having a Fair Market Value in excess of £5 million, individually or in the aggregate, (i) (a) the security interest under this Indenture or the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Security Documents and other than the satisfaction in full of all obligations under the Notes or (b) any security interest created thereunder or under the Security Documents is declared invalid or unenforceable and such Default continues for 15 days after the Issuer becomes aware of the Default or (ii) the Issuer or any Guarantor asserts that any such security interest or Security Document is invalid or unenforceable prior to the time that the Collateral is to be released to the Issuer or the Guarantors;

(9) the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary, pursuant to or within the meaning of any applicable Bankruptcy Law:

(A) voluntarily commences or consents to judicial proceedings to be adjudicated bankrupt or insolvent under applicable Bankruptcy Law;

(B) consents to the institution of bankruptcy or insolvency proceedings against it under applicable Bankruptcy Law;

(C) voluntarily enters into a composition, compromise or arrangement with any creditor of any of them under any Bankruptcy Law or any analogous procedure or step is taken in any jurisdiction;

(D) consents to the appointment of a custodian, receiver, liquidator, assignee, trustee, administrator, sequestrator or other similar official of it or for all or substantially all of its property;

(E) makes a general assignment for the benefit of its creditors; or

(F) generally is not paying its debts as they become due, is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts; or

(10) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(A) is for relief against the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a judicial proceeding in which the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, has been adjudicated bankrupt or insolvent under applicable Bankruptcy Law;

(B) orders for the commencement of insolvency proceedings or appoints a custodian receiver, liquidator, assignee, trustee, administrator, sequestrator or other similar official of the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Issuer, any Guarantor, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) Notwithstanding anything to the contrary herein, (i) if a Default occurs for a failure to deliver a required certificate in connection with another default (an “Initial Default”), then at the time such Initial Default is cured, such Default for failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03, or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default pursuant to clauses (9) or (10) of Section 6.01(a) hereof) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of all outstanding Notes by written notice to the Issuer and the Trustee shall declare the principal amount of and all accrued interest under all outstanding Notes to be due and payable immediately. If an Event of Default with respect to the Issuer pursuant to clauses (9) or (10) of Section 6.01(a) hereof occurs and is continuing, (i) the Notes will automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder and (ii) (A) if prior to November 15, 2025, the aggregate principal amount of such Notes plus accrued and unpaid interest (including PIK interest, if any), any Additional Amounts and the Applicable Premium as of the date of such acceleration or (B) if on or after November 15, 2025, the applicable redemption price as set forth under Section 3.07 as of the date of such acceleration, plus accrued and unpaid interest (including PIK interest, if any) and any Additional Amounts, in each case, shall all be immediately due and payable. The Issuer expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing premium in connection with any such acceleration. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the holders to purchase or invest in the Notes. Certain enforcement actions, including acceleration, will be suspended during a consultation period under any Intercreditor Agreement entered into in the future.

In the event of a declaration of acceleration of the Notes because an Event of Default pursuant to clause (5) of Section 6.01(a) hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the relevant default triggering such Event of Default pursuant to clause (5) of Section 6.01(a) hereof shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness, or the relevant Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal, premium, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

The Holders may rescind any acceleration with respect to the Notes and its consequences within three months of the acceleration by simple majority vote of the Holders if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; provided, however, that the aggregate of such cast votes exceeds the number of votes having required the acceleration. The Trustee and the Security Agent shall have no obligation to monitor or enquire as to the occurrence or existence of an Event of Default.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may or, subject to the provisions of any Intercreditor Agreement with respect to any Note Guarantee and the Collateral, the Security Agent may:

(a) in its sole discretion, but shall not be required to, proceed to protect and enforce the rights of the Holders by such appropriate judicial proceedings as the Trustee or the Security Agent, as applicable, shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or any Note Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including making demand under one or more of the Note Guarantees on behalf of the Holders unless such Holders have offered, and, if requested, provided to the Trustee and the Security Agent indemnity and/or security (including by way of prefunding) satisfactory to the Trustee and Security Agent against any loss, liability and expense; and

(b) prosecute and enforce all rights of action and claims under this Indenture or any Note Guarantee without the possession of any of the Notes or the Global Notes or the production thereof in any proceeding relating thereto, and to bring any such proceeding on behalf of the Holders.

Section 6.04 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any past Default and its consequences hereunder, except a continuing Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note (which may only be waived as provided in Section 9.02(e) hereof); provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing for which a Responsible Officer of the Trustee has actual knowledge, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of such person’s own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being agreed that the Trustee shall have no obligation to make such determination) or would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security (including by way of prefunding) satisfactory to it against all losses, liabilities, and expenses that may be caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity (including by way of prefunding) or security satisfactory to the Trustee against any loss, liability or expense that may be incurred. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)	Holders of at least 25% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c)	the Trustee has not complied with such request within 60 days following the receipt of the written request and the offer of security or indemnity; and

(d)	the Holders of a majority in principal amount of the outstanding Notes have not within such 60-day period given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Subject to Section 9.02, the right of any Holder of a Note to receive payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 90% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, tender offer or exchange offer to the Notes).

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, interest and Additional Amounts, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, a Guarantor or any other obligor upon the Notes, their creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any series of the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the terms of any Intercreditor Agreement, if the Trustee or the Security Agent collects any money pursuant to this Article 6 or from the enforcement of any Security Document, it shall pay out (or in the case of the Security Agent, it shall pay to the Trustee to pay out) the money in the following order:

First: the Trustee, its agents and attorneys, the Agents and the Security Agent for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Agents and the Security Agent and the costs and expenses of collection;

Second: Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: the Issuer, any Guarantor or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined in a final judgment adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver

No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing for which a Responsible Officer of the Trustee has actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Subject to the provisions of paragraph (a) above:

(1) the duties of the Trustee and the Agents will be determined solely by the express provisions of this Indenture and the Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee, and the Trustee has received, security, prefunding and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer assigned to and working in the Trustee’s corporate trust and agency department has actual knowledge thereof or unless written notice thereof is received by the Trustee in accordance with Section 13.01 and such notice clearly references the Notes, the Issuer or this Indenture.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be. The Trustee may consult with counsel or other professional advisors and the written advice of such counsel, professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee, and the Trustee has received, indemnity, prefunding and/or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or the Restricted Subsidiaries. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(h) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, prefunding and/or secured, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and by each agent (including the Agents), custodian and other person employed to act hereunder. Absent willful misconduct or gross negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Union or any other national or international calamity or emergency (including natural disasters, pandemics or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes.

(m) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n) The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(o) The Trustee shall not under any circumstances be liable for any special or punitive damages or any consequential loss (including without limitation loss of business, goodwill, opportunity or profit of any kind and/or indirect loss) of the Issuer, any Restricted Subsidiary or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable.

(p) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney and shall incur no liability of any kind by reason of such inquiry or investigation.

(q) The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(r) No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(s) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(t) The Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(u) At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such Collateral, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified, prefunded and/or secured in accordance with Section 7.02(f). In any event, in connection with any enforcement of such security, the Trustee is not responsible for:

(1) any failure of the Security Agent to enforce such security within a reasonable time or at all;

(2) any failure of the Security Agent to pay over the proceeds of enforcement of the Collateral;

(3) any failure of the Security Agent to realize such security for the best price obtainable;

(4) monitoring the activities of the Security Agent in relation to such enforcement;

(5) taking any enforcement action itself in relation to such security;

(6) agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or

(7) paying any fees, costs or expenses of the Security Agent.

(v) The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(w) The Trustee shall not have any responsibility for the validity, perfection, priority, filing, continuation or enforceability of any Lien or security interest and shall have no obligations to take any action to procure or maintain such validity, perfection, priority, filing, continuation or enforceability.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may engage in transactions and may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Note Guarantee, any Intercreditor Agreement (or any Additional Intercreditor Agreement entered into in accordance with the terms of any Intercreditor Agreement or this Indenture) or the Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default relating to the payment of principal, premium and interest or Additional Amounts, if it determines that withholding notice is in their interest.

Section 7.06 Compensation and Indemnity.

(a) The Issuer or, upon the failure of the Issuer to pay, each Guarantor, jointly and severally, will pay to the Trustee and the Agents from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed from time to time between them. The Trustee’s and the Agents’ compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer, and each Guarantor, jointly and severally, will reimburse the Trustee and the Agents promptly upon request for all disbursements, advances and expenses properly incurred or made by them in addition to the compensation for their services. Such expenses will include the properly incurred compensation, disbursements and expenses of the Trustee’s agents (including the Agents) and counsel. All payments in this section will be made free of any withholding tax unless required by law. For the avoidance of doubt, any provisions in this section, or elsewhere in this Indenture, providing for a reimbursement of fees and expenses shall not include any recoverable value added (or similar) tax.

(b) The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee and the Agents (which for purposes of this Section 7.06 shall include their officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending themselves against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Trustee and the Agents will notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee or the Agents to so notify the Issuer will not relieve the Issuer or any Guarantor of their obligations hereunder. Except where the interests of the Issuer and the Guarantors, on the one hand, and the Trustee, on the other hand, may be adverse, the Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the properly incurred fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

For the avoidance of doubt, neither the Issuer nor any Guarantor will, without the prior written consent of the Trustee and/or the Agents, as applicable, settle any claim in respect of which indemnification may be sought, regardless of whether or not the Trustee or the Agents are an actual or potential party thereto, unless such settlement (a) includes an express, complete and unconditional release of the Trustee and/or the Agents, as applicable, with respect to all claims asserted in such litigation or proceeding, or relating to the engagement of the Trustee or the Agents, such release to be set forth in an instrument signed by all parties to such settlement and (b) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of the Trustee and/or the Agents, as applicable, or any of their affiliates. The Issuer shall consult with the Trustee or the Agents, as applicable, regarding any claim or settlement thereof and provide the Trustee and the Agents, as applicable, with any reasonably requested information or copies of documents relating to a claim or settlement thereof

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or any Agent.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Additional Amounts, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (9) or (10) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The indemnity contained in this Section 7.06 shall survive the discharge or termination of this Indenture and shall continue for the benefit of the Trustee or an Agent notwithstanding its resignation or retirement.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by providing the Issuer with 45 days’ notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee or any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee if:

(1) the Trustee has or acquires a conflict of interest in its capacity as Trustee that is not eliminated;

(2) the Trustee fails to comply with Section 7.09 hereof;

(3) the Trustee is adjudged as bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(4) a custodian or public officer takes charge of the Trustee or its property; or

(5) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office, provided that such appointment shall be reasonably satisfactory to the Issuer unless a Default or Event of Default shall have occurred and be continuing.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee and Agents by Merger, etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act will be the successor Trustee or Agent, as applicable.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales, Luxembourg or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.

Section 7.10 Agents.

(a) Resignation of Agents. Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and Issuer. The Trustee or Issuer may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee (or its designee for such purpose), or may appoint a successor agent, provided that such appointment be reasonably satisfactory to the Issuer and the Trustee, or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06.

(b) The Agents shall act solely as agents of the Issuer and need not have concern for the interests of the Holders, except as expressly stated elsewhere in this Indenture.

(c) The Agents shall have no obligation to act or to take any action if they believe in good faith that they will incur costs, expenses or liabilities for which they will not be reimbursed.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, as evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes that are being defeased and Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust account referred to in Section 8.04 hereof;

(b) the Issuer’s obligations to exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes under Article 2 and Section 4.02 hereof and segregate and hold such payments in trust;

(c) the rights, powers, trusts, immunities and obligations of the Trustee and the obligations of the Issuer and the Guarantors in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19, 4.22, 4.23, 4.24, 4.25 and 4.26, clause (3) of Section 5.01(a), Section 5.01(b) and Section 5.01(c) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3), (4), (5), (6), (7), (8), and, other than with respect to the Issuer, clauses (9) and (10), of Section 6.01(a) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a) the Issuer must irrevocably deposit or cause to be deposited in a trust account for the benefit of the holders of the Notes, cash in US$, non-callable U.S. Government Securities or a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of the Issuer (acting in good faith), to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must (x) prior to depositing such monies or securities to the trust account, procure an Opinion of Counsel stating, subject to customary assumptions and qualifications, that the trust account will be bankruptcy remote; (y) specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date; and (z) if applicable, have delivered to the Paying Agent and the Trustee an irrevocable notice to redeem all the outstanding Notes of such principal, premium, if any, or interest;

(b) in the case of an election under Section 8.02 hereof, the Issuer must have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the original issue date of the Notes, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(e) the Issuer must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money and/or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (a) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two (2) years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be made available to the newswire service of Bloomberg or, if Bloomberg does not operate, any similar agency and, if and so long as the Notes are listed on the Official List of the Exchange and the rules of the Authority so require, publish a notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash amounts or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents may be amended or supplemented without the consent of any Holder:

(1) to cure any ambiguity, omission, defect, error or inconsistency;

(2) to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under any of this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents;

(3) to add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(4) to make any change that would provide additional rights or benefits to the Trustee, the Security Agent or the Holders or that does not adversely affect the rights or benefits to the Trustee, the Security Agent or any of the Holders in any material respect under this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents;

(5) make such provisions as necessary (as determined in good faith by the Board of Directors or an Officer of the Issuer) for the issuance of Additional Notes;

(6) to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.09, 4.15 and 4.25, to add Note Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien (including the Collateral and the Security Documents) or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is provided for under this Indenture, the Security Documents, any Intercreditor Agreement or any Additional Intercreditor Agreement;

(7) to conform the text of this Indenture, any Intercreditor Agreement, the Security Documents or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents or the Notes;

(8) to evidence and provide for the acceptance and appointment under this Indenture or any Intercreditor Agreement or any Additional Intercreditor Agreement of a successor Trustee or Security Agent pursuant to the requirements thereof or to provide for the accession by the Trustee or Security Agent to any of this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents;

(9) in the case of the Security Documents, to mortgage, pledge, hypothecate or grant a security interest in favor of the Security Agent for the benefit of the Holders, in any property which is required by the Security Documents to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Security Agent, or to the extent necessary to grant a security interest in the Collateral for the benefit of any Person; provided that the granting of such security interest is not prohibited by this Indenture or any Intercreditor Agreement or any Additional Intercreditor Agreement and Section 4.19 is complied with;

(10) as provided in Section 4.23;

(11) at the Issuer’s election, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required;

(12) to make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Notes issued as part of a PIK Payment in accordance with the terms of the Indenture and/or the Security Documents; or

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes, including to facilitate the issuance and administration of the Notes; provided, however, that compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law.

In connection with any amendment, supplement or waiver, the Trustee and the Security Agent shall be entitled to receive an Officer’s Certificate and Opinions of Counsel as to the permissibility of such amendment, supplement or waiver and the satisfaction of all conditions precedent thereto and the Trustee shall be entitled to rely absolutely on such Officer’s Certificate and Opinions of Counsel as to such matters.

Subject to any Intercreditor Agreement or any Additional Intercreditor Agreement, upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Security Agent will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Security Agent will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Notwithstanding anything to the contrary in the clauses above, in order to effect an amendment authorized by clauses (3) or (6) of this Section 9.01 to add a Guarantor under this Indenture, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by the Issuer and the Trustee and, if applicable, the Security Agent.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided in Section 4.23 and below in this Section 9.02, this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents may be amended, supplemented or otherwise modified with the consent of Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions thereof may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). For the avoidance of doubt, an amendment, supplement or waiver of the provisions in Section 3.10 and Section 4.10 shall require consent of Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). If any such amendment, supplement or waiver will only affect one series of Notes (but not all series of Notes), only the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes of the series so affected (and not the consent of the Holders of at least a majority in aggregate principal amount of all Notes then outstanding), shall be required. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Subject to any Intercreditor Agreement and any Additional Intercreditor Agreement, upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Security Agent will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c) The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment of any of this Indenture, the Notes, the Note Guarantees, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e) However, unless consented to by the Holders of at least 90% of the principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) (provided, however, that if any such amendment, supplement, waiver or other modification or consent will only affect one series of Notes (but not all series of Notes), only the consent of the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of the series so affected will be required), an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, waiver or modification;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as described above under Section 3.07;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of and interest or Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(8) release any security interest granted for the benefit of the Holders in the Collateral other than in accordance with the terms of the Security Documents, any Intercreditor Agreement, any Additional Intercreditor Agreement and this Indenture;

(9) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest or Additional Amounts, if any, on the Notes (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(10) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture and any Intercreditor Agreement and any Additional Intercreditor Agreement;

(11) waive a redemption payment with respect to any Note (other than a payment required by Section 4.14 and Sections 3.10 and 4.10); or

(12) make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Any amendment, supplement or waiver consented to by at least 90% of the principal amount of the affected Notes then outstanding will be binding against any non-consenting Holders.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate or cause the Authenticating Agent to authenticate the new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and the Security Agent to Sign Amendments, etc.

Subject to any Intercreditor Agreement, the Trustee and the Security Agent will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Security Agent, as applicable. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee and the Security Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the Security Documents or Intercreditor Agreement is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01 Security Documents

The due and punctual payment of the principal of, premium on, if any, interest and Additional Amounts, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Amounts (to the extent permitted by law), if any, on the Notes and any Note Guarantee, and performance of all other obligations of the Issuer and any Guarantor to the Holders, the Trustee and the Security Agent under this Indenture, the Notes and any Note Guarantee, according to the terms hereunder or thereunder, are secured as provided in the Security Documents and any Intercreditor Agreement. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents and any Intercreditor Agreement and any Additional Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Security Agent to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Security Agent to enter into the Security Documents and any Intercreditor Agreement and any Additional Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Security Documents and the Issuer and the Guarantors will, and the Issuer will cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Security Agent holds, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected Liens as contemplated hereby and by the Security Documents and any Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Notes and any Note Guarantee secured hereby, according to the intent and purposes herein expressed. Subject to the Agreed Security Principles, the Issuer and any Guarantor will each take, and the Issuer will cause its Restricted Subsidiaries to take (including as may be requested by the Trustee) any and all actions reasonably required to cause the Security Documents and any Intercreditor Agreement to create and maintain, as security for the Obligations of the Issuer and any Guarantor hereunder, in respect of the Collateral, valid and enforceable perfected Liens in and on all the Collateral ranking in right and priority of payment as set forth in this Indenture, Intercreditor Agreement and subject to no other Liens other than as permitted by the terms of this Indenture and any Intercreditor Agreement.

Section 10.02 Release of Collateral.

Collateral may be released from the Liens and security interests created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, any Intercreditor Agreement and this Indenture, as applicable. Subject to the terms and conditions of the relevant Security Documents and any Intercreditor Agreement, upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met and (at the sole cost and expense of the Issuer) the Trustee shall, but only if so requested by the Security Agent or the Issuer or otherwise required by any Intercreditor Agreement, authorize the release of Collateral from the security created by the Security Documents that is sold, conveyed or disposed of in compliance with the provisions of this Indenture. Subject to any Intercreditor Agreement, upon receipt of such Officer’s Certificate the Security Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and any Intercreditor Agreement and any Additional Intercreditor Agreement.

Section 10.03 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Upon reasonable request of the Trustee, but without any affirmative duty on the Trustee to do so, the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of this Indenture.

Subject to the provisions of Section 7.01 and 7.02 hereof and the terms of the Security Documents and any Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to, or to direct, on behalf of the Holders, the Security Agent to take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents or any Intercreditor Agreement; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Issuer or any Guarantor hereunder.

Subject to the provisions hereof, the Security Documents, any Intercreditor Agreement and any Additional Intercreditor Agreement, the Trustee and/or the Security Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, any Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee and/or the Security Agent).

Section 10.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee and/or the Security Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents or Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and any Intercreditor Agreement.

Section 10.05 Termination of Security Interest.

(a) The Trustee shall, at the request of the Issuer upon having provided the Trustee an Officer’s Certificate and Opinion of Counsel certifying compliance with this Section 10.05, execute and deliver a certificate to the Security Agent directing the Security Agent to release the relevant Collateral or other appropriate instrument evidencing such release (in the form provided by and at the expense of the Issuer) under one or more of the following circumstances:

(1) in connection with any sale, exchange, assignment, transfer, conveyance or other disposition of such property or assets to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale, exchange, assignment, transfer, conveyance or other disposition does not violate Section 4.10 and is otherwise in compliance with this Indenture;

(2) in the case of a Guarantor that is released from its Note Guarantee pursuant to the terms of this Indenture, the release of the property, assets and Capital Stock, of such Guarantor which was part of the Collateral;

(3) if the Issuer designates any of its Restricted Subsidiaries to be an Unrestricted Subsidiary as permitted under and in compliance with this Indenture, the release of the property, assets and Capital Stock of such Restricted Subsidiary;

(4) upon payment in full of principal, interest and all other obligations on the Notes or legal defeasance, covenant defeasance or satisfaction and discharge of the Notes, as provided in Article 8 and Article 12;

(5) upon redemption of all the Notes;

(6) in connection with an enforcement action taken by certain secured creditors of the Issuer and its Restricted Subsidiaries in accordance with any Intercreditor Agreement or any Additional Intercreditor Agreement;

(7) as provided for under Article 9;

(8) with respect to any property or assets that become Collateral securing the Notes and/or any Note Guarantee pursuant to Section 4.12(a)(ii), upon the release and discharge (other than as a result of an enforcement action) of the Initial Lien, to the extent that such Lien does not secure any other Pari Passu Indebtedness;

(9) in accordance with the Security Documents, any Intercreditor Agreement or any Additional Intercreditor Agreement;

(10) as a result of a transaction permitted by Article 5; or

(11) as otherwise permitted in accordance with this Indenture.

(b) The Security Agent shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of compliance with this Section 10.05, in which event it shall be conclusive and binding on the Holders.

(c) The Security Agent and the Trustee (but only if required as evidenced by an Officer’s Certificate and Opinion of Counsel) will take all action requested by the Issuer to effectuate any release of Collateral securing the Notes and the Note Guarantees, in accordance with the provisions of this Indenture, any Intercreditor Agreement or any Additional Intercreditor Agreement and the relevant Security Document. Each of the releases set forth above shall be effected by the Security Agent without the consent of the Holders or any action on the part of the Trustee (unless action is required to effect such release as evidenced by an Officer’s Certificate and Opinion of Counsel).

Section 10.06 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents, any Intercreditor Agreement or other Note Document by the Issuer, any Guarantor, the Security Agent or any other party to an Intercreditor Agreement.

ARTICLE 11
NOTE GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer and the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders against the Issuer and/or any other Guarantor in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Subject to Section 11.02, the Guarantors will have the right to seek contribution from any non-paying Guarantor.

Section 11.02 Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law (including the law of any jurisdiction outside the United States) or voidable preference, transfer at under value or unlawful financial assistance or otherwise violate corporate benefit rules, “thin capitalization” rules, laws on the capital maintenance, limitations of corporate law or purpose, regulations or defenses affecting the rights of creditors generally or other limitations under the applicable law (including the laws of any jurisdiction outside the United States). To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting either a fraudulent transfer or conveyance or voidable preference, transfer at under value or unlawful financial assistance under applicable law, or otherwise to reflect corporate benefit rules, “thin capitalization” rules, laws on the capital maintenance, limitations of corporate law or purpose, regulations or defenses affecting the rights of creditors generally or other limitations under the applicable law (including the laws of any jurisdiction outside the United States).

(b) No reduction of the amount enforceable under any Note Guarantee in accordance with the above limitations will prejudice the rights of the Trustee or Holders to continue enforcing the Note Guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims.

Section 11.03 Execution and Delivery of Note Guarantee.

(a) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

(b) The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(c) The Issuer shall cause any Restricted Subsidiary so required by Sections 4.15 or 4.25 hereof to execute a supplemental indenture in the form of Exhibit D to this Indenture in accordance with Sections 4.15 and 4.25 hereof, as applicable, and this Article 11.

Section 11.04 Successor Guarantor Substituted.

In case of any consolidation, merger, sale or conveyance in compliance with Section 5.01(b) hereof and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 11.05 Releases.

(a) The Note Guarantee will be released and discharged, automatically, unconditionally and without further action on the part of the Security Agent or the Trustee:

(1) (i) upon a sale, exchange, assignment, transfer, conveyance or other disposition (including by way of consolidation or merger) of any Capital Stock of the relevant Guarantor (whether by direct sale or sale of a holding company as a result of which such Guarantor would no longer be a Restricted Subsidiary) or (ii) in connection with any sale, exchange, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, in each case, if the sale, exchange, assignment, transfer, conveyance or other disposition does not violate clauses (a)(1) and (a)(2) of Section 4.10 and is otherwise in compliance with this Indenture;

(2) upon the release of the Note Guarantee of Indebtedness that resulted in the creation of the relevant Note Guarantee under Section 4.15 or 4.25 so long as no Event of Default would arise as a result and no other Indebtedness of the Issuer or any Guarantor at that time is Guaranteed by the relevant Guarantor;

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of the Notes, as provided in Article 8 and Article 12;

(4) upon redemption of all the Notes;

(5) if the Issuer designates a Guarantor as an Unrestricted Subsidiary as permitted under and in compliance with this Indenture;

(6) in accordance with the provisions of any Intercreditor Agreement, any Additional Intercreditor Agreement or any Security Document;

(7) as a result of a transaction permitted by Section 5.01(b); or

(8) as provided for under Article 9.

(b) No release and discharge of a Note Guarantee pursuant to Section 11.05(a)(2) and Section 11.05(a)(5) shall be effective (i) if a Default or an Event of Default has occurred and is continuing under this Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived and (ii) until the Issuer shall have delivered to the Trustee (x) an Officer’s Certificate and (y) Opinion of Counsel, each stating that all conditions precedent set forth in this Indenture have been fulfilled and that such release and discharge is authorized and permitted pursuant to this Indenture. The Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of such conditions precedent, in which event it shall be conclusive and binding on the Holders

(c) Upon any occurrence giving rise to a release of a Note Guarantee, as specified above, the Trustee, subject to receipt of certain documents from the Issuer or a Guarantor, will take all requested action and execute any documents, including the granting of releases or waivers under any Intercreditor Agreement or any Additional Intercreditor Agreement, reasonably requested in order to evidence such release, discharge and termination in respect of any Note Guarantee to be released as described above. None of the Issuer nor any Guarantor will be required to make a notation on the Notes to reflect any such release, discharge or termination. Each of the releases and amendments set forth above shall be effected by the Trustee without any consent of the holders or any action on the part of the Trustee unless such action is required to effect a release, and any such release shall be without recourse, representation or warranty by the Trustee.

(d) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

(a) This Indenture, and the rights of the Trustee and the Holders under any Intercreditor Agreement and any Additional Intercreditor Agreement and the Security Documents, will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes and rights, privileges and immunities of the Trustee, as expressly provided for in Section 2.06, Section 2.07 and as set out in Section 12.01(b)) as to all outstanding Notes when:

(1) either:

(A) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee or Paying Agent for cancellation; or

(B) all Notes not previously delivered to the Trustee or Paying Agent for cancellation (i) have become due and payable (including by giving of a notice of redemption to the Holders), (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Issuer;

(2) the Issuer has deposited or caused to be deposited with the Trustee (or such other entity directed, designated, selected or appointed by the Issuer and reasonably acceptable to the Trustee for this purpose), for the benefit of the Holders of the Notes, cash in US$ or US$-denominated U.S. Government Securities or a combination thereof, in each case, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee or Paying Agent for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(3) the Issuer has paid or caused to be paid all other sums payable under this Indenture;

(4) the Issuer has delivered irrevocable instructions to the Trustee, Paying Agent (or other entity directed, designated, selected or appointed by the Issuer and reasonably acceptable to the Trustee for this purpose), as applicable, to apply the funds deposited towards the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which the Trustee may rely on without further inquiry) each to the effect that all conditions precedent under this Article 12 have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

(b) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (2) of Section 12.01(a), the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

(c) If requested in writing by the Issuer, which request may be included in the applicable notice of redemption or pursuant to the applicable Officer’s Certificate the Trustee, Paying Agent or such other entity directed, designated, selected or appointed by the Issuer and reasonably acceptable to the Trustee for this purpose, as applicable, shall distribute any amounts deposited to the Holders prior to Stated Maturity or the redemption date, as the case may be; provided, however, that the Holders shall have received at least five (5) Business Days’ notice from the Issuer of such earlier payment date (which may be included in the notice of redemption). For the avoidance of doubt, the distribution and payment to Holders prior to the maturity or redemption date as set forth above shall not include any negative interest, present value adjustment, additional break cost or any additional premium on such amounts. To the extent the Notes are represented by a Global Note deposited with a depositary for a clearing system, any payment to the beneficial holders holding Book-Entry Interests as participants of such clearing system will be subject to the then applicable procedures of the clearing system.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee (or another entity designated by the Trustee for such purpose) pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuer, any Guarantor, the Trustee or the Security Agent to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), facsimile transmission, electronic or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Cazoo Group Ltd

40 Churchway

London, NW1 1LW

United Kingdom

Attention: Head of Legal

With a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attention: Valerie Ford Jacob

If to the Trustee, Paying Agent, Transfer Agent and Registrar for the Notes:

U.S. Bank Trust Company, National Association
West Side Flats St. Paul

60 Livingston Avenue

St. Paul, MN 55107

Attn: Global Corporate Trust

Email: brandon.bonfig@usbank.com

If to the Security Agent:

GLAS Trust Corporation Limited
55 Ludgate Hill, Level 1 West, London EC4M 7JW, United Kingdom

Telephone: +44 (0)20 3597 2940

Email: tes@glas.agency

Attention: Debt Capital Markets London (Cazoo TRN00004250)

The Issuer, any Guarantor, the Trustee or the Security Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If and for so long as any of the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Exchange so require, the Issuer will notify the Exchange of any notice to the Holders of the Notes and, in connection with any redemption, the Issuer will notify the Exchange of any change in the principal amount of the Notes outstanding. In addition, for so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered by or on behalf of the Issuer to DTC. In the case of Definitive Registered Notes, all notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the register kept by, and at the registered office of the Issuer.

Each such notice shall be deemed to have been given on the date of such publication or; if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notices to the Trustee or the Security Agent shall be effective upon actual receipt thereof. Notices delivered to DTC will be deemed given on the date when delivered.

If the Issuer or any Guarantor mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it will mail a copy to the Trustee and each Agent at the same time.

All notices will be given in the English language.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator, member or shareholder of the Issuer or any of the Guarantors, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture or any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer and each Guarantor have appointed Cogency Global Inc. (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such suit, action or proceeding arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws that may be instituted in any U.S. federal or New York state court in the Borough of Manhattan in the City, County and State of New York, United States of America in any manner permitted by applicable law. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer and each Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Issuer and each Guarantor agree that service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer and any Guarantor in any such legal suit, action or proceeding. The Issuer and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws.

Section 13.07 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, any Guarantor or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee will bind its successors. All agreements of the Security Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 Judgment Currency.

The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or any Guarantors under or in connection with the Notes. Any amount received or recovered in a currency other than U.S. dollar (the “Required Currency”), which is made to or for the account of any Holder in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or a Guarantor, shall constitute a discharge of the Issuer’s or the Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency which such Holder, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency.

If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder, as the case may be, the Issuer shall indemnify and hold harmless the Holder, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 13.14 Prescription.

Claims against the Issuer and the Guarantors for the payment of principal, or premium, if any, on the Notes will be prescribed ten (10) years after the applicable due date for payment thereof. Claims against the Issuer and the Guarantors for the payment of interest on the Notes will be prescribed six (6) years after the applicable due date for payment of interest, provided that such claim has not been stayed or otherwise prohibited or delayed by applicable law or court order.

Section 13.15 Additional Information.

Copies of this Indenture, the Notes and any Intercreditor Agreement are available at the specified office of the Issuer.

Section 13.16 Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

Section 13.17 Electronic Signatures.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Issuer plans to use (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CAZOO GROUP LTD, as Issuer

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

CAZOO HOLDINGS LIMITED, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

CAZOO LTD, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

CAZOO PROPERTIES LIMITED, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

[Signature Page to the Indenture]

IMPERIAL CAR SUPERMARKETS LIMITED, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

IMPERIAL CARS OF SWANWICK LIMITED, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

CAZOO SUBSCRIPTION SERVICES LIMITED, as Issue Date Guarantor

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Director

CAZOO WHOLESALE SERVICES LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

[Signature Page to the Indenture]

PROJECT CHICAGO NEWCO LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

ARCTOS HOLDINGS LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

MOORGATE HOUSE (NEWCO) LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

GBJ DEVELOPMENTS LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

CD AUCTION GROUP LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

[Signature Page to the Indenture]

CAZOO SUPPORT SERVICES LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

ENSCO 1109 LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

SMH FLEET SOLUTIONS LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

VANS 365 LIMITED, as Issue Date Guarantor

By:	/s/ Paul Whitehead
	Name:	Paul Whitehead
	Title:	Director

[Signature Page to the Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to the Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Registrar, Paying Agent and Transfer Agent

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to the Indenture]

GLAS TRUST CORPORATION LIMITED, as Security Agent

By:	/s/ Grace Wang
	Name:	Grace Wang
	Title:	Senior Transaction Manager

[Signature Page to the Indenture]

Exhibit A

[Face of Note]

[Rule 144A / IAI / Regulation S]

CUSIP: ____________

ISIN: _____________

4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027

No. ____	US$____________

CAZOO GROUP LTD

promises to pay to _______________________ or registered assigns,

the principal sum of __________________________________________________________ U.S. DOLLARS or such greater or lesser amount as indicated in the schedule of Exchanges of Interests in the Global Note on February 16, 2027.

Interest Payment Dates: May 15 and November 15 commencing on May 15, 2024.

Record Dates: May 1 and November 1 immediately preceding the relevant Interest Payment Date.

Dated: _______________

Exhibit A

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by the duly authorized officer referred to below.

CAZOO GROUP LTD

By:
Name:
Title:

Exhibit A

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee

By:
Name :
Title:

Exhibit A

[Back of Note]

4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Cazoo Group Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 6.000% per annum, of which a minimum of 4.000% shall be payable in cash and up to 2.000% per annum shall be with respect to any PIK Interest (as defined below) that the Issuer may, at its option, elect to pay in cash or via the issuance of PIK Notes (as defined below), from and including the Issue Date to but excluding the maturity date of the Notes. The Issuer will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2023; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2024. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months on the aggregate nominal amount outstanding.

If interest is to be calculated for a period of less than one year (a “Calculation Period”) it shall be calculated on the basis of the Day Count Fraction. “Day Count Fraction” means with regard to the calculation of interest on any Note for any Calculation Period the number of days in the Calculation Period divided by 360, the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months on the aggregate nominal amount outstanding.

The Issuer shall pay interest, Cash Interest (as defined below) and PIK Interest (as defined below), as applicable (including post-petition interest in any proceeding under any Bankruptcy Law), on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

The Issuer is entitled, without the consent of the holders of the Notes, to pay Interest by issuing additional Notes having the same terms and conditions as the Notes (“PIK Notes”). For any interest period, interest at a rate of up to 2.000% per annum in respect of the then outstanding principal amount of the Notes may be paid through the issuance of PIK Notes either by increasing the principal amount of the outstanding Global Notes (or by issuing a new Global Note of an increased principal amount) or by issuing PIK Notes in a principal amount equal to such interest (in each case, “PIK Interest”). Unless previously redeemed or repaid, all PIK Notes will mature on the maturity date of the Notes.

Unless so elected by the Issuer, in respect of each interest period, interest payable on the Notes will be paid entirely in cash at the rate of 6.000% per annum; provided that (i) interest in respect of the first interest period from (and including) the Issue Date to May 15, 2024 shall be paid at a rate of 4.000% per annum in cash (“Cash Interest”) and 2.000% per annum in PIK Interest and (ii) interest in respect of the last interest period from (and including) November 15, 2026 to the maturity date of the Notes shall be paid at a rate of 6.000% per annum entirely in cash. In respect of any interest period after the first interest period (but excluding the last interest period), the Issuer shall deliver a notice (the “Interest Determination Notice”) to the Trustee and the Paying Agent no later than the date that is five Business Days prior to the commencement of any interest period after the first interest period (but excluding the last interest period), which notice shall state the rate of the outstanding principal amount of Notes with respect to which such interest shall be paid in the form of Cash Interest (provided that such rate shall not be less than 4.000% per annum in respect of the then outstanding principal amount of the Notes) (the “Cash Interest Rate”), the corresponding amount of such Cash Interest, the rate of the outstanding principal amount of Notes up to 2.000% per annum with respect to which interest shall be paid in the form of PIK Interest (the “PIK Interest Rate”) and the corresponding amount of such PIK Interest. If the Issuer does not deliver an Interest Determination Notice to the Trustee and the Paying Agent with respect to any interest period within this timeline or at all, then the applicable interest with respect to such interest period shall be deemed to be the Cash Interest Rate and the PIK Interest Rate set out in the Interest Determination Notice last delivered to the Trustee and the Paying Agent.

Exhibit A

2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes on May 1 and November 1 immediately preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Cash Interest and Additional Amounts, if any, through the Paying Agent as provided in the Indenture; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be made in US$. PIK Interest will be payable with respect to Definitive Registered Notes by the Issuer issuing and delivering to the Trustee and Paying Agent such additional Notes in the relevant amount as Definitive Registered Notes and a written order to the Trustee to authenticate and deliver such Note.

3. Paying Agent, Registrar and Transfer Agent. Initially, U.S. Bank Trust Company, National Association, will act as Paying Agent, Transfer Agent and as Registrar. Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of December 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, the Issue Date Guarantors, U.S. Bank Trust Company, National Association, as trustee, transfer agent, paying agent and registrar, and GLAS Trust Corporation Limited, as security agent. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption.

(a)	At any time prior to November 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (including the original principal amount of any Additional Notes and PIK Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the applicable redemption date (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof); provided, however, that:

(1)	at least 60% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) remains outstanding after each such redemption; and

(2)	the redemption occurs within 90 days after the closing of such Equity Offering upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee.

(b)	At any time prior to November 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders and the Trustee, at a redemption price equal to 100.000% of the aggregate principal amount of the Notes redeemed, plus the Applicable Premium and accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any, to but excluding the applicable redemption date (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof).

Exhibit A

(c)	At any time on or after November 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior written notice to the Holders and the Trustee, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (including PIK Interest, if any) and Additional Amounts, if any, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect thereof):

Year	Redemption Price
2025	104.000%
2026	102.000%

(d)	Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If the due date for any redemption payment in respect of a Note is not a Business Day, payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

(e)	In connection with any tender for, or other offer to purchase, any Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes of such series validly tender and do not validly withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of Notes of such series shall be deemed to have consented to such tender offer or other offer and, accordingly, the Issuer or such third party will have the right, upon not less than 10 and not more than 60 days’ prior written notice to the Holders and the Trustee following such purchase date, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price (excluding any early tender premium or similar payment) paid to each other Holder of Notes in such tender offer or other offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest (including PIK Interest, if any) thereon, to, but excluding, the date of such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the outstanding Notes have validly tendered and not withdrawn their Notes in a tender for or other offer to purchase any Notes, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer shall be deemed to be outstanding for the purposes of such tender offer or other offer, as applicable.

(f)	Any redemption pursuant to this paragraph (5) shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(g)	The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchase, negotiated transactions or otherwise, in accordance with applicable laws, as long as such transaction does not otherwise violate the Indenture.

Exhibit A

(h)	Except as otherwise required in the Indenture, the Issuer may elect to redeem or repurchase one or more series of Notes or a portion of a series of Notes without redeeming any other series of Notes.

6. Redemption for Changes in Taxes.

(a)	If (i) any Payor becomes obligated to pay Additional Amounts on any Notes as set forth under Section 4.20 of the Indenture, (ii) such obligation cannot be avoided by the taking of reasonable measures available to the Payor (including for the avoidance of doubt the appointment of a new Paying Agent where this would be reasonable) and (iii) the requirement arises as a result of:

(1)	any change in or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Relevant Tax Jurisdiction, affecting taxation, which change or amendment has not been publicly announced as formally proposed before, and which becomes effective on or after, the Issue Date or, if a Relevant Tax Jurisdiction has changed since the Issue Date, the date on which such Relevant Tax Jurisdiction became an applicable Relevant Tax Jurisdiction pursuant to the Indenture (the “Relevant Tax Jurisdiction Date”); or

(2)	any change in, or amendment to, the existing published official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally proposed before, and becomes effective on or after, the Relevant Tax Jurisdiction Date (each of the foregoing clauses (1) and (2), a “Change in Tax Law”), such Notes may be redeemed, in whole but not in part, at the option of the Issuer, upon the Issuer providing not less than 10 days’ nor more than 60 days’ prior written notice to the Holders and the Trustee, at a redemption price equal to 100% of the outstanding principal amount thereof together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) and Additional Amounts, if any, then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of applicable Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof).

No notice of redemption pursuant to this provision may be given (i) earlier than 60 days prior to the earliest date on which the Payor would be obligated to pay such Additional Amounts were a payment in respect of any Notes then due, or (ii) if at the time such notice is given, such obligation to pay (at the time of the related payment) such Additional Amounts does not remain in effect.

Prior to giving any notice of redemption pursuant to this provision, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the Relevant Tax Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts on the Notes as a result of a Change in Tax Law. The Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of such conditions precedent, in which event it shall be conclusive and binding on the applicable Holders.

The foregoing provisions will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

7. Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Exhibit A

8. Repurchase at the Option of Holder.

(a)       If a Change of Control occurs, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the applicable purchase date (the “Change of Control Purchase Price”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date No later than 30 days following any Change of Control, the Issuer shall give written notice in accordance with Sections 3.03, 4.14 and 13.01 of the Indenture.

9. Notice of Redemption. Except as otherwise provided in the Indenture, at least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first-class mail, postage prepaid, a written notice of redemption to each Holder whose Notes are to be redeemed at its registered address with a copy to the Trustee and the Paying Agent. For Notes which are represented by Global Notes, notices may be given by delivery of the relevant notices to DTC (as applicable) for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Official List of the Exchange and the rules of the Authority so require, the Issuer shall publish notice of redemption in accordance with the prevailing rules of the Authority.

10. Denominations, Transfer, Exchange. The Global Notes are in registered form without coupons attached in denominations of US$1,000 and integral multiples of US$1 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

12. Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver are set forth in Article 9 of the Indenture.

13. Defaults and Remedies. Events of Default and remedies are set forth in Article 6 of the Indenture.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Copies of the Indenture, the Notes and any Intercreditor Agreement will be available at the specified office of the Issuer.

Exhibit A

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A

Option of Holder to Elect Purchase*

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below

☐ Section 4.10         ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of US$1,000 or integral multiples of US$1 in excess thereof)]):

US$ __________________

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Paying Agent or Trustee

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Cazoo Group Ltd

40 Churchway

London, NW1 1LW

United Kingdom

[Trustee/Registrar address block]

Re:	4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027 of Cazoo Group Ltd

Reference is hereby made to the Indenture, dated as of December 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between, among others, Cazoo Group Ltd (the “Issuer”), U.S. Bank Trust Company, National Association as trustee (the “Trustee”), paying agent, transfer agent and registrar, and GLAS Trust Corporation Limited as security agent (the “Security Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a Book-Entry Interest in a 144A Global Note or a Definitive Registered Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act to whom notice has been given that the transfer is being made in reliance on a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2. ☐ Check if Transferee will take delivery of a Book-Entry Interest in a Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was a “non-US person” (as defined in Regulation S)of the U.S. Securities Act) outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was a non-US person outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

3. ☐ Check if Transferee will take delivery of a Book-Entry Interest in the IAI Global Note or a Restricted Definitive Registered Note pursuant to Rule 506. The Transfer is being effected pursuant to and in accordance with Rule 506 under Regulation D of the Securities Act, Section 4(a)(2) under the Securities Act or another exemption under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor or any person acting on its behalf reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional “accredited investor” (“IAI”) within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act in a transaction meeting the requirements of Rule 506 or such other applicable exemption and such Transfer is in compliance with any applicable blue sky securities laws of any state or territory of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

4. ☐ Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN _________), or

(ii)	☐ IAI Global Note (ISIN _________), or

(iii)	☐ Regulation S Global Note (ISIN _________).

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN _________), or

(ii)	☐ IAI Global Note (ISIN _________), or

(iii)	☐ Regulation S Global Note (ISIN _________).

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cazoo Group Ltd

40 Churchway

London, NW1 1LW

United Kingdom

U.S. Bank Trust Company, National Association

West Side Flats St. Paul

60 Livingston Avenue

St. Paul, MN 55107

Attn: Global Corporate Trust

Email: brandon.bonfig@usbank.com]

Re:	4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027 of Cazoo Group Ltd

(CUSIP: ___________; ISIN:___________; )

Reference is hereby made to the Indenture, dated as of December 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between, among others, Cazoo Group Ltd (the “Issuer”), U.S. Bank Trust Company, National Association as trustee (the “Trustee”), paying agent, transfer agent and registrar, and GLAS Trust Corporation Limited, as security agent (the “Security Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐ Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes. In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer. The Definitive Registered Notes issued pursuant to the Exchange will bear the Private Placement Legend and will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2. ☐ Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

If you are exchanging a Book-Entry Interest in a Global Note, unless you checked line 2 above, you will receive Definitive Registered Notes that bear the same legends as those applicable to the Global Notes in which you hold your Book-Entry Interests that are being exchanged. If you are exchanging IAI Definitive Registered Notes or Rule 144A Definitive Registered Notes, unless you checked line 2 above, you will receive a Book-Entry Interest in the IAI Global Note or the Rule 144A Global Note, as applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1. The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a Book-Entry Interest held through DTC Account No. __________ in the:

(i) ☐ 144A Global Note (ISIN __________), or

(ii) ☐ IAI Global Note (ISIN __________), or

(iii) ☐ Regulation S Global Note (ISIN __________), or

(b) ☐ a Definitive Registered Note.

2. After the Exchange the Owner will hold:

[CHECK ONE]

(a) ☐ a Book-Entry Interest held through DTC Account No. __________ in the:

(i) ☐ 144A Global Note (ISIN __________), or

(ii) ☐ IAI Global Note (ISIN __________), or

(iii) ☐ Regulation S Global Note (ISIN __________), or

(b) ☐ a Definitive Registered Note.

in accordance with the terms of the Indenture.

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________, a company organized and existing under the laws of ___________________ (the “Subsequent Guarantor”), a subsidiary of Cazoo Group Ltd (or its permitted successor), an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Issuer”), U.S. Bank Trust Company, National Association, as trustee, transfer agent, paying agent and registrar, and GLAS Trust Corporation Limited, as security agent.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), dated as of December 6, 2023, providing for the issuance of the Issuer’s 4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. Guarantee Limitations. Notwithstanding anything to the contrary in this Supplemental Indenture and the Indenture, the obligations of the Subsequent Guarantor and the rights of the Trustee, the Holders and the Security Agent under this Supplemental Indenture and the Indenture are subject to the following limitations:

[Relevant limitations imposed by local law to be inserted, if and as applicable.]

4. Execution and Delivery.

(a) To evidence its Guarantee, the Subsequent Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of the Subsequent Guarantor by one or more of its Directors or Officers.

(b) The Subsequent Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) The execution of this Supplemental Indenture shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.

5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, the Indenture, the Note Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. Each of the parties hereto irrevocably submits to the non exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Subsequent Guarantor has appointed [Relevant process agent and address to be inserted] (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws that may be instituted in any U.S. federal or New York state court in the Borough of Manhattan in the City, County and State of New York, United States of America in any manner permitted by applicable law. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Subsequent Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Subsequent Guarantor agrees that service of process upon the Authorized Agent and written notice of such service to the Subsequent Guarantor shall be deemed, in every respect, effective service of process upon the Subsequent Guarantor in any such legal suit, action or proceeding. The Subsequent Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Supplemental Indenture, the Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws.

7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsequent Guarantor and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[Subsequent Guarantor]

By:
Name:
Title:

cazoo GROUP LTD

By:
Name:
Title:

U.S. Bank Trust Company, National Association,
as Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

This solvency certificate (this “Certificate”) is delivered by Cazoo Group Ltd (the “Issuer”) in connection with the Indenture dated as of December 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) (undefined capitalized terms used herein shall have the meanings set forth in the Indenture) between the Issuer, U.S. Bank Trust Company, National Association, as trustee, paying agent, transfer agent and registrar, and GLAS Trust Corporation Limited, as security agent.

I hereby certify as follows in my capacity as [Director]/[Chief Financial Officer] of the Issuer, and not individually:

1. I am, and at all pertinent times mentioned herein, have been [a]/[the] duly qualified and acting [Director]/[Chief Financial Officer] of the Issuer. In such capacity I have responsibility for the overall management of the financial affairs of the Issuer and the preparation of the financial statements of the Issuer. I am familiar with the properties, business, assets and liabilities of the Issuer and its business plans for the foreseeable future. I am authorized to execute this Certificate on behalf of the Issuer.

2. In connection with the preparation of this Certificate, I have made such investigations and inquiries as I deem necessary and reasonably prudent therefor and to accurately make the certifications expressed herein. The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof. Specifically, I have [add description of underlying investigation].

Based on the foregoing, on behalf of the Issuer, I have reached the following conclusions:

(A)	As of the date hereof, after the incurrence of the Permitted Collateral Lien:

(i)	the fair value of the assets of the Issuer, on a consolidated basis, are in excess of the total amount of its debts and other liabilities (including, without limitation, contingent and prospective liabilities, computed as the amount that, in light of all the facts and circumstances now existing, represents the amount that can reasonably be expected to become an actual or matured liability);

(ii)	the present fair saleable value of the assets of the Issuer, on a consolidated basis, is greater than its total liability on its existing debts as such debts become absolute and matured; and

(iii)	the Issuer is able to pay its debts as they fall due and has not (a) been deemed or declared to be unable to pay its debts under applicable law, (b) suspended or threatened to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, or (c) commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(B)	The Issuer is not subject to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, compromise agreement or assignment with any creditor of the Issuer, reprieve from payment, controlled management, claims of fraudulent conveyance that would reasonably be expected to result in a judgment that the Issuer would be unable to satisfy, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

(C)	The Issuer is not, on the date hereof and will, as a result of its incurrence of the Permitted Collateral Lien, not be in a state of cessation of payments.

(D)	No application has been made by the Issuer or, as far as the Issuer is aware, by any other person for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or similar officer pursuant to any insolvency or similar proceedings.

(E)	No application has been made by the Issuer for a voluntary winding-up or liquidation nor has any judicial winding-up or liquidation been commenced or initiated against the Issuer nor has any suspension of payments, moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Issuer been initiated against the Issuer.

(F)	No corporate action, legal proceedings or other procedure or step has been taken in relation to any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Issuer.

“Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

None of the Issuer, or any of its Subsidiaries intends, in incurring the Permitted Collateral Lien or in incurring (by way of assumption or otherwise) any related obligations or liabilities (contingent or otherwise), to disturb, delay, hinder or defraud either present or future creditors or other Persons to which the Issuer or any of its Subsidiaries is or are intended to become, on or after the date hereon, indebted.

****

E-1

EXHIBIT F

AGREED SECURITY PRINCIPLES

The parties have agreed and acknowledged that their rights and obligations in relation to this transaction in respect of (i) the giving or taking of guarantees; (ii) the giving or taking of security; and (iii) all the rights and obligations associated with such giving or taking of guarantees and security, shall be subject to and limited by the agreed security principles set out in this Exhibit (the “Agreed Security Principles”).

The Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and security from third party security providers, the Issuer and the Guarantors (the “Security Providers”) in each jurisdiction in which it has been agreed that the Security Providers will grant guarantees and security. In particular:

(a)	general law and statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent conveyance, preference, insolvency or “thin capitalization” rules, retention of title claims and similar principles may limit the ability of a member of the group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise;

(b)	subject to the guarantee limitations set out in the Indenture, each guarantee will be an upstream, cross-stream and downstream guarantee for all liabilities of the Issuer and Guarantors under the Notes, the Note Guarantees and the Indenture in accordance with, and subject to, the requirements of the Agreed Security Principles in each relevant jurisdiction. Security Documents will, subject to the applicable “guarantee” limitations, secure the guarantee obligations of the relevant security provider or, if such security is provided on a third party basis, all liabilities of the Issuer and Guarantors under the Notes, the Note Guarantees and the Indenture, in each case in accordance with, and subject to, the requirements of the Agreed Security Principles in each relevant jurisdiction;

(c)	subject to the other provisions in these Agreed Security Principles, Collateral will be limited to security over the shares in each Guarantor, all intragroup receivables owed to the Issuer and each Guarantor, all bank accounts of the Issuer and each Guarantor and for Guarantors incorporated in England and Wales, a customary floating charge over substantially all assets (including intellectual property);

(d)	the relevant member of the group or security provider shall use all reasonable endeavors to assist in demonstrating that adequate corporate benefit accrues to each relevant member of the group or security provider and to overcome any such other limitations to the extent reasonably practicable;

(e)	in determining whether or not security shall be taken and/or perfected, due regard shall be made to the applicable cost and a cost/benefit analysis, which shall include that no incremental costs must be incurred and no administrative burden or material inconvenience to the ordinary course of operations of the provider of any security interest must be assumed which is disproportionate to the benefit obtained by the beneficiaries of that security interest;

(f)	the granting or perfection of security, as required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Security Documents therefore or (if earlier or to the extent no such time periods are specified in the Security Documents) within the time periods specified by applicable law in order to ensure due perfection;

(g)	an entry of any security interest created by the Issuer pursuant to a Security Document to which it is a party shall be made in the register of mortgages and charges of the Issuer to comply with section 54 of the Companies Act (As Revised) of the Cayman Islands;

F-1

(h)	certain supervisory board, works council or other external body consent or advice may be required to enable a member of the group to provide a guarantee or security; such guarantee and/or security shall not be provided unless such consent or advice has been received provided that reasonable endeavors have been used by the relevant member of the group to obtain the relevant consent or advice to the extent reasonably practicable and permissible by law, regulation and custom;

(i)	any Subsidiary of the Issuer will not be required to give guarantees or enter into Security Documents if they are not wholly-owned by another member or members of the group, provided that no Subsidiary shall be excluded solely as a result of any disposition, sale or other transfer of the equity interests in such Subsidiary if, prior to such disposition, sale or transfer, such Subsidiary was a Guarantor unless (x) such disposition, sale or transfer was consummated for fair market value (as determined by the Issuer acting in good faith) and on an arms’ length basis to a bona fide third party and (y) the primary purpose of such disposition was not the release of the Guarantee by such Subsidiary nor of the Liens securing the Notes on the equity interests in such Subsidiary; provided, further, that such Guarantor shall only be released from its Guarantee if (i) no Event of Default exists or will otherwise result from such transaction and (ii) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to cease to be a Guarantor, the Issuer is deemed to have made a new investment in such Subsidiary in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Issuer’s or any Restricted Subsidiary’s equity interest therein as determined by the Issuer in good faith and such investment is permitted under the Indenture;

(j)	it is acknowledged that in certain jurisdictions, it may be impossible, impractical, or disproportionately costly to create guarantees or security over certain categories of assets, in which event guarantees or security will not be taken over such assets;

(k)	each Security Document shall expressly provide that, with respect to the grant of a floating charge, no transaction security is granted over or in respect of Excluded Assets, provided that (a) immediately following Closing, reasonable commercial efforts shall be made by the Board of Directors of the relevant member of the Group to seek consents of third parties where required in relation to any Excluded Assets to enable such assets to be part of the transaction security, provided that the board is satisfied that seeking the consent of the relevant party and the extent of the consent requested would not have, or cannot reasonably be expected to have, a material adverse effect on the business and/or liquidity of the Group (taken as a whole) or of Cazoo Ltd, (b) all fixed charges shall create first priority security over the relevant assets and (c) there shall be no assets (Excluded Assets or otherwise) excluded from any fixed or floating charges granted by Cazoo Holdings Limited;

(l)	members of the group will not be required to give guarantees or enter into Security Documents if (or to an extent) it is not within the legal capacity of the relevant members of the group or if the same would entail a significant risk of violating the fiduciary duties of those directors or contravening any contractual or legal prohibition or restriction or resulting in personal or criminal liability on the part of any officer;

(m)	Security Documents will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges shall be provided;

(n)	any assets (other than (i) shares, and (ii) except in the case of Cazoo Ltd, bank accounts and intra group receivables) subject to pre-existing third-party arrangements which are permitted by this Indenture and which prevent those assets from being charged or assigned will be excluded from any fixed charges under any relevant Security Document, provided that all reasonable endeavors to obtain consents or waivers to subject any such assets to transaction security shall be used by the relevant security grantor;

(o)	no fixed or floating charges shall be required to be granted over or in respect of any Restricted Cash Account for so long as the relevant account remains restricted in favor of the relevant account bank or any of its Affiliates;

(p)	to the extent that any intra-group receivables are owed to Cazoo Ltd (in its capacity as intra-group creditor), it shall agree to be subordinated in respect of such claims at all times subject to the terms of the Subordination Deed; and

(q)	the Liens on the Collateral will be limited as necessary to recognize certain limitations arising under or imposed by local law and defenses generally available to providers of Collateral (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose or benefit, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

F-2

EXHIBIT G

FUNDAMENTAL INTERCREDITOR RIGHTS

Capitalized terms used in this Exhibit G without definition shall have the meaning assigned thereto in the Indenture.

(a) Any Intercreditor Agreement shall reflect the following fundamental intercreditor rights:

(i)	obligations under the Notes and the Note Guarantees shall rank pari passu in right and priority of payment with any Pari Passu Indebtedness, any Super Senior Hedging Liabilities and any obligations under any other hedging agreements permitted to be secured on a senior ranking pari passu basis with the Notes and Note Guarantees (“Pari Passu Hedging Liabilities”);

(ii)	the Shared Collateral shall rank and secure the obligations under the Notes and the Note Guarantees (as applicable under the relevant Security Document), any Pari Passu Indebtedness, any Super Senior Hedging Liabilities and any Pari Passu Hedging Liabilities pari passu provided that all amounts received or recovered by any security agent in connection with the realization of the Shared Collateral or on an enforcement or a distressed disposal of assets comprising part of the Shared Collateral or otherwise for application in accordance with the payments waterfall in any Intercreditor Agreement shall be applied such that, among other things, payments of any Super Senior Hedging Liabilities (the creditors of such liabilities being the “Super Senior Hedging Counterparties”) shall be applied pari passu and pro rata among such Super Senior Hedging Liabilities, and in priority to payments in respect of the obligations under the Notes and the Note Guarantees, any Pari Passu Indebtedness and any Pari Passu Hedging Liabilities (together, the “Pari Passu Liabilities” and the creditors of such liabilities being the “Pari Passu Creditors”), which shall be applied pari passu and pro rata among such Pari Passu Liabilities;

(iii)	any Intercreditor Agreement shall not restrict payments in respect of any obligations under Pari Passu Indebtedness or obligations under the Pari Passu Indebtedness or under the Notes or the Note Guarantee (together, the “Pari Passu Creditor Obligations”) or any obligations under any Super Senior Hedging Liabilities except that, following the occurrence of an acceleration event under any Pari Passu Indebtedness, the Notes under the Indenture or any Super Senior Hedging Liabilities or certain events of bankruptcy or insolvency, neither the Issuer nor the Restricted Subsidiaries (the “Debtors”) may make and no Pari Passu Creditors or Super Senior Hedging Counterparties may receive payments of the Pari Passu Creditor Obligations or the Super Senior Hedging Liabilities, respectively, except amounts distributed in accordance with such Intercreditor Agreement;

(iv)	upon any of the Liens becoming enforceable, enforcement decisions under the Shared Collateral documents will be made by the instructing group (“Instructing Group”) being (i) at any time on or after the discharge of the Pari Passu Liabilities in full or subject to customary step-in events, the Super Senior Hedging Counterparties whose super senior credit participations represent more than 66 2/3% of the aggregate super senior credit participations in respect of any Super Senior Hedging Liabilities (the “Majority Super Senior Hedging Counterparties”) and/or (ii) the Pari Passu Creditors whose senior secured credit participations represent more than 50% of the aggregate senior secured credit participations in respect of the Pari Passu Liabilities (the “Majority Senior Secured Creditors”), on a euro-for-euro basis and, in each case, subject to the consultation period referred to below and provided that such instructions are consistent with the Enforcement Principles (as defined below). No Secured Creditor shall have any independent right to enforce any of the Liens or to instruct or require the security agent to enforce any of the Shared Collateral documents except as instructed by the Instructing Group. Any instructions given by the Instructing Group will be binding on all of the Secured Creditors;

(v)	the Security Agent shall enforce or restrain from enforcing any transaction security in a manner aimed to maximize the recoveries for Secured Liabilities in so far as is consistent with the terms of any Intercreditor Agreement and subject to the Enforcement Principles (taking into account, among other things, the manner of enforcement) to be agreed amongst the relevant Secured Creditors under the relevant Intercreditor Agreement;

(vi)	prior to giving any instructions to the security agent to commence enforcement of all or part of the Shared Collateral and/or the requesting of a distressed disposal in respect of assets subject to the Shared Collateral and/or the release or disposal of claims (“Enforcement”), the relevant representative of the Secured Creditors shall notify the representatives in respect of the other relevant Secured Creditors that the applicable Shared Collateral has become enforceable. As soon as reasonably practicable after receipt of such a notice instructing the security agent to solicit instructions to enforce security given by the Majority Super Senior Hedging Counterparties (if any) and/or the Majority Senior Secured Creditors, the security agent shall distribute such notice to the relevant addressees, following which such representatives will consult in good faith with each other and the security agent for a period of 15 days from the date such notice is received by such persons (or such shorter period as the relevant parties may agree) with a view to coordinating the instructions to be given by an Instructing Group and agreeing an enforcement strategy (the “Consultation Period”);

(vii)	no such consultation shall be required where (a) the Shared Collateral is enforceable due to an insolvency event affecting the Issuer, any other borrower or guarantor of any Secured Liabilities, or any subsidiary that is a “Significant Subsidiary” or “Material Company” as may be defined in the documentation in respect of the Secured Liabilities (each a “Relevant Company”); or (b) the relevant Instructing Group determines in good faith (and notifies each other representative of the Secured Creditors) that any delay caused by such consultation could reasonably be expected to reduce the amount likely to be realized to a level such that the Super Senior Hedging Liabilities (if any) would not be discharged in full or to have a material adverse effect on the ability to effect an Enforcement or a distressed disposal and, in each case any instructions will be limited to those necessary to protect or preserve the interests of the Secured Creditors on behalf of which the relevant Instructing Group is acting and the security agent shall act in accordance with the instructions first received;

(viii)	subject to the paragraph below, in the event that conflicting instructions (and for these purposes silence is deemed to be a conflicting instruction) are received from either Instructing Group by the end of the Consultation Period (which have not be resolved), the security agent shall enforce the Shared Collateral and/ or refrain from enforcing the Shared Collateral and/or take the relevant other enforcement action in accordance with the instructions provided by the Majority Senior Secured Creditors, in each case, provided such instructions are consistent with the Enforcement Principles;

(ix)	if any Super Senior Hedging Liabilities have been incurred and (a) the Super Senior Hedging Liabilities have not been repaid in full in cash within six months of the end of the Consultation Period; (b) the security agent has not commenced any Enforcement (or any transaction in lieu) or other enforcement action within three months of the end of the Consultation Period; or (c) an insolvency event has occurred with respect to a Relevant Company and the security agent has not commenced any Enforcement (or any transaction in lieu) or other enforcement action at that time with respect to such Relevant Company, then the security agent shall thereafter follow any instructions that are subsequently given by the Majority Super Senior Hedging Counterparties (provided such instructions are consistent with the Enforcement Principles) to the exclusion of any given by the Majority Senior Secured Creditors;

(x)	any Intercreditor Agreement will contain (a) customary turnover and distressed disposal provisions (for the avoidance of doubt, distressed disposal will be defined to only apply to distressed disposals in respect of assets that are subject of the Shared Collateral), (b) customary anti-layering provisions and (c) customary subordination provisions regarding shareholder and/or intra-group liabilities. (for the avoidance of doubt, (x) shareholder creditors will not be required but will, at their discretion, be permitted to accede to the Intercreditor Agreement in order to subordinate their claims; and (y) there will be no requirement to grant Liens over any shareholder liabilities in favor of the Secured Parties);

(xi)	any Intercreditor Agreement shall include provisions such that if, for any reason, any of the Pari Passu Creditor Obligations remain unpaid after the date enforcement action is taken and the resulting losses are not borne by the Pari Passu Creditors in the proportions which their respective exposures at such enforcement date bore to the aggregate exposures of all of the Pari Passu Creditors at such enforcement date, the Pari Passu Creditors will make such payments among themselves as the security agent shall require to put the Pari Passu Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions. The Trustee will not be required to make payments if it has distributed amounts received to Holders of the Notes and did not have actual notice on the date of such distribution of the obligation to make such equalization payments;

(xii)	if in relation to any request for a vote, action or decision to be taken by any group of Pari Passu Creditors as required under any Intercreditor Agreement (including, without limitation, for the purpose of constituting the Instructing Group as defined above), any Pari Passu Creditor within such respective class fails to vote in favor of or against such request, or fails to provide details of its relevant participation or liabilities owed to it to the security agent within 30 Business Days from the date on which notice of such request, action or decision was given to all the Pari Passu Creditors then eligible to vote thereon, then that Pari Passu Creditor’s participation and/or liabilities owed to it shall be deemed to be zero for the purpose of calculating the relevant total participations and/or liabilities when ascertaining whether any relevant percentage has been obtained to carry that vote or approve that action or decision;

(xiii)	any Intercreditor Agreement shall permit, on customary terms, the refinancing of:

(a)	any Pari Passu Creditor Obligations with other senior secured equal ranking debt and for such new indebtedness to be ranked equally with other Pari Passu Creditor Obligations (including sharing in the Shared Collateral), provided that such debt is permitted to be incurred under the terms of the relevant credit documentation in respect of (1) any Pari Passu Creditor Obligations that will remain following such refinancing and (2) any Super Senior Hedging Liabilities; and

(b)	any Super Senior Hedging Liabilities with other senior secured equal ranking hedging liabilities and for such new indebtedness to be ranked senior to the Pari Passu Liabilities, provided that such debt is permitted to be incurred under the terms of the relevant credit documentation in respect of any Pari Passu Creditor Obligations;

(xiv)	the Intercreditor Agreement will also allow for accession by creditors of future indebtedness of the Issuer and/or the Debtors (which is permitted by or not restricted under the Notes and terms of the Indenture as senior subordinated creditors ranking subordinated in respect of payment to Pari Passu Creditor Obligations and secured on certain of the Collateral on a second or lesser-ranking basis (the “Future Senior Subordinated Debt”) and provided that the establishment of such future indebtedness complies with agreed parameters (if any) for the relevant class of such future indebtedness. Any such future indebtedness that is subordinated to the Senior Secured Debt and complies with agreed parameters (if any) for the establishment of senior subordinated debt shall be “Future Senior Subordinated Debt” for the purposes of the Intercreditor Agreement. Holders of Future Senior Subordinated Debt are “Future Senior Subordinated Creditors”. There will, subject to the agreement of the Security Agent, be a single Security Agent appointed to act at all times on behalf of all Senior Secured Creditors and Future Senior Subordinated Creditors;

(xv)	future Senior Subordinated Creditors will be subject to customary restrictions on enforcement (including customary standstill provisions and payment blocks) and customary provisions with regards to turnover, distressed disposal and value protection;

(xvi)	any Intercreditor Agreement will contain the guarantees and indemnities, in each case in a form substantially identical to the form of the Note Guarantees contained in the Indenture, for the benefit of Secured Creditors under the Pari Passu Indebtedness and the Super Senior Hedging Liabilities and such debt shall not be permitted to have the benefit of any other guarantees or indemnities not otherwise granted for the benefit of the Holders;

(xvii)	the Intercreditor Agreement will contain customary subordination provisions and restrictions relating to (x) the receivables owing from any member of the Group to any shareholder of the Issuer in respect of any existing or future loan (the “Shareholder Debt Liabilities”) made to the Issuer or any of its Restricted Subsidiaries (each a “Shareholder Subordinated Lender”) and such Shareholder Subordinated Lenders shall accede to the Intercreditor Agreement in respect of such Shareholder Debt Liabilities, and (y) certain members of the Group that lend to a Debtor (each an “Intragroup Lender”) that will accede to the Intercreditor Agreement with respect to the loans or indebtedness owing from such Debtor to such member of the Group in respect of intra-group loans (the “Intra-Group Liabilities”); and

(xviii)	any Intercreditor Agreement shall be governed by the laws of England and Wales.

b. The Shared Collateral will only be released, and Liens will only be granted on the assets the subject of the Shared Collateral, to the extent permitted under (or not prohibited by) the Indenture, the documents governing the terms of the Pari Passu Indebtedness, the documents governing the terms of any Super Senior Hedging Liabilities and the documents governing the terms of the Future Senior Subordinated Debt, and the terms for release of the Shared Collateral will be substantially similar to the terms of the release of the Note Guarantees in the Indenture (including as to the release and retaking of any of the Shared Collateral in order to give effect to any future incurrence of Indebtedness or a refinancing of any Indebtedness that shares in the Shared Collateral).

c. Each Intercreditor Agreement will have an intercreditor agent or security agent who acts on behalf of all of the Super Senior Hedging Counterparties (if any), the Future Senior Subordinated Creditors (if any) and the Pari Passu Creditors, including the Holders of the Notes and the Trustee.

d. Any Intercreditor Agreement may contain provisions in addition to those described above to the extent necessary or desirable to enable the Issuer or any of its Restricted Subsidiaries to enter into and consummate corporate, financing and other transactions. Provided such provisions do not conflict with the Fundamental Intercreditor Rights described above, and provided that such Intercreditor Agreement contains such provisions as are customarily requested by note trustees when entering into intercreditor agreements on behalf of Holders of Notes, the Trustee shall enter into such Intercreditor Agreements on behalf of the Holders of Notes.

e. In the event there is an inconsistency or conflict as contained in this Indenture, on the one hand, and any Intercreditor Agreement, on the other hand, the provisions contained in such Intercreditor Agreement shall prevail and apply.

f. For the purpose of these Fundamental Intercreditor Principles, “Enforcement Principles” shall include the following:

1.	Definitions:

“Competitive Sales Process” means any public auction or other competitive sale process conducted in accordance with the advice of a Third Party Adviser as selected by the Security Agent (it being acknowledged that the Security Agent shall have no obligation to select or engage any Third Party Adviser unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction) with a view to obtaining the best price reasonably obtainable taking into account all relevant circumstances in which the relevant Secured Creditors are entitled to participate as prospective buyers and/or financiers (including as part of a consortium).

For the purposes of this definition, "entitled to participate" shall be interpreted to mean:

(i)	that any offer, or indication of a potential offer, that a holder of any Secured Liabilities makes shall be considered by those running the Competitive Sales Process against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder; and

(ii)	any holder of any Secured Liabilities that is considering making an offer in any Competitive Sales Process is provided with the same information, including any due diligence reports, and access to management that is being provided to any other bidder at the same stage of the process.

If, after having applied the same criteria referred to in paragraph (i) above, the offer or indication of a potential offer made by a holder of any Secured Liabilities is not considered by those running the Competitive Sales Process to be sufficient to continue in the sales process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right of a holder of any Secured Liabilities under any Intercreditor Agreement to so participate shall be deemed to be satisfied.

“Enforcement Objective” means maximising, to the extent consistent with a prompt and expeditious realisation of value and with the rights and obligations of the Security Agent under the Intercreditor Agreement, the value realised from Enforcement; and

“Fairness Opinion” means, in respect of any Enforcement, an opinion from a reputable, independent and internationally recognised investment bank, firm of accountants or third party professional firm which is regularly engaged in issuing such opinions (a "Third Party Adviser") that the proceeds received or recovered in connection with that Enforcement are fair from a financial point of view taking into account all relevant circumstances.

2.	Any enforcement of transaction security shall be consistent with the Enforcement Objective, provided that the Security Agent shall have no obligation to postpone (or request the postponement of) any distressed disposal or liabilities sale in order to achieve a higher price.

3.	Without prejudice to the Enforcement Objective, the transaction security will be enforced and other action as to Enforcement will be taken such that either:

(a)	to the extent the relevant Instructing Group is the Majority Super Senior Hedging Counterparties, all proceeds of enforcement are received by the Security Agent in cash for distribution in accordance with the section of the relevant Intercreditor Agreement governing application of proceeds; or

(b)	to the extent the relevant Instructing Group is the Majority Senior Secured Creditors either:

(i)	all proceeds of Enforcement are received by the Security Agent in cash for distribution in accordance with the section of the relevant Intercreditor Agreement governing application of proceeds; or

(ii)	sufficient proceeds from Enforcement will be received by the Security Agent in cash to ensure that, when the proceeds are applied in accordance with the section of the relevant Intercreditor Agreement governing application of proceeds, all Super Senior Hedging Liabilities would be fully and finally discharged to the satisfaction of each Super Senior Hedging Counterparty.

4.	On:

(a)	a proposed Enforcement in relation to assets forming part of the Shared Collateral other than shares in a member of the Group over which transaction security exists, where the aggregate book value of such assets exceeds £5,000,000 (or its equivalent in any other currency or currencies); or

(b)	a proposed Enforcement in relation to Shared Collateral comprising some or all of the shares in a member of the Group over which transaction security exists,

which, in either case, is not being effected through a Competitive Sales Process, the Security Agent shall, if requested by the Majority Super Senior Hedging Counterparties or the Majority Senior Secured Creditors, appoint a Third Party Adviser to provide a Fairness Opinion in relation to that Enforcement, provided that the Security Agent shall not be required to appoint a Third Party Adviser nor obtain a Fairness Opinion if a proposed Enforcement:

(i)	is in accordance with any applicable law; and

(ii)	complies with section of the relevant Intercreditor Agreement governing distressed disposals.

5.	The Security Agent shall be under no obligation to appoint a Third Party Adviser or to seek the advice of a Third Party Adviser unless expressly required to do so by these Enforcement Principles or any other provision of the relevant Intercreditor Agreement.

6.	The Fairness Opinion (or any equivalent opinion obtained by the Security Agent in relation to any other Enforcement of the transaction security that such action is fair from a financial point of view after taking into account all relevant circumstances) will be conclusive evidence that the Enforcement Principles have been met.

7.	In the absence of written notice from a Secured Creditor or group of Secured Creditors, that such Secured Creditor(s) object to any enforcement of any transaction security on the grounds that such enforcement action does not aim to achieve the Enforcement Objective, the Security Agent is entitled to assume that such enforcement of any Transaction Security is in accordance with the Enforcement Objective.

8.	If the Security Agent is unable to obtain a Fairness Opinion after attempting to do so (and after considering making such modifications to the enforcement process as may be reasonably available and consistent with the Enforcement Principles to obtain such opinion) because such opinions are not generally available in the market in such circumstances it shall notify each Senior Creditor (or their agent, representative or trustee) and may proceed to enforce any transaction security without needing to demonstrate (by way of a Fairness Opinion or otherwise) that such enforcement is aiming to achieve the Enforcement Objective.

EXHIBIT H

Agreed Form Intra-Group Loan Agreement

Weil, Gotshal & Manges (London) LLP 110 Fetter Lane London EC4A 1AY +44 20 7903 1000 main tel +44 20 7903 0990 main fax weil.com

________________________ 2023

INTERCOMPANY LOAN AGREEMENT

between

[●]
as Lender

and

[●]
as Borrower

TABLE OF CONTENTS

		Page No.

1	DEFINITIONS AND INTERPRETATIONS	1
2	THE LOAN	3
3	INTEREST	3
4	PREPAYMENT AND REPAYMENT	3
5	PAYMENTS	4
6	EVENTS OF DEFAULT	4
7	ASSIGNMENT	4
8	SUBORDINATION	5
9	EXERCISE OF RIGHTS	5
10	NOTICES	5
11	COUNTERPARTS	5
12	GOVERNING LAW	5
13	THIRD PARTY RIGHTS	5

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THIS INTERCOMPANY LOAN AGREEMENT (the “Agreement”) is made on ______________ 2023 between the following parties:

(1)	[●] a [limited liability company incorporated in England and Wales] / [an exempted company incorporated under the laws of the Cayman Islands] with registered number [●] and having its registered office at [●] (the “Lender”); and

(2)	[●] a [limited liability company incorporated in England and Wales] / [an exempted company incorporated under the laws of the Cayman Islands] with registered number [●] and having its registered office at [●] (the “Borrower”).

WHEREAS

The Borrower requested, and the Lender has agreed to make, the Loan on the terms of this Agreement.

IT IS AGREED as follows

1	DEFINITIONS AND INTERPRETATIONS

1.1	In this Agreement, unless the context requires otherwise, the capitalised terms set out below have the following meanings:

“Acceleration Event” has the meaning ascribed to that term in Clause 6;

“Business Day” means any day, other than a Saturday or Sunday or public holiday, on which banks are normally open for general business in London;

“Compounded Reference Rate” means the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate on a RFR Banking Day in respect of SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate;

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period, the percentage rate per annum determined by the Lender (or its delegate) in accordance with the methodology set out in Schedule 1 (Daily Non-Cumulative Compounded RFR Rate);

“Event of Default” means: (a) the Borrower fails to pay any sum payable by it under this Agreement when due, unless the Borrower’s failure to pay is caused solely by an administrative error or technical problem and payment is made within 5 Business Days of its due date; or (b) the Borrower fails (other than by failing to pay) to comply with any provision of this Agreement and such default is not remedied within 20 Business Days of the Lender notifying the Borrower of the Event of Default and the remedy required;

“Final Discharge Date” means the date on which the liabilities owed to the Noteholders have been fully and finally discharged to the satisfaction of the Trustee;

“GBP” or “Sterling” or “£” means the lawful currency of the United Kingdom;

“Gilt Rate” means the yield to maturity as of such repayment date of United Kingdom government securities with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such prepayment (but not more than five (5) Business Days) (or, if such Financial Statistics are no longer published, any publicly available source of similar market data) selected in good faith by the Lender or its delegate (if any)) most nearly equal to the period from the prepayment date.

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“Indenture” means the indenture entered into by Cazoo Group Ltd in respect of US$200 million aggregate principal amount of 4%/2% Cash/Payment-in-Kind Toggle Senior Secured Notes due 2027 (“Notes”);

[“Intercreditor Agreement” has the meaning given to such term in the Indenture;]

“Interest Rate” means a rate of 12% per annum;

“Loan” means a loan made or to be made under this Agreement an amount equal to £[●] or the principal amount outstanding for the time being for that loan;

“Loan Liabilities” means all present and future liabilities and obligations (actual or contingent), of the Borrower to the Lender arising in connection with the Loan and under the terms of this Agreement;

“Maturity Date” means the date corresponding to 5 Business Days after the maturity date of the Notes in accordance with the Note Documents (or any such later date as agreed between the Lender and the Borrower);

“Noteholders” means the holder of the notes issued under the Indenture;

[“Note Documents” has the meaning given to such term in the Indenture;]

[“Prepayment Premium” has the meaning ascribed to that term in Clause 4.2 of this agreement;]

“Payment” means, in respect of any Loan Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations);

“RFR Banking Day” means any day other than a Saturday or Sunday and a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities;

“Security Document” has the meaning given to such term in the Indenture;

“Tax” or “Taxes” means all forms of taxation, duties, imposts, levies, VAT or contributions, or other charges or withholdings of a similar nature, and any associated interest, penalty, surcharge or fine; and

“Utilisation Date” means the date on which the Loan is advanced from the Lender to the Borrower.

1.2	In this Agreement:

(i)	the ejusdem generis rule shall not apply and general words shall not be given a restrictive meaning because they are preceded by words indicating a particular class of acts, matters or things or they are followed by particular examples intended to be embraced by the general words;

(ii)	the singular includes the plural and vice versa, and reference to any gender includes the other genders;

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(iii)	references to “this Agreement” means this agreement as the same may be validly varied, amended, supplemented, restated, renewed, novated or replaced from time to time (in each case, however fundamentally);

(iv)	references to a “party” means a party to this Agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking (or, in the case of a natural person, his or her estate);

(v)	the table of contents and headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement; and

(vi)	references to Clauses are to clauses in this Agreement.

2	THE LOAN

On the date of this Agreement, the Lender shall lend the Loan to the Borrower by paying the amount of the Loan in cash by electronic transfer of immediately available funds to the account notified to it in writing by the Borrower.

3	INTEREST

3.1	Interest on the Loan shall accrue at the Interest Rate plus Compounded Reference Rate during the period from and including the date of this Agreement to and including the date of repayment and shall be calculated as if capitalised in accordance with Clause 3.2(b) below (or such other date as may be agreed by the Lender and Borrower), but shall only be payable in accordance with clause 3.2 below.

3.2	Interest which has accrued in accordance with clause 3.1 above shall be immediately payable and:

(a)	be paid in such portions and on such dates as may be agreed between the Lender and Borrower; and

(b)	to the extent not paid in accordance with Clause 3.2(a) above, be capitalised and added to the principal amount of the Loan outstanding on the date at the expiry of each 12 month period from the date of this Agreement (or such other date as may be agreed by the Lender and Borrower) and such capitalised interest shall thereafter be treated as part of the Loan and as an advance made hereunder.

3.3	Any interest accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

4	PREPAYMENT AND REPAYMENT

4.1	Repayment

Subject to Clause 4.2 (Prepayment Premium on Acceleration), the Borrower will repay the Lender the principal amount of the Loan, together with any other sum, including any fees or Prepayment Premium (as applicable), then owed by it to the Lender under this Agreement, on (i) the Maturity Date (or earlier on a date agreed between the Lender and the Borrower), (ii) an Acceleration Event, and (iii) such other date following the request of the Security Agent in accordance with the Security Documents.

4.2	Prepayment Premium on Acceleration

(a)	Any repayment or prepayment of the Loans prior to the Maturity Date following an occurrence of an Acceleration Event shall be subject to the payment of the Prepayment Premium.

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(b)	“Prepayment Premium” means, for the purposes of paragraph (a) of this Clause 4.2, on the prepayment date, the excess (to the extent positive) of:

(i)	the present value at the date of prepayment of (A) 100% of the principal amount of the Loans to be prepaid (the “Prepayment Amount”) plus (B) all required and scheduled interest payments that would have otherwise have accrued on such Prepayment Amount from (and including) the date of such prepayment to (and including) the [fifth] anniversary of the Utilisation Date computed using a discount rate equal to the Gilt Rate as at the date of such prepayment date plus 50 basis points; over

(ii)	the principal amount of the Loans to be prepaid,

and assuming for the purposes of calculating the required interest payments due on such Loans, that the applicable Compounded Reference Rate would at all times be the higher of (x) the rate for offering of deposits for a 3 month period and (y) [zero]1 per cent, in each case as calculated by the Lender or on behalf of the Lender by such person as the Lender shall designate, in each case, acting in good faith.

5	PAYMENTS

The Borrower shall make all payments hereunder in GBP (unless otherwise agreed with the Lender) at a place and in a manner reasonably required by the Lender and without set off or counterclaim and free and clear of and without deductions of or withholding of any Taxes or any other fees whatsoever present or future, except as may be required by law.

6	EVENTS OF DEFAULT

Subject to Clause 8 (Subordination), at any time after an Event of Default which is continuing the Lender may by notice to the Borrower:

(a)	immediately cancel all outstanding obligations of the Lender under this Agreement (and in such event, the Lender will have no further obligations hereunder); and/or

(b)	declare that the Loan (and all accrued interest premiums and other amounts outstanding under this Agreement) is immediately due and payable, whereupon such amount shall become immediately due and payable, each an “Acceleration Event”.

7	ASSIGNMENT

Neither party may assign its rights under this Agreement other than an assignment of rights by way of security pursuant to the terms of a Security Document or as otherwise agreed by the Security Agent (each as defined in the Indenture) or in accordance with the terms of the Indenture.

[1]	Weil Note to V&F: V&F to confirm.

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8	SUBORDINATION

8.1	Restriction on Payment

(a)	Prior to the Final Discharge Date, there shall be no Payment owed to the Lender under this Agreement at any time unless:

(i)	unless there is an Event of Default occurred, the Borrower may make Payments in respect of the Loan Liabilities under this Agreement (whether of principal, interest or otherwise) from time to time when due;

(ii)	the Payment being made is explicitly permitted under the Indenture or the Security Agent (acting on the instructions of the Noteholders) otherwise consents such payment; or

(iii)	that Payment is made to facilitate the making of any payment to the Noteholders in accordance with the [Note Documents].

(b)	The Borrower shall not be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under this Agreement by operational of this clause even if its obligation to make that payment is restricted at any time by the terms of this clause 8 (Restriction on Payment).

8.2	Restriction on Enforcement

The Lender shall not be entitled to (a) take any enforcement action in respect of any liabilities owed to it at any time prior to the Final Discharge Date unless otherwise directed by the Security Agent and (b) take any action to challenge any aspect (process, value or otherwise) of any enforcement action or other actions taken by the Security Agent in accordance with the terms of the [Note Documents].

8.3	Security

Prior to the Final Discharge Date, the Lender may not take, accept or receive the benefit of any Security, guarantee or indemnity or other loss in respect of the Loan Liabilities unless explicitly permitted under the terms of the Indenture or where the Security Agent (acting on the instructions of the Noteholders) has granted its consent.

9	EXERCISE OF RIGHTS

No failure to exercise or delay in exercising, any right, remedy or power hereunder shall operate as a waiver and nor shall any single or partial exercise preclude further or other exercise of the same or any other right, remedy or power hereunder.

10	NOTICES

Any communication under this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or e-mail, and shall be effective on receipt. Such communication shall be sent to the relevant party at its address as set out at the beginning of the Agreement.

11	COUNTERPARTS

This Agreement may be executed in any number of counterparts which, when taken together shall constitute the same Agreement.

12	GOVERNING LAW

This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation or any act performed or claimed to be performed under it) shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

13	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999, or otherwise, to enforce or to enjoy the benefit of any terms of this Agreement.

5

SCHEDULE 1

Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day, rounded to four decimal places or any other rounding precision that the Agent can facilitate;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

[Cazoo – Intercompany Loan Agreement]

SIGNATORIES

THE LENDER	)
)
Signed by	)
for and on behalf of	)	[Director] / [Authorised Signatory]
[Insert name of Lender]	)

[Cazoo – Intercompany Loan Agreement]

THE BORROWER	)
)
Signed by	)
for and on behalf of	)	[Director] / [Authorised Signatory]
[Insert name of Borrower]	)

[Cazoo – Intercompany Loan Agreement]

SCHEDULE A

CONDITIONS PRECEDENT DOCUMENTS

1. Formalities Certificate and Constitutional Documents

(a) A copy of the constitutional documents of the Issuer and each Issue Date Guarantor

(b) A copy of resolutions of the director(s) of the Issuer and each Issue Date Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Indenture, the Subordination Deed, the Issue Date Security Documents and other Note Documents and resolving that it execute, deliver and perform its obligations under the Note Documents;

(ii)	authorizing a specified person or persons to execute the Note Documents on its behalf; and

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Note Documents;

(c) A specimen signature of each person authorized by the resolution referred to in paragraphs (b) above and (d) below in relation to the Note Documents and related documents;

(d) A copy of a resolution signed by all the holders of the issued shared in each Issue Date Guarantor approving the terms of, and the transactions contemplated by, the Note Document to which it is a party;

(e) Certificate from the Issuer and each Issue Date Guarantor (signed by an authorized signatory):

(i)	certifying that each copy document relating to it specified in paragraphs (a), (b) and (d) this Schedule A (Conditions Precedent Documents) are correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the Issue Date; and

(ii)	confirming that, subject to the guarantee limitations set out in the Indenture and the Agreed Security Principles, borrowing, guaranteeing or securing, as appropriate, the aggregate principal amount of Notes would not cause any borrowing, guaranteeing, securing or similar limit binding on it (as relevant) to be exceeded.

2. Issue Date Security Documents

(a) A signed copy of the executed Subordination Deed, signed by the Issue Date Guarantors, the Issuer, Cazoo Ltd and any holder of Subordinated Shareholder Debt;

(b) Evidence of completion of the Assigned Receivables Transfers; and

(c) A signed copy of the following security documents (“Issue Date Security Documents”):

(i)	(to the extent not otherwise included in the debenture listed in paragraph (v) below) an English law governed security agreement between the Issuer and the Security Agent relating to a first priority fixed charge over the Issuer’s bank accounts in England;

(ii)	(to the extent not otherwise included in the debenture listed in paragraph (v) below)an English law governed first security agreement between the Issuer and the Security Agent relating to a first priority fixed charge over all intragroup receivables owed to the Issuer;

(iii)	(to the extent not otherwise included in the debenture listed in paragraph (v) below) an English law governed first security agreement between the Issuer and the Security Agent relating to a first priority fixed charge over all of the shares in Cazoo Holdings Ltd;

(iv)	an English law governed debenture between Cazoo Holdings Ltd and the Security Agent relating to (a) a first priority fixed charge over Cazoo Holdings Ltd’s bank accounts in England, including (but not limited to) the CHL Blocked Account, (b) a first priority fixed charge over all intragroup receivables owed to Cazoo Holdings Ltd, including (but not limited to) the receivables assigned by way of Assigned Receivables Transfers, (c) a first priority fixed charge over all of the shares in each relevant Guarantor and (d) a first priority qualifying floating charge over all of its assets (other than the Excluded Assets);

(v)	an English law governed debenture among the Issue Date Guarantors (other than Cazoo Holdings Ltd) and the Security Agent relating to (a) a first priority fixed charge over each Guarantor’s bank accounts (other than: (i) the Restricted Cash Accounts and (ii) in the case of Cazoo Ltd, bank accounts which are subject to pre-existing third-party arrangements which are permitted by the Indenture and which prevent those assets from being charged or assigned), (b) a first priority fixed charge over all intragroup receivables owed to each Guarantor (other than intragroup receivables owed to Cazoo Ltd which are subject to pre-existing third-party arrangements which are permitted by the Indenture and which prevent those assets from being charged or assigned, (c) a first priority fixed charge over all of the shares in each relevant Guarantor and (d) a first priority floating charge over substantially all of its assets, including intellectual property (other than the Excluded Assets and Restricted Cash Accounts); and

(vi)	an Irish law governed bank account charge over the Issuer’s and each Guarantor’s bank accounts in Ireland.

Exhibit 99.4

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Cayman Islands

Cazoo Group Ltd (ROC #373409) (the “Company”)

TAKE NOTICE that at an Extraordinary General Meeting of the Shareholders held on 21 November 2023 to approve a series of transactions (the “Transactions”) and subsequent approval by the Board of Directors of the Company (the “Board”) on 5 December 2023, the following resolutions were passed:

3.1	(b)	Consider and approve, as an ordinary resolution that, that every 100 shares with a par value of US$0.002 each in Cazoo’s issued and unissued share capital be consolidated into one (1) share with a par value of US$0.20, so that immediately following the reverse stock split, the authorized share capital of Cazoo shall be US$435,500 divided into 1,650,000 Class A ordinary shares with a par value of US$0.20 each, 25,000 Class B ordinary shares with a par value of US$0.20 each, 500,000 Class C ordinary shares with a par value of US$0.20 each and 2,500 preference shares with a par value of US$0.20 each, effective upon further approval by the Board of Directors to implement the reverse stock split at its discretion.

(c)	Consider and approve, as an ordinary resolution, that immediately following the reverse stock split becoming effective, the authorized share capital of Cazoo be increased as described below:

(i)	FROM: US$435,500 divided into 1,650,000 Class A ordinary shares with a par value of US$0.20 each, 25,000 Class B ordinary shares with a par value of US$0.20 each, 500,000 Class C ordinary shares with a par value of US$0.20 each and 2,500 preference shares with a par value of US$0.20 each,

(ii)	TO: US$22,105,000 divided into 100,000,000 Class A ordinary shares with a par value of US$0.20 each, 25,000 Class B ordinary shares with a par value of US$0.20 each, 500,000 Class C ordinary shares with a par value of US$0.20 each and 10,000,000 preference shares with a par value of US$0.20 each, effective upon further approval by the Board of Directors to implement the share increase at its discretion.

(d)	Consider and approve, as a special resolution, that Cazoo’s amended and restated articles of association (the “Articles”) be amended as follows (with the full text of the special resolution to be approved as set out in the proxy statement and as included at the Annex hereto):

RESOLVED AS A SPECIAL RESOLUTION THAT:

●	The Amended and Restated Articles of Association of the Company be amended by inserting the following defined term in Article 1.1 below the defined term “Board”:

“Board Nominee” shall mean the Director nominated by the current Board prior to the TSA Closing Date, and if during such Director’s initial term (the period between the Board Nominee’s appointment after the TSA Closing Date until the third annual general meeting of the Company following the TSA Closing Date) he or she determines to resign, any subsequent designee of the person then serving in such Director’s place during the initial term.”

Filed: 05-Dec-2023 14:59 EST
www.verify.gov.ky File#: 373409	Auth Code: B98320823968

●	The Amended and Restated Articles of Association of the Company be amended by inserting the following defined term in Article 1.1 below the defined term “Treasury Share”:

“TSA Closing Date” shall mean the Closing Date as defined in the Transaction Support Agreement, dated as of September 20, 2023, by and among the Company and the other parties thereto.”

●	The Amended and Restated Articles of Association of the Company be amended by deleting Article 24.3 and inserting the following in its place:

“General meetings may be called by:

24.3.1	the Board;

24.3.2	the chairperson of the Board; or

24.3.3	the holder or holders of Class A ordinary shares representing a majority of the then outstanding Class A ordinary shares.

A general meeting so called by members shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the Board of the chairperson of the Board.”

●	The Amended and Restated Articles of Association of the Company be amended by deleting Article 31.5 and inserting the following in its place:

“A Director may be removed from office for cause by:

31.5.1	Special Resolution of the Company; or

31.5.2	vote or written notice or direction signed by the other Directors numbering at least a majority of the then appointed Directors.

Filed: 05-Dec-2023 14:59 EST
www.verify.gov.ky File#: 373409	Auth Code: B98320823968

●	The Amended and Restated Articles of Association of the Company be amended by inserting the following as a new Article 31.6:

“Notwithstanding any other provision of these Articles, the holder or holders of Class A ordinary shares representing a majority of the then outstanding Class A ordinary shares shall by vote or written consent or direction be entitled to remove any Director and to appoint any person to fill any Director positions that remain unfilled by like means (and the holder(s) representing a majority of such then outstanding Class A ordinary shares may override the action of the Directors to fill any vacancy pursuant to Article 31.3); provided that, the Board Nominee may not be removed without cause prior to the third annual general meeting of the Company following the TSA Closing Date. Where a Director is appointed pursuant to this Article 31.6, and at such time the Board is divided into classes pursuant to Article 31.2, such appointment may also assign the new Director to Class I, Class II or Class III, failing which, the Board is authorised to assign new Directors to such classes.”

with effect from closing of the transactions the subject of the Transactions Proposal.”

/s/ Edward A. Caudeiron
Edward A. Caudeiron
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited

Dated this 5th day of December 2023.

Filed: 05-Dec-2023 14:59 EST
www.verify.gov.ky File#: 373409	Auth Code: B98320823968

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Cazoo Group Ltd (ROC #373409) (the “Company”)

TAKE NOTICE that at an Extraordinary General Meeting of the Shareholders held on 7 February 2023 and subsequent approval by the Board of Directors of the Company on 7 February 2023, the following resolutions were passed:

(a)	Approve, as an ordinary resolution, that every 20 shares with a par value of US$0.0001 each in the Company’s issued and unissued share capital be consolidated into one (1) share (each, a “Consolidated Share”) with a par value of US$0.002 (the “Reverse Stock Split”), so that immediately following the Reverse Stock Split, the authorized share capital of the Company shall be US$325,500 divided into 110,000,000 Class A ordinary shares of a par value of US$0.002 each, 2,500,000 Class B ordinary shares of a par value of US$0.002 each, 50,000,000 Class C ordinary shares of a par value of US$0.002 each and 250,000 preference shares of a par value of US$0.002 each, effective upon further approval by the board of directors of the Company (the “Board”) to implement the Reverse Stock Split at its discretion (the “Reverse Stock Split Proposal”); and

(b)	Approve, as an ordinary resolution that, immediately following the Reverse Stock Split becoming effective, the authorized share capital of the Company be increased:

(i)	FROM: US$325,500 divided into 110,000,000 Class A ordinary shares of a par value of US$0.002 each, 2,500,000 Class B ordinary shares of a par value of US$0.002 each, 50,000,000 Class C ordinary shares of a par value of US$0.002 each and 250,000 preference shares of a par value of US$0.002 each,

(ii)	TO: US$435,500 divided into 165,000,000 Class A ordinary shares of a par value of US$0.002 each, 2,500,000 Class B ordinary shares of a par value of US$0.002 each, 50,000,000 Class C ordinary shares of a par value of US$0.002 each and 250,000 preference shares of a par value of US$0.002 each (the “Share Increase”), effective upon approval by the Board to implement the Share Increase at its discretion (the “Share Increase Proposal”).

/s/ Kesrene Estrella
Kesrene Estrella
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited

Dated this 8th day of February 2023

Filed: 08-Feb-2023 09:53 EST
www.verify.gov.ky File#: 373409	Auth Code: F65286664109

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Cazoo Group Ltd (ROC #373409) (the “Company”)

TAKE NOTICE that at a general meeting of the shareholders of the Company dated 29th June 2022, the following resolution was passed:

To resolve as an ordinary resolution that the authorised share capital of the Company be increased:

a. FROM: US$215,500 divided into 1,100,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each, l,000,000,000 Class C ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each,

b. TO: US$325,500 divided into 2,200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each, 1,000,000,000 Class C ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

/s/ Ruth Grizzel
Ruth Grizzel
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited

Dated this 5th day of July 2022

Filed: 05-Jul-2022 14:22 EST
www.verify.gov.ky File#: 373409	Auth Code: B79392148690

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Capri Listco (ROC #373409) (the “Company”)

TAKE NOTICE that by written resolutions of the sole shareholder of the Company dated 23 August 2021 and effective on 26 August 2021, the following special resolutions were passed:

It is resolved as a special resolution that, with effect from 26 August 2021:

1	That the name of the Company is changed from Capri Listco to Cazoo Group Ltd

2	That the Amended and Restated Memorandum and Articles of Association of the Company currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed hereto.

/s/ Satina Whittaker
Satina Whittaker
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited

Dated this 26th day of August 2021

Filed: 26-Aug-2021 11:19 EST
www.verify.gov.ky File#: 373409	Auth Code: K60610235330

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CAZOO GROUP LTD

(ADOPTED BY SPECIAL RESOLUTION

DATED 23 AUGUST 2021 AND EFFECTIVE ON 26 AUGUST 2021)

Filed: 26-Aug-2021 11:19 EST
www.verify.gov.ky File#: 373409	Auth Code: J52218967085

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CAZOO GROUP LTD

(ADOPTED BY SPECIAL RESOLUTION

DATED 23 AUGUST 2021 AND EFFECTIVE ON 26 AUGUST 2021)

1.	The name of the Company is Cazoo Group Ltd

2.	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Board may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Board may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5.	The authorised share capital of the Company at the date of adoption of this Memorandum is US$215,500 divided into 1,100,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each, 1,000,000,000 Class C ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

6
Filed: 26-Aug-2021 11:19 EST
www.verify.gov.ky File#: 373409	Auth Code: J52218967085

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CAZOO GROUP LTD

(ADOPTED BY SPECIAL RESOLUTION

DATED 23 AUGUST 2021 AND EFFECTIVE ON 26 AUGUST 2021)

7
Filed: 26-Aug-2021 11:19 EST
www.verify.gov.ky File#: 373409	Auth Code: J52218967085

-i-
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27.	Votes of Members	28

28.	Proxies	29

29.	Corporate Members	30

30.	Shares that May Not be Voted	31

31.	Directors	31

32.	Powers and Duties of Directors	32

33.	Alternate Directors	33

34.	Vacation of Office of Director	33

35.	Proceedings of Directors	34

36.	Presumption of Assent	35

37.	Directors’ Interests	36

38.	Minutes	36

39.	Delegation of Directors’ Powers	37

40.	No Minimum Shareholding	38

41.	Remuneration of Directors	38

42.	Seal	39

43.	Dividends, Distributions and Reserve	39

44.	Capitalisation	41

45.	Share Premium Account	41

46.	Books of Account	42

47.	Audit	42

48.	Notices	43

49.	Winding Up	44

50.	Indemnity and Insurance	45

51.	Financial Year	47

52.	Transfer by Way of Continuation	47

53.	Mergers and Consolidations	47

54.	Business Opportunities	47

55.	Disclosure	48

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1.	Interpretation

1.1	The regulations in Table A in the First Schedule to the Statute do not apply to the Company and, unless there is something in the subject or context inconsistent therewith, in these Articles the following defined terms will have the meanings ascribed to them:

“Affiliate” of any person means any other person which (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, and (ii) as to any individual, in addition to any person in clause (i), (a) any member of the Immediate Family of an individual Member, including parents, siblings, spouse and children (including those by adoption), the parents, siblings, spouse, or children (including those by adoption) of such Immediate Family member, and, in any such case, any trust whose primary beneficiary is such individual Member or one or more members of such Immediate Family and/or such Member’s lineal descendants, and (b) the legal representative or guardian of such individual Member or of any such Immediate Family member in the event such individual Member or any such Immediate Family member becomes mentally incompetent; provided, however, that in no event shall the Company or any of its subsidiaries be deemed an Affiliate of any Member. The term “control” (including the terms “controlling”, “controlled” and “under common control with”) as used with respect to any person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this definition, each Director and Member of the Company will be deemed not to control the Company.

“Ajax” means Ajax I, a Cayman Islands exempted company.

“Applicable Law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles” means these amended and restated articles of association of the Company.

“Audit Committee” means the audit committee of the Board established pursuant to the Articles, or any successor committee.

“Auditor” means the person for the time being performing the duties of auditor of the Company (if any).

“beneficially own”, “beneficial owner” and “beneficial ownership” have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).

Filed: 26-Aug-2021 11:19 EST
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“Board” means the board of Directors of the Company.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Share” means the Company’s Class A ordinary shares with a per share par value of US$0.0001 each having the rights set out in the Memorandum and these Articles.

“Class B Share” means the Company’s Class B ordinary shares with a per share par value of US$0.0001 each having the rights set out in the Memorandum and these Articles.

“Class C Share” means the Company’s Class C ordinary shares with a per share par value of US$0.0001 each having the rights set out in the Memorandum and these Articles.

“Clearing House” means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Closing Date” means the closing date of the Share Purchase.

“Common Shares” means the Class A Shares, the Class B Shares and the Class C Shares.

“Company” means Cazoo Group Ltd

“Company’s Website” means the website of the Company or its applicable subsidiary and/or the corresponding web-address or domain name (if any).

“Compensation Committee” means the compensation committee of the Board established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange” means any United States national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange.

“Directors” means the directors for the time being of the Company, including any alternate Directors appointed pursuant to Article 33 only in respect of such times as such alternate acts as a Director.

“Dividend” means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication” means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the U.S. Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Board.

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“Electronic Facility” means, without limitation, website addresses, virtual meeting facilities and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of place for the conduct of the general meeting of the Company, and any reference to “place” in the context of a general meeting of the Company shall be construed accordingly.

“Electronic Record” has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it may be amended from time to time.

“Immediate Family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

“Independent Director” has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“Lockup Period” means the period commencing on the Closing Date and ending on the earlier of (a) the date that is six (6) months following the Closing Date and (b) the date on which the last reported sale price of the Class A Shares on the Designated Stock Exchange equals or exceeds US$12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any consecutive thirty (30) trading day period commencing at least one- hundred fifty (150) days after the Closing Date.

“Member” has the same meaning as in the Statute.

“Memorandum” means the amended and restated memorandum of association of the Company.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board established pursuant to the Articles, or any successor committee.

“Officer” means a person appointed to hold an office in the Company.

“Ordinary Resolution” means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

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“person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, governmental authority or any other entity.

“Preference Share” means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Register of Members” means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office” means the registered office for the time being of the Company. “Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

“Share” means a Class A Share, a Class B Share, a Class C Share or a Preference Share and includes a fraction of a share in the Company.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Statute.

“Share Purchase” means the Company’s acquisition of all outstanding capital shares of Cazoo Holdings Limited, a private limited company organized under the law of England and Wales.

“Special Resolution” has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor” means AJAX I Holdings, LLC, a Delaware limited liability company.

“Statute” means the Companies Act (As Revised) of the Cayman Islands.

“Treasury Share” means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“U.S. Securities Act” means the United States Securities Act of 1933, as it may be amended from time to time.

“U.S. Securities and Exchange Commission” means the United States Securities and Exchange Commission.

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1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing persons include corporations as well as any other legal or natural person;

(c)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(d)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(e)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(h)	headings are inserted for reference only and shall be ignored in construing the Articles;

(i)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(j)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(k)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(l)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(m)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

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2.	Preliminary

2.1	The business of the Company may be conducted as the Board sees fit.

2.2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Board may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Board may from time to time determine.

2.3	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortized over such period as the Board may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Board shall determine.

2.4	The Board shall keep, or cause to be kept, the Register of Members at such place as the Board may from time to time determine and, in the absence of any such determination, the Register of Members shall be kept at the Registered Office, provided that the Board shall not keep (or cause or permit any other person to keep) the Register of Members in the United Kingdom.

3.	Issue of Shares and other Securities

3.1	The authorised share capital of the Company at the date of the adoption of these Articles is US$215,500 divided into 1,100,000,000 Class A Shares, 50,000,000 Class B Shares, 1,000,000,000 Class C Shares and 5,000,000 Preference Shares.

3.2	Subject to the Statute, the Memorandum and these Articles (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Board may:

(a)	allot, issue, grant options, rights or warrants over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper;

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(b)	vary such rights, save that the Board shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out the conversion of either Class B Shares or Class C Shares to Class A Shares as set out in these Articles; and

(c)	issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any Class of Shares or other securities in the Company on such terms as the Board may from time to time determine.

Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a Preference Share purchase right to be issued on a pro rata basis (determined based on relative ownership of Common Shares, excluding any options, warrants or other similar equity-linked or derivative securities) to each holder of a Common Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

3.3	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option over or disposal of shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of Members for any purpose whatsoever. Subject to the Memorandum and these Articles, and except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of shares, no vote of the holders of any class or series of shares shall be a prerequisite to the issuance of any shares of any class or series of shares authorised by and complying with the conditions of the Memorandum and these Articles.

3.4	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any Class of Shares or other securities in the Company, upon such terms as the Board may from time to time determine. All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue and shall be non-assessable.

3.5	The Company shall not issue Shares to bearer.

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4.	Common Shares

4.1	Other than with regard to the Class A Shares, Class B Shares and Class C Shares, the rights, preferences and privileges thereof are as established and divided as set forth in the Memorandum and these Articles, the Board may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Board or by a Special Resolution (subject to Article 14). Holders of Class A Shares, Class B Shares and Class C Shares shall be entitled to one (1) vote for each Common Share registered in the Member’s name in the Register of Members.

4.2	The rights attaching to the Class A Shares, Class B Shares and Class C Shares shall rank pari passu in all respects, and the Class A Shares, Class B Shares and Class C Shares shall vote together as a single class on all matters (subject to Article 14 and Article 31), except as otherwise set forth in these Articles.

4.3	Upon the effectiveness of these Articles, each issued and outstanding Class B Share shall automatically be converted into one (1) Class A Share on a one-for-one basis in accordance with Article 4.5. The Class B Shares shall be converted automatically without any further action by the holder of such Shares. The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the initial issuance of securities by Ajax without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

4.4	At the conclusion of the Lockup Period, each issued and outstanding Class C Share shall automatically be converted into one (1) Class A Share on a one-for-one basis in accordance with Article 4.5. The Class C Shares shall be converted automatically without any further action by the holder of such Shares.

4.5	Any conversion of Class B Shares or Class C Shares into Class A Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Share or Class C Share as a Class A Share. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation of the relevant Class B Shares or Class C Shares as Class A Shares.

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4.6	In no event shall Class A Shares be convertible into Class B Shares or Class C Shares. In no event shall Class B Shares be convertible into Class C Shares or Class C Shares be convertible into Class B Shares.

5.	Preference Shares

5.1	Preference Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

5.2	Authority is hereby granted to the Board, subject to the provisions of the Memorandum, these Articles and Applicable Law, to create one or more series of Preference Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

(a)	the number of Preference Shares to constitute such series and the distinctive designation thereof;

(b)	the dividend rate on the Preference Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)	whether the Preference Shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(d)	whether the Preference Shares of such series shall be convertible into, or exchangeable for, Shares of any other Class or Classes or any other series of the same or any other Class or Classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(e)	the preferences, if any, and the amounts thereof, which the Preference Shares of such series shall be entitled to receive upon the winding up of the Company;

(f)	the voting power, if any, of the Preference Shares of such series transfer restrictions and rights of first refusal with respect to the Preference Shares of such series; and such other terms, conditions, special rights and provisions as may seem advisable to the Board; and

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(g)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

5.3	Notwithstanding the fixing of the number of Preference Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preference Shares of the same series subject always to the Statute and the Memorandum.

5.4	If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preference Shares which (i) are entitled to a preference over the holders of the Common Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preference Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preference Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

6.	Issue of Warrants and Options

6.1	The Board may issue warrants or options to subscribe for any Class of Shares or other securities of the Company on such terms as it may from time to time determine. No warrants or options shall be issued to bearer.

7.	Register of Members

7.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute, provided that the Company may not maintain (or cause or permit any other person to maintain) the Register of Members in the United Kingdom.

7.2	The Board may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute at such location or locations within or outside the Cayman Islands as the Board thinks fit, provided that the Company may not maintain (or cause or permit any other person to maintain) a branch register of Members in the United Kingdom. The Board may also determine which register of Members shall constitute the principal register and which shall constitute the duplicate or branch register or registers, and to vary such determination from time to time.

7.3	The Company, or any agent(s) appointed by it to maintain the duplicate or branch Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate or branch Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Statute.

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7.4	The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two (2) or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

8.	Closing Register of Members or Fixing Record Date

8.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Board may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to attend or vote at a meeting of Members such Register of Members shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

8.2	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance or arrears a date as the record date (a) for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, (b) for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, which record date shall not be more than ninety (90) days prior to the date of payment of such Dividend, or (c) in order to make a determination of Members for any other purpose.

8.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Board resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article 8.3, such determination shall apply to any adjournment thereof; provided, however, that the Board may fix a new record date of the adjourned meeting, if they think fit.

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9.	Certificates for Shares

9.1	A Member shall only be entitled to a share certificate if the Board resolves that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Board may determine. No certificate shall be issued representing Shares of more than one class. Share certificates shall be signed by one (1) or more Directors or other person authorised by the Board. The Board may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. Every share certificate shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and/or to be signed by such person(s) as may be authorised by the Board and may authorise certificates to be issued with the authorised signature(s) affixed by some method or system of mechanical or automated process.

9.2	Every share certificate of the Company shall bear legends required under the Applicable Law, including the U.S. Securities Act.

9.3	Any two (2) or more certificates representing Shares of any one (1) Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in exchange for payment (if the Board shall so require) of US$1.00 or such smaller sum as the Board shall determine.

9.4	The Company shall not be bound to issue more than one (1) certificate for Shares held jointly by more than one (1) person and delivery of a certificate to one (1) joint holder shall be a sufficient delivery to all of them.

9.5	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

9.6	Every share certificate sent in accordance with these Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

9.7	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

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10.	Transfer of Shares

10.1	Subject to the terms of these Articles including the restrictions on transfer for Class C Shares set forth in Article 11, any Member may transfer all or any of such Member’s Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to these Articles on terms that one cannot be transferred without the other, the Board shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

10.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Board and shall be executed by or on behalf of the transferor (and if the Board so requires, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

10.3	(a)	The Board may in its absolute discretion and without giving any reason therefor, decline to register any transfer of Shares which are:

(i)	not fully paid up or on which the Company has a lien; or

(ii)	issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists.

(b)	The Board may also, but is not required to, decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Share(s) to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one (1) Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required by Applicable Law;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four (4);

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(v)	the Shares transferred are fully paid and free of any lien in favour of the Company; and

(vi)	any applicable fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

(c)	Unless the Board has an express ability to decline to register any transfer of Shares pursuant to this Article 10.3, or such transfer otherwise in violation of the Transfer restriction in Article 11, the Board shall register a transfer of Shares.

10.4	The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in such one (1) or more newspapers or by electronic means, be suspended and the Register of Members closed at such times and for such periods as the Board may, in its absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register of Members closed for more than thirty (30) days in any year.

10.5	All instruments of transfer that are registered shall be retained by the Company. If the Board refuses to register a transfer of any Shares, they shall within three (3) months after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

11.	Lockup

11.1	Subject to Article 11.2 and Article 11.4, during the Lockup Period the holders of Class C Shares shall not Transfer any Class C Shares, without limiting Article 11.3, neither the Board nor the Company shall permit, recognize, register or otherwise record any Transfer of Class C Shares during the Lockup Period and any such transfer shall be null and void and will not be given effect.

11.2	Notwithstanding Article 11.1, Transfers of Class C Shares are permitted:

(a)	if such Transfer has been approved by the Board and is solely for the purpose of satisfying, and is limited only to the amount of Class C Shares necessary to satisfy, any tax obligations incurred directly in connection with the receipt of Class C Shares in the Share Purchase;

(b)	(i) to any Director or Officer, or (ii) to any Affiliates or members of the Immediate Family of any Director or Officer;

(c)	in the case of an individual, by a gift to a member of the Member’s Immediate Family, or to a trust, the beneficiary of which is the Member or a member of the Member’s Immediate Family;

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(d)	to a charitable organization;

(e)	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(f)	in the case of an individual, pursuant to a qualified domestic relations order;

(g)	in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Members having the right to exchange their Common Shares for cash, securities or other property subsequent to the Closing Date;

(h)	by any Member to any of its Affiliates; or

(i)	with the unanimous approval of a committee of the Board comprised of one Director that has been designated in writing by the Sponsor and one executive director.

11.3	Any Transfer or attempted Transfer of any Class C Shares in violation of this Article 11 shall be null and void. No such Transfer shall be recorded on the Company’s books, including the Register of Members, and the purported transferee in any such Transfer shall not be treated (and the Member proposing to make any such Transfer shall continue to be treated) as the owner of such Class C Shares for all purposes.

11.4	Any person to whom Class C Shares are Transferred during the Lockup Period will be, and the Shares Transferred to such person shall be, subject to the Lockup Period, the restrictions on Transfers and permitted Transfer provisions in accordance with this Article 11.

11.5	For purposes of this Article 11, “Transfer” means the (a) sale of, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement during the Lockup Period of any intention to consummate any transaction specified in clause (a) or (b) during the Lockup Period.

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12.	Redemption, Repurchase and Surrender of Shares

12.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

12.2	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, any power of the Company to repurchase or otherwise acquire its own Shares (including any redeemable Shares) shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

12.3	In addition to the above, the Company is authorised, subject to Applicable Law, to repurchase any Common Share listed on a Designated Stock Exchange in accordance with the following manner of repurchase: the maximum number of Common Shares that may be repurchased shall be equal to the number of issued and outstanding Common Shares less one (1) Common Share; at such time; at such price and on such other terms as determined and agreed by the Board in their sole discretion, provided, however, that (i) such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange (including any requirements for Member approval, as applicable); and (ii) at the time of, and after giving effect to, any such repurchase the Company is able to pay its debts as they fall due in the ordinary course of its business.

12.4	The repurchase of any Share shall not oblige the Company to repurchase any other Share other than as may be required pursuant to Applicable Law, or any rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange, or any contractual obligations of the Company.

12.5	The Company may make a payment in respect of the redemption or repurchase of its own Shares in any manner permitted by the Statute, including out of capital.

12.6	The holder of the Shares being repurchased shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to such holder the repurchase or redemption monies or consideration in respect thereof.

12.7	For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in this Article 12 shall not require further approval of the Members.

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13.	Treasury Shares

13.1	The Board may, prior to the repurchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

13.2	The Board may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

14.	Variation of Rights of Shares

14.1	Subject to Article 3.2, if at any time the share capital of the Company is divided into different Classes of Shares, all or any of the rights attached to any Class (unless otherwise provided by the terms of issue of the Shares of that Class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that Class where such variation is considered by the Board not to have a material and adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds (2/3) of the issued Shares of that Class, or with the approval of a resolution passed by a majority of not less than two thirds (2/3) of the votes cast at a separate meeting of the holders of the Shares of that Class. The Board may not vary any rights of the Class C Shares without such two thirds (2/3) consent of the holders of Class C Shares. For the avoidance of doubt, the Board reserves the right, notwithstanding that any such variation may not have a material and adverse effect, to obtain consent from the holders of Shares of the relevant Class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be at least one (1) person holding or representing by proxy at least one third (1/3) of the issued Shares of the Class and that any holder of Shares of the Class present in person or by proxy may demand a poll.

14.2	For the purposes of a separate class meeting, the Board may treat two (2) or more or all the Classes of Shares as forming one (1) Class of Shares if the Board considers that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes of Shares. Such a determination shall not affect the number of votes required, including with respect to any Class.

14.3	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one (1) Class of Shares except, to the extent that a Class may vote separately from other Classes, the necessary quorum shall be at least one (1) person holding or representing by proxy at least one third (1/3) of the Class A Shares, Class B Shares and Class C Shares, respectively.

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14.4	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights. The rights of holders of Common Shares shall not be deemed to be varied by the creation or issue of Shares with preference or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Common Shares.

14.5	The rights attaching to the Class B Shares and Class C Shares, respectively, shall be deemed to be varied by any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation (each, a “Reclassification”) of the Class A Shares in issue into a greater or lesser number of shares occurring after the Closing Date unless there is, at the same time, a corresponding Reclassification with respect the Class B Shares or Class C Shares, as applicable.

15.	Commission on Sale of Shares

15.1	The Company may, insofar as the Statute permits, pay a commission to any person in consideration of his or her subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

16.	Non-Recognition of Trusts

16.1	The Company shall not be obligated to recognize any person as holding any Share upon any trust and the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

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17.	Lien on Shares

17.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or such Member’s estate, either alone or jointly with any other person, whether a Member or not, but the Board may at any time declare any Share to be wholly or in part exempt from the provisions of this Article 17. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

17.2	The Company may sell, in such manner as the Board thinks fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

17.3	To give effect to any such sale the Board may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser’s nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

17.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

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18.	Call on Shares

18.1	Subject to the terms of the allotment and issue of any Shares, the Board may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Board may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

18.2	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

18.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

18.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Board may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Board may waive payment of the interest or expenses wholly or in part.

18.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

18.6	The Board may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

18.7	The Board may, if it thinks fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Board and the Member paying such amount in advance.

18.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

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19.	Forfeiture of Shares

19.1	If a call or instalment of a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

19.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

19.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share in favour of that person.

19.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Board may determine, but his or her liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

19.5	A declaration by a Director or the Secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the consideration, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

19.6	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

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20.	Transmission of Shares

20.1	If a Member dies, the survivor or survivors (where the deceased was a joint holder), or the legal personal representatives of the deceased (where such Member was a sole holder), shall be the only persons recognised by the Company as having any title to the Member’s interest in the Shares, but nothing herein contained shall release the estate of any such deceased Member from any liability in respect of any Share, for which the Member was a joint or sole holder.

20.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Board, elect, by a notice in writing sent by such person to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If such person elects to have another person registered as the holder of such Share such person shall sign an instrument of transfer of that Share to that person. The Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his or her death or bankruptcy or liquidation or dissolution, as the case may be.

20.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which such person would be entitled if such person were the registered holder of such Share. However, such person shall not, before becoming registered as a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Board may at any time give notice requiring any such person to elect either to be registered themselves or to have some person nominated by such person to be registered as the holder of the Share (but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) days of being received or deemed to be received (as determined pursuant to these Articles), the Board may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

21.	Untraceable Members

21.1	Without prejudice to the rights of the Company under Article 21.2, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

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21.2	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)	all cheques or warrants payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by these Articles have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)	the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article 21.2 and ending at the expiry of the period referred to in that paragraph.

21.3	To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity.

22.	Amendments of Memorandum and Articles of Association and Alteration of Capital

22.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

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(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	sub-divide its existing Shares or divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

22.2	All new Shares created in accordance with the provisions of the preceding Article 22.1 shall be subject to the same provisions of these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

22.3	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

23.	Offices and Places of Business

23.1	Subject to the provisions of the Statute, the Company may by resolution of the Board change the location of its Registered Office. The Company may, in addition to its Registered Office, establish and maintain such other offices and places of business and agencies in such places as the Board may from time to time determine.

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24.	General Meetings

24.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

24.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Board shall appoint provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as Applicable Law or the relevant code, rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange permits. At these meetings the report of the Board (if any) shall be presented.

24.3	The Board or the chairperson of the Board may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

24.4	General meetings of the Company (other than the annual general meeting) may be held at such place, either within or without the Cayman Islands, as determined by the Board.

25.	Notice of General Meetings

25.1	Subject to any requirements of the Designated Stock Exchange with respect to required notice timing, at least five (5) calendar days’ notice shall be given of any general meeting in accordance with the requirements of the Designated Stock Exchange. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article 25 has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if Applicable Law so permits and it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat or their proxies; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than sixty-six and two-thirds per cent (66 2/3%) in par value of the Shares giving a right to vote or their proxies.

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25.2	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

25.3	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions of these Articles or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

25.4	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member.

25.5	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

26.	Proceedings at General Meetings

26.1	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The quorum required for a general meeting of Members consists of at least one (1) Member, present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy, and entitled to vote, holding in aggregate not less than one-third (1/3) of the voting power of the Shares in issue carrying a right to vote at such meeting. Only business set out in the applicable notice may be transacted at such general meeting.

26.2	A person may participate at a general meeting by conference telephone, other communications equipment or any other Electronic Facility. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

26.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

26.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Board may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

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26.5	The Board may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairperson of a general meeting of the Company or, if the Board does not make any such appointment, the chairperson, if any, of the Board shall preside as chairperson at such general meeting. If there is no such chairperson, or if he or she shall not be present within fifteen (15) minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one (1) of their number to be chairperson of the meeting.

26.6	If no Director is willing to act as chairperson or if no Director is present within fifteen (15) minutes after the time appointed for the meeting to commence, the Members present shall choose one (1) of their number to be chairperson of the meeting.

26.7	The chairperson may, with or without the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

26.8	When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting or of the business to be transacted at an adjourned general meeting. If a notice is issued in respect of a general meeting and the Board, in its absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Board may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

26.9	When a general meeting is postponed for thirty (30) days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Board may postpone a general meeting which has already been postponed.

26.10	A resolution put to the vote of the meeting shall be decided on a poll.

26.11	A poll shall be taken as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

26.12	A poll demanded on the election of a chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, in such manner and at such time and place, not being more than ten (10) calendar days from the date of the meeting or adjourned meeting at which the vote was taken, as the chairperson directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. Any other business other than that upon which a poll is to be taken or is contingent thereon may be proceeded with pending the taking of the poll.

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27.	Votes of Members

27.1	Subject to any rights or restrictions attached to any Class or Classes of Shares, every Member of record present in person or by proxy, or, if a corporation or other non-natural person, by its duly authorised representative or by proxy, shall have the voting power as set forth in Article 4.1.

27.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

27.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by such Member’s committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

27.4	No person shall be entitled to vote at any general meeting unless such person is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such person in respect of Shares have been paid.

27.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid for all purposes. Any objection made in due time in accordance with this Article 27 shall be referred to the chairperson whose decision shall be final and conclusive.

27.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one (1) proxy or the same proxy under one (1) or more instruments to attend and vote at a meeting. Where a Member appoints more than one (1) proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

27.7	A Member holding more than one (1) Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one (1) or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he or she is appointed.

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28.	Proxies

28.1	The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by Applicable Law or the relevant code, rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange and as provided in the following Articles under this Article 28.

28.2	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of such person’s attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of an officer or attorney duly authorised in that behalf provided however, that a Member may also authorise the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the internet) obtained pursuant to procedures approved by the Board which are reasonably designed to verify that such instructions have been authorised by such Member. A proxy need not be a Member of the Company.

28.3	No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date.

28.4	The Board may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Board in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than forty-eight (48) hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

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28.5	The chairperson may in any event at his or her discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

28.6	The instrument appointing a proxy may be in any usual or common form (or such other form as the Board may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

28.7	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

28.8	If both a Member who has appointed a proxy pursuant to a voting agreement and the proxy appointed by that Member attend a general meeting and the proxy casts a vote, the vote cast by the proxy, rather than any vote cast by the Member personally, shall be counted to the exclusion of any vote purportedly cast by the Member.

29.	Corporate Members

29.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any Class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as the corporation could exercise if it were an individual Member.

29.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any Class of Members provided that the authorisation shall specify the number and Class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article 29 shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

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30.	Shares that May Not be Voted

30.1	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

31.	Directors

31.1	There shall be a Board consisting of not less than five (5) nor more than nine (9) persons; provided, however, that the Company may by Ordinary Resolution increase or reduce the upper and lower limits on the number of Directors and provided that so long as Shares of the Company are listed on a Designated Stock Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Designated Stock Exchange require.

31.2	The Board shall be and is divided into three (3) classes, designated as Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of Directors equal to one-third (1/3) of the total number of members of the Board authorised as provided in Article 31.1. The Board is authorised to assign members of the Board already in office to such classes at the time the classification of the Board becomes effective pursuant to this Article 31.2. At the 2022 annual general meeting, all Class I Director terms shall expire and the Class I Directors shall be eligible for re-election. At 2023 annual general meeting after the adoption of these Articles, all Class II Director terms shall expire and the Class II Directors shall be eligible for re-election. At 2024 general meeting after the adoption of these Articles, all Class III Director terms shall expire, and the Class III Directors shall be eligible for re-election. At each annual general meeting, the successors of that class of Directors whose term expires at that meeting will be elected to hold office in accordance with this Article 31.2 for a term expiring at the annual general meeting held in the third (3rd) year following the year of their election. The Directors of each class will hold office until the expiration of the term of such class and until their respective successors are elected and qualified or until such Director’s earlier death, resignation or removal.

31.3	Except as the Statute or other Applicable Law may otherwise require, and subject to the rights of any Preference Shares or other contractual rights with Members that provide for the appointment of Directors, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one (1) or more Directors and the filling of any vacancy in connection therewith, or any vacancies in the Board, or appointment of any additional Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been appointed and qualified. No decrease in the number of Directors constituting the Board shall shorten the terms of any incumbent Director.

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31.4	In any vote of Members to appoint Directors, each person nominated for appointment as a Director in an uncontested election shall be appointed if the number of votes cast for the person’s appointment exceeds the number of votes cast against the person’s appointment. In all votes to appoint Directors other than uncontested elections, the persons receiving the largest number of votes cast for appointment, up to the number of Directors to be appointed in such vote, shall be deemed appointed.

31.5	A Director may be removed from office only for cause by Special Resolution of the Company.

32.	Powers and Duties of Directors

32.1	Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

32.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine by resolution.

32.3	The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to such Director’s widow, widower or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

32.4	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

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32.5	The Board may, from time to time, and except as required by Applicable Law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

33.	Alternate Directors

33.1	Any Director may in writing appoint another person to be such Director’s alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Board at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Board as a Director when the Director appointing such alternate Director is not personally present. If a Director appoints another Director as an alternate, the alternate Director shall have one vote on behalf of the appointing Director in addition to his or her own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by such Director. Such alternate shall be deemed for all purposes to be a Director of the Company in respect of such times as the alternate acts as a Director, and shall not be deemed to be the agent of the appointing Director. Such alternate shall be entitled to all privileges and protections afforded Directors under these Articles, including Article 50, at all times he or she is acting as a Director. The remuneration of such alternate shall be payable out of the remuneration of the appointing Director and the proportion thereof shall be agreed between them.

34.	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that such Director resigns the office of Director;

(b)	the Director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from three (3) consecutive meetings of the Board without special leave of absence from the Board or appointment of an alternate Director in accordance with Article 33, and the Board passes a resolution that the Director has by reason of such absence vacated office;

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally;

(d)	the Director is found to be or becomes of unsound mind; or

(e)	the Director is prohibited by any Applicable Law or relevant code applicable to the listing of the Shares on the Designated Stock Exchange, from being a Director.

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35.	Proceedings of Directors

35.1	The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be a majority of the Directors then in office. In no event shall the Board fix a quorum that is less than one-third (1/3) of the total number of Directors, provided always that if there shall at any time be only a sole Director the quorum shall be one (1).

35.2	Subject to the provisions of these Articles, the Board shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. In the case of an equality of votes, the chairperson shall not have a second or casting vote.

35.3	A person may participate in a meeting of the Board or any committee of the Board by conference telephone, other communications equipment or any other Electronic Facility. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Board, the meeting shall be deemed to be held at the place where the chairperson is located at the start of the meeting.

35.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Board, or committee of the Board as the case may be, duly convened and held.

35.5	Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

35.6	A Director may, or other Officer on the direction of a Director shall, call a meeting of the Board by at least two (2) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Board or transmitting organisation as the case may be. If the Director attends the meeting, the Director’s attendance constitutes a waiver of notice of the meeting, unless the Director attends for the sole purpose of objecting to the notice. To any such notice of a meeting of the Board all the provisions of these Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis. The accidental omission to give notice of a meeting of the Board to, or the non- receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

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35.7	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

35.8	The Directors may elect a chairperson of their board and determine the period for which the chairperson so elected is to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within five (5) minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting.

35.9	All acts done by any meeting of the Board or of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

35.10	A Director may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

36.	Presumption of Assent

36.1	A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent from such action with the person acting as the chairperson or Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

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37.	Directors’ Interests

37.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

37.2	A Director may act by himself or herself or by, through or on behalf of his or her firm in a professional capacity for the Company and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

37.3	A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as a Member, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of, or from his or her interest in, such other company.

37.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which such Director is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote thereon.

37.5	A general notice that a Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he or she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

38.	Minutes

38.1	The Board shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Board, all proceedings at meetings of the Company or the holders of any Class of Shares and of the Board, and of committees of the Board, including the names of the Directors present at each meeting.

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39.	Delegation of Directors’ Powers

39.1	The Board may delegate any of its powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. The Board may designate an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board may also delegate to any Director such of their powers, authorities and discretions as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Board. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

39.2	The Board may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Board. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

39.3	The Board may adopt formal written charters for any committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to these Articles and as required by the applicable rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall consist of such number of Directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by the applicable rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law).

39.4	The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Board at any time.

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39.5	The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

39.6	The Board may appoint such Officers as they consider necessary in the management of the business of the Company and as it may decide for such period as the Board thinks fit and on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Board may think fit. Such Officers need not also be a Director. Unless otherwise specified in the terms of appointment, an Officer may be removed by resolution of the Board or Members. An Officer may vacate his or her office at any time if he or she gives notice in writing to the Company that he or she resigns his office.

39.7	Every Director appointed to an office under the above Article 39.6 shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed from such executive office by the Board. A Director appointed to an office under the above Article 39.6 shall ipso facto and immediately cease to hold such executive office if such Director shall cease to hold the office of Director for any cause.

40.	No Minimum Shareholding

40.1	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

41.	Remuneration of Directors

41.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Board shall determine, provided that no cash remuneration shall be paid to any Director by the Company prior to Closing Date. The Directors shall also, whether prior to or after the Closing Date, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, or general meetings of the Company, or separate meetings of the holders of any Class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Board, or a combination partly of one such method and partly the other.

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41.2	The Board may by resolution approve additional remuneration to any Director for any services which in the opinion of the Board goes beyond such Director’s ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to remuneration as a Director.

42.	Seal

42.1	The Company may, if the Board so determines, have a Seal. The Seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. Every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or some Officer or other person appointed by the Board for the purpose.

42.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

42.3	A Director or Officer, representative or attorney of the Company may without further authority of the Board affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

43.	Dividends, Distributions and Reserve

43.1	Subject to the Statute and this Article 43 and except as otherwise provided by the rights attached to any Shares, the Board may from time to time declare or resolve to pay Dividends (including interim dividends) or other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Board resolves to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the Share Premium Account or as otherwise permitted by Applicable Law.

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43.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

43.3	The Board may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

43.4	The Board may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Board.

43.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Board may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

43.6	The Board may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, at the discretion of the Board, be employed in the business of the Company.

43.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant or electronic or other payment shall be made payable to the order of the person to whom it is sent. Any one of two (2) or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

43.8	No Dividend or other distribution shall bear interest against the Company.

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43.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Board, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six (6) years from the date of declaration of such Dividend or other distribution shall be forfeited and shall revert to the Company.

44.	Capitalisation

44.1	The Board may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power given to the Board to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

45.	Share Premium Account

45.1	The Board shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

45.2	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Board such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

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46.	Books of Account

46.1	The Board shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five (5) years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

46.2	The Board shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Board or by the Company in general meeting.

46.3	The Board may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Applicable Law.

47.	Audit

47.1	Notwithstanding any other provision in Article 39, for so long as any Class of Shares is listed on a Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the applicable rules and regulations of the Designated Stock Exchange and the U.S. Securities and Exchange Commission.

47.2	The appointment of and provisions relating to Auditors shall be in accordance with Applicable Law and the relevant code, rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange.

47.3	In the event that no such code, rules and regulations referred to in Article 47.1, apply, the appointment of and provisions relating to Auditors shall be in accordance with the following provisions:

(a)	The Audit Committee may appoint an Auditor who shall hold office until removed from office by the Audit Committee, on such terms as the Audit Committee determines and the Audit Committee may fix their remuneration.

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(b)	Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

(c)	Auditors shall make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or Audit Committee.

48.	Notices

48.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to such Member or to such Member’s address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail. Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the U.S. Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

48.2	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

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(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

48.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

48.4	Notice of every general meeting shall be given in any manner authorised by these Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for such Member’s death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

49.	Winding Up

49.1	If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

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49.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different Classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

49.3	This Article 49 is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

50.	Indemnity and Insurance

50.1	To the fullest extent permitted by law, no Director, Officer or trustee acting in relation to any of the affairs of the Company shall be personally liable to the Company or its Members for any loss arising or liability attaching to such Director, Officer or trustee by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Director, Officer or trustee may be guilty in relation to the Company; provided, however, that this provision shall not apply to liability arising from any actual fraud, wilful default or wilful neglect of such Director, Officer or trustee. No person shall be found to have committed actual fraud, wilful default or wilful neglect under this Article 50.1 unless or until a court of competent jurisdiction shall have made a final non-appealable finding to that effect. This Article 50.1 shall not extend to any matter that would render it void pursuant to the Statute or Applicable Law or to any person holding the office of Auditor in relation to the Company.

50.2	To the fullest extent permitted by law, the Company shall indemnify any current or former Director or Officer or any person who is serving or has served at the request of the Company as a Director or Officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, demand or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company, addressed in Article 50.3), to which he or she was, is, or is threatened to be made, a party or in which he or she is otherwise involved, (a “proceeding”) by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of any actual fraud, wilful default or wilful neglect of such Covered Person. No Person shall be found to have committed actual fraud, wilful default or wilful neglect under this Article 50.2 unless or until a court of competent jurisdiction shall have made a final non-appealable finding to that effect. This Article 50.2 shall not extend to any matter which would render it void pursuant to the Statute, Applicable Law or to any person holding the office of Auditor in relation to the Company.

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50.3	In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against reasonable and documented expenses, including attorneys’ fees actually and reasonably incurred by him or her in connection with the defence or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for actual fraud, wilful default or wilful neglect in the performance of his or her duty to the Company, unless and only to the extent that the Grand Court in the Cayman Islands or the court in which such proceeding was brought shall determine upon application that such Covered Person is entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this Article 50.3 shall not extend to any matter that would render it void pursuant to the Statute or to any person holding the office of Auditor in relation to the Company.

50.4	To the fullest extent permitted by law, reasonable and documented expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to these Articles shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount (without interest) if it shall be determined in a final non-appealable order of a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company pursuant to these Articles.

50.5	It being the policy of the Company that indemnification of the persons specified in these Articles shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by these Articles shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

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50.6	The Board may, notwithstanding any interest of the Board in such action, authorise the Company to purchase and maintain insurance for the benefit of any Director or Officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Articles. As used in this Article 50, references to the “Company” include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

51.	Financial Year

51.1	Unless the Board otherwise prescribes, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

52.	Transfer by Way of Continuation

52.1	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the Applicable Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

53.	Mergers and Consolidations

53.1	The Company shall have the power to merge or consolidate with one (1) or more other constituent companies (as defined in the Statute) upon such terms as the Board may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

54.	Business Opportunities

54.1	To the fullest extent permitted by Applicable Law, (i) no individual serving as a Director, nor any Member of the Company, or any Affiliate of such Member, in each case, other than, an Officer (including any Officer that is also a Director, or a Member or an affiliate of such Member, as the case may be) (collectively, the “Relevant Persons”) shall have any fiduciary duty to refrain from engaging directly or indirectly in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or its subsidiaries or deemed to be competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or Member of any other person, with no obligation to offer to the Company or any of its subsidiaries the right to participate therein and (ii) any Relevant Person may invest in, or provide services to, any person that directly or indirectly competes with the Company or any of its subsidiaries. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any Relevant Person, on the one hand, and the Company or any of its subsidiaries, on the other. To the fullest extent permitted by Applicable Law, the Relevant Persons shall have no fiduciary duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company or any of its subsidiaries or Members for breach of any fiduciary duty as a Member, Director or Officer, as applicable, solely by reason of the fact that such Relevant Person, directly or indirectly, pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company or any of its subsidiaries.

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54.2	The Company hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity of any Relevant Person.

54.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article 54 to be a breach of fiduciary duty to the Company (including any of its subsidiaries) or its Members, the Company, on behalf of itself and each of its subsidiaries, hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article 54 apply equally to activities conducted in the future and that have been conducted in the past.

(a)	Notwithstanding that the provisions of Article 54.1-54.3 (including any waivers, grant of authority, or renouncement or other similar action set forth therein) do not apply in any respect to any Officer (including any Officer that is also serving as a Director (or vice versa), or is a Member or an Affiliate of such Member, as the case may be), nothing contained in these Articles will restrict any Officer (including any Officer that is also serving as a Director (or vice versa), or is a Member or an Affiliate of such Member, as the case may be), from engaging, directly or indirectly, in other business ventures of every type and description (other than any Competing Business, except to the extent set forth in Article 54.4(b)).

(b)	No Officer (including any Officer that is also serving as a Director (or vice versa), or is a Member or an Affiliate of such Member, as the case may be) shall engage, directly or indirectly, in a Competing Business; provided, however, that no such Officer shall be deemed to be engaging in a Competing Business if such activity is:

(i)	approved by a majority of disinterested Directors, subject to Applicable Law, or

(ii)	with respect to any investment such Officer has as of the date of effectiveness of these Articles, an investment in the greater of (A) up to an additional two and one half per cent (2.5%) or (B) seven and one half per cent (7.5%) in the aggregate of the capital stock of a Competing Business (in each case, so long as such Officer does not participate in management activities or otherwise have the ability to influence or control such Competing Business). For the avoidance of doubt, notwithstanding the permissions afforded to the applicable Officers under this Article 54.4(b), the Company in no respects denounces its interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity of the Company (i.e., if such applicable Officer obtains information relating to any permissive investment pursuant to clause (A) or (B) above as a result of such Officer serving in such capacity with the Company or pursuant to such other circumstances that would result in such permissive investment being deemed a corporate opportunity of the Company or any of its subsidiaries).

(c)	For purposes of this Article 54.4, a “Competing Business” shall mean a business (other than the Company and its subsidiaries) that is engaged in the same or similar business activities or lines of business as the Company or its subsidiaries or deemed to be competing with the Company or any of its subsidiaries, in each case, on its own account, or in partnership with, any other person.

55.	Disclosure

55.1	The Board, or any service providers (including the Officers, the Secretary and the registered office agent of the Company) specifically authorised by the Board, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

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Exhibit 99.5

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of December 6, 2023 (this “Agreement”), by and between Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company (“Equiniti” or the “Warrant Agent”).

WHEREAS, in connection with the distribution on the date hereof by the Company of its Tranche 1 Warrants to purchase up to 425,305 of the Company’s Class A ordinary shares (the “Class A Shares”) (the “Warrants” or the “New Tranche 1 Warrants”), subject to adjustment as provided herein, the Company desires to issue the Warrants in book-entry form entitling the respective holders of the Warrants upon the terms and subject to the conditions set forth in this Agreement and in the Warrant Certificates (as defined herein) attached hereto;

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-274807) (as the same may be amended or supplemented from time to time, the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the Warrants and the Class A Shares issuable upon exercise of the Warrants, and the Registration Statement was declared effective by the SEC on November 16, 2023;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Agreement in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined herein); and

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they will be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants, as applicable.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” on any given date means 5:00 p.m., prevailing Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., prevailing Eastern time, on the next succeeding Business Day.

“Person” means an individual, corporation, exempted company association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Shares as in effect on the date of delivery of the Notice of Exercise.

“Trading Day” means any day on which the Class A Shares is traded on the Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Class A Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Shares are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Shares so reported, or (d) in all other cases, the fair market value of a Class A Share as set forth in the most recent Equity Value Determination as defined in the Definitive Certificate (as defined herein).

“Warrant Shares” means the Class A Shares issuable upon exercise of the Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions).

Section 3. Form of Warrants.

a. Global Certificate. The Warrants will be registered securities in book-entry form and will initially be evidenced by a global certificate in the form of Exhibit A (the “Global Certificate”) attached to this Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company shall instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates in the form attached hereto as Exhibit B evidencing the Warrants (each a “Definitive Certificate” and, together with the Global Certificate, the “Warrant Certificates”) registered as requested through the DTC system. The Definitive Certificates, together with the form of election to purchase Class A Shares (the “Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto.

b. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants, which Warrant Register will be maintained in the United States.

c. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificates and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). If the Company so elects, a Holder will be permitted to elect at any time or from time to time a Warrant Exchange (as defined herein) pursuant to a Warrant Certificate Request Notice (as defined herein). If the Company has so elected, then upon written notice by a Holder to the Warrant Agent and the Company for the exchange of some or all of such Holder’s Warrants held in book-entry form for a Definitive Certificate evidencing the same number of Warrant Shares, which request shall be in the form attached hereto as Annex A (such notice, the “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the actual surrender upon delivery by the Holder of a number of Warrants in the DTC book-entry settlement system for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall, as promptly as practicable, effect the Warrant Exchange and shall promptly issue and deliver (or cause to be delivered) to the Holder a Definitive Certificate for such number of Warrant Shares in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate will be dated the original issue date of the Warrants, will be executed manually or by facsimile or electronic signature by an authorized signatory of the Company and will be in the form attached hereto as Exhibit B. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate. The Company agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Certificate and the terms of this Agreement. A party requesting a Warrant Exchange must provide to the Warrant Agent any evidence of authority that may reasonably be required by the Warrant Agent or the Company.

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d. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (each a “Holder” and, collectively, the “Holders,” which terms include a given Holder’s transferees, successors and assigns and, if the Warrants are held in “street name,” the applicable Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

e. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile or electronic signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any other person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an Authorized Officer.

f. Registration of Transfer. Subject to the provisions of the Warrants, at any time prior to Close of Business on the Termination Date (as defined herein), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged together with any required form of assignment and certificate duly executed and properly completed by such Holder at the office or offices of the Warrant Agent designated for such purpose and, in the case of registration of transfer, shall provide a signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Warrant Agent may reasonably request. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

g. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

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h. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance with the procedures administered by DTC.

Section 4. Terms and Exercise of Warrants.

a. Initial Exercise Price. Each Warrant will entitle the Holder thereof, subject to the provisions of the applicable Warrant Certificate and of this Agreement, to purchase from the Company the number of Class A Shares, stated therein or recorded as a book-entry position in the Warrant Register, at the initial exercise price of $98.75 per whole share, subject to the subsequent adjustments provided by Section 5 hereof and Section 3 of the Definitive Certificate. The term “Exercise Price” as used in this Agreement refers to the price per share at which Class A Shares may be purchased at the time a Warrant is exercised.

b. Exercisability and Duration of Warrants. The Warrants have a five-year term that commences on the date of this Agreement (the “Issue Date”) and ends at the Close of Business on the five year anniversary of the date of issuance (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day). Each Warrant not exercised before the Close of Business on the Termination Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the Close of Business on the Termination Date. The Warrants will become exercisable as and to the extent provided in the Definitive Certificate.

c. Notice of Exercisability. The Company shall promptly provide notice to the Warrant Agent of the Exercisability Date (as defined in the Definitive Certificate), and shall further cause related notice to be given to the Holders of the Exercisability Date as and to the extent provided in the Definitive Certificate.

d. Exercise of Warrants.

i. Exercise and Payment.

1. Exercise Procedures. Subject to the provisions of this Agreement and the Warrant Certificates, a Holder of a Definitive Certificate may exercise Warrants evidenced by such Definitive Certificate by delivering to the Warrant Agent a duly executed Notice of Exercise in the form annexed to the Warrant Certificate, in accordance with the procedures of the Warrant Agent and DTC as they may be in effect from time to time. Notwithstanding any other provision in this Agreement, a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

2. Deemed Exercise for Purposes of Regulation SHO. The Company hereby acknowledges and agrees that, with respect to a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such Holder’s Participant to exercise such Warrants, solely for purposes of Regulation SHO, such Holder shall be deemed to have exercised such Warrants.

3. Payment of Exercise Price. Any Holder exercising a Warrant shall deliver payment of the Exercise Price pursuant to Sections 2(a) and 2(b) of the Definitive Certificate (other than in the case of cashless exercises pursuant to Section 2(c) of the Definitive Certificate) to the Warrant Agent. The Warrant Agent shall forward funds received for Warrant exercises as soon as practicable, but in no event later than the fifth (5th) Business Day of the following month after such funds are received by the Warrant Agent, by wire transfer to an account designated by the Company.

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4. Funds Held by Warrant Agent. The Warrant Agent may deposit any funds received by it in connection with this Agreement (the “Warrant Funds”) in one or more accounts maintained by the Warrant Agent in its name as agent for Company with a bank, trust company, or other financial institution (including without limitation, its affiliate American Stock Transfer & Trust Company, LLC, a New York limited liability trust company). The Warrant Funds shall not be used for any purpose except in accordance with the applicable provisions hereof. The Warrant Agent shall not be obligated to pay interest, dividends or earnings to the Company or any other party. If either the Notice of Exercise or the Exercise Price relating to an exercise are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent or the Company (as applicable) will be returned to the Holder or Participant, as the case may be, as soon as practicable.

ii. Termination; Cost Basis. The Warrants will cease to be exercisable and will terminate and become void and callable as set forth in the applicable Warrant Certificate. The Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

iii. Issuance of Warrant Shares.

1. The Warrant Agent shall, as promptly as practicable (but in no event later than the Close of Business on the Trading Day following the date of exercise of any Warrant), advise the Company (to the extent known to the Warrant Agent) and the transfer agent and registrar for the Company’s Class A Shares, which on the date hereof is Equiniti (the “Transfer Agent”), in respect of (i) the number of Warrant Shares indicated on the Notice of Exercise as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

2. Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant Certificate, of the executed Notice of Exercise, accompanied by payment of the Exercise Price pursuant to Sections 2(a) and 2(b) (other than in the case of cashless exercise pursuant to Section 2(c) of the Definitive Certificate), the Warrant Shares underlying such Warrant shall be issued by the Company and the Warrant Agent shall cause such Warrant Shares to be registered by the Transfer Agent to or upon the order of the Holder of such Warrant, in such name or names as may be designated by such Holder, as provided in the Definitive Certificate, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”), as and to the extent provided in the Definitive Certificate.

iv. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached as Annex II to the Definitive Certificate, properly completed and duly executed by the Holder and accompanied by a Signature Guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary and reasonable information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to Section 2(d)(vi) of the Definitive Certificate. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the date of exercise of any Warrant solely to the extent provided in Section 5(a) of the Definitive Certificate.

viii. Cashless exercise. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Warrant Shares issuable in connection with such cashless exercise. The Company shall promptly calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement.

ix. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

Section 5. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Definitive Certificate. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event resulting in any such adjustment has occurred or to calculate any of the adjustments set forth herein. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Definitive Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares, purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein and in the Definitive Certificate. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with the Transfer Agent a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. If the Company requests the Warrant Agent to send such notices, it shall provide the Warrant Agent with a draft notice to be used for this purpose. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

Section 6. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Company shall not issue fractions of Warrants or distribute a Global Certificate or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall be made in accordance with Section 4(d)(v) of this Agreement. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Company shall not issue fractions of Class A Shares upon exercise of Warrants or distribute share certificates that evidence fractional Class A Shares. Whenever any fraction of a share of Class A Shares would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Definitive Certificate.

Section 7. Other Provisions Relating to the Rights of Holders of Warrants.

a. No Rights as a Shareholder. Except as otherwise specifically provided herein and in accordance with the Warrant Certificates, a Holder, solely in his, her or its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

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b. Reservation of Class A Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Shares pursuant to this Agreement and Section 5(d) of the Definitive Certificate.

Section 8. Concerning the Warrant Agent and Other Matters.

a. Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 8.

b. Fees and Expenses.

i. Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Agreement, including, without limitation, the reasonable and documented fees and expenses of the Warrant Agent’s counsel but excluding, in each case, any recoverable value added or similar tax. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

ii. All amounts owed by the Company to the Warrant Agent under this Agreement are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing forty-five (45) days from the invoice date. The Company agrees to reimburse the Warrant Agent for any reasonable attorney’s fees and any other costs associated with collecting delinquent payments.

iii. No provision of this Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

c. Scope of Obligations. As agent for the Company hereunder the Warrant Agent: (i) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (iii) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (iv) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (v) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (vi) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (vii) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (viii) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (ix) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Agreement; (x) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (xi) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

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d. Liability and Disputes.

i. In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control or that could not have been prevented even with the exercise of reasonable care, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

ii. In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

e. Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

f. Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate ninety (90) days after the earlier of the Termination Date and the date on which no Warrants remain outstanding (the “Agreement Termination Date”). On the Business Day following the Termination Date, the Warrant Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Agreement. The Warrant Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Agreement.

g. Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law.

h. Representations and Warranties of the Company. The Company represents and warrants that: (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (iii) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (iv) the Warrants will comply in all material respects with all applicable requirements of law; and (v) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

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i. Inconsistencies. In the event of inconsistency between this Agreement and the descriptions in a Registration Statement, as either may from time to time be amended, the terms of this Agreement will control. In the event of inconsistency between this Agreement and terms set forth in a Warrant Certificate, the terms of the Warrant Certificate shall control.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

k. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by the Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by the Warrant Agent or the Company shall not be deemed to constitute an assignment of this Agreement.

l. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Agreement and all Warrants issuable hereunder without the approval of any Holders in order to: (i) add to the covenants and agreements of the Company for the benefit of the Holders or to surrender any rights or power reserved to or conferred upon the Company in this Agreement; or (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable; provided that such addition or surrender or such change shall not adversely affect the interests of the Holders in any material respect. In addition to the foregoing, with the consent of Holders entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable pursuant to the Warrant Certificates then outstanding and this Agreement, the Company and the Warrant Agent may modify this Agreement and all Warrants issuable hereunder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided, however, that no modification of the terms upon which the Warrants are exercisable (including, but not limited to, the provisions set forth in Section 3 of the Definitive Certificate, increasing the Exercise Price or decreasing the number of Warrant Shares issuable upon exercise of the Warrants (except to the extent permitted by Section 3 of the Definitive Certificate), bringing forward the Termination Date (except as expressly provided in the last sentence of Section 3(d) of the Definitive Certificate) or revising the definitions of “Equity Value” and “Equity Hurdle”) or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 8(l). Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any supplement or amendment pursuant to this Section 8(l), such amendment will be considered a part of this Agreement for all purposes and every Holder, including Holders of a Definitive Certificate theretofore or thereafter countersigned and delivered hereunder, shall be bound thereby.

m. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may, pursuant to the terms of this Agreement and the Warrant Certificates, require the Holders to pay any transfer taxes in respect of the Warrants or such Warrant Shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

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n. Resignation of Warrant Agent.

i. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company and the Holders of the Warrants, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent and the Holders of the Warrants, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

ii. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

iii. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Agreement, without any further act or deed. For purposes of this Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

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Section 9. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 8(n) hereof, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) when deposited with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) when mailed with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a.	If to the Company, to:

Cazoo Group Ltd

40 Churchway

London NW1 1LW
United Kingdom

Attention: Head of Legal

E-mail: legal@cazoo.co.uk

with a copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

b.	If to the Warrant Agent, to:

Equiniti Trust Company, LLC

48 Wall Street – 23rd Floor

New York, NY 10005

Attention: Corporate Actions – Warrants
E-mail: ReorgWarrants@equiniti.com

c. If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the procedures of DTC or its designee.

Section 10. Financial Statements and Other Information.

a. So long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent (and the Warrant Agent shall furnish such to a Holder upon reasonable request by such Holder):

i. within 120 days following the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2023), audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

ii. within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company (beginning with the fiscal quarter ended March 31, 2024), management accounts in respect of such quarter; and

iii. promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its subsidiaries, taken as a whole, or any changes of the chief executive officer or chief financial officer of the Company or change in auditors of the Company or any other material event that the Company announces publicly, a report containing a description of such event;

provided, however, that the reports set forth in clauses (i), (ii) and (iii) above will not be required to (i) contain any reconciliation to U.S. generally accepted accounting principles or IFRS or (ii) include separate financial statements for any of the Company’s subsidiaries.

b. All financial statements shall be prepared in accordance with IFRS (or, at the Company’s election, US GAAP).

c. For so long as the equity securities of the Company or any holding company thereof are listed on the New York Stock Exchange, Nasdaq or another Trading Market, and the Company or such holding company is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on such exchange, or for so long as the Company or any such holding company is otherwise subject to the reporting requirements of the SEC, then, for so long as it elects, the Company will make available to the Warrant Agent such annual reports, information, documents and other reports that the Company is required to file pursuant to such admission and disclosure standards or SEC filing requirements. Upon complying with the foregoing requirements, the Company will be deemed to have complied with the provisions contained in this covenant. Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Warrant Agent, the Holders and beneficial owners of the Warrants and to have complied with the requirements of this covenant if such information referenced above in clauses (i), (ii) and (iii) above has been posted on the Company’s website or filed on EDGAR with the SEC.

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d. The Company may comply with any requirement to provide reports or financial statements under this covenant by providing any report or financial statements of a direct or indirect holding company so long as such reports (if an annual, half yearly or quarterly report) (i) meet the requirements (including as to content and time of delivery) of this covenant as if references to the Company therein were references to such holding company and (ii) explains in reasonable detail the differences between the information relating to such holding company, on the one hand, and the information to the Company its subsidiaries on a stand alone basis, on the other hand. Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in this covenant.

e. The delivery of any reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent’s receipt of such reports, information or documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determined therefrom, including the Company’s compliance with any of its covenants or obligations hereunder. The Warrant Agent is under no duty to examine such reports, information or documents to ensure compliance with this Section 10 or to ascertain the correctness or otherwise of the information or statements contained therein. The Warrant Agent is entitled to assume such compliance and correctness unless a responsible officer of the Warrant Agent is informed in writing otherwise. The Warrant Agent shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Warrant Agent shall have no duty to participate in or monitor any conference calls or EDGAR or any other website maintained by the Company.

Section 11. Miscellaneous Provisions.

a. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

b. Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

c. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

d. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Agreement.

e. Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and will not affect the interpretation thereof.

(signature page follows)

12

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CAZOO GROUP LTD

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President, Director

[Signature Page to the Cazoo Group Ltd Warrant Agency Agreement]

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ANNEX A

FORM OF WARRANT CERTIFICATE REQUEST NOTICE

WARRANT CERTIFICATE REQUEST NOTICE

To:	Equiniti Trust Company LLC., as Warrant Agent for Cazoo Group Ltd (the “Company”)

The undersigned Holder of Warrants to purchase Class A Shares (“Warrants”) in the form of Global Certificates issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Certificates:
____________________________________________

2.	Name of Holder in Definitive Certificate (if different from name of Holder of Warrants in form of Global Certificates):
____________________________________________

3.	Number of Warrants in name of Holder in form of Global Certificates:
____________________________________________

4.	Number of Warrants for which Definitive Certificate shall be issued:
____________________________________________

5.	Number of Warrants in name of Holder in form of Global Certificates after issuance of Definitive Certificate, if any:
____________________________________________

6.	Definitive Certificate shall be delivered to the following address:
____________________________________________
____________________________________________
____________________________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrant Shares in the form of Global Certificates in the name of the Holder equal to the number of Warrant Shares evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT A

[FORM OF GLOBAL WARRANT CERTIFICATE OF

WARRANT TO PURCHASE CLASS A SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [_____]	CUSIP No.: [______]
Number of Warrants: [_____]	Issue Date: [_______]

CAZOO GROUP LTD
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER [______], 2028

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from CAZOO GROUP LTD, a Cayman Islands exempted company (the “Company”), at any time on or after the Exercisability Date (as defined in the Definitive Certificate (as defined below)) until 5:00 P.M. (New York City time) on the Termination Date (as defined in the Definitive Certificate), one Class A ordinary share, par value $0.20 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an initial exercise price of $[____] per share, subject to possible adjustments as provided in the Warrant Agency Agreement (as defined herein) and the Definitive Certificate in the form of Exhibit I attached to this Global Warrant Certificate (the “Definitive Certificate”).

The terms and conditions of the Warrants and the rights and obligations of the holder of this Global Warrant Certificate are set forth in the Definitive Certificate and the Warrant Agency Agreement, dated as of [_____________], 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), which Definitive Certificate and Warrant Agency Agreement are each hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agency Agreement is available for inspection during business hours at the office of the Warrant Agent. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Definitive Certificate or Warrant Agency Agreement. In the event of any discrepancy or inconsistency between the terms and conditions of the Definitive Certificate and the Warrant Agency Agreement, the terms and conditions of the Definitive Certificate shall prevail, govern and control.

The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a holder of Class A Shares.

This Global Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Global Warrant Certificate to be duly executed as of the date first written above.

CAZOO GROUP LTD

By:
Name:
Title:

Dated: [_____________], 2023

Countersigned:

EQUINITI TRUST COMPANY LLC

as Warrant Agent

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Global Warrant Certificate]

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Exhibit I to Global Warrant Certificate

Definitive Certificate

(ATTACHED AS EXHIBIT B TO THIS WARRANT AGENCY AGREEMENT)

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EXHIBIT B

FORM OF DEFINITIVE CERTIFICATE

TRANCHE 1 WARRANT

CAZOO GROUP LTD

Warrant Shares: [ ]	Issue Date: December 6, 2023, 2023

THIS TRANCHE 1 WARRANT (this “Warrant”) certifies that, for value received, [ ], or [his/her/its] assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Exercisability Date (as defined herein) and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the Issue Date (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day) but not thereafter, to subscribe for and purchase from Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), up to [_______________] (subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Class A ordinary shares, par value $0.20 per share (the “Class A Shares”). The purchase price of one Class A Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) hereof and subject to adjustment pursuant hereto. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company (“DTC”) or its nominee shall initially be the sole registered holder of this Warrant, subject to the Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, dated as of December 6, 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), in the form of the Definitive Certificate attached thereto as Exhibit B, in which case this sentence shall not apply.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agency Agreement.

Section 2. Exercise.

a. Exercise of Warrant.

i. Exercisability Date. This Warrant will become exercisable following the date on which the Company’s Equity Value (as defined herein) reaches $525 million (the “Equity Hurdle”), as determined pursuant to Section 2(a)(ii) hereof. In addition, this Warrant will automatically become exercisable immediately upon the consummation of a Fundamental Transaction (as defined herein), if an Equity Hurdle has been achieved; provided that upon consummation of such Fundamental Transaction, this Warrant shall no longer be subject to any further adjustment provided in Section 3(h) and such Section 3(h) will cease to have any further effect on this Warrant. The Company shall, promptly following achievement of the Equity Hurdle or completion of a Fundamental Transaction, as applicable, and in any event no later than ten (10) Business Days following the event triggering exercisability, cause notice to be given to the Holder that this Warrant has become exercisable. In lieu of such notice, the Company may provide public notice regarding the exercisability of this Warrant by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release. The date of such Equity Hurdle being achieved or completion of such Fundamental Transaction causing this Warrant to become exercisable is the “Exercisability Date.”

ii. Determination of Equity Value.

1. For so long as the Company has a class of equity securities that is Publicly Traded (as defined herein), Equity Value shall be determined at any time as described in the definition of Equity Value.

2. In the event the Company does not have a class of equity securities that is Publicly Traded, then for as long as this Warrant is outstanding (A) as of the last Business Day for each of the first three quarters in the Company’s fiscal year and no later than twenty (20) Business Days thereafter, the Company’s board of directors (the “Board”) shall determine in good faith the Equity Value and (B) as of the last Business Day of the Company’s fiscal year and no later than twenty (20) Business Days thereafter, an independent nationally-recognized investment bank or valuation firm (an “Appraiser”) engaged by the Board (at the Company’s expense) shall determine the Equity Value (any such determination of Equity Value, an “Equity Value Determination”).

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3. In the event that the Company enters into any agreement for any Fundamental Transaction, then solely for purposes of determining whether this Warrant is exercisable in connection therewith, a determination of Equity Value shall be made by an Appraiser as of the date of consummation of such Fundamental Transaction with reference to the consideration payable thereunder to holders of the Class A Shares (on a per share basis); provided that no determination of Equity Value by an Appraiser shall be required in connection with such Fundamental Transaction if the Company is represented by an independent nationally-recognized investment bank or independent financial advisor, in which case the determination of Equity Value will be made in good faith by the Board.

iii. The following terms have the meanings indicated below:

1. “Equity Value” means the aggregate value of the Company’s issued and outstanding share capital as determined at any given point in time, taking into account the Valuation Principles (as defined herein) and without any other adjustments to such valuation; provided that if the Company’s Class A Shares (or any successor class of equity securities) are Publicly Traded, then the Equity Value will be determined solely by reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding any date of determination.

2. “Valuation Principles” means that any determination of Equity Value at a time when the Company does not have a class of equity securities that is Publicly Traded will take into account the relevant facts and circumstances that exist as of the date of determination, including the valuation of companies with similar operating profiles and performance metrics, and without reference to any potential sale of the company as a whole or in part, or any premium thereon; provided that, any determination of Equity Value made in connection with a Fundamental Transaction will be made with reference to the consideration payable thereunder to holders of the Company’s Class A Shares (on a per share basis).

3. “Publicly Traded” means the Class A Shares (or any successor class of equity securities) are then traded or quoted on a nationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market.

iv. Exercise Procedures. Subject to Section 2(e) hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercisability Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Annex I (the “Notice of Exercise”), and, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise, delivery of the aggregate Exercise Price of the Warrant Shares specified in the applicable Notice of Exercise as specified in this Section 2(a). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in each case, of immediately available funds (unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise). Except as otherwise expressly provided for herein (including in Section 4(a) hereof), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise as promptly as practicable after receipt thereof. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to such holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

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b. Exercise Price.

i. The initial exercise price per Class A Share under this Warrant shall be $98.75, subject to adjustment as provided herein (the “Exercise Price”).

c. Cashless Exercise.

i. Following the Exercisability Date, this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) * (X)) by (A), where:

(A) =	the fair market value of a Class A Share (or any successor class of equity securities), determined (1) if the Class A Shares are Publicly Traded, with reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding the date of the Notice of Exercise, or (2) if the Class A Shares are not Publicly Traded, using the fair market value per Class A Share set forth in the most recent Equity Value Determination;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the total number of Warrant Shares that the Holder has elected to exercise in the Notice of Exercise if such exercise were by means of a cash exercise rather than a cashless exercise.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a cashless exercise.

ii. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act and based on current interpretations of the U.S. Securities and Exchange Commission, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

iii. If (i) the Class A Shares are at the time of any exercise of this Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (ii) at the time of any exercise of this Warrant there is no effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the Warrants, the Company may, at its option, (1) require the Holder of this Warrant to exercise this Warrant on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described herein and (2) in the event the Company so elects, the Company shall use its commercially reasonable efforts to register or qualify for sale the Warrant Shares under applicable blue sky laws to the extent an exemption is not available.

iv. Notwithstanding anything herein to the contrary, in no event shall more Warrant Shares than were issuable as of the date of issuance of this Warrant (as such number may be adjusted pursuant to the terms hereof) be issued if the cashless exercise mechanism pursuant to this Section 2(c) is elected by the Holder.

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d. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall issue the Warrant Shares to the Holder upon the valid exercise of this Warrant as set out herein and use its commercially reasonable efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by (A) crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (x) there is an effective registration statement registering the issuance of the Warrant Shares to the Holder or no such registration statement is required or (y) this Warrant is being cashless exercised, and (B) otherwise by the book-entry issuance of the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, registered in the Company’s share register in the name of the Holder or its designee, in each case as promptly as practicable after exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) hereof within ten (10) Business Days, then the Holder will have the right to rescind such exercise; provided that the Holder has not become entitled to receive any distribution pursuant to Section 5(a) hereof.

iv. [Reserved]

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex II duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to this Section 2(d)(vi). The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

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Section 3. Certain Adjustments.

a. Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend on all of the outstanding Class A Shares payable in Class A Shares (which, for avoidance of doubt, shall not include any Class A Shares issued by the Company upon exercise of this Warrant or other warrants issued on or about the same date), (ii) subdivides all of the outstanding Class A Shares into a larger number of shares, (iii) combines (including by way of reverse share split or share consolidation) all of the outstanding Class A Shares into a smaller number of shares, or (iv) issues by reclassification of all of the outstanding Class A Shares into any other shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b. Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Class A Shares (and not to the Holder) entitling them to subscribe for or purchase Class A Shares at a price per share less than the closing price on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Class A Shares offered for subscription or purchase, and of which the numerator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants (unless for any reason such contemplated issuance of rights, options or warrants to all holders of Class A Shares is not consummated, in which case any related adjustment will be reversed).

c. Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Class A Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Class A Shares, other than (a) Ordinary Cash Dividends (as defined below) or (b) those made by the Company in connection with any distribution of its assets in connection with its liquidation or any insolvency proceeding, scheme of arrangement or similar transaction (any distribution other than as described in (a) and (b), an “Extraordinary Dividend”), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Class A Shares, as determined by the Board in good faith. Such adjustment shall be made whenever any Extraordinary Dividend is made and shall become effective immediately after the record date mentioned above. For purposes of this Section 3(c), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed 15% of the Company’s most recent Equity Value Determination (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of Class A Shares issuable on exercise of each Warrant).

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d. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets (taken on a consolidated basis) in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Section 13(d) of the Exchange Act) of Persons whereby such other Person or group (as defined in Section 13(d) of the Exchange Act) acquires more than 50% of the outstanding Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such transaction (subject to terms hereof and the Termination Date), shall be entitled to receive (at the Holder’s option, upon cashless exercise or the payment of the applicable aggregate Exercise Price), in lieu of the Class A Shares issuable upon such exercise as of immediately prior to such consummation, the amount of securities, cash or other property to which the Holder would have been entitled as a holder of Class A Shares upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to future adjustments (subsequent to such consummation) pursuant to Sections 3(a), 3(b) and 3(c) hereof (applied after giving effect to any adjustments necessary to reflect such transaction as the Company’s board of directors (or successor thereto) determines in good faith are equitable under such circumstances). If following consummation of a Fundamental Transaction this Warrant is exercisable and the Holder is entitled to receive cash, securities, other property or some combination thereof as a result of such Fundamental Transaction with a fair market value that is greater than the Exercise Price, the Company shall net settle any such subsequent exercises by the Holder. If holders of Class A Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Class A Shares acquirable and receivable upon exercise of this Warrant, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Class A Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Warrant Agency Agreement (if applicable) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary in this Warrant, if upon a Fundamental Transaction this Warrant has not become exercisable it shall be automatically cancelled without further action required on the part of the Company; provided that the Company shall promptly give notice following such cancellation by issuing a press release.

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e. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Shares (excluding treasury shares, if any) issued and outstanding.

f. Notice to Holder.

i. Adjustment to Exercise Price or Warrant Shares. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver or, if applicable, cause the Warrant Agent to deliver, to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment, any adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

ii. Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Shares, (2) the Company shall declare a redemption of the Class A Shares, or (3) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, or redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice (provided the date of such notice is after the Exercisability Date) to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

g. Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

h. Further Adjustments Based on Equity Value.

i. If at any time prior to the Termination Date, the Company’s Equity Value reaches $1.025 billion then the terms of this Warrant, only to the extent it is unexercised at that time, will be adjusted as follows:

1. the Exercise Price of this Warrant will be adjusted to equal $90.17 per share.

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2. The number of Warrants Shares will be increased by an amount that is equal to the Holder’s pro rata share of a pool of adjustment Warrant Shares that initially equals 40,505 Class A Shares (the “Tranche 2 Hurdle Adjustment Pool”), which pool at the time of an adjustment pursuant to this Section 3(h)(i) will be reduced proportionately as necessary to reflect any reduction in the aggregate number of Warrant Shares underlying all unexercised New Tranche 1 Warrants since the date of original issuance. The amount of this reduction to the Tranche 2 Hurdle Adjustment Pool will equal the product of (X / Y) * Z, where:

X =	Aggregate number of Warrant Shares that have been issued upon exercise of any New Tranche 1 Warrants since the original issuance

Y =	425,305

Z =	Tranche 2 Hurdle Adjustment Pool

ii. If at any time prior to the Termination Date, the Company’s Equity Value reaches $1.5 billion then the terms of this Warrant, only to the extent it is unexercised at that time, will be adjusted as follows:

1.	The Exercise Price of this Warrant will be adjusted to equal $81.58 per share.

2. The number of Warrants Shares will be increased by an amount that is equal to the Holder’s pro rata share of a pool of adjustment Warrant Shares that initially equals 49,033 Class A Shares (the “Tranche 3 Hurdle Adjustment Pool”), which pool at the time of an adjustment pursuant to this Section 3(h)(i) will be reduced proportionately as necessary to reflect any reduction in the aggregate number of Warrant Shares underlying all unexercised New Tranche 1 Warrants since the date of original issuance. The amount of this reduction to the Tranche 3 Hurdle Adjustment Pool will equal the product of (X / Y) * Z, where:

X =	Aggregate number of Warrant Shares issued upon exercise of any New Tranche 1 Warrants since the original issuance

Y =	425,305

Z =	Tranche 3 Hurdle Adjustment Pool

Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of the Warrant Agency Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. If this Warrant is not held in global form through DTC (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a. No Rights as Shareholder Until Issuance; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issuance of shares upon exercise hereof as set forth in Section 2(d)(i) hereof; provided, that a Holder who has validly exercised this Warrant (in whole or in part) shall be entitled to receive its proportionate share of any distribution to shareholders (as if the shares issuable upon exercise had been issued at the record date therefor) if the record date for such distribution is during the period from the date of exercise of the Warrant and issuance of such shares, and provided that such exercise has not been rescinded pursuant to Section 3(d)(iii) hereof.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Shares a sufficient number of Class A Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant, inclusive of the adjustment contemplated by Section 3(h) hereof. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Jurisdiction. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and, by acceptance hereof, the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and, by acceptance hereof, the Holder, hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5(h) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder, as applicable, in any action, proceeding or claim.

f. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and that the Company will have no obligation to issue any such Warrant Shares except in circumstances in which the issuance of such Warrant Shares are so registered or exempt from registration.

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g. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies of the other. Without limiting any other provision of this Warrant or the Warrant Agency Agreement, if either the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other, such defaulting party shall pay to the non-defaulting party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 40 Churchway, London NW1 1LW, United Kingdom, Attention: Head of Legal, email address: legal@cazoo.co.uk, or such other email address or address as the Company may specify for such purposes by notice to the Holders. The Company shall provide the Holder with prompt notice of all actions taken pursuant to this Warrant. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, and the Company is obligated to file reports with the SEC, the Company shall simultaneously file such notice with the SEC pursuant to a report on Form 6-K.

i. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k. Amendment. This Warrant may be modified or amended or the provisions hereof waived in accordance with Section 8(l) of the Warrant Agency Agreement.

l. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n. Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant will govern and be controlling; provided, however, that the express terms of the Warrant Agency Agreement will control and supersede any provision in this Warrant concerning the rights, duties, obligations, protections, immunities and liability of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CAZOO GROUP LTD

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Definitive Warrant]

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ANNEX I

Notice of Exercise

To:	CAZOO GROUP LTD

40 Churchway

London NW1 1LW

United Kingdom

Attn: Head of Legal

legal@cazoo.co.uk

(1)	The undersigned hereby elects to purchase [ ] Class A Ordinary Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Warrant.

(2)	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Class A Ordinary Shares issuable upon exercise of the Warrant as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Class A Ordinary Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	Please issue said Class A Ordinary Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________________________

The Class A Ordinary Shares shall be transmitted to the following DWAC Account Number:

__________________________________________________________________

__________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

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ANNEX II

Assignment Form

To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

Phone Number:

Email Address:

Dated:	_______________ ___, ______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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Exhibit 99.6

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of December 6, 2023 (this “Agreement”), by and between Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company (“Equiniti” or the “Warrant Agent”).

WHEREAS, in connection with the distribution on the date hereof by the Company of its Tranche 2 Warrants to purchase up to 465,810 of the Company’s Class A ordinary shares (the “Class A Shares”) (the “Warrants” or the “New Tranche 2 Warrants”), subject to adjustment as provided herein, the Company desires to issue the Warrants in book-entry form entitling the respective holders of the Warrants upon the terms and subject to the conditions set forth in this Agreement and in the Warrant Certificates (as defined herein) attached hereto;

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-274807) (as the same may be amended or supplemented from time to time, the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the Warrants and the Class A Shares issuable upon exercise of the Warrants, and the Registration Statement was declared effective by the SEC on November 16, 2023;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Agreement in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined herein); and

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they will be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants, as applicable.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” on any given date means 5:00 p.m., prevailing Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., prevailing Eastern time, on the next succeeding Business Day.

“Person” means an individual, corporation, exempted company association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Shares as in effect on the date of delivery of the Notice of Exercise.

“Trading Day” means any day on which the Class A Shares is traded on the Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Class A Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Shares are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Shares so reported, or (d) in all other cases, the fair market value of a Class A Share as set forth in the most recent Equity Value Determination as defined in the Definitive Certificate (as defined herein).

“Warrant Shares” means the Class A Shares issuable upon exercise of the Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions).

Section 3. Form of Warrants.

a. Global Certificate. The Warrants will be registered securities in book-entry form and will initially be evidenced by a global certificate in the form of Exhibit A (the “Global Certificate”) attached to this Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company shall instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates in the form attached hereto as Exhibit B evidencing the Warrants (each a “Definitive Certificate” and, together with the Global Certificate, the “Warrant Certificates”) registered as requested through the DTC system. The Definitive Certificates, together with the form of election to purchase Class A Shares (the “Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto.

b. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants, which Warrant Register will be maintained in the United States.

c. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificates and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). If the Company so elects, a Holder will be permitted to elect at any time or from time to time a Warrant Exchange (as defined herein) pursuant to a Warrant Certificate Request Notice (as defined herein). If the Company has so elected, then upon written notice by a Holder to the Warrant Agent and the Company for the exchange of some or all of such Holder’s Warrants held in book-entry form for a Definitive Certificate evidencing the same number of Warrant Shares, which request shall be in the form attached hereto as Annex A (such notice, the “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the actual surrender upon delivery by the Holder of a number of Warrants in the DTC book-entry settlement system for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall, as promptly as practicable, effect the Warrant Exchange and shall promptly issue and deliver (or cause to be delivered) to the Holder a Definitive Certificate for such number of Warrant Shares in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate will be dated the original issue date of the Warrants, will be executed manually or by facsimile or electronic signature by an authorized signatory of the Company and will be in the form attached hereto as Exhibit B. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate. The Company agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Certificate and the terms of this Agreement. A party requesting a Warrant Exchange must provide to the Warrant Agent any evidence of authority that may reasonably be required by the Warrant Agent or the Company.

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d. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (each a “Holder” and, collectively, the “Holders,” which terms include a given Holder’s transferees, successors and assigns and, if the Warrants are held in “street name,” the applicable Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

e. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile or electronic signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any other person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an Authorized Officer.

f. Registration of Transfer. Subject to the provisions of the Warrants, at any time prior to Close of Business on the Termination Date (as defined herein), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged together with any required form of assignment and certificate duly executed and properly completed by such Holder at the office or offices of the Warrant Agent designated for such purpose and, in the case of registration of transfer, shall provide a signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Warrant Agent may reasonably request. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

g. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

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h. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance with the procedures administered by DTC.

Section 4. Terms and Exercise of Warrants.

a. Initial Exercise Price. Each Warrant will entitle the Holder thereof, subject to the provisions of the applicable Warrant Certificate and of this Agreement, to purchase from the Company the number of Class A Shares, stated therein or recorded as a book-entry position in the Warrant Register, at the initial exercise price of $176.04 per whole share, subject to the subsequent adjustments provided by Section 5 hereof and Section 3 of the Definitive Certificate. The term “Exercise Price” as used in this Agreement refers to the price per share at which Class A Shares may be purchased at the time a Warrant is exercised.

b. Exercisability and Duration of Warrants. The Warrants have a five-year term that commences on the date of this Agreement (the “Issue Date”) and ends at the Close of Business on the five year anniversary of the date of issuance (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day). Each Warrant not exercised before the Close of Business on the Termination Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the Close of Business on the Termination Date. The Warrants will become exercisable as and to the extent provided in the Definitive Certificate.

c. Notice of Exercisability. The Company shall promptly provide notice to the Warrant Agent of the Exercisability Date (as defined in the Definitive Certificate), and shall further cause related notice to be given to the Holders of the Exercisability Date as and to the extent provided in the Definitive Certificate.

d. Exercise of Warrants.

i. Exercise and Payment.

1. Exercise Procedures. Subject to the provisions of this Agreement and the Warrant Certificates, a Holder of a Definitive Certificate may exercise Warrants evidenced by such Definitive Certificate by delivering to the Warrant Agent a duly executed Notice of Exercise in the form annexed to the Warrant Certificate, in accordance with the procedures of the Warrant Agent and DTC as they may be in effect from time to time. Notwithstanding any other provision in this Agreement, a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

2. Deemed Exercise for Purposes of Regulation SHO. The Company hereby acknowledges and agrees that, with respect to a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such Holder’s Participant to exercise such Warrants, solely for purposes of Regulation SHO, such Holder shall be deemed to have exercised such Warrants.

3. Payment of Exercise Price. Any Holder exercising a Warrant shall deliver payment of the Exercise Price pursuant to Sections 2(a) and 2(b) of the Definitive Certificate (other than in the case of cashless exercises pursuant to Section 2(c) of the Definitive Certificate) to the Warrant Agent. The Warrant Agent shall forward funds received for Warrant exercises as soon as practicable, but in no event later than the fifth (5th) Business Day of the following month after such funds are received by the Warrant Agent, by wire transfer to an account designated by the Company.

4. Funds Held by Warrant Agent. The Warrant Agent may deposit any funds received by it in connection with this Agreement (the “Warrant Funds”) in one or more accounts maintained by the Warrant Agent in its name as agent for Company with a bank, trust company, or other financial institution (including without limitation, its affiliate American Stock Transfer & Trust Company, LLC, a New York limited liability trust company). The Warrant Funds shall not be used for any purpose except in accordance with the applicable provisions hereof. The Warrant Agent shall not be obligated to pay interest, dividends or earnings to the Company or any other party. If either the Notice of Exercise or the Exercise Price relating to an exercise are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent or the Company (as applicable) will be returned to the Holder or Participant, as the case may be, as soon as practicable.

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ii. Termination; Cost Basis. The Warrants will cease to be exercisable and will terminate and become void and callable as set forth in the applicable Warrant Certificate. The Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

iii. Issuance of Warrant Shares.

1. The Warrant Agent shall, as promptly as practicable (but in no event later than the Close of Business on the Trading Day following the date of exercise of any Warrant), advise the Company (to the extent known to the Warrant Agent) and the transfer agent and registrar for the Company’s Class A Shares, which on the date hereof is Equiniti (the “Transfer Agent”), in respect of (i) the number of Warrant Shares indicated on the Notice of Exercise as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

2. Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant Certificate, of the executed Notice of Exercise, accompanied by payment of the Exercise Price pursuant to Sections 2(a) and 2(b) (other than in the case of cashless exercise pursuant to Section 2(c) of the Definitive Certificate), the Warrant Shares underlying such Warrant shall be issued by the Company and the Warrant Agent shall cause such Warrant Shares to be registered by the Transfer Agent to or upon the order of the Holder of such Warrant, in such name or names as may be designated by such Holder, as provided in the Definitive Certificate, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”), as and to the extent provided in the Definitive Certificate.

iv. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached as Annex II to the Definitive Certificate, properly completed and duly executed by the Holder and accompanied by a Signature Guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary and reasonable information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to Section 2(d)(vi) of the Definitive Certificate. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the date of exercise of any Warrant solely to the extent provided in Section 5(a) of the Definitive Certificate.

viii. Cashless exercise. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Warrant Shares issuable in connection with such cashless exercise. The Company shall promptly calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement.

ix. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

Section 5. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Definitive Certificate. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event resulting in any such adjustment has occurred or to calculate any of the adjustments set forth herein. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Definitive Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares, purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein and in the Definitive Certificate. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with the Transfer Agent a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. If the Company requests the Warrant Agent to send such notices, it shall provide the Warrant Agent with a draft notice to be used for this purpose. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

Section 6. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Company shall not issue fractions of Warrants or distribute a Global Certificate or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall be made in accordance with Section 4(d)(v) of this Agreement. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Company shall not issue fractions of Class A Shares upon exercise of Warrants or distribute share certificates that evidence fractional Class A Shares. Whenever any fraction of a share of Class A Shares would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Definitive Certificate.

Section 7. Other Provisions Relating to the Rights of Holders of Warrants.

a. No Rights as a Shareholder. Except as otherwise specifically provided herein and in accordance with the Warrant Certificates, a Holder, solely in his, her or its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

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b. Reservation of Class A Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Shares pursuant to this Agreement and Section 5(d) of the Definitive Certificate.

Section 8. Concerning the Warrant Agent and Other Matters.

a. Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 8.

b. Fees and Expenses.

i. Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Agreement, including, without limitation, the reasonable and documented fees and expenses of the Warrant Agent’s counsel but excluding, in each case, any recoverable value added or similar tax. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

ii. All amounts owed by the Company to the Warrant Agent under this Agreement are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing forty-five (45) days from the invoice date. The Company agrees to reimburse the Warrant Agent for any reasonable attorney’s fees and any other costs associated with collecting delinquent payments.

iii. No provision of this Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

c. Scope of Obligations. As agent for the Company hereunder the Warrant Agent: (i) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (iii) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (iv) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (v) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (vi) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (vii) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (viii) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (ix) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Agreement; (x) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (xi) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

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d. Liability and Disputes.

i. In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control or that could not have been prevented even with the exercise of reasonable care, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

ii. In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

e. Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

f. Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate ninety (90) days after the earlier of the Termination Date and the date on which no Warrants remain outstanding (the “Agreement Termination Date”). On the Business Day following the Termination Date, the Warrant Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Agreement. The Warrant Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Agreement.

g. Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law.

h. Representations and Warranties of the Company. The Company represents and warrants that: (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (iii) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (iv) the Warrants will comply in all material respects with all applicable requirements of law; and (v) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

i. Inconsistencies. In the event of inconsistency between this Agreement and the descriptions in a Registration Statement, as either may from time to time be amended, the terms of this Agreement will control. In the event of inconsistency between this Agreement and terms set forth in a Warrant Certificate, the terms of the Warrant Certificate shall control.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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k. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by the Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by the Warrant Agent or the Company shall not be deemed to constitute an assignment of this Agreement.

l. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Agreement and all Warrants issuable hereunder without the approval of any Holders in order to: (i) add to the covenants and agreements of the Company for the benefit of the Holders or to surrender any rights or power reserved to or conferred upon the Company in this Agreement; or (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable; provided that such addition or surrender or such change shall not adversely affect the interests of the Holders in any material respect. In addition to the foregoing, with the consent of Holders entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable pursuant to the Warrant Certificates then outstanding and this Agreement, the Company and the Warrant Agent may modify this Agreement and all Warrants issuable hereunder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided, however, that no modification of the terms upon which the Warrants are exercisable (including, but not limited to, the provisions set forth in Section 3 of the Definitive Certificate, increasing the Exercise Price or decreasing the number of Warrant Shares issuable upon exercise of the Warrants (except to the extent permitted by Section 3 of the Definitive Certificate), bringing forward the Termination Date (except as expressly provided in the last sentence of Section 3(d) of the Definitive Certificate) or revising the definitions of “Equity Value” and “Equity Hurdle”) or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 8(l). Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any supplement or amendment pursuant to this Section 8(l), such amendment will be considered a part of this Agreement for all purposes and every Holder, including Holders of a Definitive Certificate theretofore or thereafter countersigned and delivered hereunder, shall be bound thereby.

m. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may, pursuant to the terms of this Agreement and the Warrant Certificates, require the Holders to pay any transfer taxes in respect of the Warrants or such Warrant Shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

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n. Resignation of Warrant Agent.

i. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company and the Holders of the Warrants, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent and the Holders of the Warrants, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

ii. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

iii. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Agreement, without any further act or deed. For purposes of this Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

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Section 9. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 8(n) hereof, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) when deposited with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) when mailed with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a.	If to the Company, to:

Cazoo Group Ltd

40 Churchway

London NW1 1LW
United Kingdom

Attention: Head of Legal

E-mail: legal@cazoo.co.uk

with a copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

b.	If to the Warrant Agent, to:

Equiniti Trust Company, LLC

48 Wall Street – 23rd Floor

New York, NY 10005

Attention: Corporate Actions – Warrants
E-mail: ReorgWarrants@equiniti.com

c. If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the procedures of DTC or its designee.

Section 10. Financial Statements and Other Information.

a. So long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent (and the Warrant Agent shall furnish such to a Holder upon reasonable request by such Holder):

i. within 120 days following the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2023), audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

ii. within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company (beginning with the fiscal quarter ended March 31, 2024), management accounts in respect of such quarter; and

iii. promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its subsidiaries, taken as a whole, or any changes of the chief executive officer or chief financial officer of the Company or change in auditors of the Company or any other material event that the Company announces publicly, a report containing a description of such event;

provided, however, that the reports set forth in clauses (i), (ii) and (iii) above will not be required to (i) contain any reconciliation to U.S. generally accepted accounting principles or IFRS or (ii) include separate financial statements for any of the Company’s subsidiaries.

b. All financial statements shall be prepared in accordance with IFRS (or, at the Company’s election, US GAAP).

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c. For so long as the equity securities of the Company or any holding company thereof are listed on the New York Stock Exchange, Nasdaq or another Trading Market, and the Company or such holding company is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on such exchange, or for so long as the Company or any such holding company is otherwise subject to the reporting requirements of the SEC, then, for so long as it elects, the Company will make available to the Warrant Agent such annual reports, information, documents and other reports that the Company is required to file pursuant to such admission and disclosure standards or SEC filing requirements. Upon complying with the foregoing requirements, the Company will be deemed to have complied with the provisions contained in this covenant. Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Warrant Agent, the Holders and beneficial owners of the Warrants and to have complied with the requirements of this covenant if such information referenced above in clauses (i), (ii) and (iii) above has been posted on the Company’s website or filed on EDGAR with the SEC.

d. The Company may comply with any requirement to provide reports or financial statements under this covenant by providing any report or financial statements of a direct or indirect holding company so long as such reports (if an annual, half yearly or quarterly report) (i) meet the requirements (including as to content and time of delivery) of this covenant as if references to the Company therein were references to such holding company and (ii) explains in reasonable detail the differences between the information relating to such holding company, on the one hand, and the information to the Company its subsidiaries on a stand alone basis, on the other hand. Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in this covenant.

e. The delivery of any reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent’s receipt of such reports, information or documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determined therefrom, including the Company’s compliance with any of its covenants or obligations hereunder. The Warrant Agent is under no duty to examine such reports, information or documents to ensure compliance with this Section 10 or to ascertain the correctness or otherwise of the information or statements contained therein. The Warrant Agent is entitled to assume such compliance and correctness unless a responsible officer of the Warrant Agent is informed in writing otherwise. The Warrant Agent shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Warrant Agent shall have no duty to participate in or monitor any conference calls or EDGAR or any other website maintained by the Company.

Section 11. Miscellaneous Provisions.

a. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

b. Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

c. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

d. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Agreement.

e. Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and will not affect the interpretation thereof.

(signature page follows)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CAZOO GROUP LTD

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President, Director

[Signature Page to the Cazoo Group Ltd Warrant Agency Agreement]

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ANNEX A

FORM OF WARRANT CERTIFICATE REQUEST NOTICE

WARRANT CERTIFICATE REQUEST NOTICE

To:	Equiniti Trust Company LLC., as Warrant Agent for Cazoo Group Ltd (the “Company”)

The undersigned Holder of Warrants to purchase Class A Shares (“Warrants”) in the form of Global Certificates issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Certificates:
________________________________________________

2.	Name of Holder in Definitive Certificate (if different from name of Holder of Warrants in form of Global Certificates):
________________________________________________

3.	Number of Warrants in name of Holder in form of Global Certificates:
________________________________________________

4.	Number of Warrants for which Definitive Certificate shall be issued:
________________________________________________

5.	Number of Warrants in name of Holder in form of Global Certificates after issuance of Definitive Certificate, if any:
________________________________________________

6.	Definitive Certificate shall be delivered to the following address:
________________________________________________
________________________________________________
________________________________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrant Shares in the form of Global Certificates in the name of the Holder equal to the number of Warrant Shares evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT A

[FORM OF GLOBAL WARRANT CERTIFICATE OF

WARRANT TO PURCHASE CLASS A SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [___]	CUSIP No.: [______]
Number of Warrants: [_____]	Issue Date: [_______]

CAZOO GROUP LTD
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER [______], 2028

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from CAZOO GROUP LTD, a Cayman Islands exempted company (the “Company”), at any time on or after the Exercisability Date (as defined in the Definitive Certificate (as defined below)) until 5:00 P.M. (New York City time) on the Termination Date (as defined in the Definitive Certificate), one Class A ordinary share, par value $0.20 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an initial exercise price of $[____] per share, subject to possible adjustments as provided in the Warrant Agency Agreement (as defined herein) and the Definitive Certificate in the form of Exhibit I attached to this Global Warrant Certificate (the “Definitive Certificate”).

The terms and conditions of the Warrants and the rights and obligations of the holder of this Global Warrant Certificate are set forth in the Definitive Certificate and the Warrant Agency Agreement, dated as of [_____________], 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), which Definitive Certificate and Warrant Agency Agreement are each hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agency Agreement is available for inspection during business hours at the office of the Warrant Agent. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Definitive Certificate or Warrant Agency Agreement. In the event of any discrepancy or inconsistency between the terms and conditions of the Definitive Certificate and the Warrant Agency Agreement, the terms and conditions of the Definitive Certificate shall prevail, govern and control.

The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a holder of Class A Shares.

This Global Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Global Warrant Certificate to be duly executed as of the date first written above.

CAZOO GROUP LTD

By:
Name:
Title:

Dated: [_____________], 2023

Countersigned:

EQUINITI TRUST COMPANY LLC
as Warrant Agent

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Global Warrant Certificate]

16

Exhibit I to Global Warrant Certificate

Definitive Certificate

(ATTACHED AS EXHIBIT B TO THIS WARRANT AGENCY AGREEMENT)

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EXHIBIT B

FORM OF DEFINITIVE CERTIFICATE

TRANCHE 2 WARRANT

CAZOO GROUP LTD

Warrant Shares: [ ]	Issue Date: December 6, 2023

THIS TRANCHE 2 WARRANT (this “Warrant”) certifies that, for value received, [                         ], or [his/her/its] assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Exercisability Date (as defined herein) and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the Issue Date (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day) but not thereafter, to subscribe for and purchase from Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), up to [_______________] (subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Class A ordinary shares, par value $0.20 per share (the “Class A Shares”). The purchase price of one Class A Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) hereof and subject to adjustment pursuant hereto. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company (“DTC”) or its nominee shall initially be the sole registered holder of this Warrant, subject to the Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, dated as of December 6, 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), in the form of the Definitive Certificate attached thereto as Exhibit B, in which case this sentence shall not apply.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agency Agreement.

Section 2. Exercise.

a. Exercise of Warrant.

i. Exercisability Date. This Warrant will become exercisable following the date on which the Company’s Equity Value (as defined herein) reaches $1.025 billion (the “Equity Hurdle”), as determined pursuant to Section 2(a)(ii) hereof. In addition, this Warrant will automatically become exercisable immediately upon the consummation of a Fundamental Transaction (as defined herein), if an Equity Hurdle has been achieved; provided that upon consummation of such Fundamental Transaction, this Warrant shall no longer be subject to any further adjustment provided in Section 3(h) and such Section 3(h) will cease to have any further effect on this Warrant. The Company shall, promptly following achievement of the Equity Hurdle or completion of a Fundamental Transaction, as applicable, and in any event no later than ten (10) Business Days following the event triggering exercisability, cause notice to be given to the Holder that this Warrant has become exercisable. In lieu of such notice, the Company may provide public notice regarding the exercisability of this Warrant by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release. The date of such Equity Hurdle being achieved or completion of such Fundamental Transaction causing this Warrant to become exercisable is the “Exercisability Date.”

ii. Determination of Equity Value.

1. For so long as the Company has a class of equity securities that is Publicly Traded (as defined herein), Equity Value shall be determined at any time as described in the definition of Equity Value.

2. In the event the Company does not have a class of equity securities that is Publicly Traded, then for as long as this Warrant is outstanding (A) as of the last Business Day for each of the first three quarters in the Company’s fiscal year and no later than twenty (20) Business Days thereafter, the Company’s board of directors (the “Board”) shall determine in good faith the Equity Value and (B) as of the last Business Day of the Company’s fiscal year and no later than twenty (20) Business Days thereafter, an independent nationally-recognized investment bank or valuation firm (an “Appraiser”) engaged by the Board (at the Company’s expense) shall determine the Equity Value (any such determination of Equity Value, an “Equity Value Determination”).

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3. In the event that the Company enters into any agreement for any Fundamental Transaction, then solely for purposes of determining whether this Warrant is exercisable in connection therewith, a determination of Equity Value shall be made by an Appraiser as of the date of consummation of such Fundamental Transaction with reference to the consideration payable thereunder to holders of the Class A Shares (on a per share basis); provided that no determination of Equity Value by an Appraiser shall be required in connection with such Fundamental Transaction if the Company is represented by an independent nationally-recognized investment bank or independent financial advisor, in which case the determination of Equity Value will be made in good faith by the Board.

iii. The following terms have the meanings indicated below:

1. “Equity Value” means the aggregate value of the Company’s issued and outstanding share capital as determined at any given point in time, taking into account the Valuation Principles (as defined herein) and without any other adjustments to such valuation; provided that if the Company’s Class A Shares (or any successor class of equity securities) are Publicly Traded, then the Equity Value will be determined solely by reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding any date of determination.

2. “Valuation Principles” means that any determination of Equity Value at a time when the Company does not have a class of equity securities that is Publicly Traded will take into account the relevant facts and circumstances that exist as of the date of determination, including the valuation of companies with similar operating profiles and performance metrics, and without reference to any potential sale of the company as a whole or in part, or any premium thereon; provided that, any determination of Equity Value made in connection with a Fundamental Transaction will be made with reference to the consideration payable thereunder to holders of the Company’s Class A Shares (on a per share basis).

3. “Publicly Traded” means the Class A Shares (or any successor class of equity securities) are then traded or quoted on a nationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market.

iv. Exercise Procedures. Subject to Section 2(e) hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercisability Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Annex I (the “Notice of Exercise”), and, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise, delivery of the aggregate Exercise Price of the Warrant Shares specified in the applicable Notice of Exercise as specified in this Section 2(a). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in each case, of immediately available funds (unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise). Except as otherwise expressly provided for herein (including in Section 4(a) hereof), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise as promptly as practicable after receipt thereof. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to such holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

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b. Exercise Price.

i. The initial exercise price per Class A Share under this Warrant shall be $176.04, subject to adjustment as provided herein (the “Exercise Price”).

c. Cashless Exercise.

i. Following the Exercisability Date, this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) * (X)) by (A), where:

(A) =	the fair market value of a Class A Share (or any successor class of equity securities), determined (1) if the Class A Shares are Publicly Traded, with reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding the date of the Notice of Exercise, or (2) if the Class A Shares are not Publicly Traded, using the fair market value per Class A Share set forth in the most recent Equity Value Determination;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the total number of Warrant Shares that the Holder has elected to exercise in the Notice of Exercise if such exercise were by means of a cash exercise rather than a cashless exercise.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a cashless exercise.

ii. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act and based on current interpretations of the U.S. Securities and Exchange Commission, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

iii. If (i) the Class A Shares are at the time of any exercise of this Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (ii) at the time of any exercise of this Warrant there is no effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the Warrants, the Company may, at its option, (1) require the Holder of this Warrant to exercise this Warrant on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described herein and (2) in the event the Company so elects, the Company shall use its commercially reasonable efforts to register or qualify for sale the Warrant Shares under applicable blue sky laws to the extent an exemption is not available.

iv. Notwithstanding anything herein to the contrary, in no event shall more Warrant Shares than were issuable as of the date of issuance of this Warrant (as such number may be adjusted pursuant to the terms hereof) be issued if the cashless exercise mechanism pursuant to this Section 2(c) is elected by the Holder.

d. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall issue the Warrant Shares to the Holder upon the valid exercise of this Warrant as set out herein and use its commercially reasonable efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by (A) crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (x) there is an effective registration statement registering the issuance of the Warrant Shares to the Holder or no such registration statement is required or (y) this Warrant is being cashless exercised, and (B) otherwise by the book-entry issuance of the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, registered in the Company’s share register in the name of the Holder or its designee, in each case as promptly as practicable after exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) hereof within ten (10) Business Days, then the Holder will have the right to rescind such exercise; provided that the Holder has not become entitled to receive any distribution pursuant to Section 5(a) hereof.

iv. [Reserved]

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex II duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to this Section 2(d)(vi). The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

Section 3. Certain Adjustments.

a. Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend on all of the outstanding Class A Shares payable in Class A Shares (which, for avoidance of doubt, shall not include any Class A Shares issued by the Company upon exercise of this Warrant or other warrants issued on or about the same date), (ii) subdivides all of the outstanding Class A Shares into a larger number of shares, (iii) combines (including by way of reverse share split or share consolidation) all of the outstanding Class A Shares into a smaller number of shares, or (iv) issues by reclassification of all of the outstanding Class A Shares into any other shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b. Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Class A Shares (and not to the Holder) entitling them to subscribe for or purchase Class A Shares at a price per share less than the closing price on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Class A Shares offered for subscription or purchase, and of which the numerator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants (unless for any reason such contemplated issuance of rights, options or warrants to all holders of Class A Shares is not consummated, in which case any related adjustment will be reversed).

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c. Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Class A Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Class A Shares, other than (a) Ordinary Cash Dividends (as defined below) or (b) those made by the Company in connection with any distribution of its assets in connection with its liquidation or any insolvency proceeding, scheme of arrangement or similar transaction (any distribution other than as described in (a) and (b), an “Extraordinary Dividend”), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Class A Shares, as determined by the Board in good faith. Such adjustment shall be made whenever any Extraordinary Dividend is made and shall become effective immediately after the record date mentioned above. For purposes of this Section 3(c), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed 15% of the Company’s most recent Equity Value Determination (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of Class A Shares issuable on exercise of each Warrant).

d. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets (taken on a consolidated basis) in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Section 13(d) of the Exchange Act) of Persons whereby such other Person or group (as defined in Section 13(d) of the Exchange Act) acquires more than 50% of the outstanding Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such transaction (subject to terms hereof and the Termination Date), shall be entitled to receive (at the Holder’s option, upon cashless exercise or the payment of the applicable aggregate Exercise Price), in lieu of the Class A Shares issuable upon such exercise as of immediately prior to such consummation, the amount of securities, cash or other property to which the Holder would have been entitled as a holder of Class A Shares upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to future adjustments (subsequent to such consummation) pursuant to Sections 3(a), 3(b) and 3(c) hereof (applied after giving effect to any adjustments necessary to reflect such transaction as the Company’s board of directors (or successor thereto) determines in good faith are equitable under such circumstances). If following consummation of a Fundamental Transaction this Warrant is exercisable and the Holder is entitled to receive cash, securities, other property or some combination thereof as a result of such Fundamental Transaction with a fair market value that is greater than the Exercise Price, the Company shall net settle any such subsequent exercises by the Holder. If holders of Class A Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Class A Shares acquirable and receivable upon exercise of this Warrant, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Class A Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Warrant Agency Agreement (if applicable) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary in this Warrant, if upon a Fundamental Transaction this Warrant has not become exercisable it shall be automatically cancelled without further action required on the part of the Company; provided that the Company shall promptly give notice following such cancellation by issuing a press release.

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e. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Shares (excluding treasury shares, if any) issued and outstanding.

f. Notice to Holder.

i. Adjustment to Exercise Price or Warrant Shares. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver or, if applicable, cause the Warrant Agent to deliver, to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment, any adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

ii. Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Shares, (2) the Company shall declare a redemption of the Class A Shares, or (3) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, or redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice (provided the date of such notice is after the Exercisability Date) to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

g. Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

h. Further Adjustments Based on Equity Value.

i. If at any time prior to the Termination Date, the Company’s Equity Value reaches $1.5 billion then the terms of this Warrant, only to the extent it is unexercised at that time, will be adjusted as follows:

1. The Exercise Price of this Warrant will be adjusted to equal $159.27 per share.

2. The number of Warrants Shares will be increased by an amount that is equal to the Holder’s pro rata share of a pool of adjustment Warrant Shares that initially equals 49,033 Class A Shares (the “Tranche 3 Hurdle Adjustment Pool”), which pool at the time of an adjustment pursuant to this Section 3(h)(i) will be reduced proportionately as necessary to reflect any reduction in the aggregate number of Warrant Shares underlying all unexercised New Tranche 2 Warrants since the date of original issuance. The amount of this reduction to the Tranche 3 Hurdle Adjustment Pool will equal the product of (X / Y) * Z, where:

X =	Aggregate number of Warrant Shares issued upon exercise of any New Tranche 2 Warrants since the original issuance

Y =	465,810

Z =	Tranche 3 Hurdle Adjustment Pool

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Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of the Warrant Agency Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. If this Warrant is not held in global form through DTC (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a. No Rights as Shareholder Until Issuance; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issuance of shares upon exercise hereof as set forth in Section 2(d)(i) hereof; provided, that a Holder who has validly exercised this Warrant (in whole or in part) shall be entitled to receive its proportionate share of any distribution to shareholders (as if the shares issuable upon exercise had been issued at the record date therefor) if the record date for such distribution is during the period from the date of exercise of the Warrant and issuance of such shares, and provided that such exercise has not been rescinded pursuant to Section 3(d)(iii) hereof.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Shares a sufficient number of Class A Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant, inclusive of the adjustment contemplated by Section 3(h) hereof. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Jurisdiction. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and, by acceptance hereof, the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and, by acceptance hereof, the Holder, hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5(h) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder, as applicable, in any action, proceeding or claim.

f. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and that the Company will have no obligation to issue any such Warrant Shares except in circumstances in which the issuance of such Warrant Shares are so registered or exempt from registration.

g. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies of the other. Without limiting any other provision of this Warrant or the Warrant Agency Agreement, if either the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other, such defaulting party shall pay to the non-defaulting party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 40 Churchway, London NW1 1LW, United Kingdom, Attention: Head of Legal, email address: legal@cazoo.co.uk, or such other email address or address as the Company may specify for such purposes by notice to the Holders. The Company shall provide the Holder with prompt notice of all actions taken pursuant to this Warrant. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, and the Company is obligated to file reports with the SEC, the Company shall simultaneously file such notice with the SEC pursuant to a report on Form 6-K.

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i. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k. Amendment. This Warrant may be modified or amended or the provisions hereof waived in accordance with Section 8(l) of the Warrant Agency Agreement.

l. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n. Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant will govern and be controlling; provided, however, that the express terms of the Warrant Agency Agreement will control and supersede any provision in this Warrant concerning the rights, duties, obligations, protections, immunities and liability of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CAZOO GROUP LTD

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Definitive Warrant]

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ANNEX I

Notice of Exercise

To:	CAZOO GROUP LTD

40 Churchway

London NW1 1LW

United Kingdom

Attn: Head of Legal

legal@cazoo.co.uk

(1)	The undersigned hereby elects to purchase [ ] Class A Ordinary Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Warrant.

(2)	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Class A Ordinary Shares issuable upon exercise of the Warrant as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Class A Ordinary Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	Please issue said Class A Ordinary Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________________________

The Class A Ordinary Shares shall be transmitted to the following DWAC Account Number:

__________________________________________________________________

__________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

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ANNEX II

Assignment Form

To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

Phone Number:

Email Address:

Dated:	_______________ ___, ______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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Exhibit 99.7

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of December 6, 2023 (this “Agreement”), by and between Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company (“Equiniti” or the “Warrant Agent”).

WHEREAS, in connection with the distribution on the date hereof by the Company of its Tranche 3 Warrants to purchase up to 514,843 of the Company’s Class A ordinary shares (the “Class A Shares”) (the “Warrants” or the “New Tranche 3 Warrants”), subject to adjustment as provided herein, the Company desires to issue the Warrants in book-entry form entitling the respective holders of the Warrants upon the terms and subject to the conditions set forth in this Agreement and in the Warrant Certificates (as defined herein) attached hereto;

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-274807) (as the same may be amended or supplemented from time to time, the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the Warrants and the Class A Shares issuable upon exercise of the Warrants, and the Registration Statement was declared effective by the SEC on November 16, 2023;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Agreement in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined herein); and

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they will be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants, as applicable.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” on any given date means 5:00 p.m., prevailing Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., prevailing Eastern time, on the next succeeding Business Day.

“Person” means an individual, corporation, exempted company association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Shares as in effect on the date of delivery of the Notice of Exercise.

“Trading Day” means any day on which the Class A Shares is traded on the Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Class A Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Shares are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Shares so reported, or (d) in all other cases, the fair market value of a Class A Share as set forth in the most recent Equity Value Determination as defined in the Definitive Certificate (as defined herein).

“Warrant Shares” means the Class A Shares issuable upon exercise of the Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions).

Section 3. Form of Warrants.

a. Global Certificate. The Warrants will be registered securities in book-entry form and will initially be evidenced by a global certificate in the form of Exhibit A (the “Global Certificate”) attached to this Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company shall instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates in the form attached hereto as Exhibit B evidencing the Warrants (each a “Definitive Certificate” and, together with the Global Certificate, the “Warrant Certificates”) registered as requested through the DTC system. The Definitive Certificates, together with the form of election to purchase Class A Shares (the “Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto.

b. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants, which Warrant Register will be maintained in the United States.

c. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificates and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). If the Company so elects, a Holder will be permitted to elect at any time or from time to time a Warrant Exchange (as defined herein) pursuant to a Warrant Certificate Request Notice (as defined herein). If the Company has so elected, then upon written notice by a Holder to the Warrant Agent and the Company for the exchange of some or all of such Holder’s Warrants held in book-entry form for a Definitive Certificate evidencing the same number of Warrant Shares, which request shall be in the form attached hereto as Annex A (such notice, the “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the actual surrender upon delivery by the Holder of a number of Warrants in the DTC book-entry settlement system for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall, as promptly as practicable, effect the Warrant Exchange and shall promptly issue and deliver (or cause to be delivered) to the Holder a Definitive Certificate for such number of Warrant Shares in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate will be dated the original issue date of the Warrants, will be executed manually or by facsimile or electronic signature by an authorized signatory of the Company and will be in the form attached hereto as Exhibit B. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate. The Company agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Certificate and the terms of this Agreement. A party requesting a Warrant Exchange must provide to the Warrant Agent any evidence of authority that may reasonably be required by the Warrant Agent or the Company.

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d. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (each a “Holder” and, collectively, the “Holders,” which terms include a given Holder’s transferees, successors and assigns and, if the Warrants are held in “street name,” the applicable Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

e. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile or electronic signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any other person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an Authorized Officer.

f. Registration of Transfer. Subject to the provisions of the Warrants, at any time prior to Close of Business on the Termination Date (as defined herein), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged together with any required form of assignment and certificate duly executed and properly completed by such Holder at the office or offices of the Warrant Agent designated for such purpose and, in the case of registration of transfer, shall provide a signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Warrant Agent may reasonably request. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

g. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

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h. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance with the procedures administered by DTC.

Section 4. Terms and Exercise of Warrants.

a. Initial Exercise Price. Each Warrant will entitle the Holder thereof, subject to the provisions of the applicable Warrant Certificate and of this Agreement, to purchase from the Company the number of Class A Shares, stated therein or recorded as a book-entry position in the Warrant Register, at the initial exercise price of $233.08 per whole share, subject to the subsequent adjustments provided by Section 5 hereof and Section 3 of the Definitive Certificate. The term “Exercise Price” as used in this Agreement refers to the price per share at which Class A Shares may be purchased at the time a Warrant is exercised.

b. Exercisability and Duration of Warrants. The Warrants have a five-year term that commences on the date of this Agreement (the “Issue Date”) and ends at the Close of Business on the five year anniversary of the date of issuance (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day). Each Warrant not exercised before the Close of Business on the Termination Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the Close of Business on the Termination Date. The Warrants will become exercisable as and to the extent provided in the Definitive Certificate.

c. Notice of Exercisability. The Company shall promptly provide notice to the Warrant Agent of the Exercisability Date (as defined in the Definitive Certificate), and shall further cause related notice to be given to the Holders of the Exercisability Date as and to the extent provided in the Definitive Certificate.

d. Exercise of Warrants.

i. Exercise and Payment.

1. Exercise Procedures. Subject to the provisions of this Agreement and the Warrant Certificates, a Holder of a Definitive Certificate may exercise Warrants evidenced by such Definitive Certificate by delivering to the Warrant Agent a duly executed Notice of Exercise in the form annexed to the Warrant Certificate, in accordance with the procedures of the Warrant Agent and DTC as they may be in effect from time to time. Notwithstanding any other provision in this Agreement, a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

2. Deemed Exercise for Purposes of Regulation SHO. The Company hereby acknowledges and agrees that, with respect to a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such Holder’s Participant to exercise such Warrants, solely for purposes of Regulation SHO, such Holder shall be deemed to have exercised such Warrants.

3. Payment of Exercise Price. Any Holder exercising a Warrant shall deliver payment of the Exercise Price pursuant to Sections 2(a) and 2(b) of the Definitive Certificate (other than in the case of cashless exercises pursuant to Section 2(c) of the Definitive Certificate) to the Warrant Agent. The Warrant Agent shall forward funds received for Warrant exercises as soon as practicable, but in no event later than the fifth (5th) Business Day of the following month after such funds are received by the Warrant Agent, by wire transfer to an account designated by the Company.

4. Funds Held by Warrant Agent. The Warrant Agent may deposit any funds received by it in connection with this Agreement (the “Warrant Funds”) in one or more accounts maintained by the Warrant Agent in its name as agent for Company with a bank, trust company, or other financial institution (including without limitation, its affiliate American Stock Transfer & Trust Company, LLC, a New York limited liability trust company). The Warrant Funds shall not be used for any purpose except in accordance with the applicable provisions hereof. The Warrant Agent shall not be obligated to pay interest, dividends or earnings to the Company or any other party. If either the Notice of Exercise or the Exercise Price relating to an exercise are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent or the Company (as applicable) will be returned to the Holder or Participant, as the case may be, as soon as practicable.

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ii. Termination; Cost Basis. The Warrants will cease to be exercisable and will terminate and become void and callable as set forth in the applicable Warrant Certificate. The Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

iii. Issuance of Warrant Shares.

1. The Warrant Agent shall, as promptly as practicable (but in no event later than the Close of Business on the Trading Day following the date of exercise of any Warrant), advise the Company (to the extent known to the Warrant Agent) and the transfer agent and registrar for the Company’s Class A Shares, which on the date hereof is Equiniti (the “Transfer Agent”), in respect of (i) the number of Warrant Shares indicated on the Notice of Exercise as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

2. Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant Certificate, of the executed Notice of Exercise, accompanied by payment of the Exercise Price pursuant to Sections 2(a) and 2(b) (other than in the case of cashless exercise pursuant to Section 2(c) of the Definitive Certificate), the Warrant Shares underlying such Warrant shall be issued by the Company and the Warrant Agent shall cause such Warrant Shares to be registered by the Transfer Agent to or upon the order of the Holder of such Warrant, in such name or names as may be designated by such Holder, as provided in the Definitive Certificate, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”), as and to the extent provided in the Definitive Certificate.

iv. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached as Annex II to the Definitive Certificate, properly completed and duly executed by the Holder and accompanied by a Signature Guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary and reasonable information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to Section 2(d)(vi) of the Definitive Certificate. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the date of exercise of any Warrant solely to the extent provided in Section 5(a) of the Definitive Certificate.

viii. Cashless exercise. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Warrant Shares issuable in connection with such cashless exercise. The Company shall promptly calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement.

ix. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

Section 5. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Definitive Certificate. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event resulting in any such adjustment has occurred or to calculate any of the adjustments set forth herein. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Definitive Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares, purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein and in the Definitive Certificate. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with the Transfer Agent a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. If the Company requests the Warrant Agent to send such notices, it shall provide the Warrant Agent with a draft notice to be used for this purpose. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

Section 6. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Company shall not issue fractions of Warrants or distribute a Global Certificate or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall be made in accordance with Section 4(d)(v) of this Agreement. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Company shall not issue fractions of Class A Shares upon exercise of Warrants or distribute share certificates that evidence fractional Class A Shares. Whenever any fraction of a share of Class A Shares would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Definitive Certificate.

Section 7. Other Provisions Relating to the Rights of Holders of Warrants.

a. No Rights as a Shareholder. Except as otherwise specifically provided herein and in accordance with the Warrant Certificates, a Holder, solely in his, her or its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

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b. Reservation of Class A Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Shares pursuant to this Agreement and Section 5(d) of the Definitive Certificate.

Section 8. Concerning the Warrant Agent and Other Matters.

a. Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 8.

b. Fees and Expenses.

i. Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Agreement, including, without limitation, the reasonable and documented fees and expenses of the Warrant Agent’s counsel but excluding, in each case, any recoverable value added or similar tax. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

ii. All amounts owed by the Company to the Warrant Agent under this Agreement are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing forty-five (45) days from the invoice date. The Company agrees to reimburse the Warrant Agent for any reasonable attorney’s fees and any other costs associated with collecting delinquent payments.

iii. No provision of this Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

c. Scope of Obligations. As agent for the Company hereunder the Warrant Agent: (i) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (iii) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (iv) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (v) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (vi) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (vii) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (viii) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (ix) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Agreement; (x) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (xi) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

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d. Liability and Disputes.

i. In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control or that could not have been prevented even with the exercise of reasonable care, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

ii. In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

e. Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

f. Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate ninety (90) days after the earlier of the Termination Date and the date on which no Warrants remain outstanding (the “Agreement Termination Date”). On the Business Day following the Termination Date, the Warrant Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Agreement. The Warrant Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Agreement.

g. Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law.

h. Representations and Warranties of the Company. The Company represents and warrants that: (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (iii) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (iv) the Warrants will comply in all material respects with all applicable requirements of law; and (v) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

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i. Inconsistencies. In the event of inconsistency between this Agreement and the descriptions in a Registration Statement, as either may from time to time be amended, the terms of this Agreement will control. In the event of inconsistency between this Agreement and terms set forth in a Warrant Certificate, the terms of the Warrant Certificate shall control.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

k. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by the Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by the Warrant Agent or the Company shall not be deemed to constitute an assignment of this Agreement.

l. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Agreement and all Warrants issuable hereunder without the approval of any Holders in order to: (i) add to the covenants and agreements of the Company for the benefit of the Holders or to surrender any rights or power reserved to or conferred upon the Company in this Agreement; or (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable; provided that such addition or surrender or such change shall not adversely affect the interests of the Holders in any material respect. In addition to the foregoing, with the consent of Holders entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable pursuant to the Warrant Certificates then outstanding and this Agreement, the Company and the Warrant Agent may modify this Agreement and all Warrants issuable hereunder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided, however, that no modification of the terms upon which the Warrants are exercisable (including, but not limited to, the provisions set forth in Section 3 of the Definitive Certificate, increasing the Exercise Price or decreasing the number of Warrant Shares issuable upon exercise of the Warrants (except to the extent permitted by Section 3 of the Definitive Certificate), bringing forward the Termination Date (except as expressly provided in the last sentence of Section 3(d) of the Definitive Certificate) or revising the definitions of “Equity Value” and “Equity Hurdle”) or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 8(l). Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any supplement or amendment pursuant to this Section 8(l), such amendment will be considered a part of this Agreement for all purposes and every Holder, including Holders of a Definitive Certificate theretofore or thereafter countersigned and delivered hereunder, shall be bound thereby.

m. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may, pursuant to the terms of this Agreement and the Warrant Certificates, require the Holders to pay any transfer taxes in respect of the Warrants or such Warrant Shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

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n. Resignation of Warrant Agent.

i. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company and the Holders of the Warrants, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent and the Holders of the Warrants, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

ii. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

iii. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Agreement, without any further act or deed. For purposes of this Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

Section 9. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 8(n) hereof, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) when deposited with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) when mailed with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a.	If to the Company, to:

Cazoo Group Ltd

40 Churchway

London NW1 1LW
United Kingdom

Attention: Head of Legal

E-mail: legal@cazoo.co.uk

with a copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

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b.	If to the Warrant Agent, to:

Equiniti Trust Company, LLC

48 Wall Street – 23rd Floor

New York, NY 10005

Attention: Corporate Actions – Warrants
E-mail: ReorgWarrants@equiniti.com

c. If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the procedures of DTC or its designee.

Section 10. Financial Statements and Other Information.

a. So long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent (and the Warrant Agent shall furnish such to a Holder upon reasonable request by such Holder):

i. within 120 days following the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2023), audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

ii. within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company (beginning with the fiscal quarter ended March 31, 2024), management accounts in respect of such quarter; and

iii. promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its subsidiaries, taken as a whole, or any changes of the chief executive officer or chief financial officer of the Company or change in auditors of the Company or any other material event that the Company announces publicly, a report containing a description of such event;

provided, however, that the reports set forth in clauses (i), (ii) and (iii) above will not be required to (i) contain any reconciliation to U.S. generally accepted accounting principles or IFRS or (ii) include separate financial statements for any of the Company’s subsidiaries.

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b. All financial statements shall be prepared in accordance with IFRS (or, at the Company’s election, US GAAP).

c. For so long as the equity securities of the Company or any holding company thereof are listed on the New York Stock Exchange, Nasdaq or another Trading Market, and the Company or such holding company is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on such exchange, or for so long as the Company or any such holding company is otherwise subject to the reporting requirements of the SEC, then, for so long as it elects, the Company will make available to the Warrant Agent such annual reports, information, documents and other reports that the Company is required to file pursuant to such admission and disclosure standards or SEC filing requirements. Upon complying with the foregoing requirements, the Company will be deemed to have complied with the provisions contained in this covenant. Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Warrant Agent, the Holders and beneficial owners of the Warrants and to have complied with the requirements of this covenant if such information referenced above in clauses (i), (ii) and (iii) above has been posted on the Company’s website or filed on EDGAR with the SEC.

d. The Company may comply with any requirement to provide reports or financial statements under this covenant by providing any report or financial statements of a direct or indirect holding company so long as such reports (if an annual, half yearly or quarterly report) (i) meet the requirements (including as to content and time of delivery) of this covenant as if references to the Company therein were references to such holding company and (ii) explains in reasonable detail the differences between the information relating to such holding company, on the one hand, and the information to the Company its subsidiaries on a stand alone basis, on the other hand. Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in this covenant.

e. The delivery of any reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent’s receipt of such reports, information or documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determined therefrom, including the Company’s compliance with any of its covenants or obligations hereunder. The Warrant Agent is under no duty to examine such reports, information or documents to ensure compliance with this Section 10 or to ascertain the correctness or otherwise of the information or statements contained therein. The Warrant Agent is entitled to assume such compliance and correctness unless a responsible officer of the Warrant Agent is informed in writing otherwise. The Warrant Agent shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Warrant Agent shall have no duty to participate in or monitor any conference calls or EDGAR or any other website maintained by the Company.

Section 11. Miscellaneous Provisions.

a. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

b. Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

c. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

d. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Agreement.

e. Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and will not affect the interpretation thereof.

(signature page follows)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CAZOO GROUP LTD

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President, Director

[Signature Page to the Cazoo Group Ltd Warrant Agency Agreement]

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ANNEX A

FORM OF WARRANT CERTIFICATE REQUEST NOTICE

WARRANT CERTIFICATE REQUEST NOTICE

To:	Equiniti Trust Company LLC., as Warrant Agent for Cazoo Group Ltd (the “Company”)

The undersigned Holder of Warrants to purchase Class A Shares (“Warrants”) in the form of Global Certificates issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Certificates:
________________________________________________

2.	Name of Holder in Definitive Certificate (if different from name of Holder of Warrants in form of Global Certificates):
________________________________________________

3.	Number of Warrants in name of Holder in form of Global Certificates:
________________________________________________

4.	Number of Warrants for which Definitive Certificate shall be issued:
________________________________________________

5.	Number of Warrants in name of Holder in form of Global Certificates after issuance of Definitive Certificate, if any:
________________________________________________

6.	Definitive Certificate shall be delivered to the following address:
_________________________________________________
_________________________________________________
_________________________________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrant Shares in the form of Global Certificates in the name of the Holder equal to the number of Warrant Shares evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT A

[FORM OF GLOBAL WARRANT CERTIFICATE OF

WARRANT TO PURCHASE CLASS A SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [___]	CUSIP No.: [______]
Number of Warrants: [_____]	Issue Date: [_______]

CAZOO GROUP LTD
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER [______], 2028

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from CAZOO GROUP LTD, a Cayman Islands exempted company (the “Company”), at any time on or after the Exercisability Date (as defined in the Definitive Certificate (as defined below)) until 5:00 P.M. (New York City time) on the Termination Date (as defined in the Definitive Certificate), one Class A ordinary share, par value $0.20 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an initial exercise price of $[____] per share, subject to possible adjustments as provided in the Warrant Agency Agreement (as defined herein) and the Definitive Certificate in the form of Exhibit I attached to this Global Warrant Certificate (the “Definitive Certificate”).

The terms and conditions of the Warrants and the rights and obligations of the holder of this Global Warrant Certificate are set forth in the Definitive Certificate and the Warrant Agency Agreement, dated as of [_____________], 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), which Definitive Certificate and Warrant Agency Agreement are each hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agency Agreement is available for inspection during business hours at the office of the Warrant Agent. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Definitive Certificate or Warrant Agency Agreement. In the event of any discrepancy or inconsistency between the terms and conditions of the Definitive Certificate and the Warrant Agency Agreement, the terms and conditions of the Definitive Certificate shall prevail, govern and control.

The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a holder of Class A Shares.

This Global Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Global Warrant Certificate to be duly executed as of the date first written above.

CAZOO GROUP LTD

By:
Name:
Title:

Dated: [_____________], 2023

Countersigned:

EQUINITI TRUST COMPANY LLC
as Warrant Agent

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Global Warrant Certificate]

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Exhibit I to Global Warrant Certificate

Definitive Certificate

(ATTACHED AS EXHIBIT B TO THIS WARRANT AGENCY AGREEMENT)

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EXHIBIT B

FORM OF DEFINITIVE CERTIFICATE

TRANCHE 3 WARRANT

CAZOO GROUP LTD

Warrant Shares: [ ]	Issue Date: December 6, 2023

THIS TRANCHE 3 WARRANT (this “Warrant”) certifies that, for value received, [ ], or [his/her/its] assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Exercisability Date (as defined herein) and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the Issue Date (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day) but not thereafter, to subscribe for and purchase from Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), up to [_______________] (subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Class A ordinary shares, par value $0.20 per share (the “Class A Shares”). The purchase price of one Class A Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) hereof and subject to adjustment pursuant hereto. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company (“DTC”) or its nominee shall initially be the sole registered holder of this Warrant, subject to the Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, dated as of December 6, 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), in the form of the Definitive Certificate attached thereto as Exhibit B, in which case this sentence shall not apply.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agency Agreement.

Section 2. Exercise.

a. Exercise of Warrant.

i. Exercisability Date. This Warrant will become exercisable following the date on which the Company’s Equity Value (as defined herein) reaches $1.5 billion (the “Equity Hurdle”), as determined pursuant to Section 2(a)(ii) hereof. In addition, this Warrant will automatically become exercisable immediately upon the consummation of a Fundamental Transaction (as defined herein), if an Equity Hurdle has been achieved. The Company shall, promptly following achievement of the Equity Hurdle or completion of a Fundamental Transaction, as applicable, and in any event no later than ten (10) Business Days following the event triggering exercisability, cause notice to be given to the Holder that this Warrant has become exercisable. In lieu of such notice, the Company may provide public notice regarding the exercisability of this Warrant by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release. The date of such Equity Hurdle being achieved or completion of such Fundamental Transaction causing this Warrant to become exercisable is the “Exercisability Date.”

ii. Determination of Equity Value.

1. For so long as the Company has a class of equity securities that is Publicly Traded (as defined herein), Equity Value shall be determined at any time as described in the definition of Equity Value.

2. In the event the Company does not have a class of equity securities that is Publicly Traded, then for as long as this Warrant is outstanding (A) as of the last Business Day for each of the first three quarters in the Company’s fiscal year and no later than twenty (20) Business Days thereafter, the Company’s board of directors (the “Board”) shall determine in good faith the Equity Value and (B) as of the last Business Day of the Company’s fiscal year and no later than twenty (20) Business Days thereafter, an independent nationally-recognized investment bank or valuation firm (an “Appraiser”) engaged by the Board (at the Company’s expense) shall determine the Equity Value (any such determination of Equity Value, an “Equity Value Determination”).

3. In the event that the Company enters into any agreement for any Fundamental Transaction, then solely for purposes of determining whether this Warrant is exercisable in connection therewith, a determination of Equity Value shall be made by an Appraiser as of the date of consummation of such Fundamental Transaction with reference to the consideration payable thereunder to holders of the Class A Shares (on a per share basis); provided that no determination of Equity Value by an Appraiser shall be required in connection with such Fundamental Transaction if the Company is represented by an independent nationally-recognized investment bank or independent financial advisor, in which case the determination of Equity Value will be made in good faith by the Board.

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iii. The following terms have the meanings indicated below:

1. “Equity Value” means the aggregate value of the Company’s issued and outstanding share capital as determined at any given point in time, taking into account the Valuation Principles (as defined herein) and without any other adjustments to such valuation; provided that if the Company’s Class A Shares (or any successor class of equity securities) are Publicly Traded, then the Equity Value will be determined solely by reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding any date of determination.

2. “Valuation Principles” means that any determination of Equity Value at a time when the Company does not have a class of equity securities that is Publicly Traded will take into account the relevant facts and circumstances that exist as of the date of determination, including the valuation of companies with similar operating profiles and performance metrics, and without reference to any potential sale of the company as a whole or in part, or any premium thereon; provided that, any determination of Equity Value made in connection with a Fundamental Transaction will be made with reference to the consideration payable thereunder to holders of the Company’s Class A Shares (on a per share basis).

3. “Publicly Traded” means the Class A Shares (or any successor class of equity securities) are then traded or quoted on a nationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market.

iv. Exercise Procedures. Subject to Section 2(e) hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercisability Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Annex I (the “Notice of Exercise”), and, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise, delivery of the aggregate Exercise Price of the Warrant Shares specified in the applicable Notice of Exercise as specified in this Section 2(a). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in each case, of immediately available funds (unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise). Except as otherwise expressly provided for herein (including in Section 4(a) hereof), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise as promptly as practicable after receipt thereof. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to such holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

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b. Exercise Price.

i. The initial exercise price per Class A Share under this Warrant shall be $233.08, subject to adjustment as provided herein (the “Exercise Price”).

c. Cashless Exercise.

i. Following the Exercisability Date, this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) * (X)) by (A), where:

(A) =	the fair market value of a Class A Share (or any successor class of equity securities), determined (1) if the Class A Shares are Publicly Traded, with reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding the date of the Notice of Exercise, or (2) if the Class A Shares are not Publicly Traded, using the fair market value per Class A Share set forth in the most recent Equity Value Determination;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the total number of Warrant Shares that the Holder has elected to exercise in the Notice of Exercise if such exercise were by means of a cash exercise rather than a cashless exercise.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a cashless exercise.

ii. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act and based on current interpretations of the U.S. Securities and Exchange Commission, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

iii. If (i) the Class A Shares are at the time of any exercise of this Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (ii) at the time of any exercise of this Warrant there is no effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the Warrants, the Company may, at its option, (1) require the Holder of this Warrant to exercise this Warrant on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described herein and (2) in the event the Company so elects, the Company shall use its commercially reasonable efforts to register or qualify for sale the Warrant Shares under applicable blue sky laws to the extent an exemption is not available.

iv. Notwithstanding anything herein to the contrary, in no event shall more Warrant Shares than were issuable as of the date of issuance of this Warrant (as such number may be adjusted pursuant to the terms hereof) be issued if the cashless exercise mechanism pursuant to this Section 2(c) is elected by the Holder.

d. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall issue the Warrant Shares to the Holder upon the valid exercise of this Warrant as set out herein and use its commercially reasonable efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by (A) crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (x) there is an effective registration statement registering the issuance of the Warrant Shares to the Holder or no such registration statement is required or (y) this Warrant is being cashless exercised, and (B) otherwise by the book-entry issuance of the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, registered in the Company’s share register in the name of the Holder or its designee, in each case as promptly as practicable after exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) hereof within ten (10) Business Days, then the Holder will have the right to rescind such exercise; provided that the Holder has not become entitled to receive any distribution pursuant to Section 5(a) hereof.

iv. [Reserved]

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex II duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to this Section 2(d)(vi). The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

Section 3. Certain Adjustments.

a. Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend on all of the outstanding Class A Shares payable in Class A Shares (which, for avoidance of doubt, shall not include any Class A Shares issued by the Company upon exercise of this Warrant or other warrants issued on or about the same date), (ii) subdivides all of the outstanding Class A Shares into a larger number of shares, (iii) combines (including by way of reverse share split or share consolidation) all of the outstanding Class A Shares into a smaller number of shares, or (iv) issues by reclassification of all of the outstanding Class A Shares into any other shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b. Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Class A Shares (and not to the Holder) entitling them to subscribe for or purchase Class A Shares at a price per share less than the closing price on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Class A Shares offered for subscription or purchase, and of which the numerator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants (unless for any reason such contemplated issuance of rights, options or warrants to all holders of Class A Shares is not consummated, in which case any related adjustment will be reversed).

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c. Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Class A Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Class A Shares, other than (a) Ordinary Cash Dividends (as defined below) or (b) those made by the Company in connection with any distribution of its assets in connection with its liquidation or any insolvency proceeding, scheme of arrangement or similar transaction (any distribution other than as described in (a) and (b), an “Extraordinary Dividend”), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Class A Shares, as determined by the Board in good faith. Such adjustment shall be made whenever any Extraordinary Dividend is made and shall become effective immediately after the record date mentioned above. For purposes of this Section 3(c), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed 15% of the Company’s most recent Equity Value Determination (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of Class A Shares issuable on exercise of each Warrant).

d. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets (taken on a consolidated basis) in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Section 13(d) of the Exchange Act) of Persons whereby such other Person or group (as defined in Section 13(d) of the Exchange Act) acquires more than 50% of the outstanding Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such transaction (subject to terms hereof and the Termination Date), shall be entitled to receive (at the Holder’s option, upon cashless exercise or the payment of the applicable aggregate Exercise Price), in lieu of the Class A Shares issuable upon such exercise as of immediately prior to such consummation, the amount of securities, cash or other property to which the Holder would have been entitled as a holder of Class A Shares upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to future adjustments (subsequent to such consummation) pursuant to Sections 3(a), 3(b) and 3(c) hereof (applied after giving effect to any adjustments necessary to reflect such transaction as the Company’s board of directors (or successor thereto) determines in good faith are equitable under such circumstances). If following consummation of a Fundamental Transaction this Warrant is exercisable and the Holder is entitled to receive cash, securities, other property or some combination thereof as a result of such Fundamental Transaction with a fair market value that is greater than the Exercise Price, the Company shall net settle any such subsequent exercises by the Holder. If holders of Class A Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Class A Shares acquirable and receivable upon exercise of this Warrant, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Class A Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Warrant Agency Agreement (if applicable) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary in this Warrant, if upon a Fundamental Transaction this Warrant has not become exercisable it shall be automatically cancelled without further action required on the part of the Company; provided that the Company shall promptly give notice following such cancellation by issuing a press release.

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e. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Shares (excluding treasury shares, if any) issued and outstanding.

f. Notice to Holder.

i. Adjustment to Exercise Price or Warrant Shares. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver or, if applicable, cause the Warrant Agent to deliver, to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment, any adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

ii. Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Shares, (2) the Company shall declare a redemption of the Class A Shares, or (3) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, or redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice (provided the date of such notice is after the Exercisability Date) to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

g. Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of the Warrant Agency Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b. New Warrants. If this Warrant is not held in global form through DTC (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a. No Rights as Shareholder Until Issuance; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issuance of shares upon exercise hereof as set forth in Section 2(d)(i) hereof; provided, that a Holder who has validly exercised this Warrant (in whole or in part) shall be entitled to receive its proportionate share of any distribution to shareholders (as if the shares issuable upon exercise had been issued at the record date therefor) if the record date for such distribution is during the period from the date of exercise of the Warrant and issuance of such shares, and provided that such exercise has not been rescinded pursuant to Section 3(d)(iii) hereof.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Shares a sufficient number of Class A Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Jurisdiction. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and, by acceptance hereof, the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and, by acceptance hereof, the Holder, hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5(h) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder, as applicable, in any action, proceeding or claim.

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f. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and that the Company will have no obligation to issue any such Warrant Shares except in circumstances in which the issuance of such Warrant Shares are so registered or exempt from registration.

g. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies of the other. Without limiting any other provision of this Warrant or the Warrant Agency Agreement, if either the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other, such defaulting party shall pay to the non-defaulting party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 40 Churchway, London NW1 1LW, United Kingdom, Attention: Head of Legal, email address: legal@cazoo.co.uk, or such other email address or address as the Company may specify for such purposes by notice to the Holders. The Company shall provide the Holder with prompt notice of all actions taken pursuant to this Warrant. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, and the Company is obligated to file reports with the SEC, the Company shall simultaneously file such notice with the SEC pursuant to a report on Form 6-K.

i. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k. Amendment. This Warrant may be modified or amended or the provisions hereof waived in accordance with Section 8(l) of the Warrant Agency Agreement.

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l. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n. Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant will govern and be controlling; provided, however, that the express terms of the Warrant Agency Agreement will control and supersede any provision in this Warrant concerning the rights, duties, obligations, protections, immunities and liability of the Warrant Agent.

(signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CAZOO GROUP LTD

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Definitive Warrant]

27

ANNEX I

Notice of Exercise

To:	CAZOO GROUP LTD

40 Churchway

London NW1 1LW

United Kingdom

Attn: Head of Legal

legal@cazoo.co.uk

(1)	The undersigned hereby elects to purchase [ ] Class A Ordinary Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Warrant.

(2)	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Class A Ordinary Shares issuable upon exercise of the Warrant as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Class A Ordinary Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	Please issue said Class A Ordinary Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________________________

The Class A Ordinary Shares shall be transmitted to the following DWAC Account Number:

__________________________________________________________________

__________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

28

ANNEX II

Assignment Form

To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

Phone Number:

Email Address:

Dated:	_______________ ___, ______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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Exhibit 99.8

Investor RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) dated as of December 6, 2023 is made and entered into by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and the parties listed on Schedule A (each, a “Holder” and collectively, the “Holders”).

WHEREAS, pursuant to that certain Transaction Support Agreement, dated as of September 20, 2023, as amended on November 3, 2023, by and among the Company, certain Holders and the other parties thereto (the “Transaction Support Agreement”), the Company has agreed to exchange $630 million aggregate principal amount of its outstanding 2.00% Convertible Senior Notes due 2027 held by certain Holders for the issuance of $200 million aggregate principal amount of new senior secured notes (“Notes”) and Class A ordinary shares of the Company, par value $0.20 per share (the “Class A ordinary shares”);

WHEREAS, on August 26, 2021, the Company entered into that certain Investor Rights Agreement, dated as of August 26, 2021, by and among the Company and the other parties thereto (the “Original IRA”);

WHEREAS, on December 6, 2023, the Original IRA was amended and subsequently terminated;

WHEREAS, simultaneously with the execution of this Agreement, the Company and certain of the Holders and other parties entered into that certain Registration Rights Agreement;

WHEREAS, the Company and the Holders wish to establish certain board nomination, corporate governance and other investor rights in respect of the Company;

WHEREAS, pursuant to that certain Board Observer and Confidentiality Agreement (the “Viking Board Observer Agreement”), dated as of February 16, 2022, by and between the Company, Viking Global Equities Master Ltd, a Cayman Islands exempted company (“VGEM”) and Viking Global Equities II LP, a Delaware limited liability company (“VGE2” and together with VGEM, the “Viking Investors”), the Viking Investors have certain board observer rights with respect to the Company;

WHEREAS, pursuant to that certain Side Letter, dated as of February 9, 2022, by and between the Company and Viking Investors (the “Viking Side Letter”), the Viking Investors are subject to certain short sale restrictions with respect to the Class A ordinary shares; and

WHEREAS, the Company and Viking Investors desire to terminate the Viking Board Observer Agreement and the Viking Side Letter in connection with the execution of this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Affiliate” of any Person shall mean any other Person which (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) as to any individual, in addition to any Person in clause (i), (a) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption), the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and, in any such case, any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants, and (b) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent and (iii) with respect to Viking and Farallon, their respective sub-investment advisors and the funds, accounts and entities managed or advised (on a discretionary basis) by Farallon and Viking and their respective sub-investment advisors, as applicable; provided, however, that in no event shall the Company or any of its subsidiaries be deemed an Affiliate of any Holder. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). Any calculation of Beneficial Ownership shall be appropriately adjusted to account for any stock or share dividends, stock or share splits or combinations occurring after the Closing. Any calculation of Beneficial Ownership pursuant to Section 2.3 and Section 2.4 shall be as of the date of the mailing of the proxy statement to the shareholders of the Company for the applicable meeting of shareholders of the Company.

“Board” shall mean the Board of Directors of the Company.

“Board Seat Period” shall mean, with respect to Viking or Farallon, the period beginning on the date hereof and continuing during the time such Holder has rights pursuant to Sections 2.3, 2.4 or 2.5, as applicable.

“Business Day” shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, London and San Francisco are authorized or required by Law to remain closed.

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“Change of Control” shall mean, with respect to the Company, (i) the acquisition by a Person, in one transaction or a series of related transactions, of direct or indirect Beneficial Ownership of more than fifty percent (50%) of the outstanding voting Equity Securities of the Company (excluding, for clarity, an acquisition by a Person where the equity holders of the Company immediately prior to such transaction in their capacities as such hold a majority of the outstanding voting Equity Securities of such Person or the parent of such Person immediately following such transaction); (ii) a merger or consolidation to which the Company is a party as a result of which (A) a Person acquires direct or indirect Beneficial Ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger or consolidation and (B) the voting securities of the Company outstanding immediately prior to such merger or consolidation, or any securities into which such voting securities have been converted or exchanged, cease to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately following such merger or consolidation; or (iii) a sale, exclusive license or other transfer of all or substantially all of the consolidated assets of the Company (including the assets of all subsidiaries of the Company) in one transaction or a series of related transactions to a Person.

“Class A ordinary shares” shall have the meaning given in the Recitals.

“Closing” shall have the meaning given in the Transaction Support Agreement.

“Closing Date” shall have the meaning given in the Transaction Support Agreement.

“Company” shall have the meaning given in the Preamble.

“Company Director” shall have the meaning given in Section 2.1.2.

“Confidential Information” shall mean all information (irrespective of the form of communication) received by or on behalf of a Holder or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information that (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Holder, its Affiliates or their respective Representatives, (ii) was or becomes available to such Holder, its Affiliates or their respective Representatives on a non-confidential basis from a source other than the Company, its Affiliates or their respective Representatives, or any other Holder or its Representatives, as the case may be, provided, that the source thereof is not known by such Holder or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality to the Company or any of its Affiliates, or (iii) is independently developed by such Holder, its Affiliates or their respective Representatives without the use of any information that would otherwise be Confidential Information hereunder.

“Equity Securities” shall mean (i) all shares of the Company, (ii) all securities convertible into or exchangeable for shares of the Company, and (iii) all options, warrants or other rights to purchase or otherwise acquire shares of the Company, or securities convertible into or exchangeable for shares of the Company.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Excluded Securities” shall mean any Equity Securities issued in, or in connection with, (i) a bona fide acquisition, by merger, consolidation, purchase or otherwise, effected by the Company of the stock, shares, assets, properties, or business of any Person; (ii) any equity awards issued or granted to employees, officers or directors by the Company pursuant to the terms of a plan approved by the shareholders of the Company or shares of the Company issued upon the grant, exercise, conversion or exchange of such awards; (iii) the conversion or exchange of any Equity Securities described in clause (ii) of the definition of Equity Securities into shares of the Company (but not the original issuance of any such Equity Securities described in such clause (ii) occurring from and after the Closing Date); (iv) any merger, consolidation, or other business combination involving the Company, or any other transaction or series of transactions resulting in a Change of Control; or (v) any share split, share dividend, or similar recapitalization transaction; or (vi) the exercise of options, warrants, or other rights to acquire shares of the Company that are outstanding as of the Closing Date.

“Farallon” shall mean Farallon Capital Management, L.L.C., together with the funds, accounts and entities managed or advised (on a discretionary basis) by it from time to time.

“Farallon Director” shall mean an individual nominated for inclusion on the Board pursuant to Section 2.1.2 or Section 2.4, for so long as such individual serves as a member of the Board.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Holder” or “Holders” shall have the meaning given in the Preamble (and any Person to whom rights under this Agreement is assigned in accordance with Section 7.4).

“Initial Board” shall have the meaning given in Section 2.1.2.

“Initial Term” shall have the meaning given in Section 2.2.

“Law” shall mean any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or order, in each case, of any Governmental Authority.

“Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, effective as of the Closing Date, as such document may be amended or amended and restated from time to time thereafter.

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“Necessary Action” shall mean:

(i) with respect to the Company and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within the Company’s control, and in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with (A) fiduciary duties that the Company’s directors may have in such capacity, (B) any applicable rules of the exchange in which the Class A ordinary shares may then be listed and (C) any applicable rules and regulations of the SEC or any comparable Governmental Authority of a jurisdiction outside of the United States) necessary to cause such result, including (a) calling meetings of shareholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Class A ordinary shares, (c) executing agreements and instruments, (d) making, or causing to be made, with any Governmental Authority, all filings, registrations or similar actions that are required to achieve such result, and (e) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or extraordinary meeting of shareholders of the Company, and

(ii) with respect to any Holder and a specified result, (a) attending, in person or by proxy, all meetings of the shareholders of the Company, and (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Class A ordinary shares held by such Holder, in each case, necessary to cause such result.

“Notes” shall have the meaning given in the Recitals.

“NYSE” shall mean the New York Stock Exchange.

“Nominating Committee” shall have the meaning given in Section 2.3.

“Observer” shall have the meaning given in Section 2.8.

“Permitted Transferee” shall mean, with respect to each Holder, an Affiliate of such Holder; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless the Permitted Transferee, prior to or simultaneously with any transfer of Shares to such Affiliate, shall have agreed in writing to be subject to and bound by the terms of this Agreement as though it were a Holder hereunder.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Proposed Transferee” shall have the meaning given in Section 4.1.1.

“Relevant Person” shall have the meaning given in Section 2.11.1.

“Representatives” shall have the meaning given in Section 5.1(b).

“Sale Notice” shall have the meaning given in Section 4.1.2.

“SEC” shall mean the United States Securities and Exchange Commission.

“Selling Shareholder” shall have the meaning given in Section 4.1.1.

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“Shareholder Designee” or “Shareholder Designees” shall have the meaning given in Section 2.5.3.

“Tag-along Notice” shall have the meaning given in Section 4.1.3.

“Tag-along Period” shall have the meaning given in Section 4.1.3.

“Tag-along Sale” shall have the meaning given in Section 4.1.1.

“Tag-along Seller” shall have the meaning given in Section 4.1.3.

“Tag-along Shareholder” shall have the meaning given in Section 4.1.1.

“Term” shall mean the period beginning on the date hereof and ending upon the termination of this Agreement pursuant to Article VI.

“Transaction Support Agreement” shall have the meaning given in the Preamble.

“Viking” shall mean Viking Global Investors LP, together with the funds, accounts and entities managed or advised (on a discretionary basis) by it from time to time.

“Viking Director” shall mean an individual nominated for inclusion on the Board pursuant to Section 2.1.2 or Section 2.3, for so long as such individual serves as a member of the Board.

Article II

The Board

Section 2.1. Board Size; Initial Board Composition.

2.1.1 The business and affairs of the Company shall be managed by or under the direction of its Board.

2.1.2 The Company shall take all Necessary Action to cause (i) the composition of the Board immediately following the date hereof to consist of five (5) directors as follows: Mary Reilly (including any subsequent director selected by the Company Director or the subsequent designee of the person then sitting in such designees’ place during the Initial Term, the “Company Director”), Alan Carr, Andrew Herd, Tim Isaacs and Nicholas Pike and (ii) the appointments of one director to be designated by Viking and one director to be designated by Farallon, at a later time following the date hereof (the seven (7) directors collectively, the “Initial Board”).

Section 2.2. Staggered Board. The Memorandum and Articles of Association of the Company provides that the Company shall have a classified Board with three classes of directors. The Initial Board will be configured as follows: the Class I Directors shall include two (2) Viking Directors, the Class II Directors shall include the Company Director, one (1) Viking Director and one (1) Farallon Director, and the Class III Directors shall include one (1) Viking Director and one (1) Farallon Director. The term of office of the Class III Directors will expire at the Company’s first annual meeting of shareholders following the Closing Date. The term of office of the Class I Directors will expire at the Company’s second annual meeting of shareholders following the Closing Date. The term of office of the Class II Directors will expire at the Company’s third annual meeting of shareholders following the Closing Date (each such term, an “Initial Term”).

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Section 2.3. Viking Nomination Rights. Commencing in respect of the first annual meeting of shareholders of the Company following the Closing Date, the Company shall take all Necessary Action to cause (i) the nominating committee of the Board (the “Nominating Committee”) to nominate and recommend to the Board and (ii) the Board to nominate, including self-nominations, a number of individuals designated by Viking, if any, that, if elected, would result in the number of Viking Directors serving on the Board as shown below:

Class A ordinary shares Beneficially Owned by Viking as a Percentage in Number of Class A ordinary shares Beneficially Owned by Viking as of the Closing	Number of Viking Directors
66.67% or greater	4
50% or greater, but less than 66.67%	3
25% or greater, but less than 50%	2
15% or greater, but less than 25%	1
Less than 15%	0

For so long as the Board is divided into three classes, the Company shall apportion the Viking Directors so as to maintain the relative apportionment of the Viking Directors among the classes. No delay by Viking in nominating any individuals to the Board shall impair its right to subsequently nominate any individuals to the Board pursuant to this Section 2.3. Each Holder shall take all Necessary Action to cause the election of the individuals nominated by the Board as directors of the Company.

Section 2.4. Farallon Nomination Rights. Commencing in respect of the first annual meeting of shareholders of the Company following the Closing Date, the Company shall take all Necessary Action to cause (i) the Nominating Committee to nominate and recommend to the Board and (ii) the Board to nominate, including self-nominations, a number of individuals designated by Farallon, if any, that, if elected, would result in the number of Farallon Directors serving on the Board as shown below:

Class A ordinary shares Beneficially Owned by Farallon as a Percentage in Number of Class A ordinary shares Beneficially Owned by Farallon as of the Closing	Number of Farallon Directors
66.67% or greater	2
50% or greater, but less than 66.67%	1
Less than 50%	0

For so long as the Board is divided into three classes, the Company shall apportion the Farallon Directors so as to maintain the relative apportionment of the Farallon Directors among the classes. No delay by Farallon in nominating any individuals to the Board shall impair its right to subsequently nominate any individuals to the Board pursuant to this Section 2.4.

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Section 2.5. Removal; Vacancies.

2.5.1 Directors of the Board are subject to removal pursuant to the applicable provisions of the Memorandum and Articles of Association. The Company will take all Necessary Action to prevent the removal of the Viking Directors and the Farallon Directors except as provided in Section 2.5.3. The Company will take all Necessary Action to prevent the removal of the Company Director during the Initial Term except as provided in the Memorandum and Articles of Association set forth in Section 2.5.2 below. The Company Director, and any subsequent designee of the person then serving in such director’s place during the Initial Term, may not be removed in accordance with the Memorandum and Articles of Association by the shareholders of the Company without cause prior to completion of the Initial Term.

2.5.2 If during the Initial Term, the Company Director determines to resign, he or she, and any subsequent designee of the person then serving in such director’s place during the Initial Term, shall have the right to designate a nominee to serve as his or her replacement during the Initial Term and the Company will take all Necessary Action to fill the vacancy with any such nominee. Any other vacancies resulting from the Company Director’s termination as a director of the Company during the Initial Term shall be filled by action of the remaining directors of the Board. Following the expiration of the Initial Term, the Company Director (or his or her replacement) shall have no further right to serve on the Board or designate replacement nominees.

2.5.3 During Viking’s and Farallon’s respective Board Seat Period, in the event that (i) a vacancy is created at any time by the death, retirement, disability, removal or resignation of any of the directors nominated by Viking or Farallon pursuant to Section 2.1.2, Section 2.3 or Section 2.4, as applicable, (the “Shareholder Designees”) or (ii) a Shareholder Designee fails to be elected to the Board at any annual or extraordinary meeting of the shareholders of the Company at which such Shareholder Designee stood for election but was nevertheless not elected, the remaining directors and the Company shall cause such open seat to be filled by a new member designated in writing by Viking or Farallon, as applicable, and the Company hereby agrees to take all Necessary Action to accomplish the same. Viking and Farallon shall have the right to propose to remove their respective Shareholder Designees and designate another Shareholder Designee in his or her place. If either Viking or Farallon, during its respective Board Seat Period, wishes to remove its Shareholder Designees and designate another Shareholder Designee in his or her place, the Company shall, upon written notice from Viking or Farallon, as applicable, to the Company, take all Necessary Action to remove such Shareholder Designees and fill the vacancy resulting from such removal with such replacement Shareholder Designee designated by Viking or Farallon, as applicable.

Section 2.6. Chairperson. Subject to the Memorandum and Articles of Association, the chairperson of the Board shall be elected by a majority of the directors of the Board.

Section 2.7. Committees. The Board shall establish and maintain committees in accordance with its organizational documents as well as any applicable listing requirements. During Viking’s and Farallon’s respective Board Seat Period, each committee of the Company Board shall, at Viking’s option, include at least one (1) Viking Director subject to applicable Law and any independence requirements applicable to such committee.

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Section 2.8. Board Observer.

2.8.1 For so long as (x) Viking has a designee or nominee on the Board or has the right to designate or nominate at least one director to the Board, or Viking Investors beneficially hold 15% or more of the principal amount of Notes issued to the Viking Investors on the date hereof, Viking shall have the rights set forth in this Section 2.8 and (y) Farallon has a designee or nominee on the Board or has the right to designate or nominate at least one director to the Board, or Farallon Investors beneficially hold 15% or more of the principal amount of Notes issued to the Farallon Investors on the date hereof, Farallon shall have the rights set forth in this Section 2.8.

2.8.2 Subject to Section 2.8.1, each of Viking and Farallon shall have the right to designate one (1) individual (each, an “Observer”) to attend and speak at meetings of the Board and of any committee thereof as a nonvoting observer, and the Company will give such individuals notice of such meetings at the same time and in the same manner as notice to the members of the Board. Each Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof; provided, however, that each such Observer shall execute a customary confidentiality agreement with the Company in a form reasonably approved by the Board in which such Observer shall agree to hold in confidence all information so provided. Notwithstanding the above, the Company shall have the right to exclude an Observer from portions of meetings of the Board (or any committees thereof) or omit to provide any Observer with certain information or analysis if the Board reasonably determines in good faith that: (a) the information or meeting involves competitors of Viking, with respect to its Observer, or competitors of Farallon, with respect to its Observer, or would reasonably be expected to pose a conflict of interest or material potential conflict of interest between Viking and the Company, with respect to Viking’s Observer, or between Farallon and the Company, with respect to Farallon’s Observer, or would reasonably be expected and determined to have a material adverse effect on the Company or its business (including to jeopardize any potential transaction); (b) upon advice of counsel, such exclusion or omission is necessary to preserve an attorney-client privilege; (c) such exclusion or omission is reasonably necessary to protect confidential proprietary information or trade secrets of the Company, or to fulfill the Company’s obligations with respect to confidential or proprietary information of third parties; or (d) such Observer’s access to the information or attendance at any meeting would be prohibited under Law. The foregoing exclusion and restriction on information that is otherwise required to be provided to an Observer pursuant to this Section 2.8 shall also permit the Company to redact from minutes of the Board, or committee meetings and withhold from notices of meetings any reference and details to matters and documents, notices, deliberations and resolutions reasonably relating to any such matters or information. The designation, dismissal and replacement of any Observer shall be made by written notice to the Company and signed by a duly authorized officer of Farallon or Viking, as applicable, and shall become valid and effective upon the day on which such written notice was received by the Company or upon such later date as may be noted in such notice. For the avoidance of doubt, each Observer shall be entitled at any time to disclaim any such entitlement and thereafter (until such Observer notifies the Company in writing that such disclaimer has been withdrawn), such Observer shall not receive any such notices, documents or materials, or to attend and speak at such meetings. In no event shall any Observer: (i) be deemed to be a member of the Board or any committee thereof; or (ii) have the right to vote on any matter under consideration by the Board or any committee thereof or otherwise have any power to cause the Company to take, or not to take, any action. For the avoidance of doubt, each Observer shall not be liable toward the Company or any shareholder with respect to any action or inaction of the Board or its committees.

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2.8.3 The Company and the Viking Investors agree that the Viking Board Observer Agreement and the Viking Side Letter are hereby terminated.

Section 2.9. Each Holder hereby agrees, severally and not jointly, with the Company to take all Necessary Action to cause the election of the individuals nominated by the Board as directors of the Company and removal of individuals to be removed by the Board to the extent consistent with the provisions of this Article II.

Section 2.10. Expenses; Indemnification; Insurance. Each member of the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled pursuant to the terms of the Company’s indemnification agreement. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Viking Directors, the Farallon Directors and the Company Director and provide them with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Memorandum and Articles of Association of the Company, Law or otherwise. The Company acknowledges and agrees that it (i) is the indemnitor of first resort, and (ii) shall be required to advance the amount of fees and expenses incurred by any Shareholder Designee and shall be liable for the amount of all fees, expenses and liabilities incurred by any such Shareholder Designee, in each case (a) to the same extent as it advances fees and expenses to other members of the Board pursuant to the Memorandum and Articles of Association, Law or otherwise, and (b) without regard to any rights such a Shareholder Designee may have against his or her designating Holder or any of its Affiliates; provided that such Shareholder Designee shall have delivered to the Company an undertaking, by or on behalf of such Shareholder Designee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such Shareholder Designee is not entitled to be indemnified for such expenses.

Section 2.11. Outside Activities.

2.11.1 To the fullest extent permitted by applicable Law, (i) no Holder, in such capacity, or any Affiliates of such Holder in such capacity, or an Observer or any Shareholder Designee (collectively, the “Relevant Persons”) shall have any fiduciary duty to refrain from engaging directly or indirectly in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or its subsidiaries or deemed to be competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its subsidiaries the right to participate therein and (ii) any Relevant Person may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its subsidiaries. To the fullest extent permitted by Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any Relevant Person, on the one hand, and the Company or any of its subsidiaries, on the other. To the fullest extent permitted by Law, the Relevant Persons shall have no fiduciary duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company or any of its subsidiaries or shareholders for breach of any fiduciary duty as a shareholder, Director, officer or shareholder, as applicable, solely by reason of the fact that such Relevant Person, directly or indirectly, pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company or any of its subsidiaries.

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2.11.2 The Company hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity of any Relevant Person.

2.11.3 To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Section 2.11 to be a breach of fiduciary duty to the Company (including any of its subsidiaries) or its shareholders, the Company, on behalf of itself and each of its subsidiaries, hereby waives, to the fullest extent permitted by Law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by Law, the provisions of this Section 2.11 apply equally to activities conducted in the future and that have been conducted in the past.

Article III

PREEMPTIVE RIGHTS

Section 3.1. The Company will use its commercially reasonable efforts to allow each Holder to purchase its pro rata portion (based on the number of voting Equity Securities owned by such Holder on a primary basis and the number of voting Equity Securities of the Company outstanding on a primary basis immediately prior to an issuance) of any new Equity Securities (other than any Excluded Securities) that the Company may from time to time propose to issue or sell during the Term in public offerings or private placements, subject to any limitations arising under securities or other applicable Law. Any such purchases to be effected by a Holder shall be on the same terms and conditions as such public offering or private placement, as applicable. The Company may undertake such commercially reasonable efforts by notifying each Holder of the proposed financing transaction or instructing its underwriters, investment bankers or other financial advisors (as applicable) to do so no later than thirty (30) days prior to the contemplated date of such public offering or private placement. If such participation is in the form of a public offering, each Holder understands and acknowledges that the Company and/or its underwriters or investment bankers may utilize customary “wall-cross” procedures to notify each Holder of such opportunity to participate in such offering, or alternatively notify each Holder after initiation of such offering has been publicly disclosed. If such offering is in the form of a private placement, the Company may notify each Holder prior to the public disclosure of such private placement utilizing customary “wall-cross” procedures of such opportunity to participate in such private placement. Notwithstanding the foregoing, in the event, despite the Company’s commercially reasonable efforts, a Holder is not provided the opportunity to participate in a public offering or private placements referenced in this Section 3.1, the Company will arrange, as promptly as possible thereafter, to permit such Holder to participate in a separate and subsequent private placement on substantially the same terms designed to maintain such Holder’s pro rata ownership as described in this Section 3.1.

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Section 3.2. Expiration. Notwithstanding anything to the contrary, a Holder will lose its rights under Section 3.1 at such time as it Beneficially Owns less than twenty-five percent (25)% in number of Class A ordinary shares Beneficially Owned by such Holder as of the Closing.

Article IV

tag-along rights

Section 4.1. Tag-Along Rights.

4.1.1 If at any time a Holder or group of Holders proposes to transfer more than 50% of the then outstanding Class A ordinary shares on a primary basis (such Holder or group of Holders, the “Selling Shareholder”), in one or a series of related transactions, to a third party purchaser or group of purchasers acting in concert other than its Permitted Transferees (the “Proposed Transferee”), each other Holder (each, a “Tag-along Shareholder”) shall be permitted to participate in such transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 4.1.

4.1.2 Prior to the consummation of any such transfer of Class A ordinary shares described in Section 4.1.1, the Selling Shareholder shall deliver to the Company and each other Holder a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 4.1 no later than twenty (20) days prior to the closing date of the Tag-along Sale. The Sale Notice shall make reference to the Tag-along Shareholders’ rights hereunder and shall describe in reasonable detail: (a) the aggregate number of Class A ordinary shares the Proposed Transferee has offered to purchase; (b) the identity of the Proposed Transferee; (c) the proposed date, time and location of the closing of the Tag-along Sale; (e) the per share purchase price and the other material terms and conditions of the transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (f) a copy of any form of agreement proposed to be executed in connection therewith.

4.1.3 Each Tag-along Shareholder may exercise its right to participate in a transfer of Class A ordinary shares by the Selling Shareholder subject to this Section 4.1 by delivering to the Selling Shareholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of Class A ordinary shares to be transferred by it no later than ten (10) days after receipt of the Sale Notice (the “Tag-along Period”). The offer of each Tag-along Shareholder set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, shall be binding on such Tag-along Shareholder. Each Tag-along Shareholder that timely delivers a Tag-along Notice (a “Tag-along Seller”) shall have the right to transfer in a transfer subject to this Section 4.1 up to the number of Class A ordinary shares equal to the product of (x) the aggregate number of Class A ordinary shares owned by the Tag-along Seller and (y) a fraction (A) the numerator of which is equal to the number of Class A ordinary shares proposed to be sold by the Selling Shareholder in the Tag-along Sale, and (B) the denominator of which is equal to the number of Class A ordinary shares owned by the Selling Shareholder.

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4.1.4 Each Tag-along Shareholder who does not deliver a Tag-along Notice in compliance with Section 4.1.3 above shall be deemed to have waived all of such Tag-along Shareholder’s rights to participate in such transfer, and the Selling Shareholder shall (subject to the rights of any Tag-along Seller) thereafter be free to transfer to the Proposed Transferee its Class A ordinary shares at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to the Selling Shareholder than those set forth in the Sale Notice without any further obligation to the non-accepting Tag-along Shareholders.

4.1.5 Each Tag-along Seller shall receive the same consideration per share as the Selling Shareholder after deduction of such Tag-along Seller’s proportionate share of the related expenses in accordance with Section 4.1.7 below.

4.1.6 Each Tag-along Seller shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Shareholders makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Shareholder, the Tag-along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Shareholder and each Tag-along Seller severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by the Selling Shareholder and each Tag-along Seller, in each case in an amount not to exceed the aggregate proceeds received by the Selling Shareholder and each such Tag-along Seller in connection with any Tag-along Sale.

4.1.7 The fees and expenses (excluding, for the avoidance of doubt, any recoverable value added (or similar) tax) of the Selling Shareholder incurred in connection with a Tag-along Sale and for the benefit of all Holders as determined in good faith by the Board (it being understood that costs incurred by or on behalf of the Selling Shareholder for its sole benefit will not be considered to be for the benefit of all Holders), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the Holders participating in the Tag-along Sale on a pro rata basis, based on the aggregate consideration received by each such Holder; provided, that no Holder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

4.1.8 Each Tag-along Seller shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Shareholder.

4.1.9 The Selling Shareholder shall have thirty (30) days following the expiration of the Tag-along Period in which to transfer the Class A ordinary shares described in the Sale Notice and the shares to be sold by the Tag-along Sellers, on the terms set forth in the Sale Notice (which such 30-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any governmental or regulatory approvals). If at the end of such 30-day period, the Selling Shareholder has not completed such transfer, the Selling Shareholder may not then effect a transfer of Class A ordinary shares subject to this Section 4.1 without again fully complying with the provisions of this Section 4.1.

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4.1.10 If the Selling Shareholder transfers to the Proposed Transferee any of its Class A ordinary shares in breach of this Section 4.1, then each Tag-along Shareholder shall have the right to transfer to the Selling Shareholder, and the Selling Shareholder undertakes to purchase from each Tag-along Shareholder, the number of Class A ordinary shares that such Tag-along Shareholder would have had the right to transfer to the Proposed Transferee pursuant to this Section 4.1, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Class A ordinary shares from the Selling Shareholder, but without indemnity being granted by any Tag-along Shareholder to the Selling Shareholder; provided that, nothing contained in this Section 4.1 shall preclude any Holder from seeking alternative remedies against such Selling Shareholder as a result of its breach of this Section 4.1.

Article V

CONFIDENTIALITY

Section 5.1. Confidentiality. Each Holder hereby agrees that all Confidential Information with respect to the Company shall be kept confidential by it and shall not be disclosed by it in any manner whatsoever, except as permitted herein; provided, however, that without limiting any other confidentiality obligations to which any Holder may be subject, this Section 5.1 shall not apply to any Holder who is an employee or officer of the Company. Notwithstanding anything contained in this Agreement or any additional confidentiality obligations to the Company or its Affiliates to which an Observer or any Holder or Shareholder Designee may be bound, Confidential Information received by each Holder or Shareholder Designee may be disclosed:

(a) with respect to any Shareholder Designee, to such Shareholder Designee’s designating Holder and its directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) (such Persons, collectively, with respect to any Person, such Person’s “Representatives”);

(b) with respect to any Holder, to its Affiliates or its or their respective Representatives; provided such Representatives owe a contractual or other duty of confidentiality to such Holder or any of its Affiliates with respect to any Confidential Information so disclosed;

(c) with respect to any Holder, to any other Holder or any of its Affiliates; provided that, such other Holder is also subject to this Section 5.1;

(d) by each Shareholder Designee, Holder and each of its Representatives, to the extent the Company consents in writing; and

(e) to the extent required by Law or the rules of any stock exchange upon which such Holder’s or any of its Affiliates’ securities are listed or traded or as requested or required by any Governmental Authority; provided, however, that, prior to making such a disclosure, such Person has, to the extent practicable and permitted by Law, consulted with the Company regarding the scope, timing and contents of such disclosure.

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Article VI

TERMINATION

Section 6.1. Termination. This Agreement shall terminate (i) upon the agreement of the Holders holding a majority of the issued and outstanding Class A ordinary shares, acting together and by written instrument; provided that, this Agreement may not be terminated with respect to any Holder without such Holder’s written consent if such termination as described in this clause (i) of Section 6.1 would materially adversely affect such Holder, (ii) with respect to a Holder, upon the date on which such Holder no longer Beneficially Owns more than fifteen percent (15%) in number of Class A ordinary shares Beneficially Owned by such Holder as of the Closing, and (iii) upon a Change of Control of the Company.

Article VII

GENERAL PROVISIONS

Section 7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to the Company, to it at:

c/o Cazoo Holdings Limited
40 Churchway
London
NW1 1LW
Attention: Paul Woolf
E-mail: paul.woolf@cazoo.co.uk

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue New York, NY 10022
Attention: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 7.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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Section 7.4. Assignment; No Third-Party Beneficiary.

7.4.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

7.4.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, including the Permitted Transferees.

7.4.3 Notwithstanding the foregoing, no Holder may assign its rights under Article II and Article VI.

7.4.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than Section 2.1 and otherwise as expressly set forth in this Agreement.

7.4.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 7.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 7.4 shall be null and void.

Section 7.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that notwithstanding anything contained in this Agreement, each Shareholder Designee, the Viking Directors, the Farallon Directors and the Company Director (and any subsequent designee of the Company Director) shall be an express third-party beneficiary of Section 2.

Section 7.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State (and, in respect of the fiduciary duties of the members of the board of directors of the Company, the Companies Act (as revised) of the Cayman Islands). All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (1) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (2) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

Section 7.8. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

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Section 7.9. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.11. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 7.12. Amendment; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and Holders of a majority of the outstanding Class A ordinary shares, provided that no amendment may adversely affect a Holder relative to other Holders without such Holder’s consent. Any amendment or waiver must specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s).

Section 7.13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Signature Page Follows)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

CAZOO GROUP LTD

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

ALEX CHESTERMAN

By:	/s/ Alex Chesterman
	Name:	Alex Chesterman
	Title:	Founder and Executive Chairman

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HOLDER:

ASO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

20

HOLDER:

AJO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

21

HOLDER:

GST VII HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

22

HOLDER:

JAO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

23

HOLDER:

Greenvale Capital LLP

By:	/s/ Andrew Wall
	Name:	Andrew Wall
	Title:	COO

24

HOLDER:

Rothermere Continuation Limited

By:	/s/ Aine O’Reilly
	Name:	Aine O’Reilly
	Title:	Director

25

HOLDER:

Harmsworth Trust Company (PTC) Limited

By:	/s/ Aine O’Reilly
	Name:	Aine O’Reilly
	Title:	Director

26

HOLDER:

VIKING GLOBAL EQUITIES MASTER LTD.,
by Viking Global Performance LLC, its
investment manager

By:	/s/ Scott M. Hendler
	Name:	Scott M. Hendler
	Title:	Authorized Signatory

27

HOLDER:

VIKING GLOBAL EQUITIES II LP, by Viking
Global Performance LLC, its general partner

By:	/s/ Scott M. Hendler
	Name:	Scott M. Hendler
	Title:	Authorized Signatory

28

HOLDER:

FARALLON CAPITAL INSTITUTIONAL
PARTNERS III, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

29

HOLDER:

FARALLON CAPITAL PARTNERS, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

30

HOLDER:

FARALLON CAPITAL INSTITUTIONAL
PARTNERS, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

31

HOLDER:

FOUR CROSSINGS INSTITUTIONAL
PARTNERS V, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Manager

32

HOLDER:

FARALLON CAPITAL INSTITUTIONAL
PARTNERS II, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

33

HOLDER:

FARALLON CAPITAL OFFSHORE
INVESTORS II, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

34

HOLDER:

FARALLON CAPITAL F5 MASTER I, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Manager

35

HOLDER:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:	/s/ Rajiv A. Patel
	Name:	Rajiv A. Patel
	Title:	Managing Member

36

HOLDER:

Westbourne River Event Master Fund,
By TFG Asset Management UK LLP, its
investment manager

By:	/s/ Reade Griffith
	Name:	Reade Griffith
	Title:	Authorized Signatory

37

HOLDER:

Blackwell Partners LLC – Series A By TFG Asset
Management UK LLP, its investment manager

By:	/s/ Reade Griffith
	Name:	Reade Griffith
	Title:	Authorized Signatory

38

HOLDER:

TRU ARROW TECHNOLOGY PARTNERS I, LP

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

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HOLDER:

ARLEON LLC A SERIES OF VIRTU PE, LLC, A DELAWARE SERIES LLC

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

40

HOLDER:

INHERENT ESG OPPORTUNITY MASTER, LP

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

41

HOLDER:

INHERENT PRIVATE OPPORTUNITIES 2021, LP

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

42

HOLDER:

INHERENT CREDIT OPPORTUNITIES MASTER, LP

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

43

HOLDER:

CHESCAPLQ LLC

By:	/s/ Traci Lerner, President
	Name:	Traci Lerner, President
	Title:	CP Management, LLC, Managing Member, Chescapmanager LLC, Manaer

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HOLDER:

MIC CAPITAL PARTNERS (VENTURES) EUROPE PARALLEL (LUXEMBOURG) AGGREGATOR SCSP

By:	/s/ Rodney Cannon
	Name:	Rodney Cannon
	Title:	Authorised Signatory

By:	/s/ Ibrahim Ajami
	Name:	Ibrahim Ajami
	Title:	Authorised Signatory

45

HOLDER:

MC ALTERNATIVE SOLUTIONS LP

By:	/s/ Rodney Cannon
	Name:	Rodney Cannon
	Title:	Authorised Signatory

46

HOLDER:

MIC CAPITAL MANAGEMENT 38 RSC LTD

By:	/s/ Matthew Ryan
	Name:	Matthew Ryan
	Title:	Authorized Signatory

47

HOLDER:

94TH INVESTMENT COMPANY LLC

By:	/s/ Emma Al Jahouri
	Name:	Emma Al Jahouri
	Title:	Director

48

HOLDER:

SENATOR GLOBAL OPPORTUNITY MASTER FUND LP

By:	/s/ Evan Gartenlaub
	Name:	Evan Gartenlaub
	Title:	General Counsel

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HOLDER:

D1 CAPITAL PARTNERS MASTER LP
By: D1 Capital Partners GP Sub LLC, its general Partner

By:	/s/ Amanda Hector
	Name:	Amanda Hector
	Title:	General Counsel / CCO

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Schedule A

Viking Global Equities II LP

Viking Global Equities Master Ltd.

Farallon Capital Institutional Partners III, L.P.

Farallon Capital Partners, L.P.

Farallon Capital Institutional Partners, L.P.

Four Crossings Institutional Partners V, L.P.

Farallon Capital Institutional Partners II, L.P.

Farallon Capital Offshore Investors II, L.P.

Farallon Capital F5 Master I, L.P.

Farallon Capital (AM) Investors, L.P.

Westbourne River Event Master Fund

Blackwell Partners LLC – Series A

Tru Arrow Technology Partners I, LP

Arleon LLC a Series of Virtu PE, LLC

Inherent ESG Opportunity Master, LP

Inherent Private Opportunities 2021, LP

Inherent Credit Opportunities Master, LP

Chescaplq LLC

MIC Capital Partners (Ventures) Europe Parallel (Luxembourg) Aggregator SCSP

MC Alternative Solutions LP

MIC Capital Management 38 RSC Ltd

94th Investment Company LLC

Senator Global Opportunity Master Fund LP

D1 Capital Partners Master LP

Alex Chesterman

ASO GST Holdings, LLC

AJO GST Holdings, LLC

JAO GST Holdings, LLC

GST VII Holdings, LLC

Greenvale Capital LLP

Rothermere Continuation Limited

Harmsworth Trust Company (PTC) Limited

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Exhibit 99.9

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CAZOO GROUP LTD

AND

THE HOLDERS PARTY HERETO

DATED AS OF DECEMBER 6, 2023

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 6, 2023, by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and each of the parties identified on the signature pages hereto (collectively, the “Holders”, and each a “Holder”).

RECITALS

WHEREAS, pursuant to that certain Transaction Support Agreement, dated as of September 20, 2023, by and among the Company, the Holders and the other parties thereto (the “Transaction Support Agreement”), the Company has agreed to exchange $630 million aggregate principal amount of its outstanding 2.00% Convertible Senior Notes due 2027 held by the Holders for the issuance of $200 million aggregate principal amount of new senior secured notes and Class A ordinary shares (as defined below);

WHEREAS, pursuant to the Transaction Support Agreement, the Company has agreed to provide the Holders with registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Alternative Transaction” has the meaning ascribed to such term in Section 2(h).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Block Trade” means an offering and/or sale of Registrable Securities by one or more of the Holders on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” means any day other than Saturday, Sunday or any other day on which either commercial banks in the City of New York are authorized or required by Law to remain closed or the New York Stock Exchange LLC is not open for a full business day.

“Claims” has the meaning ascribed to such term in Section 6(a).

“Class A ordinary shares” means the Class A ordinary shares of the Company, par value $0.002 per share ($0.20 per share after giving effect to the reverse stock split consummated on the date of this Agreement), as it exists on the date of this Agreement, and any shares of any class or series of equivalent equity security of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the ordinary shares or any other equity security of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

“Closing Date” has the meaning ascribed to such term in the Transaction Support Agreement.

“Company” has the meaning ascribed to such term in the preamble.

“Effective Date” means the date that a Registration Statement is declared effective by the SEC.

“Eligible Market” means The New York Stock Exchange, The NYSE MKT LLC, The NASDAQ Global Select, or The NASDAQ Global Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Filing Date” has the meaning ascribed to such term in Section 2(a).

“Filing Determination Date” has the meaning ascribed to such term in Section 2(a).

“Form F-1 Shelf” has the meaning ascribed to such term in Section 2(a).

“Form F-3 Shelf” has the meaning ascribed to such term in Section 2(a).

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Inspectors” has the meaning ascribed to such term in Section 3(h).

“Law” means any United States federal, state or local or foreign law, rule, regulation, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

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“Legal Counsel” has the meaning ascribed to such term in Section 2(f).

“Maximum Offering Size” has the meaning ascribed to such term in Section 2(h).

“New Registration Rights Agreement” means a new registration rights agreement, providing the Holders with registration rights that are customary for investors in a company that is not subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act (including initial public offering demand registration rights at the request of the Holders holding a customary percentage of the outstanding Class A ordinary shares and seeking to register a customary minimum threshold amount of Class A ordinary shares and, after completion of an initial public offering of Class A ordinary shares, demand registration rights, shelf registration rights and piggyback registration rights customary for investors in a company that is not subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act), as shall be reasonably agreed among the Company and the Holders holding Registrable Securities at the time such registration rights agreement is entered into.

“New Warrants” has the meaning ascribed to such term in the Transaction Support Agreement.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or other entity and a government or any department or agency thereof.

“Piggyback Registration” has the meaning ascribed to such term in Section 2(c).

“Piggyback Registration Notice” has the meaning ascribed to such term in Section 2(c).

“Public Announcement” means disclosure in a press release, a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any other Regulation FD-compliant method.

“Records” has the meaning ascribed to such term in Section 3(h).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

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“Registrable Securities” means (i) any Class A ordinary shares, whether now owned or hereafter acquired by the Holders (including any Class A ordinary shares issued or issuable upon the exercise of any other equity security), (ii) any other equity security of the Company issued or issuable with respect to the Class A ordinary shares described in clause (i), as a result of any share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, exchange or similar event or otherwise, and (iii) any New Warrants, whether now owned or hereafter acquired by the Holders; provided, that any Registrable Securities beneficially owned by a Holder shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, or (b)(i) such Holder, in aggregate with all of such Holder’s affiliates, holds less than five percent (5%) of the issued and outstanding share capital of the Company (excluding any Class A ordinary shares acquired after the Closing Date, based on the issued and outstanding share capital of the Company as of the date of this Agreement) and (ii) to the extent such securities may be sold pursuant to Rule 144 (or any similar provisions in force) without regard to volume or manner of sale limitations.

“Registration Actions” has the meaning ascribed to such term in Section 2(i).

“Registration Period” has the meaning ascribed to such term in Section 3(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Registrable Securities.

“Requested Shelf Registered Securities” has the meaning ascribed to such term in Section 2(h).

“Required Holders” means the holders of at least a majority of the Registrable Securities.

“Rule 144” has the meaning ascribed to such term in Section 8.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a delayed or continuous basis.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” has the meaning ascribed to such term in the recitals.

“Shelf” has the meaning ascribed to such term in Section 2(a).

“Shelf Registered Securities” means any Registrable Securities whose resale is covered by an effective Registration Statement filed pursuant to this Agreement.

“Steering Committee Stockholders” means Viking Global Investors LP and Farallon Capital Management, L.L.C., and any of their respective affiliates or any related fund entities or employees (in each case, who own, from time to time, Registrable Securities).

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“Subsequent Shelf Registration” has the meaning ascribed to such term in Section 2(b).

“Suspension Notice” has the meaning ascribed to such term in Section 2(i).

“Suspension Period” has the meaning ascribed to such term in Section 2(i).

“Transaction Support Agreement” has the meaning ascribed to such term in the recitals.

“Underwritten Offering” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Notice” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Request” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Requesting Holder” has the meaning ascribed to such term in Section 2(h).

“Violations” has the meaning ascribed to such term in Section 6(a).

2.	REGISTRATION.

(a) Mandatory Registration. The Company shall prepare, and, on or prior to the date that is one (1) Business Day after the Closing Date (the “Filing Date”), file with the SEC a Registration Statement on Form F-3 (the “Form F-3 Shelf”) or, if the Company is ineligible to use a Form F-3 Shelf, a Registration Statement on Form F-1 (the “Form F-1 Shelf,” and together with the Form F-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of all of the Registrable Securities. The Shelf prepared pursuant hereto shall register for resale the number of Registrable Securities determined as of the Business Day prior to the Filing Date (the “Filing Determination Date”). Not later than ten Business Days prior to the anticipated Filing Determination Date, the Company shall provide written notice to the Holders of such anticipated Filing Determination Date. Each Holder shall provide such information as is required by Section 4(a) not later than the fifth Business Day after receipt of such notice from the Company. The Company shall use its commercially reasonable best efforts to have the Shelf declared effective by the SEC as soon as reasonably practicable, subject to Section 3 hereof. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder, which may include underwritten marketed offerings, underwritten block trades, registered broker trades, or any other method of distribution elected by any such Holder. The Company shall use its best efforts to maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. From time to time, the Holders may, by written notice to the Company, request that an amount of additional Registrable Securities be registered on the Shelf. Upon receipt of such notice, the Company shall prepare, and, as soon as reasonably practicable, file with the SEC a post-effective amendment to the Registration Statement on Form F-3 covering the resale of all of such additional Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its reasonable best efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3.

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(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use all reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use all reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement (a “Subsequent Shelf Registration”) registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a “well-known seasoned issuer” as defined under Rule 405 promulgated under the Securities Act) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by any Holder in accordance with any method of distribution elected by any such Holder.

(c) Piggyback Rights. If the Company at any time proposes to file a registration statement with respect to any offering of its securities for its own account (a “Primary Registration Statement”) or for the account of any Person who holds its securities (other than (i) a registration on Form F-4, S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (iii) a registration of non-convertible debt securities, or (iv) any registration made pursuant to Section 2(a) or Section 2(b) herein) (a “Piggyback Registration”) then, as expeditiously as reasonably possible (but in no event less than ten (10) days following the date of filing such registration statement), the Company shall give written notice (the “Piggyback Registration Notice”) of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holder the opportunity to register such number of Registrable Securities as each such Holder may request in writing, provided that, the Company shall not be required to give a Piggyback Registration Notice in connection with the filing of any shelf registration statement if the Registrable Securities are all already registered for resale on a currently effective Shelf that has been filed pursuant to Section 2(a) or 2(b) above. Subject to Section 2(d) and Section 2(e), the Company shall include in such registration statement all such Registrable Securities which are requested to be included therein within fifteen (15) days after the Piggyback Registration Notice is given to such Holders.

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(d) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include, after including all of the primary securities the Company desires to include in such registration, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. Notwithstanding the foregoing, in no event shall the Company be required to include any Registrable Securities in any Primary Registration Statement if the Company’s board of directors, in its sole and absolute discretion for any reason or no reason, determines that the inclusion of any Registrable Securities in any such Primary Registration Statement would not be in the best interests of the Company.

(e) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the consent of the Required Holders to be included in such registration, the Company shall include in such registration the securities requested to be included therein by the Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the Holders of such securities and such Registrable Securities on the basis of the number of shares requested to be included therein by each such Holder.

(f) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Weil, Gotshal & Manges LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. For the avoidance of doubt, the Company shall be entitled to select separate legal counsel to represent the Company in connection with fulfilling its obligations under this Agreement.

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(g) Termination of Exchange Act Registration. If the Company expects that it will no longer be subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act (collectively, the “Reporting Obligations”), subject to the condition precedents that (i) the Company shall have (A) provided thirty (30) days’ written notice to the Holders (including by way of Public Announcement) of such expectation (such notice, the “Exchange Act Registration Termination Notice”) and (B) used its commercially reasonable efforts to enter into a New Registration Rights Agreement with the Holders holding Registrable Securities at such time, and (ii) the Required Holders shall have acknowledged in writing receipt of such notice, then the Company and the Holders shall not be required to comply with their respective obligations under this Agreement and, for the avoidance of doubt, the Company shall not be required to file or maintain the effectiveness of any Registration Statements filed under this Agreement or perform any Registration Actions (as defined below) and may withdraw any such Registration Statements in accordance with SEC Guidance. Notwithstanding the foregoing, the Company may withdraw such Registration Statement and terminate such Reporting Obligations without compliance with such conditions precedent in the event of a Mandatory Delisting (as hereinafter defined). The New Registration Rights Agreement to which at least the Required Holders are party shall provide that it supersedes this Agreement in its entirety. The parties hereto acknowledge that the Exchange Act Registration Termination Notice may be provided during the Public Listing Period (as defined in the Transaction Support Agreement). The Company covenants that it (i) will use its reasonable best efforts to release the Company’s annual financial results for fiscal year 2023 sufficient to begin the Company’s “open window” period pursuant to the Company’s Insider Trading Policy, effective April 28, 2023, on or prior to February 1, 2024 and (ii) will continue to be subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act until the earlier of (A) compliance with the “Public Listing” covenant in the Transaction Support Agreement or (B) mandatory delisting (“Mandatory Delisting”) by the New York Stock Exchange. Notwithstanding anything to the contrary in this Agreement, immediately upon the occurrence of the earlier of (A) or (B) in the preceding sentence, the Company shall cease to have any obligation to any Holder (pursuant to this Agreement or any agreement) to maintain the effectiveness of the Company’s registration statements, including the registration statement on Form F-3 (File No. 333-267724), which was declared effective on October 12, 2022, and shall be free, in its sole discretion for any reason or no reason, to withdraw such registration statements at such time with respect to any such Holder; provided, however, that no such withdrawal shall occur prior to the earlier of (i) the date upon which Holders who are subject to the Company’s Insider Trading Policy on the date hereof have been permitted to trade for a total of thirty (30) trading days after the Closing Date and (ii) March 14, 2024. For the avoidance of doubt, this Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf purporting to provide registration rights for any of the Company’s securities to any such Holder or its affiliates.

(h) Conduct of Underwritten Offerings and Alternative Transactions.

(i) Upon written request by a Holder holding Shelf Registered Securities (the “Underwritten Offering Requesting Holder”), which request (the “Underwritten Offering Request”) shall specify the class or series and amount of such Underwritten Offering Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of an underwritten offering (an “Underwritten Offering”) if the aggregate amount of Registrable Securities to be included in such Underwritten Offering represents no less than five percent (5%) of the issued and outstanding share capital of the Company as of the date of this Agreement. Promptly upon receipt of an Underwritten Offering Request, the Company shall provide notice (the “Underwritten Offering Notice”) of such proposed Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Underwritten Offering Requesting Holder) to the other Holders holding Shelf Registered Securities. Such other Holders may, by written request to the Company and the Underwritten Offering Requesting Holders, within three Business Days after receipt of such Underwritten Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Underwritten Offering. No Holder shall be entitled to include any of its Registrable Securities in an Underwritten Offering unless such Holder has complied with clause (v), below. The lead managing underwriter or underwriters selected for such Underwritten Offering shall be an investment bank of national reputation selected by the Underwritten Offering Requesting Holder(s). The Company shall, as soon as practicable, prepare and file (and cause to become effective, as applicable) a new Registration Statement, or any amendments (including post-effective amendments) and supplements to an existing Registration Statement and the prospectus used in connection with such Registration Statement, as necessary, to permit the consummation of the applicable Underwritten Offering. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in an Underwritten Offering shall be approved by the Underwritten Offering Requesting Holder(s) and shall be reasonably acceptable to the Company.

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(ii) Notwithstanding the foregoing, if any Steering Committee Stockholder holding Shelf Registered Securities wishes to engage in a Block Trade (either through filing an Automatic Shelf Registration Statement or through a take-down from an already effective Registration Statement), then notwithstanding the foregoing time periods, the Underwritten Offering Requesting Holder only needs to notify the Company of the Block Trade on the day such offering is to commence and the Company shall notify the other Holders that did not initiate the Block Trade. The Holders must elect whether or not to participate in such Block Trade on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with such Holders with respect to the provision of necessary information) to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences), provided, that in the case of such Block Trade, only Steering Committee Stockholders shall have a right to notice and to participate, and provided, further, that the Steering Committee Stockholder requesting such Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of offering documents related to the Block Trade. For the avoidance of doubt, Holders other than the Steering Committee Stockholders shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Registration Statement or prospectus to be used in connection with such Block Trade.

(iii) In an Underwritten Offering, if the lead managing underwriter advises the Company and the Underwritten Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Underwritten Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the number of Registrable Securities that may be sold without having a material and adverse effect on such Underwritten Offering (the “Maximum Offering Size”), the Company shall include in such Underwritten Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(A) first, Shelf Registered Securities that are requested to be included in such Underwritten Offering by the Underwritten Offering Requesting Holder(s);

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(B) second, Shelf Registered Securities that are requested to be included in such Underwritten Offering by Holders other than the Underwritten Offering Requesting Holder(s); and

(C) third, all securities that are registered on the applicable Registration Statement and are requested to be included in such Underwritten Offering by the Company or other holders of the Company’s securities (including securities to be included pursuant to other applicable registration rights agreements or provisions).

(iv) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders holding Shelf Registered Securities in respect of any hedging transaction, derivatives transaction, short sale, stock loan or pledge or other transaction that is registered under a Registration Statement that is not a firm commitment Underwritten Offering or a Block Trade (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a transaction registered on a Registration Statement, subject to Section 3 hereof, to the extent customary for such transactions.

(v) Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities as may be required by the underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the underwriter(s) of any such Underwritten Offering as provided in clause (vi), below).

(vi) In connection with an Underwritten Offering:

(A) Each Holder hereby agrees that, except for sales in such Underwritten Offering: (1) it will not effect any public sale or distribution (including sales pursuant to Rule 144 and through derivative transactions) of any Class A ordinary shares during (x) the period from the date of the Underwritten Offering Notice until the end of the 60-day period beginning on the date of commencement of such Underwritten Offering (which period may be extended to the extent required by applicable Law or SEC Guidance) or (y) such shorter period as the underwriters participating in such Underwritten Offering may require; provided, that the duration of the restrictions described in this subclause (1) shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Chief Executive Officer and the Chief Financial Officer of the Company (or persons in substantially equivalent positions) in connection with such Underwritten Offering; and (2) it will execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company and the underwriters to such effect.

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(B) The Company agrees that (1) it shall not effect any public sale or distribution (including through derivative transactions) of Class A ordinary shares (except pursuant to registrations on Form S-8, Form F-4 or Form S-4 or any similar or successor form under the Securities Act), during (x) the period from the date of the Underwritten Offering Notice until the end of the [180]-day period beginning on the date of commencement of such Underwritten Offering (which period may be extended to the extent required by applicable Law or SEC Guidance) or (y) such shorter period as the underwriters participating in such Underwritten Offering may require; and (2) to the extent requested by the underwriters participating in such Underwritten Offering, it shall agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in the preceding subclause (1), in form and substance reasonably acceptable to such underwriters.

(vii) Notwithstanding any other provision of this Agreement, in no event shall the Company be required to undertake more than one Underwritten Offering with respect to Underwritten Offering Requests in any ninety (90) day period.

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(i) Suspension. Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitations set forth in this Section 2(i), the Company shall be entitled to suspend its obligation to (i) file or submit (but not to prepare) any Registration Statement, (ii) file or submit any amendment to such a Registration Statement, (iii) file, submit or furnish any supplement or amendment to a prospectus included in such a Registration Statement, (iv) make any other filing with the SEC, (v) cause such a Registration Statement or other filing with the SEC to become or remain effective or (vi) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration Actions”) upon (1) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (2) the determination of the Company’s board of directors that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries or (3) the Company possessing material non-public information the disclosure of which its board of directors determines would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (1), (2) or (3) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (1), (2) or (3) above) (a “Suspension Notice”) to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this Section 2(i). The Company may only suspend Registration Actions pursuant to clause (2) or (3) above on two occasions during any period of 12 consecutive months for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 60 days (which period may not be extended or renewed) during such 12 consecutive month period (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (y) the date on which the number of days during which a Suspension Period has been in effect exceeds the 60-day limit. Notwithstanding anything to the contrary in this Agreement, the Company shall not be in breach of, or have failed to comply with, any obligation under this Agreement where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order. Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Holders and any underwriters or counterparties in Alternative Transactions, and their employees, agents and professional advisers who reasonably need to know such information, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company or any of its subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

(j) Foreign Private Issuer Status. As of such time as the Company ceases to be a “foreign private issuer” (as defined in Rule 12b-2 under the Exchange Act), (i) all references in this Agreement to a Form F-1 Shelf shall thereafter be deemed to refer to a shelf registration on Form S-1, (ii) all references in this Agreement to a Form F-3 Shelf shall thereafter be deemed to refer to a shelf registration on Form S-3 and (iii) the Company shall promptly take all actions reasonably necessary to ensure the Holders gain the expected benefit of this Agreement, including, but not limited to, by filing (and making effective) (a) a new Registration Statement on the appropriate form and (b) any post-effective amendment to an existing Registration Statement or Subsequent Shelf Registration.

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3.	RELATED OBLIGATIONS.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date on which there are no longer any Registrable Securities and (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “commercially reasonable efforts” shall mean, among other things, that the Company shall submit to the SEC, within five Business Days after the later of the date that (i) the Company is advised by the SEC that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall use its commercially reasonable efforts to respond in writing to comments made by the SEC in respect of a Registration Statement as soon as reasonably practicable.

(b) In accordance with SEC Guidance, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. The “Plan of Distribution” section of each Registration Statement shall permit, subject to the SEC Guidance, all customary means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K, Form 20-F, Form 6-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

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(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K or 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Reports on Form 6-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or any such amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits, unless available on EDGAR and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto, unless available on EDGAR. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall upon request furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form.

(e) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holders of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” Laws of such jurisdictions in the United States as the Required Holders may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f) The Company shall notify Legal Counsel and each Holder in writing (which may be by email) of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q) hereof, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver such supplement or amendment to Legal Counsel and each Holder, provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form. The Company shall also promptly notify Legal Counsel in writing (which may be by email) (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By the end of the Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as early as is reasonably practicable and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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(h) Subject to customary confidentiality arrangements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any underwriter or counterparty in an Alternative Transaction participating in any disposition pursuant to a Registration Statement and any attorney (including Legal Counsel), any accountant or any other professional retained by any such Holder, underwriter or counterparty (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility and comply with SEC Guidance, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or related prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with SEC Guidance, federal or state securities Laws or the rules of any securities exchange or trading market on which any Class A ordinary shares are listed or traded or is otherwise required by applicable Law, SEC Guidance or administrative or legal process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this paragraph (h) or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation of the confidentiality agreements or (vi) is or was independently developed by any Inspector without the benefit of the information in such Records. Each Inspector agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Nothing in this paragraph (h) (or in any other confidentiality agreement between the Company and any Inspector) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable Law.

(i) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement or related prospectus, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary to comply with SEC Guidance, federal or state securities Laws or the rules of any securities exchange or trading market on which any Class A ordinary shares are listed or traded or is otherwise required by applicable Law, SEC Guidance or administrative or legal process, (iv) the information in such information was known to the Company on a non-confidential basis prior to its disclosure by the Holders or has been made generally available to the public other than as a result of a violation of this paragraph (i) or any other agreement or duty of confidentiality, (v) such information is or becomes available to the public other than as a result of disclosure by the Company in violation of the confidentiality agreements or (vi) is or was independently developed by the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or other Governmental Authority of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at such Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

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(k) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend if such shares are sold pursuant to a Registration Statement to a person who is not an affiliate of the Company) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

(l) If requested by a Holder, the Company shall as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the manner of such sale and distribution, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

(m) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to consummate the disposition of such Registrable Securities as contemplated by the Registration Statement.

(n) The Company shall comply with Rule 158 under the Securities Act.

(o) The Company shall otherwise use its commercially reasonable efforts to comply with all SEC Guidance in connection with any Registration Statement.

(p) Within two Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC. The Company shall provide such confirmation to any underwriters or counterparties in Alternative Transactions covered by such Registration Statement.

(q) In connection with any Underwritten Offering or Alternative Transaction:

(i) The Company shall enter into any underwriting or other agreements that are reasonably necessary to complete transactions of such type, which agreements shall provide for representations, warranties, covenants and indemnities that are customary for transactions of such type;

(ii) The Company shall furnish to each Holder and to each underwriter in an Underwritten Offering or counterparty in an Alternative Transaction, if any, a signed counterpart, addressed to such underwriter or counterparty, of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Holder or the lead managing underwriter (or lead counterparty, as the case may be) therefor reasonably requests;

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(iii) Prior to filing or submitting to the SEC or any other Governmental Authority or distributing publicly any materials (including free writing prospectuses, prospectus supplements, materials to be incorporated by reference in the relevant Registration Statement and amendments or supplements to the relevant Registration Statement) related to such Underwritten Offering or Alternative Transaction, the Company shall afford counsel to any underwriter or counterparty in such Alternative Transaction a reasonable opportunity to review and comment on any such materials, and the Company shall use commercially reasonable efforts to address any such comments; and

(iv) The Company shall take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering or Alternative Transaction, including, if required, (A) engaging a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA, (B) providing reasonable cooperation to any underwriters or counterparties in Alternative Transactions in their filings with FINRA, (C) causing its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the Registration Statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions, “road shows” and rating agency presentations) and otherwise cooperate as requested by the underwriters or counterparties in an Alternative Transaction in the offering, marketing or selling of the Registrable Securities, taking into account the Company’s reasonable business needs, (D) including in such Registration Statement such additional information for marketing purposes as the managing underwriter or counterparty in an Alternative Transaction reasonably requests (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance), (E) furnishing the underwriters or counterparties in Alternative Transactions such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such underwriters or counterparties may reasonably request in order to facilitate the disposition of the Registrable Securities.

(r) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an “underwriter” in any public disclosure or filing with the SEC or any Eligible Market without the prior written consent of such Holder (it being understood, that if the Company is required to name such Holder as an “underwriter” in such Registration Statement by the SEC (after a good faith discussion with the SEC to lift such requirement, including, without limitation, any reduction in the number of Registrable Securities of such Holder to be registered on such Registration Statement (to the extent necessary to lift such requirement)), such Holder shall have the option of electing to exclude all such Registrable Securities from such Registration Statement or to be named as an “underwriter” in such Registration Statement).

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(s) Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, except with respect to the New Registration Rights Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

4.	OBLIGATIONS OF THE HOLDERS.

(a) At least five Business Days prior to the first anticipated filing date of a Registration Statement (but subject to Section 2(c) hereof), the Company shall notify each Holder in writing (which may be by email) of the information the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing (which may be by email) of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Class A ordinary shares to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Holder has not yet settled.

(d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

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5.	EXPENSES OF REGISTRATION.

Any and all fees and expenses incident to the Company’s performance of or compliance with the Agreement shall be paid by the Company, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on any securities exchange or trading market on which any Class A ordinary shares are listed or traded, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any “road show”, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, Underwritten Offering or Alternative Transaction, the reasonable fees and disbursements of the Legal Counsel, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to any “qualified independent underwriter”, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread), (xi) fees and expenses of any transfer agent or custodian and (xii) expenses for securities law liability insurance and any rating agency fees.

6.	INDEMNIFICATION AND CONTRIBUTION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, trustees, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members, beneficiaries or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus related to the Registrable Securities or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser in connection with the offering of any Registrable Securities at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state, including “blue sky” Laws, or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

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(b) In connection with any Registration Statement in which a Holder is participating, each such Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 6) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to Section 6(b) and (d) shall in no case be greater than the amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim. The Company and each Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of Class A ordinary shares by such Holder and its affiliates and (b) the name and address of such Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

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(c) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a Claim for indemnification may be made pursuant to this Section 6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than pursuant to this Agreement. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in this Sections 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

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(d) If for any reason the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 6(b).

(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a Registration Statement.

7.	[RESERVED]

8.	REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), while subject to the reporting requirements of the Exchange Act, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

23

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form.

9.	ASSIGNMENT OF REGISTRATION RIGHTS.

Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company and Required Holder; provided that without the prior written consent of the Company, the Holders may assign their rights and obligations under this Agreement in whole or in part to (i) any of their affiliates and/or (ii) any Person who becomes a holder of Registrable Securities upon a distribution by any of the Holders of Class A ordinary shares to their members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

10.	AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11.	MISCELLANEOUS.

(a) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

24

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any transferees of Registrable Securities permitted under Section 9. The Company shall not assign this Agreement or any rights or obligations hereunder, including by way of a fundamental change, without the prior written consent of the Required Holders. No purchaser of any Class A ordinary shares from a Holder shall be deemed a successor or assign by reason merely of such purchase; provided, however, that a Holder may assign some or all of its rights hereunder without the consent of the Company to any permitted assignee pursuant to Section 9, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights. For the avoidance of doubt, and without limiting the rights of a permitted assignee hereunder, the assignment of this Agreement to a permitted assignee shall not relieve the Company of any obligations to a Holder for any fees, reimbursement of expenses, indemnification or any other payments hereunder.

(c) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon transmission, when delivered by email or facsimile; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Cazoo Group Ltd

40 Churchway

London, NW1 1LW

United Kingdom

Attn.:      Alex Chesterman

(alex.chesterman@cazoo.co.uk)

Paul Woolf

(paul.woolf@cazoo.co.uk)

Paul Whitehead

(paul.whitehead@cazoo.co.uk)

Sophie Hosking

(legal@cazoo.co.uk)

With a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue

New York, NY 10022

25

Attn.:      Valerie Ford Jacob, Esq.

(valerie.jacob@freshfields.com)

Mark Liscio, Esq.

(mark.liscio@freshfields.com)

Richard Tett, Esq.

(richard.tett@freshfields.com)

If to a Holder:

To the individual named on such Holder’s signature page

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn.:      Frank R. Adams, Esq.

(Frank.Adams@weil.com)

Ashley Butler, Esq.

(Ashley.Butler@weil.com)

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(e) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.

(f) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(i) Severability. If any provision of this Agreement is prohibited by Law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

27

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Several and not Joint. Notwithstanding any other provision of this Agreement, the rights, duties, and obligations of each Holder hereunder are several and not joint, and no Holder shall be liable hereunder for the duties or obligations of any other Holder. No Holder makes any representation or warranty hereunder to or for the benefit of any other Holder.

(n) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Signature Page Follows]

28

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CAZOO GROUP LTD

By:	/s/ Paul Woolf
	Name:	Paul Woolf
	Title:	Chief Financial Officer

29

HOLDER:

ALEX CHESTERMAN

By:	/s/ Alex Chesterman
	Name:	Alex Chesterman
	Title:	Founder and Executive Chairman

Notice Address:

30

HOLDER:

AJAX I HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President

Notice Address:

31

HOLDER:

ASO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

Notice Address:

32

HOLDER:

AJO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

Notice Address:

Attention:
Email:

33

HOLDER:

GST VII HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

Notice Address:

34

HOLDER:

JADOFF INVESTMENTS, LP

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Sole Member of the General Partner

Notice Address:

Attention:
Email:

35

HOLDER:

JAO GST HOLDINGS, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President of the Manager

Notice Address:

36

HOLDER:

WCH 2021 QUAD, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Notice Address:

37

HOLDER:

WCHS HOLDINGS 1, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President

Notice Address:

38

HOLDER:

WILLOUGHBY FLAGSHIP FUND, LLC
(f/k/a WCH 2022 QUAD, LLC)

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	President

Notice Address:

Attention:
Email:

39

HOLDER:

STEPHEN MORANA

By:	/s/ Stephen Morana

Notice Address:

40

HOLDER:

THE ANNE WOJCICKI FOUNDATION

By:	/s/ Anne Wojcicki
	Name:	Anne Wojcicki
	Title:	President

Notice Address:

41

HOLDER:

STEVE ELLS

By:	/s/ Steve Ells

Notice Address:

Attention:
Email:

42

HOLDER:

VIKING GLOBAL EQUITIES MASTER LTD., by Viking Global Performance LLC, its investment manager

By:	/s/ Scott M. Hendler
	Name:	Scott M. Hendler
	Title:	Authorized Signatory

Notice Address:

Attention:
Email:

43

HOLDER:

VIKING GLOBAL EQUITIES II LP, by Viking Global Performance LLC, its general partner

By:	/s/ Scott M. Hendler
	Name:	Scott M. Hendler
	Title:	Authorized Signatory

Notice Address:

Attention:
Email:

44

HOLDER:

FARALLON CAPITAL PARTNERS, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

45

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

46

HOLDER:

FOUR CROSSINGS INSTITUTIONAL PARTNERS V, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

47

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

48

HOLDER:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

49

HOLDER:

FARALLON CAPITAL F5 MASTER I, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

50

HOLDER:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

51

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Notice Address:

Attention:
Email:

52

HOLDER:

CHESCAPLQ LLC

By:	/s/ Traci Lerner, President
	Name:	Traci Lerner, President
	Title:	CP Management, LLC, Managing Member, Chescapmanager LLC, Manaer

Notice Address:

Attention:
Email:

53

HOLDER:

D1 CAPITAL PARTNERS MASTER LP

By:	D1 Capital Partners GP Sub LLC
Its:	General Partner

By:	/s/ Amanda Hector
	Name:	Amanda Hector
	Title:	General Counsel / CCO

Notice Address:

Attention:
Email:

54

HOLDER:

INHERENT ESG OPPORTUNITY MASTER, LP

By: Inherent ESG Opportunity GP, LLC, its general partner

By: Inherent ESG Opp GP, LLC, its managing member

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

Notice Address:

Attention:
Email:

55

HOLDER:

INHERENT CREDIT OPPORTUNITIES MASTER, LP

By: Inherent Credit Opportunities GP, LP, its general partner

By: Inherent ESG Opp GP, LLC, its general partner

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

Notice Address:

Attention:
Email:

56

HOLDER:

INHERENT PRIVATE OPPORTUNITIES 2021, LP

By: Inherent Private Opportunities 2021 GP, LP, its general partner

By: Inherent Private Opportunities 2021 GP, LLC, its general partner

By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	Chief Operating Officer

Notice Address:

Attention:
Email:

57

HOLDER:

MIC CAPITAL MANAGEMENT 38 RSC LTD

By:	/s/ Matt Ryan
	Name:	Matt Ryan
	Title:	Director

Notice Address:

Attention:
Email:

58

HOLDER:

MIC CAPITAL PARTNERS (VENTURES) EUROPE PARALLEL (LUXEMBOURG) AGGREGATOR SCSP

By:	/s/ Rodney Cannon
	Name:	Rodney Cannon
	Title:	Authorised Signatory

By:	/s/ Ibrahim Ajami
	Name:	Ibrahim Ajami
	Title:	Authorised Signatory

Notice Address:

Attention:
Email:

59

HOLDER:

MC ALTERNATIVE SOLUTIONS LP

By:	/s/ Rodney Cannon
	Name:	Rodney Cannon
	Title:	Authorised Signatory

Notice Address:

Attention:
Email:

60

HOLDER:

94TH INVESTMENT COMPANY LLC

By:	/s/ Emma Al Jahouri
	Name:	Emma Al Jahouri
	Title:	Director

Notice Address:

Attention:
Email:

61

HOLDER:

Blackwell Partners LLC – Series A By TFG Asset Management UK LLP, its investment manager

By:	/s/ Reade Griffith
	Name:	Reade Griffith
	Title:	Authorized Signatory

Notice Address:

Attention:
Email:

62

HOLDER:

Westbourne River Event Master Fund, By TFG Asset Management UK LLP, its investment manager

By:	/s/ Reade Griffith
	Name:	Reade Griffith
	Title:	Authorized Signatory

Notice Address:

Attention:
Email:

63

HOLDER:

SENATOR GLOBAL OPPORTUNITY MASTER FUND LP

By: Senator Investment Group LP, its investment manager

By:	/s/ Evan Gartenlaub
	Name:	Evan Gartenlaub
	Title:	Authorized Person

Notice Address:

Attention:
Email:

64

HOLDER:

ARLEON LLC A SERIES OF VIRTU PE, LLC, A DELAWARE SERIES LLC

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

Notice Address:

Attention:
Email:

65

HOLDER:

TRU ARROW TECHNOLOGY PARTNERS I, LP

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

Notice Address:

Attention:
Email:

66

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[          ], 20[   ]

Reference is made to the Registration Rights Agreement, dated as of [          ], 20[   ], by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and certain holders which hold Registrable Securities (as defined below) that become party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 9 of the Registration Rights Agreement, [          ] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [          ], [          ] and [          ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s Class A ordinary shares shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of page intentionally left blank]

A-1

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[____________]

By:
Name:
Title:

ASSIGNEE(S):

[____________]

By:
Name:
Title:

A-2

Exhibit 99.10

RISK FACTORS

Unless otherwise indicated and unless the context otherwise requires, “we,” “us,” “our,” “Cazoo” or the “Company” refer to Cazoo Group Ltd, a Cayman Islands exempted company, and its subsidiaries. An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes thereto included in our Annual Report and our Report on Form 6-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2023 (the “Q2 Form 6-K”) and the “Cautionary Note Regarding Forward-Looking Statements” in Exhibit 99.10 included in our Form 6-K filed with the SEC on December 7, 2023, before investing in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial.

Risks Related to our Business and Industry

We have limited liquidity and will need to raise additional capital before the beginning of the second half of 2024 in order to satisfy our liquidity needs going forward, as well as to pursue our business objectives and to capitalize on business opportunities, and there is no assurance that we will be able to raise the necessary capital on terms acceptable to us or at all

We expect to have cash and cash equivalents in the range of £100 million to £115 million on December 31, 2023 with between £20 million and £30 million of self-financed inventory. We currently utilize between £30 million and £40 million of cash each quarter in the operations of our business, and from 2024 the cash utilization will reduce to £25 million to £30 million per quarter, without giving effect to costs incurred in connection with the transactions that closed on December 6, 2023 (the “Transactions”) and other costs related to restructuring or investigation of strategic opportunities. In addition, the New Notes Indenture contains a liquidity covenant pursuant to which the Company is required to maintain cash and cash equivalents of £50 million, tested quarterly commencing for the quarter ended December 31, 2023. Accordingly, given our use of cash and the need to retain a certain amount of cash, we will need to raise additional capital before the beginning of the second half of 2024 in order to execute on our business strategy and there is no assurance that we will be able to do so on terms acceptable to us or at all.

The presence of the following risks and uncertainties associated with our liquidity and financial condition may adversely affect our ability to raise capital as needed in order to execute our business strategy:

●	As set forth in Note 2.1 of our condensed consolidated interim financial statements, which were filed with the SEC on a Form 6-K on August 15, 2023, we determined that, in a downside scenario, certain inherent uncertainties in forecasting operating performance, including gross profit margin, raise substantial doubt about our ability to continue as a going concern, due to the risk that we may not have had sufficient cash and liquid assets at June 30, 2023 to cover our operating and capital requirements for the period through to August 31, 2024 (see “— Our condensed consolidated interim financial statements include a note regarding substantial doubt about our ability to continue as a going concern”).

●	Since our inception, we have incurred significant losses and used net cash flows from operations, in addition to outside capital, to execute our business strategy and to develop and grow our operations. As of June 30, 2023, we had (i) an accumulated loss of approximately £1,427 million, (ii) cash and cash equivalents of £194.6 million and (iii) unused capacity under our stocking loans and borrowings of £97.6 million. We have implemented the Revised 2023 Plan (defined below) with a view to maximize our cash runway. However, despite our cash on hand and borrowing capacity, as well as the delivery of a significant reduction in our cash consumption during the six months ended June 30, 2023 as a result of the Revised 2023 Plan, we still anticipate requiring additional outside capital to satisfy our liquidity needs during the course of 2024. See “— We have a history of losses and way may not achieve profitability in the future” and “— As a result of our Revised Business Plans, our current strategy is to focus on the UK market only and to pursue improved unit economics. We may have difficulties implementing our strategy in the UK, which could have a material adverse effect on our business and results of operations.”

●	The New Notes Indenture contains significant limitations on our ability to incur additional indebtedness, whether secured or unsecured.

●	We expect to continue to be impacted by the challenging UK and global macroeconomic environment, which could adversely impact our ability to sustain revenue growth consistent with the past, or at all, over the next twelve months.

Due to the risks and uncertainties described above, we continue to carefully evaluate our liquidity position. In response to the risks and uncertainties described above, as well as additional risks that may materialize going forward, we expect to endeavor to raise additional outside capital during the course of 2024 or pursue a strategic transaction. While we have historically been successful in our ability to secure outside capital, we currently have no firm commitments from prospective sources of additional outside capital. We can provide no assurance that we will be able to secure outside capital in the future or that we will be able to do so on terms that are acceptable to us, or that market conditions will be favorable for capital raising transactions. If we cannot raise sufficient capital to fund our operations or achieve a strategic transaction, we may be required to sell assets, close certain operations, exit certain businesses or otherwise change how we operate our business.

In addition to the need to raise additional outside capital to fund our existing operations through 2024 and beyond, we will require additional capital in the medium- and long-term to pursue our business objectives and to capitalize on business opportunities. However, such outside capital may not be available when needed, on terms that are acceptable to us, or at all. The New Notes Indenture contains negative covenants that limit the Company’s operations and ability to incur indebtedness, including capital leases of our subsidiaries and secured or unsecured indebtedness, and includes a financial covenant requiring the Company to maintain a minimum amount of liquidity. Any amendment or waiver of these covenants will require the consent of the holders of more than 50% (in some cases, 90%) of the principal amount of the New Notes then outstanding.

Further, any debt financing that we secure in the future could contain additional restrictive covenants that may make it more difficult for us to obtain additional outside capital and to pursue business opportunities. Volatility in the credit markets as well as the inherent risks associated with our business model may also have an adverse effect on our ability to obtain debt or equity financing. If we raise additional funds through further issuances of equity or convertible debt securities, our shareholders could suffer further significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A ordinary shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us when required, our ability to continue as a going concern, to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and this could have a material adverse effect on our business, financial condition, results of operations and prospects.

Following the consummation of the Transactions, our board of directors consists of five members, four of whom have been chosen by two of our holders of New Notes and one of whom was chosen by the prior board. Those holders of New Notes also have certain board nomination rights that survive until their respective shareholding declines. The New Board may have interests that are different than yours and may take actions with which you may disagree

The holders of our New Notes designated four of the five directors who serve on the New Board. The New Board has the ability to control all major decisions to be made by the Company, including the appointment of the Company’s management, approval of any significant transaction and determination of most matters related to the Company’s management and business affairs. In addition, pursuant to the New Investor Rights Agreement, dated December 6, 2023, by and among the Company and the holders thereto, two of the holders of our New Notes, affiliates of Viking Global Investors LP (collectively, “Viking”) and affiliates of Farallon Capital Management, L.L.C. (collectively, “Farallon”) have certain board nomination rights. Viking has the right to nominate up to four directors on the New Board, with such right declining as Viking’s equity ownership decreases. As long as Viking has the right to board representation, Viking will be entitled to proportionate representation on each board committee, subject to a minimum of one member on each committee. Farallon has the right to nominate up to two directors on the New Board, with such right declining as Farallon’s equity ownership decreases. In the event of the resignation, death or removal of a director, the shareholders entitled to designate such director shall be entitled to nominate a new director to fill such vacancy.

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The New Board may take actions with which our non-noteholder shareholders disagree or which are in conflict with the interests of our non-noteholder shareholders. In particular, because four members of the New Board were selected by the holders of New Notes, they might take actions which favor the interests of the holders of the New Notes, who together own 92% of the Class A ordinary shares, rather than the interests of the non-noteholder shareholders, subject to the directors’ compliance with their fiduciary duties. For example, under the terms of the Transaction Support Agreement, we are only required to undertake commercially reasonable efforts to maintain the NYSE listing (or a listing on Nasdaq or other reputable international stock exchange) for our Class A ordinary shares through March 20, 2024, and under the New Registration Rights Agreement, dated December 6, 2023 by and among the Company and the holders thereto, we are only required to remain an SEC reporting company through March 14, 2024 (unless there is a mandatory delisting). After this period, the New Board will no longer need to consider these covenants when assessing whether to maintain the listing or registration and could seek to delist the Class A ordinary shares and deregister as an SEC reporting company. In addition, the New Board could, in its discretion, cause the business to liquidate completely, which might benefit the holders of New Notes who would be secured by a substantial portion of the Company’s assets.

Because the New Board consists of mostly different members than the prior Board, Cazoo’s business plan following the consummation of the Transactions may be different than its business plan prior to the Transactions, and the business could be changed significantly following the consummation of the Transactions. Any such changes to the business plan or the business may not be in the best interests of the non-noteholder shareholders who only own 8% of the Class A ordinary shares immediately following the Closing Date and might be in the interests of the holders of the New Notes who own 92% of the Class A ordinary shares.

The holders of our New Notes own 92%, in the aggregate, of the Company’s outstanding Class A ordinary shares and two of our holders have in the aggregate in excess of 58% of our Class A outstanding shares and thus will have significant influence over all shareholder votes, including votes with respect to the appointment of directors, mergers, liquidations or the sale of all of our assets, or any amendments to our Articles

The holders of our New Notes hold 92% of the Company’s outstanding Class A ordinary shares. As a result, they have the ability to significantly influence all matters submitted to the shareholders including the appointment of directors, mergers, liquidations or the sale of all of our assets, or any change to our Amended and Restated Articles of Association (the “Articles”). These shareholders may vote their shares in their own interests, without regard to the interests of other shareholders. This concentration of share ownership may also have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combinations, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders.

In addition, two of the holders of our New Notes own approximately 58% of our outstanding Class A ordinary shares. As a result, each of the two holders have significant influence over certain matters requiring shareholder approval, including the election of our directors and removing a director under our Articles. This concentration of share ownership may have the effect of delaying or preventing a change in control and may not be in the best interests of our other shareholders.

We and our shareholders may fail to realize the anticipated benefits of the Transactions

As a result of the consummation of the Transactions, we hope to benefit from, among other things, an improved capital structure, reduced but still significant refinancing risk, an increased ability to raise capital and engage in strategic transactions and grow our shareholder base, and a reduced delisting risk. However, if we are not able to successfully achieve these objectives, then the anticipated benefits of the Transactions may not be realized fully or at all or may take longer to realize than expected.

In particular, the Company has been evaluating potential strategies, synergies and strategic transactions and the New Board intends to continue to do so following the consummation of the Transactions. Such transactions could include mergers, acquisitions, joint ventures, partnerships and other equity and debt investments. However, there is no assurance that we will be able to consummate any such transactions on a timely basis or at all, and the failure to consummate one or more of such transactions could have a material adverse effect on our financial condition and business.

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If we are unable to realize the strategic and financial benefits currently anticipated from the Transactions, our shareholders will have experienced substantial dilution of their ownership interests in us without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent we are able to realize only part of the expected strategic and financial benefits currently anticipated from the Transactions.

Our limited operating history makes it difficult to evaluate our current business and future prospects

We first began operations in December 2019 and therefore do not have a long history as a commercial company. Our business has evolved rapidly as we have developed our product offering and brand and we have revised our strategy. Given our limited operating history, it is difficult to predict whether we will be able to maintain or grow our business. We also expect that our business will evolve in ways that may be difficult to predict. Following our launch in December 2019 we began expanding our storage and vehicle preparation centers, the products and services we provide and our digital platform and distribution infrastructure. On June 7, 2022, we announced our business realignment plan, which was designed to de-risk our path to profitability and to maximize our liquidity by right-sizing the business and conserving cash in the short-term, and by focusing on delivering improved and sustainable profit margins (the “Business Realignment Plan”).

On September 8, 2022, following the review of a range of strategic options, we concluded that we would focus exclusively on our core opportunity in the UK, and we completed the winddown of our operations in Europe in May of 2023. On January 18, 2023 we announced our Revised 2023 Plan, which is aimed at improving the unit economics of the business, reducing our fixed costs and further conserving cash, and has resulted in the closure of certain of our vehicle preparation centers, Customer Centers and offices and significant headcount reductions (the “Revised 2023 Plan” and, collectively with the “Business Realignment Plan” and the winddown of the Company’s operations in Europe, the “Revised Business Plans”).

As of December 6, 2023, we have a new board of directors (the “New Board”), four of whom were chosen by the holders of the New Notes and one of whom was chosen by the prior board, and the New Board has the authority to determine our business strategy and direction going forward, including the Company’s management, approval of any significant transaction and determination of most matters relating to the Company’s management and business affairs. The New Board may take actions with which our non-noteholder shareholders disagree or which are in conflict with the interests of our non-noteholder shareholders. See “— Following the consummation of the Transactions, our board of directors consists of five members, four of whom have been chosen by two of our holders of New Notes and one of whom was chosen by the prior board. Those holders of New Notes also have certain board nomination rights that survive until their respective shareholding declines. The New Board may have interests that are different than yours and may take actions with which you may disagree “

The rapid evolution of our business and strategy has exposed and continues to expose us to various costs and risks, including additional administration and operating expenses and risks, potential disruption of our internal operations, additional demands on management time, the introduction of errors or vulnerabilities and other risks and costs of delays. We may not succeed in successfully implementing our strategy or in appropriately mitigating all of these risks. As a result, our operating results are not predictable and we may never achieve profitability or cash-flow break-even.

As a result of our Revised Business Plans, our current strategy is to focus on the UK market only and to pursue improved unit economics. We may have difficulties implementing our strategy in the UK, which could have a material adverse effect on our business and results of operations

On June 7, 2022, we announced the Business Realignment Plan, which was designed to de-risk our path to profitability and to maximize our liquidity. On September 8, 2022, we announced the winddown of operations in mainland Europe and on January 18, 2023, we announced our Revised 2023 Plan which is intended to rapidly improve the unit economics of the business, reduce our fixed costs and further conserve cash. Accordingly, our ability to pursue our development objectives will depend on our successful execution of our strategy in the UK market.

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A number of factors may affect the achievement of our strategy, including, among others, the implementation of our Revised Business Plans, demand for our vehicles, our ability to locate suitable inventory, our ability to grow organically, our ability to keep fixed costs at an optimum level, our ability to obtain funding and macroeconomic trends. We may not be able to fulfill our strategy in the near term or at all. We will have to react and adapt to the changing business environment, including the emergence of competitors with digital platforms that are similar to our platform. We may be unable to achieve improved unit economics while maintaining the quality and efficiency of our customers’ car-buying and selling experience. See “— If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to improve our unit economics may suffer” below. In addition, the time required to implement the Revised Business Plans could divert management’s attention from other business concerns.

If we fail to realize our strategic objectives in full or in part and in a timely manner, or if the underlying assumptions on which such objectives are based prove to be incorrect, our ability to improve our unit economics as well as our ability to respond to competitive pressures could suffer, which could have a material adverse effect on our business, financial condition, results of operations and prospects. The Revised Business Plans focus on:

●	reducing our existing employee headcount and slowing the pace of new hiring;

●	lowering our marketing spend;

●	reducing our input costs through lower volumes, lower pricing and early contract exits;

●	rationalizing our vehicle preparation and customer support sites;

●	increasing our focus on driving retail gross profit per unit (“GPU”) growth through more efficient buying, reconditioning and improved vehicle mix;

●	modifying our consumer proposition to drive costs down and improve operating efficiencies; and

●	increasing procurement efficiencies across our entire supply chain to reduce overheads.

The Revised Business Plans, and the Revised 2023 Plan in particular, are based on our current estimates, assumptions and forecasts, which are subject to known and unknown risks and uncertainties, including assumptions regarding cost savings, cash burn rate, improvements in gross profit per unit, customer demand and a reduction in operating expenses. Accordingly, we may not be able to fully realize the benefit of the cost savings and other benefits anticipated from the Revised Business Plans. Additionally, implementation of the Revised Business Plans may be costly and disruptive to our business, the expected costs and charges may be greater than we anticipate, and the estimated cost savings may be lower than we have forecasted. In addition, our initiatives could result in personnel attrition beyond our planned reduction in headcount, which could in turn adversely impact productivity, including through a loss of continuity, loss of accumulated knowledge and/or inefficiency during transitional periods, or our ability to attract highly skilled employees. Unfavorable publicity about us or the Revised Business Plans could result in reputational harm and could diminish confidence in our brand and business model. The Revised Business Plans have required, and may continue to require, a significant amount of management’s and other employees’ time and focus, which may divert attention from effectively operating and growing our business.

We have a history of losses and we may not achieve or maintain profitability in the future

We have not been profitable since we began operations in December 2019 and had an accumulated loss of approximately £1,427 million as of June 30, 2023. Although we intend to reduce operating expenses and take other initiatives through implementation of our Revised Business Plans, we expect to continue to incur losses. These expense reductions, initiatives and further investments may not achieve the anticipated results and as such we cannot guarantee we will become cash-flow breakeven or achieve profit at all in the business generally.

We may continue to incur losses in the future for a number of reasons, some of which are outside of our control, including our inability to reduce costs and increase per unit profitability as contemplated under our Revised Business Plans, slower than anticipated adoption of online channels for car buying, slower than anticipated demand for car purchases and our related products and services, increased competition, weakness in the automotive retail industry generally, our ability to source or finance appropriate inventory, and a decline in global financial conditions that negatively impacts economic activity and employment. We may also encounter unforeseen expenses, difficulties, complications and delays in generating revenues or profitability. If our rate of generating revenues slows beyond what is expected in our business plan, we may not be able to reduce costs further in a timely manner. In addition, if we further reduce variable costs to respond to losses, this may limit our ability to improve unit economics.

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Accordingly, we may not achieve or maintain profitability and may continue to incur significant losses in the future, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Furthermore, we plan to continue to closely monitor our cash flows and, if necessary, we may implement certain incremental cost savings to preserve our liquidity beyond those being implemented through the Revised Business Plans. While we currently expect we will be able to generate sufficient liquidity to fund our operations for the twelve months following June 30, 2023, we can provide no assurance we will successfully generate such liquidity, or if necessary, secure additional outside capital or achieve incremental cost savings. See “— We will need to raise additional capital to satisfy our liquidity needs going forward, as well as to pursue our business objectives and to capitalize on business opportunities, and there is no assurance that we will be able to raise the necessary capital on terms acceptable to us or at all.”

As part of our Revised Business Plans, we have shifted our focus from maximizing growth to improving our unit economics. No assurance can be given that we will succeed in achieving sustainable improvement in our unit economics

Following our launch in December 2019, we began expanding and we focused on increasing revenue and market share. We are now focused on further improving our unit economics, reducing our fixed cost base and maximizing our cash runway. As a result, our revenues may continue to decline. Under our Revised 2023 Plan, we have reduced the rate of unit sales to focus on improving gross profit per unit and working capital, by among other things, reducing our inventory, lowering our operating expenses, rationalizing our footprint, reducing our headcount and implementing other initiatives. There can be no assurance that this strategy of reducing revenue growth to focus on profitability will be successful. We believe that our ability to improve unit economics will depend, among other factors, on our ability to:

●	improve our inventory sourcing pricing;

●	improve the quality of our vehicle offering, by focusing on a higher-margin mix;

●	acquire sufficient suitable inventory, and effectively and timely recondition suitable inventory at an attractive cost in order to maintain an attractive product mix;

●	improve the attachment rates and profitability of our complementary business lines;

●	improve the efficiency of our logistics network;

●	continue to attract customers to our website;

●	improve our processes and create efficiencies across the business; and

●	develop our offering cost effectively in line with customer demands.

We may not meet these objectives, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our condensed consolidated interim financial statements include a note regarding substantial doubt about our ability to continue as a going concern

As set forth in Note 2.1 of the condensed consolidated interim financial statements included in the Q2 Form 6-K, we have determined that, in a downside scenario, certain inherent uncertainties in forecasting operating performance, including gross profit margin, raise substantial doubt about our ability to continue as a going concern, due to the risk that we may not have had sufficient cash and liquid assets at June 30, 2023 to cover our operating and capital requirements for the period through to August 31, 2024; and if sufficient cash cannot be obtained, we would have to substantially alter, or possibly even discontinue, operations.

As of June 30, 2023 we had cash and cash equivalents of £194.6 million. We expect to have cash and cash equivalents in the range of £100 million to £115 million on December 31, 2023 with between £20 million and £30 million of self-financed inventory. We currently utilize between £30 million and £40 million of cash each quarter in the operations of our business, and from 2024 the cash utilization will reduce to £25 million to £30 million per quarter, without giving effect to costs incurred in connection with the Transactions and other costs related to restructuring or investigation of strategic opportunities. We believe that our cash on hand, and available borrowing capacity under stocking loans and borrowings, will be adequate to meet our liquidity requirements for at least the twelve months following June 30, 2023. However, we will need to raise additional outside capital in order to satisfy our liquidity needs after that date, and there is no guarantee that we will be able to raise the necessary capital on terms acceptable to us or at all.

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We adopted a five-year plan that extends the Revised 2023 Plan through to 2027 (the “Five-Year Plan”). We implemented the Revised 2023 Plan during the six months ended June 30, 2023, and during that time we closed certain of our vehicle preparation centers, Customer Centers and offices and made significant headcount reductions. In accordance with the Revised 2023 Plan, we focused on improving unit economics, reducing our fixed cost base and maximizing our cash runway. The Five-Year Plan includes actions to increase liquidity such as reducing our fixed costs, the sale and leaseback of owned property and a reduction in inventory.

Given the stage of evolution of our Company, there are certain inherent uncertainties in forecasting operating performance, including gross profit margin as well as cash flows. Our ability to satisfy our current liabilities and maintain daily liquidity is dependent on successful execution of our Five-Year Plan.

We cannot assure you that we will succeed in implementing the Five-Year Plan or that, if implemented, the Five-Year Plan will be successful in improving our unit economics and financial outlook. The identification of a substantial doubt about our ability to continue as a going concern could adversely affect our ability to obtain additional financing on favorable terms, if at all, and may cause investors to have reservations about our long-term prospects and may adversely affect our relationships with suppliers. If we cannot successfully continue as a going concern, our investors may lose a large proportion of or even their entire investment.

We rely, or may rely in the future, on various forms of debt financing to operate our business, including car financing facilities, mortgage debt, capital leases and syndicated loans, and there is no guarantee that such financing will be available in the future on acceptable terms, or at all. In addition, our leverage from any such facilities could adversely impact our business, financial condition and results of operations

As of September 30, 2023, we had approximately £130 million in committed car financing facilities to finance purchases of our inventory with a total of three lenders. We have been notified that due to a change in global strategy, Santander is ceasing to provide wholesale stocking loan facilities with effect from January 1, 2024, and, as of November 20, 2023, Santander has terminated our stocking loan facility, resulting in a reduction in our stocking loan facilities from £130 million to approximately £105 million. Our remaining two facilities have no fixed end date but are subject to periodic review. There are no financial covenants included in these facilities, but certain facilities have triggers to revise the loan-to-value terms if cash falls below a certain level. If availability under these facilities was reduced, we could choose to cash finance inventory in the short-term, or to reduce overall levels of inventory held.

We may in the future seek to extend the maturity of or refinance our existing debt, or incur new debt to, among other things, finance our continuing operations, including our inventory purchases. However, we may be unable to extend these agreements on terms that are acceptable to us, or at all. If the agreements we are currently party to are terminated or expire and are not renewed, or if we are unable to find satisfactory replacements, whether because of our financial and operating performance or for other reasons, our inventory supply may decline, resulting in fewer vehicles available for sale on our website. New funding arrangements may include higher interest rates or other less favorable terms. No assurance can be given that financing will be available in the future on terms acceptable to us, or at all. These financing risks, in addition to rising interest rates and changes in market conditions, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

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There is no assurance that we will be able to incur additional indebtedness or refinance or replace existing debt. If we increase our indebtedness, that will pose additional risks to our business. A high degree of leverage could have important consequences to us. For example, it could:

●	increase our vulnerability to adverse economic and industry conditions;

●	require us to dedicate a substantial portion of cash from operations to the payment of debt service, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

●	limit our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or acquisitions;

●	place us at a disadvantage compared to our competitors that are less leveraged;

●	limit our flexibility in planning for, or reacting to, changes in our business and in our industry; and

●	make us vulnerable to increases in interest rates.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could have a material adverse effect on our business and results of operations

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any such events or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, in March 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver, Signature Bank and Silvergate Capital Corp. were each swept into receivership and Credit Suisse and UBS entered into a merger agreement following the intervention of the Swiss Federal Department of Finance, the Swiss National Bank and the Swiss Financial Market Supervisory Authority. In addition, First Republic Bank was seized by the FDIC in April 2023 and sold to J.P. Morgan Chase on May 1, 2023. There can be no assurance that there will not be additional bank failures or issues in the broader financial system, which may have an impact on the broader capital markets and, in turn, our ability to access those markets. In addition, if any parties with whom we conduct business are unable to access funds pursuant to lending arrangements with a closed financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected.

We may be unable to generate sufficient cash to fulfill our obligations under our indebtedness, and we may be unable to incur additional indebtedness to fund future needs

As of June 30, 2023, on a pro forma basis after giving effect to the Transactions, we would have had total indebtedness of £175.5 million, which includes £82.4 million related to stocking loans, £0.8 million related to facilities for financing subscription vehicles, secured asset financing of £3.4 million, £18 million of New Warrants (as defined below) and £70.9 million of New Notes ($200 million face value). Our interest expense resulting from indebtedness would have been £8.5 million on a pro forma basis for the six months ended June 30, 2023. We intend to continue to evaluate entering into additional stocking facilities or other loans to finance our inventory.

Our ability to make payments on and refinance our current or future debt will depend on our ability to generate cash in the future from operations, financings or asset sales, and is subject to general economic, financial, competitive, legislative, regulatory and other factors that we cannot control. If our cash flows and capital resources are insufficient to fund our debt service obligations we may be forced to sell assets, seek additional capital or take other disadvantageous actions, including reducing financing in the future for working capital, capital expenditures and other general corporate purposes or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. The lenders or other investors who hold debt that we fail to service or on which we otherwise default could also accelerate amounts due, which could in such an instance potentially trigger a default or acceleration of other debt we may incur. Any refinancing or replacement of our existing debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the New Notes will, and future debt instruments may, restrict us from adopting some of these alternatives.

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Our ability to improve the profitability of our complementary service offerings may be limited, which could negatively impact our revenues and financial performance

We may be unable to improve the profitability of our complementary service offerings. We may not successfully demonstrate the value of such products and services to consumers, and our pricing and commission rates may not improve or may deteriorate. A failure to improve the profitability of these products and services over time would compromise our ability to achieve increasing profitability rates generally for the Company’s overall business. Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, the shift to electric vehicles, global supply chain challenges and other macroeconomic issues

Our business may be negatively affected by challenges to the larger automotive ecosystem, including urbanization, global supply chain challenges and other macroeconomic issues. The shift to electric vehicles as a result of government mandates and consumer preferences has been and may continue to be subject to unexpected changes as the market develops. For example, in the first half of 2023, an oversupply of electric vehicles in the market led to lower-than-expected prices for electric vehicles and increased rates of depreciation. New technologies such as autonomous driving software also have the potential to change the dynamics of car ownership in the future. The lingering impacts of COVID-19 continue to constrain the supply of new cars, and continued constraints on the volume of new cars would result in a decline in the supply of used cars over time and could impact pricing of used cars. Increases in gasoline prices may also change consumer behavior in ways that adversely impact us, including by decreasing demand for cars, which could affect our vehicle sales and valuations. In addition, manufacturer recalls are a common occurrence. Recalls and scrutiny surrounding the sale of used vehicles with open safety recalls could adversely affect used vehicle sales or valuations, could cause us to temporarily remove vehicles from inventory, sell affected vehicles at a loss, incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles. See “— Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls and potential financial issues” below.

Demand for vehicle purchases may be adversely impacted by international, national and local economic conditions and travel demand. When travel demand or economic conditions weaken, our financial condition and results of operations may be adversely impacted. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles may be affected by negative trends in the UK economy and other factors, including rising interest rates, rising vehicle prices, the cost of energy and gasoline, any significant increases in fuel prices, any protracted disruption in fuel supplies or rationing of fuel, the availability and cost of credit, reductions in business and consumer confidence, stock market volatility, increased regulation, increased unemployment and the impact of any recession. See “— Continued downturns in general economic and market conditions and reductions in spending may reduce demand for our products” below.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Continued downturns in general economic and market conditions and reductions in spending may reduce demand for our products

Our revenues, results of operations and cash flows depend on the overall demand for our cars, services and products. Negative conditions in the general economy, including conditions resulting from changes in gross domestic product growth, inflation, rising interest rates, financial and credit market fluctuations, construction slowdowns, energy costs, international trade relations and other geopolitical issues, including those caused or which may be caused by the Russia Ukraine conflict and war and instability in Israel, and the availability and cost of credit could cause a decrease in consumer discretionary spending and business investment and diminish growth expectations. Moreover, government consumption or socio-economic policies or objectives could potentially impact the demand for our goods and services.

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Global inflation continued to increase during 2023. The Russia Ukraine conflict and war and instability in Israel and other geopolitical conflicts, as well as the related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and global supply chain disruptions, which has resulted and may continue to result in shortages in materials and services. Such shortages have resulted and may continue to result in inflationary cost increases for labor, fuel, materials and services, and could continue to cause costs to increase as well as result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or other negative economic factors or associated increases in our operating costs and how any such trends may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit per unit could decrease, and our financial condition and results of operations could be adversely affected.

Economic slowdowns in the past have significantly affected the automotive and related markets. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles may be affected by negative trends in the UK economy. Periods of deteriorating general economic conditions may result in a significant reduction in car sales, which may negatively affect our profitability and put downward pressure on our product and service prices and volumes. Economic slowdowns may lead to reduced sales of new vehicles, which may in turn reduce the supply of suitable used vehicles.

Downturns in general economic conditions may also materially affect our third-party suppliers. Adverse economic conditions may cause suppliers to be unable to meet their commitments to us, which could limit our ability to purchase or recondition sufficient numbers of cars to meet demand, or our ability to purchase or recondition any cars at all. Our suppliers may also seek to reduce their costs in response to adverse economic conditions, which could reduce the quality of their products or services, which, in turn, could damage our reputation.

Any of these events or occurrences could cause consumer confidence and spending to decrease, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our geographic concentration in the UK creates an exposure to severe weather, the local economy, regional downturns, or catastrophic occurrences in the UK that may materially adversely affect our financial condition and results of operations

As a result of the UK focus of our business, we are subject to risks related to downturns in the economy as well as downturns in the market for our products and services in the UK. In addition, the geographic concentration of our business in the UK exposes us to risks related to regional specific legislation, taxes and disasters such as earthquakes or floods, which could disproportionately affect us and our financial performance. Furthermore, Brexit may continue to lead to uncertainty and potentially divergent national laws and regulations (including financial laws and regulations, tax and free trade agreements, immigration laws and employment laws). As such, the legal, political and economic relationship of the UK with the EU may continue to be a source of instability in international markets, create significant currency fluctuations or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) for the foreseeable future and could adversely affect economic or market conditions in the UK. Any such event or occurrence could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be unable to attract a sufficient audience to our website in a cost-effective manner

Our success will depend, in part, on our ability to continue to attract users to our website in a cost-effective manner. As part of the Revised 2023 Plan’s focus on maximizing our cash runway, we have lowered our brand marketing and performance marketing spend. As a result, we may not continue to make sufficient investments in our advertising and public relation campaigns to attract an adequate audience to our website. Factors important to attracting the audience to our website and maintaining such audience include our ability to:

●	maintain a convenient and reliable user experience as consumer preferences evolve;

●	develop and manage new and existing technologies and distribution channels, including smartphones and tablets; and

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●	maintain awareness of our brand and website through marketing and promotional activities.

In addition, our future success depends, in part, on our ability to provide adequate functionality for visitors who use mobile devices to search for and purchase cars and the number of transactions that are completed by those users. In the six months ended June 30, 2023, approximately 78% of the unique visitors to our website were attributable to mobile devices. This is consistent with prior years. The online market for purchasing vehicles is significantly less developed than the online market for other goods and services such as books, music, travel and other consumer products. If the market for online vehicle transactions does not gain more widespread acceptance, or if we are unable to adequately address our customers’ desire to utilize mobile device technology, our business may suffer. Furthermore, a failure or inability to carry out sustained advertising and promotional expenditures or offer more incentives than we currently anticipate could mean that we are unable to attract consumers to our digital platform or to convert them into purchasing customers. Specific factors that could prevent consumers from purchasing vehicles through our digital platform include a preference for the ability to physically test-drive and examine vehicles, the confidence that can be provided in meeting the person who is selling the car, our ability to provide the same level of website functionality to a mobile device that we provide on a desktop computer, the actual or perceived lack of security of information on a mobile device and possible disruptions of service or connectivity. In addition, we may not continue to innovate and introduce enhanced products that can be suitably conveyed on mobile platforms. Any failure to properly manage these factors could negatively affect our brands and reputation or our ability to attract and retain users.

Our business is dependent upon access to suitable vehicle inventory, including the appropriate inventory mix, for resale to customers. Obstacles to acquiring suitable inventory for resale to customers, whether because of supply, competition, or other factors, could have a material adverse effect on our business, financial condition, results of operations and prospects

We acquire cars for sale through numerous sources, including from used-car auctions, corporate suppliers including vehicle finance, leasing, rental companies and OEMs, as well as directly from consumers. The supply of suitable vehicles may not be sufficient to meet our needs and the vehicles may not be available at prices or on terms acceptable to us. For example, any reduction in the volume of new cars could negatively impact the supply of cars for our business. Although the new car production disruptions caused, among other things, by a global shortage of automobile microchips, have begun to ease, many large OEMs continue to have large order backlogs. This disruption resulted in and could in the future continue to result in a decline in the supply of new vehicles, which has in turn resulted in and could in the future result in a decline in the supply of used vehicles due to a lack of turnover in the automotive retail market. The decline in the supply of new vehicles resulted in used car pricing increasing significantly. In addition, suppliers may also choose to provide our competitors with certain vehicles or may prefer working with our competitors over us, limiting our ability to obtain inventory. Some of these factors could continue in the future. In the six months ended June 30, 2023, we continued to acquire a proportion of our vehicles from consumers through our direct car buying channel, which provides us access to suitable vehicle inventory at attractive commercial rates. However, this channel may not continue to be successful or commercially viable. A reduction in the availability of or access to sources of inventory, whether due to supply chain constraints, geopolitical events, or otherwise, could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the shift to electric vehicles may result in a dislocation in the supply of suitable vehicles in the medium term, as the market for used electric vehicles is more volatile and susceptible to factors not present in the traditional used car market, such as government mandates, electricity prices and the impact of entrants to the electric vehicle market as they attempt to gain market share. In addition, electric vehicles may not achieve wide consumer acceptance as a result of actual or perceived limitations on battery life or other concerns. New technologies, such as autonomous driving software, also have the potential to change the dynamics of car ownership in the future and could reduce the demand for both new and used cars. A decline in the volumes of new cars would result in a decline in the supply of used vehicles over time.

We evaluate thousands of potential cars to purchase daily using proprietary algorithms to determine appropriate appraisals based on a variety of factors including age, condition, consumer desirability and relative value as prospective inventory. Our failure to adjust appraisals to stay in line with broader market trends or failure to recognize those trends, could adversely affect our ability to acquire inventory. In addition, if our appraisals are too high, we may be unable to generate sufficient profit or any profit on the sale of our vehicles. Our ability to source vehicles could also be affected by competition, which may have the effect of increasing prices for and decreasing the availability of used vehicles.

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A reduction in the availability of suitable vehicle inventory for any of the above reasons, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent on the image and reputation of our brand

Our financial performance is influenced by the image, perception and recognition of the Cazoo brand. We need to maintain, protect, and enhance our brand in order to attract users to our website and increase their engagement with our website. This, in turn, depends on many factors such as the quality of the vehicles available for sale and the services provided, the level of customer service and advice, the efficiency of our delivery services and our communication activities including advertising, public relations, marketing and our general corporate and market profile. As part of the Revised Business Plans, we have reduced our brand marketing spend and we expect to further reduce our performance marketing spend, and this reduction could impede our ability to maintain user engagement or respond to threats to our reputation. If we fail to maintain the standards on which our reputation is built, or if an event occurs that damages this reputation, such as accidents in or malfunctions related to Cazoo vehicles or services, consumer demand could be adversely affected, which would have a material adverse effect on our business, sales and results of operations. Even the perception of a decrease in the quality of our vehicles, customer service or brand could impact results.

Complaints or negative publicity about our business practices, the quality of our vehicles or services, our marketing and advertising campaigns, compliance with applicable laws and regulations, the integrity of the vehicle data that we provide to users, data privacy, environmental and social aspects of our business, governance, health and safety, driver and vehicle standards, and security issues, and other aspects of our business, especially on blogs, social media websites and our Trustpilot rating, and irrespective of their validity, could diminish customer confidence in our platform and adversely affect the Cazoo brand. The growing use of social media increases the speed with which information and opinions can be shared and thus the speed with which reputation can be affected. While we may choose to engage in marketing campaigns to promote our brands, these efforts may not be successful. Our failure to correct or mitigate misinformation or negative information about us, the vehicles we sell or purchase, our customer experience, or any aspect of our brand, including information spread through social media or traditional media channels, could have a material adverse effect on our business, financial condition, results of operations and prospects.

The success of our business relies heavily on the effectiveness of our marketing and branding efforts, and these efforts may not be successful

We are a consumer brand; we rely heavily on effective marketing and advertising to sustain brand visibility with potential customers. We recorded marketing expenses of £18.8 million in the six months ended June 30, 2023. As part of our Revised Business Plans, we have reduced and intend to continue reducing certain types of brand marketing (such as TV and radio advertisements, and sponsorships) as well as performance marketing spend. This reduction may affect our ability to sustain brand visibility, which could have a negative effect on our business, financial condition, results of operations and prospects.

We are also heavily reliant on our website, which needs to evolve as our business matures. In the future, we may not be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our website in a timely manner or at all. If we are unable to recover marketing costs through increases in customer traffic and in the number of transactions by users of our platform, or if our broad marketing campaigns are not successful or are terminated, it could have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely on search engines and vehicle listings sites to help drive traffic to our website, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our audience may decline and our business would be adversely affected

We depend in part on search engines and vehicle listings sites to drive traffic to our website. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. A significant number of users access our website via links contained in search engines’ “natural” listings (i.e., listings not dependent on advertising or other payments). Search engines typically do not accept payments to rank websites in their natural listings and instead rely on algorithms to determine which websites are included and in what priority to order in the results of a search query. We endeavor to enhance the relevance of our website to common user search queries and thereby improve the rankings of our website in natural listings (a process known as “search engine optimization” or “SEO”). Search engines frequently modify their algorithms and ranking criteria to prevent their natural listings from being manipulated, which could impair our search engine optimization activities, in turn reducing new client acquisition and adversely affecting our operating results.

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These algorithms and ranking criteria may be confidential or proprietary information, and we may not have complete information on the methods used to rank our website. If we are unable to quickly recognize and adapt our techniques to such modifications in search engine algorithms or if the effectiveness of our SEO activities is affected for any other reason, we could suffer a significant decrease in traffic to our website. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future.

Our competitors may increase their search engine optimization efforts and outbid us for placement on various vehicle listings sites or search terms on various search engines, resulting in their websites receiving a higher search result page ranking than Cazoo. Search engine providers could also provide automotive dealer and pricing information directly in search results and search engine providers or vehicle listings sites could align with our competitors or choose to develop competing services.

Further, a violation of a search engine’s terms of service may result in a website’s exclusion from that search engine’s natural listings. If a search engine were to modify our terms of service or interpret existing or modified terms of service in a manner such that our SEO practices were deemed to violate such terms, our website could be excluded from the search engine’s natural listings. Such exclusion could significantly affect our ability to direct traffic to our website.

Vehicle listings sites, such as Autotrader.co.uk, also direct users to our website via links from vehicles advertised on their sites. Should a vehicle listing site such as Autotrader cease to promote our vehicles for any reason, it could reduce new client acquisition and adversely affect our operating results.

If search engines modify their algorithms in ways that are detrimental to us, if vehicle listings sites are unwilling to display any or all of our inventory or if they significantly increase the cost of doing so, or if our competitors’ efforts are more successful than us, overall growth in our audience could slow or our customer base could decline.

Further, mobile operating system and web browser providers, such as Google, have announced product changes to limit the ability of advertisers to collect and use data to target and measure advertising. Google intends to further restrict the use of third-party cookies in its Chrome browser in 2024, consistent with similar actions taken by the owners of other browsers, such as Apple in its Safari browser, and Mozilla in its Firefox browser. These changes may reduce our ability to efficiently target and measure advertising, in particular through online social networks, making our advertising less cost effective and successful. Any reduction in the number of users directed to our website through search engines or vehicle listings sites could have an adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent upon our ability to recondition and sell inventory expeditiously and efficiently

Our purchases of vehicles are based in large part on projected consumer demand. If actual sales are materially less than we forecast, we would experience an over-supply of vehicle inventory. An over-supply of vehicle inventory will generally cause downward pressure on product sales prices and margins and increase our average days to sale. Vehicle inventory represents a significant portion of our total assets, accounting for £130.1 million, or approximately 25% of our total assets, as of June 30, 2023. Having such a large portion of total assets in the form of inventory for an extended period subjects us to depreciation, inflation and other risks that affect our results of operations. Vehicles can depreciate rapidly and therefore a failure to sell our inventory expeditiously or to recondition and deliver vehicles efficiently to customers could adversely impact our gross profit per unit. If we have excess inventory or our average days to sale increases, we may be unable to liquidate such inventory at prices that allow us to meet margin targets or to recover our costs, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Conversely if our customer demand exceeds our capacity to purchase and recondition our used vehicle inventory this could result in lower inventory levels, leading to lower conversion rates. Following the announcement of our Revised 2023 Plan, we have rationalized our footprint, including through reducing the number of vehicle preparation centers we operate. As a result of this reduction, our reconditioning capacity has declined and our operations may experience periods of inefficiency, which could have a negative impact on our gross profit per unit.

Any disruption of our ability to recondition our vehicles in an expeditious and efficient manner could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Vehicle retail sales depend heavily on affordable interest rates and availability of credit for vehicle financing and a substantial increase in interest rates could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows

If interest rates continue to rise, market rates for vehicle financing will generally be expected to rise as well, which may make our vehicles less affordable to customers or steer customers to less expensive vehicles that would be less profitable for us, adversely affecting our financial condition and results of operations. Additionally, if consumer interest rates increase substantially or if financial service providers tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase our vehicles. As a result, a substantial increase in customer interest rates or tightening of lending standards could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our business is sensitive to changes in the prices of new and used vehicles

Any significant changes in retail prices for new or used vehicles could have a material adverse effect on our revenues and results of operations. For example, an overall increase in prices for used vehicles may make it difficult for certain customers to afford to purchase a vehicle. Similarly, if retail prices for used vehicles rise relative to retail prices for new vehicles, it could make buying new vehicles more attractive to our customers than buying used vehicles, which could result in reduced used-car sales and lower revenues. Manufacturer incentives could contribute to narrowing the price gap between new and used vehicles. In addition, supply chain issues impacted new vehicle production throughout 2022 and 2023 and may continue in the future. See “— Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, the shift to electric vehicles, global supply chain challenges and other macroeconomic issues.” As a result of these factors, automotive vehicle pricing and demand continues to be difficult to predict, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Used vehicle prices may also decline for a variety of reasons including an increase in supply due to an increased number of new vehicle lease returns over the next several years. While lower used vehicle prices reduce the cost of acquiring new inventory, lower prices could also lead to reductions in the value of inventory we currently hold, which could result in impairments to our assets and have a negative impact on gross profit. Furthermore, any significant changes in wholesale prices for used vehicles could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to improve our unit economics may suffer

The success of our business depends in part on effectively managing and maintaining sales of our vehicle inventory and related products and services, and providing customers with a car buying experience that meets or exceeds their expectations. If for any reason we are unable to do so in a timely and cost-effective manner, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

If our products and services do not meet expected performance or quality standards, including with respect to customer safety and satisfaction, this could adversely affect consumer demand. In addition, the volume of customer service requests before and after delivery limits our service capacity and may prevent us from retailing service plans to customers effectively. The changes to our footprint and headcount undertaken as part of the Revised 2023 Plan may negatively impact our ability to serve customers while maintaining the quality and efficiency of our customers’ car-buying experience. If the demand for our used cars exceeds our ability to recondition cars, we may be unable to meet customer demand and may have to decrease our range of brands and models for sale. This could adversely impact our reputation, customer demand for our vehicles and our competitive position.

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If we cannot maintain the quality and efficiency of our customers’ car-buying experience or the quality of the vehicles we sell, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

The disposals resulting from the winddown in Europe and other strategic decisions that we may take could have a negative effect on our results of operations

We may divest assets or otherwise discontinue businesses that are no longer a part of our strategy. For example, we completed the winddown of our operations in Europe in May 2023. Divestitures or other similar strategic endeavors require a significant investment of time and resources, may disrupt our business and distract management from other responsibilities and may result in losses on the disposition or continued financial involvement in the divested business, including through indemnification or other financial arrangements, for a period following the transaction, which could adversely affect our business, results of operations or financial condition.

An impairment of our goodwill and other indefinite-lived intangible assets could have a material impact on our results of operations

On an annual basis as of December 31, and at interim periods when circumstances require as a result of a triggering event, we test the recoverability of our goodwill and indefinite-lived intangible assets by performing an impairment analysis. The value in use calculation involves judgment and estimates, including projected revenues, projected cash flows, long-term growth rates, and discount rates. A significant decline in any of the items used to determine the recoverable amount, as well as other triggering events, could result in a material impairment charge. For details of our annual impairment testing, see Note 16 of the audited consolidated financial statements included in our Annual Report.

We operate in a competitive industry. Increased competition in online car sales could increase our marketing costs and affect our business, results of operations and prospects

The car retail market is highly competitive with respect to price, quality, service, location and vehicle offering. Our current and future competitors may include:

●	online retailers, car supermarkets, and traditional dealers who could increase their investment in technology and infrastructure to compete directly with our online retail model;

●	search engines and vehicle listings sites and new entrants that could change their models to directly compete with us, such as Google, Amazon and AutoTrader.co.uk and Motors.co.uk; and

●	OEMs that could change their sales models through technology and infrastructure investments and enter into the online retail sales market themselves.

We also expect that new competitors will continue to enter the online and traditional automotive retail industry with competing brands, business models, products, and services, which could have an adverse effect on our business, financial condition, results of operations and prospects. Our competitors may also develop and market new technologies that render our existing or future business model, products and services less competitive, undesirable or obsolete. In addition, if our competitors develop business models, products or services with similar or superior functionality to our solutions or broader in range than those we provide customers with or with more competitive pricing, this may adversely impact our business and prospects.

Our current and potential competitors may have significantly greater financial, technical, marketing, infrastructure and other resources than we have, and an ability to devote greater resources to the development, promotion and support of their products and services. Additionally, they may have more extensive automotive industry relationships, longer operating histories and greater name recognition than us. As a result, these competitors may be able to adapt more quickly, develop new technologies faster and undertake more extensive marketing or promotional campaigns. Furthermore, the closures of a number of our vehicle preparation centers and Customer Centers following the announcement of our Revised 2023 Plan could limit our access to certain markets and impair our ability to compete effectively. In addition, if one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. If we are unable to compete with these competitors, the demand for our cars, products and services could substantially decline.

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We may not be able to compete successfully against current or future competitors, and competitive pressures could have a material adverse effect on our business, financial condition, results of operations and prospects.

Loss of, or disruption to, our Customer Centers or vehicle preparation centers could have a material adverse effect on our business, financial condition, results of operations and prospects

Following the announcement of the Revised 2023 Plan, we have rationalized our footprint and operate seven Customer Centers and four vehicle preparation centers, one of which handles vehicles for our Wholesale channel, in the UK as of June 30, 2023. We store our sale-ready inventory at and deliver vehicles from these locations. Our ability to deliver vehicles to customers is dependent on our operational infrastructure, particularly the efficient functioning of our Customer Centers and vehicle preparation centers as well as the services of third-party providers of vehicle reconditioning. Customer and vehicle preparation centers rely on inventory management and logistics technology. If this technology fails to operate correctly it could result in an interruption to or a significant diminishment in our ability to function until the technology is restored to working order, which could result in delays in deliveries to our customers, damage to our reputation and potentially a loss of customers or sales.

Our Customer Centers also provide support in organizing deliveries, managing servicing, MOTs and repairs, dealing with insurance and warranty claims and answering general queries, and vehicle preparation centers are used to recondition used cars prior to sale. If one or more of these Customer Centers or vehicle preparation centers were to suffer an interruption to their operations, we may have difficulty in replicating their services at one of our other centers. Such an interruption could have a substantial impact on our ability to recondition vehicles to our quality standards, fulfill customer orders or address our customers’ needs, which could result in damage to our reputation and potentially a loss of customers or sales.

Although we have established business continuity procedures designed to minimize the impact of any such disruption, including work from home procedures where necessary, those procedures may not be adequate or effective. We maintain insurance to cover material exposures and business interruption; however, the insurance coverage may not be sufficient and insurance proceeds may not be paid on a timely basis to us if any of our Customer Centers or vehicle preparation centers are unavailable for any extended period of time. As a result, any loss of or disruption to any of our Customer Centers or vehicle preparation centers may have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely on key third-party suppliers for outsourced services to us as well as for value-added products to our customers, and we cannot control the quality or fulfilment of these products

Our operations are subject to a number of risks related to our reliance on key third-party suppliers, some of which are outside of our control, including: failure of a supplier to provide the required level of service or to comply with the terms of an agreement with us; interruption of operations or increased costs in the event that a supplier ceases its business due to insolvency or other unforeseen circumstances; failure of a supplier to comply with applicable legal and regulatory requirements or our policies; loss of confidence by suppliers in us as a result of the recent changes to our business; and difficulty in managing the workforce, labor unrest or other employment issues. This in turn, may affect our relationships with our customers and damage our reputation. In addition, we may incur liability to third parties as a result of the actions of our suppliers.

Outsourced services may cease to be provided, for example due to a contract period expiring or a contract being terminated, and there can be no guarantee that the chosen suppliers will be able to provide the functions for which they have been contracted. Although we may replace suppliers or decide to perform functions ourselves, we cannot ensure that such substitution can be accomplished in a timely fashion or without significant costs or disruption to our operations. Any failure of third-party suppliers to deliver the contracted services could have a material adverse effect on our business, financial condition, results of operations and prospects, particularly if a disruption occurs during peak trading periods.

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We also offer value-added products to our customers through third-party service providers. As we utilize third-party service providers, we cannot control all of the factors that might affect the quality and fulfilment of these services and products, including (i) lack of day-to-day control over the activities of third-party service providers, (ii) that such service providers may not fulfil their obligations to us or our customers or may otherwise fail to meet expectations and (iii) that such service providers may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us or our customers for reasons outside of our control. Such providers also are subject to local and national regulations and any failure by such third-party service providers to comply with applicable legal requirements could cause us financial or reputational harm.

In addition, we rely on third-party lenders to finance our customers’ vehicle purchases. To the extent that our finance customers have a higher-than-expected default rate, this may affect our ability to agree on customer financing with third-party lenders on acceptable terms or at all. Moreover, we receive commissions and fees from these third-party service providers in connection with finance, service and insurance products purchased by our customers. A portion of the commissions and fees we receive on such products is subject to chargebacks in the event of early termination, default or prepayment of the contracts by end-customers, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Our revenues and results of operations are partially dependent on the actions of these third parties. If one or more of these third-party service providers cease to provide these services or products to our customers, tighten their credit standards or otherwise provide services to fewer customers or are no longer able to provide them on competitive terms, any of these could have a material adverse effect on our business, revenues and results of operations. If we are unable to replace the current third-party providers upon the occurrence of one or more of the foregoing events, it could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, disagreements with such third-party service providers could require or result in costly and time-consuming litigation or arbitration.

We rely on our own logistics to transport our vehicle inventory. Thus, we are subject to business risks and costs associated with the transportation industry

We rely on our own logistics to transport vehicles from the site of purchase to vehicle preparation centers, then to our Customer Centers and/or then directly to our customers. As a result, we are exposed to risks associated with transportation, such as weather, traffic patterns, gasoline prices, cost inflation, supply chain delays, labor shortages at transportation providers and warehouses, recalls affecting our vehicle fleet, local and national regulations, insufficient internal capacity, rising prices of external transportation vendors, taxes, license and registration fees, insurance premiums, difficulty in recruiting and retaining qualified drivers, disruption of our technology systems and increasing equipment and operational costs. In addition, events related to political instability, or threatened or actual acts of terrorism and security concerns, may pose challenges to our logistics and fulfilment processes.

Our transportation costs may increase as carriers have increased prices. We are also exposed to the risks of vehicular crashes, which may result in serious injury to or loss of life of an employee or third party. Our failure to successfully manage our logistics and fulfilment process could cause a disruption in our inventory supply chain and distribution, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

As part of our Revised 2023 Plan, we announced the intention to make our logistics networks more efficient through the closure of certain of our vehicle preparation and Customer Centers and further headcount reductions. As part of this we have reduced the number of vehicle preparation centers we operate to four and the number of Customer Centers we operate to seven. There can be no guarantee that these closures, reduced headcount and transport divestitures will lead to the desired efficiencies or reduced operating costs.

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Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls and potential financial issues

Adverse conditions affecting one or more automotive manufacturers, including financial issues, could have a material adverse effect on our business, financial condition, results of operations and prospects and could impact the supply of vehicles. Manufacturer recalls are a common occurrence that have accelerated in frequency and scope in recent years. Recalls and the increased regulatory scrutiny surrounding selling used vehicles with open safety recalls could adversely affect used vehicle sales or valuations, could cause us to temporarily remove vehicles from inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Vehicles in our inventory may be stolen, damaged or destroyed before they can be sold

Vehicles in our inventory comprise a large share of our total assets. As of June 30, 2023, the value of our overall inventory amounted to £130.1 million. Given the size of this inventory, we require significant space to store our cars. To this end, we have in the past, and may in the future, enter into short-term agreements with third-party logistics partners to handle the storage of some of our cars. We have limited control over the third-party partners and cannot guarantee that cars in our inventory will be properly protected (e.g., against theft or vandalism).

In addition, given that our cars are typically stored in unroofed parking lots, force majeure events such as flooding, fires or hail may affect a large number of our cars. This type of parking lot also has an increased risk of theft or vandalism. Furthermore, electric vehicles in our inventory have in the past and could in the future catch fire and cause damage to surrounding inventory. While we take measures to minimize these risks, such events may cause us to incur large, uninsured damages, deprive us of a significant portion of our inventory and reduce customer satisfaction if we cannot deliver sold cars. While we carry insurance for our vehicles, the insurance coverage may not be sufficient.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Fraudulent behavior of sellers or purchasers of our cars or an inability to correctly assess their creditworthiness may adversely affect our business

We source a large number of used cars. While we run provenance checks on the vehicles we purchase, we have in the past, and may in the future, purchase cars that have been stolen, altered, sourced from salvage or sold with outstanding finance attached. Criminals attempting fraudulent sales tend to be sophisticated, presenting us with fake identities, forged car documentation (e.g., a fake registration document and vehicle registration, or obtaining such documentation by submitting false information to the relevant governmental agencies) or altered vehicles (e.g. by changing the odometer reading). Buying stolen or altered cars or cars with outstanding finance may result in writing down the vehicle and selling it at a loss, increased legal fees and expenses, fines and increased insurance costs. Any of the foregoing could have an adverse effect on our brand, reputation and ability to attract customers.

When deciding whether to provide financing services to consumers, we assess their creditworthiness by relying, among other things, on the assessments of third-party credit agencies. There is, however, no guarantee that the systems of these agencies will function properly or that there are no gaps or errors in their assessment. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may experience significant returns of cars sold

Our terms and conditions give consumers who purchase cars the right to return such cars within a period of seven days from delivery and to receive full refunds, assuming they have driven no more than a stated maximum amount of miles and provided the car is undamaged. Furthermore, as an online seller we are required to offer returns in the first 14 days from delivery. In the six months ended June 30, 2023, the return rate for cars sold amounted to 8.1%. Returning cars is more cost-intensive than returns for other goods sold online due to the size and weight of vehicles. If we face high levels of returns (e.g., due to customers being dissatisfied with their car or customer service) we may incur significant costs, including costs in relation to handling such returns, as well as further complications to our operations.

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In addition, we typically purchase cars ‘as is’ based on the details provided and we assume responsibility for any defects these cars may have, assuming they were not previously disclosed by the seller. Defects in purchased vehicles can lead to increased reconditioning costs and reduced flow through our vehicle preparation centers, which can impact the number of cars available for sale. We also sell cars through our wholesale channel and, in the case where these cars have defects that have not been disclosed, we may be required to compensate the purchaser or take back the deficient vehicle, which may result in significant transport costs, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may experience seasonal and other fluctuations in our operating results, which may not fully reflect the underlying performance of our business

We expect our results of operations, including revenues and profitability, if any, and cash flow to vary in the future based in part on, among other things, consumers’ car-buying patterns. Industry vehicle sales exhibit seasonality with sales peaking late in the first calendar quarter and diminishing through the rest of the year, with the lowest relative level of industry vehicle sales expected to occur in the fourth calendar quarter. Due to the rapid changes we have undergone during our limited operating history, our sales patterns to date have not reflected the general seasonality of the automotive industry, but we expect this to change once our business and markets mature. Used vehicle prices also exhibit seasonality, with used vehicles depreciating at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year. In the future, this may result in a gross profit per unit higher on average in the first half of the year than in the second half of the year.

In addition, a significant portion of our expenses are fixed and do not vary proportionately with fluctuations in revenues. If sales during peak seasons are significantly lower than expected for any reason, we may be unable to adjust our expenses in a timely manner and may be left with a substantial amount of unsold inventory which may be difficult to liquidate and the value of which may depreciate. At the same time, if we fail to obtain sufficient inventory of appropriate vehicles, we may not have an adequate supply of products to meet consumer demand. We may also experience fluctuations in our operating results due to the implementation of our Revised Business Plans.

We are highly dependent on our senior management team and other highly skilled personnel. Changes in our management team following the consummation of the Transactions, and difficulties in attracting or retaining highly qualified personnel, may adversely and materially affect our ability to successfully implement our business strategy

Our performance depends significantly on the efforts and abilities of our key senior management. Our senior management have substantial experience and expertise and have made significant contributions to our continuing growth and success. For the period following the consummation of the Transactions, we expect that there will be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. The loss of any members of our senior management or other key employees without the prompt addition of appropriate replacements within the Company or otherwise, could have a material adverse effect on our business, financial condition, results of operations and prospects. We may be unable to find appropriate replacements in a timely manner or the replacements, once appointed, may not perform as effectively as expected.

In addition, our results of operations and success depend on our ability to attract and retain effective personnel throughout our organization. We may not continue to be able to retain or attract a sufficient number of skilled personnel, including within the commercial, car reconditioning, sales and marketing, software engineering, data and IT teams, on attractive terms or at all. In light of the Transactions, our reductions in headcount as part of the Revised 2023 Plan and other cost-saving initiatives, we may find it difficult to prevent attrition beyond our planned reduction in headcount, and to attract personnel in the future. In addition, volatility or lack of performance in the market price of our Class A ordinary shares may affect our ability to attract and retain replacements should key personnel depart. Any inability to recruit, train or retain such personnel could hinder our ability to successfully operate our business and to meet business objectives and timelines, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

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A significant element of our business strategy is controlling expenses and efficiently managing our operations. We may experience difficulties in achieving these goals as a result of, among other things, difficulties in hiring or retaining qualified employees, significant turnover in senior management, labor shortages, or increased labor costs.

We are exposed to risks in connection with product-related warranties as well as the provision of services, which may be costly

We provide a free 90-day warranty and offer extended warranty, insurance and service plans to our customers. There is a risk that, relative to the warranties and insurance and service plans provided, the calculated product prices and the provisions for our warranty and insurance and service risks have been set, or will in the future be set, too low. There is also a risk that we may be required to extend the applicable warranty period originally granted or to provide services as a courtesy or for reasons of reputation where we are not legally obliged to do so, and for which we will generally not be able to assert claims in recourse against suppliers or insurers. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We will need to continue to improve the capacity, speed, integration and automation of our reporting systems and operational processes as we rationalize our operations

The rapid development of our business has placed, and may continue to place, significant demands on our management and operational infrastructure. As a part of our ongoing obligations as a public company, we will need to continue to improve the capacity, speed, integration and automation of our reporting systems and operational processes. See “— Because we have historically operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations is expensive and time consuming and may divert management’s attention from the day-to-day operation of our business” below.

Our future development could also strain our ability to maintain reliable service levels for our users and inhibit our ability to develop and improve our operational, financial, and management controls, enhance our reporting systems and procedures, and recruit, train and retain highly skilled personnel.

If we fail to achieve the necessary level of efficiency in our organization, or to improve the capacity, speed, integration and automation of our reporting systems, our business, financial condition, results of operations or prospects could be materially adversely affected.

Cyber breaches caused by malicious hacking could jeopardize the integrity of our IT systems and the security of our data

The rise in cyber- and data-related crime presents a significant challenge in terms of securing data and systems against attack. The growth in online access throughout the retail landscape increases our exposure to potential cyber threats. Our systems, website, mobile applications, data (wherever stored), software or networks, and those of third parties, may be vulnerable to security breaches, including unauthorized access (from within our organization or by third parties), computer viruses or other malicious code and other cyber threats that could have a security impact. We and third parties may not be able to anticipate evolving techniques used to effect security breaches (which change frequently and may not be known until launched), or prevent attacks by hackers, including phishing, ransomware attacks or other cyber-attacks, or prevent breaches due to employee error or malfeasance, in a timely manner, or at all. Cyber-attacks have become far more prevalent in recent years, leading potentially to unauthorized access to, misuse or disclosure of, unavailability of, or the theft or manipulation of confidential and proprietary information or loss of access to, or destruction of, data on our or third-party systems, as well as interruptions or malfunctions in our or third-parties’ operations. See “— Failure to safeguard our customer and other personal data may result in reputational damage, financial penalties, claims from individuals and litigation, and decrease in revenues” below.

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Attacks on our information technology networks may increase in the future. We and our suppliers are at a risk of suffering materially from such attacks and breaches, which could adversely affect our ability to process customer and consumer transactions and manage inventories, result in us incurring significant additional costs to modify our protective measures or to investigate and remediate vulnerabilities, and result in significant losses, reputational harm, competitive disadvantage and sometimes physical damage. We may also be subject to related litigation and financial losses that are either not insured against or not fully covered through our insurance policies, as well as being obliged to incur costs through a need to engage third-party experts, advisers and consultants. We may also be subject to regulatory intervention, significant regulatory fines and sanctions, particularly as a result of the increasing regulatory focus on promoting the protection of customer information and the integrity of information technology systems.

We have security measures in place to safeguard customer information and have invested in cyber security and added additional controls but still may suffer a major loss or unavailability of customer, employee or other personal data, or other business sensitive data, due to inadequate or failed processes or systems, human error, employee misconduct, catastrophic events, external or internal security breaches, acts of vandalism, computer viruses, malware, ransomware, misplaced or lost data, or other events that could disrupt our normal operating procedures and have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, with the rise in remote working as a response to and following the COVID-19 pandemic, the risk of one of our employees intentionally or inadvertently compromising our systems or misusing data or confidential information has grown.

A significant disruption in service of our website and information technology systems could result in a disruption in our business and could have a material adverse effect on our results of operations

Our brand, reputation and ability to attract customers and generate revenues depend on the reliable performance of our website and supporting systems, technology and infrastructure. Our services are accessed by a large number of users, often at the same time, and as user traffic increases, we may not be able to scale our technology to accommodate increased capacity requirements, which may result in interruptions or delays in service. We have experienced minor interruptions in our systems in the past, including server failures, that temporarily slowed the performance of our website and we may experience interruptions in the future. Notwithstanding efforts to prevent website or IT failure or disruption, including established disaster recovery plans, interruptions in these systems, whether due to system failures, programming or configuration errors, computer viruses, malware, cyber-attacks, power outages, physical or electronic break-ins, fire, telecommunications failures, floods or other malfunctions and disruptions, could affect the availability of inventory on our website and prevent or inhibit the ability of customers to access our website. Problems with the reliability or security of our systems could harm our reputation, prevent us from making sales, result in a loss of customers as well as result in additional costs.

In addition, problems faced by our third-party web-hosting providers, including Amazon Web Services, could adversely affect the experience of our customers. For example, our third-party web-hosting providers could close their facilities without adequate notice or suffer interruptions in service caused by cyber-attacks, natural disasters or other phenomena. Any financial difficulties, up to and including bankruptcy, faced by our third-party web-hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. We may not be able to find a replacement provider within a timely manner or on commercially favorable terms, which may result in reduced revenues and profitability, deteriorating cash flow and reduced market share. In addition, if our third-party web-hosting providers are unable to keep up with our growing capacity needs, our business could be harmed.

In the future, we may not be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our IT infrastructure. Any failure to effectively maintain, improve or upgrade our IT infrastructure and management information systems in a timely manner or at all could have a material adverse effect on our business, financial condition, results of operations or prospects.

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Our business relies on e-mail and other messaging services, and any restrictions on the sending of e-mails or messages or an inability to timely deliver such communications could materially and adversely affect our business, financial condition and results of operations

We use e-mail and other messaging services both for internal employee communication purposes and as a free marketing tool to promote our services and website to customers. Promotions offered through e-mail and other messages we send are an important part of our marketing strategy. We provide e-mails to customers and other visitors informing them of the convenience and value of using our platform, as well as updates on orders placed, new inventory and price updates on listed inventory, and we believe these e-mails, coupled with our general marketing efforts, are an important part of the customer experience and help generate revenues. If we are unable to successfully deliver e-mails or other messages to our employees and customers, or if customers decline to consent or to open our e-mails or other messages, our revenues could be materially and adversely affected. In addition, our e-mails may be shown as “spam” or given a lower priority, which could reduce the likelihood of customers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of, e-mails and other messages, as well as legal or regulatory changes limiting our right to send such messages or imposing additional requirements, could impair our ability to communicate with customers.

We also rely on social networking messaging services to send communications and to encourage customers to send communications. Social networks are important as a source of new clients and as a means by which to connect with current clients, and their importance may be increasing. We may be unable to effectively maintain a presence within these networks, which could lead to lower than anticipated brand affinity and awareness, and in turn could adversely affect our operating results. Additionally, changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or customers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by customers and potential customers could materially and adversely affect our business, financial condition, results of operations or prospects. If we are not able to use unpaid marketing tools in the form of e-mails or other messages efficiently, this could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels.

Furthermore, malfunctions of our e-mail and messaging services could result in erroneous messages being sent and customers no longer wanting to receive any messages from us. In addition, our process to obtain consent from visitors to our website and mobile application to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, which could result in regulatory investigations and/or claims.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to risks related to online payment methods

We accept payments for our vehicles through a variety of methods, including credit card, debit card and bank transfers. As we offer new payment options to customers, we may be subject to additional regulations, compliance requirements, fraudulent activity and financial crime. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes and we enter new markets, we also may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. Consumer practices, preferences and norms for payment mechanisms may also vary to a significant degree across different markets, thereby limiting the range of online payment options we are able to offer or deploy. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or facilitate other types of online payments. If any of these events were to occur, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

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We occasionally receive orders placed with fraudulent credit card data, including stolen credit card numbers, or from clients who have closed bank accounts or who have insufficient funds in open bank accounts to satisfy payment obligations. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card or other fraud, our liability for these transactions could be substantial.

Further, we may become subject to changing payment regulations and requirements that could potentially affect the compliance of our current payment processes and increase the operational costs we incur to support payments. Any noncompliance by us in relation to global laws and regulations that govern payment methods, or any alleged noncompliance, could result in reputational damage, litigation, increased costs or liabilities, or require us to stop offering payment services in certain markets.

Failure to safeguard our customer and other personal data may result in reputational damage, financial penalties, claims from individuals and litigation, and decrease in revenues

We collect, store and use data in our operations that may be protected by data protection and privacy laws. We have taken steps to comply with the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) and the GDPR as it forms part of the law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 and relevant statutory instruments (the “UK GDPR”). Such laws govern our ability to collect, use and transfer personal data, including relating to our customers and business partners, as well as any such data relating to our employees and others. We routinely transmit and receive personal, proprietary and confidential information (including debit and/or credit card details of our customers) by electronic means and therefore rely on the secure processing, storage and transmission of such information in line with regulatory requirements (including Payment Card Industry — Data Security Standards). Therefore, we are exposed to the risk that such data could be wrongfully appropriated, lost or disclosed, damaged or processed in breach of privacy or data protection laws. Failure to comply with the UK GDPR and other applicable data protection laws may result in reputational damage, financial penalties and fines, claims from individuals and litigation, and loss of competitive advantage. For example, breaches of the UK GDPR can each result in fines of up to 4% of annual global turnover.

In addition, we work with third-party service providers that process personal data on our behalf. There is a risk that those service providers may not fully comply with the relevant contractual data processing terms and all data protection obligations imposed on them (including by applicable law). Any failure by such third-party service providers to maintain and protect customer or other personal data could affect the quality of our services, compromise the confidentiality of our customer and other data or cause service interruptions. Such a failure may also result in the imposition of fines and other penalties and could lead to litigation that may result in our being ordered to pay damages and other costs and, as a result, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We also use cookies and similar technologies on our website including to allow our website to work, to analyze and improve our website, to personalize customers’ experiences and to market products to users through advertisements. In recent years, regulators in the UK have expressed increased concern over the use of third-party cookies and similar technologies including for online behavioral advertising and laws in this area are also subject to reform. Privacy and Electronic Communications Regulations require us to obtain informed consent for the placement of a cookie on a customer’s device for certain purposes, and the UK GDPR also imposes additional conditions in relation to that consent, such as a prohibition on pre-checked consents except under certain circumstances.

We may not succeed in adequately protecting our intellectual property and know-how

We rely on a combination of trademark registrations, domain name registrations, and unregistered rights including copyright, unregistered designs, database rights and trade secrets, as well as contractual provisions and restrictions on access to and use of proprietary information to protect our brands, technologies, algorithms, applications and systems, a number of which are of essential importance to our business success. Although we have taken steps consistent with industry practice to protect our intellectual property and know-how, such steps may be inadequate.

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We have a portfolio of registered trademarks in respect of the various trading names and logos used in connection with our business. Competitors may adopt service names similar to ours, thereby harming our ability to build our brand identity and possibly leading to user confusion. In addition, there could be potential trade name or trademark infringement or invalidity claims brought by owners of other trademarks or trademarks that incorporate variations of our trading name and logo. We also own a portfolio of internet domain names related to our brand and website. We seek to protect our brand through the registration of additional domain names, where appropriate.

To the extent that our brand, technologies, algorithms and data are not protected by intellectual property rights or the law protecting confidential information, third parties, including competitors, may be able to commercialize or otherwise use our brands, technologies, algorithms and/or data without compensation. We also face the risk that existing or new competitors may independently develop similar or alternative technologies that are equal or superior to our technology without infringing our intellectual property rights or may design around our proprietary technologies.

Furthermore, litigation or proceedings before governmental authorities may be necessary in the future to enforce our intellectual property rights, to protect our brand, trade secrets, databases and domain names and to determine the validity and scope of our proprietary rights and those of others. See “— We may be subject to intellectual property rights claims, which are costly to defend and could require us to pay damages or an account of profits” below.

Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to intellectual property rights claims, which are costly to defend and could require us to pay damages or an account of profits

Companies in the internet and technology sectors may enter into litigation in order to enforce and protect their intellectual property rights. Third parties may in the future assert that we have infringed their intellectual property rights. As we face increasing competition, the possibility of being subject to intellectual property rights claims may grow.

Our technologies, products and services may not be able to withstand third-party claims against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management’s attention. If we were found to be in violation of a third-party’s intellectual property rights, we may be required to pay compensation, including damages, or an account of profits, or be subject to injunctions that prevent us from using certain technologies. We may have to seek a license to use the intellectual property rights in the technology, which may not be available or available on reasonable terms and may significantly increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop aspects of our technology due to infringement of third-party intellectual property rights, we may be forced to limit our product and service offerings and may be unable to compete effectively.

In addition, like many businesses, we use open-source software and will continue to use open-source software in the future. Open-source software is generally licensed without any support, warranties or other protections regarding infringement, origin, or quality. Some open-source licenses may, depending on how we use or modify the licensed software, require that we make available the source code of our modifications to or derivatives of the open-source software to the public or grant other licenses to our intellectual property. This may include allowing third parties to make further modifications to and distributions of that source code, in some circumstances at no or minimal cost. Some open-source licenses may also require us to make the source code for our proprietary software available under the terms of the open-source license, depending on how we combine our proprietary software with the relevant open-source software. Companies that use open-source software have faced challenges to their use of open-source software and other software incorporating it. As such, we could be subject to lawsuits claiming that we have not complied with applicable open-source license terms. If we are held to have breached or failed to comply with an open-source software license, we could be exposed to liability, be required to release the affected portions of our source code publicly or cease offering the implicated solutions, and/or be required to re-engineer our software. Although we do not intend to use or modify open-source software in a manner that would adversely affect our business, there can be no guarantee that this will be effective to identify or address all unintended consequences of using open-source software or breach of open-source license terms.

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 In addition, open-source licensors generally do not provide contractual protections, including as to security and patching, with respect to the software and are not obliged to maintain their software or provide any support, which in turn makes it difficult to pass assurances on to our customers. We may be required to maintain or update such software itself or to replace such software with internally developed software or software obtained from another supplier if the authors of the open-source software utilized by us stop updating it, which may be costly. The use of open-source software may also allow our competitors or other third parties to develop similar offerings more quickly and with less effort and ultimately could result in a loss of our competitive advantages.

Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to litigation as a result of or related to the Transactions

Lawsuits may be filed against us, our subsidiaries or our directors or executive officers in connection with, as a result of or related to the Transactions. If any such lawsuit is filed, it could result in a reduction of our share price, substantial costs and diversion of management’s attention and resources, which could adversely affect the business, financial condition or results of operations of the Company whether or not the lawsuit has any merit and whether or not a settlement or other resolution is achieved.

Uncertainty about the direction of our future business operations following consummation of the Transactions may adversely affect our relationships with our customers, suppliers and employees, which could negatively affect our business

Uncertainty about the direction of our future business operations following the consummation of the Transactions may cause uncertainties in our relationships with our customers and suppliers, which could impair our ability to maintain or expand our business. Furthermore, uncertainties about the Transactions may cause current and prospective employees to experience uncertainty about their future with us. These uncertainties may impair our ability to retain, recruit or motivate key employees, which could adversely affect our business. The occurrence of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations.

Shares eligible for future sale could adversely affect the market price of our Class A ordinary shares.

The prior holders of our Convertible Notes have been issued 92% of our outstanding shares of Class A ordinary shares. The resale of these shares by the holders of the Convertible Notes will be registered on a registration statement on Form F-3 and will increase the number of Class A ordinary shares eligible for resale. Any resale of a significant number of New Shares, or the perception that such resale could occur, could adversely affect the market price of our Class A ordinary shares.

The issuance of additional Class A ordinary shares a result of the exercise of our warrants could result in dilution to our shareholders and could adversely affect the market price of our Class A ordinary shares.

As a result of the Transactions, the Company is issuing additional warrants to purchase Class A ordinary shares to all of the Company’s shareholders of record as of the close of business on November 7, 2023 (the “New Warrants”). The Class A ordinary shares issuable upon the exercise of the New Warrants have been registered on Form F-1. The New Warrants will become exercisable when our equity value reaches or exceeds certain amounts. To the extent such New Warrants are exercised, additional Class A ordinary shares will be issued, which will result in dilution to the then-holders of Class A ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such New Warrants may be exercised could adversely affect the market price of our Class A ordinary shares.

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Any additional issuances of Class A ordinary shares following the exercise of our warrants or outstanding stock options and/or in connection with issuances of Class A ordinary shares pursuant to any management incentive plan amended or adopted by the New Board will also result in dilution to the then-existing shareholders of Class A ordinary shares. See “Risks Related to the Ownership of Our Securities, the Law of the Cayman Islands and Provisions of Our Memorandum and Articles of Association — We may issue additional Class A ordinary shares or other equity or equity-linked securities, which would dilute the interests of our shareholders and may depress the market price of our Class A ordinary shares.”

Even after completing the Transactions, we may incur future losses and will need to raise additional funds through further issuances of equity or debt securities and we cannot be certain that we will achieve or maintain profitability in the future

We have not been profitable since we began operations in December 2019 and had an accumulated loss of approximately £1,427 million as of June 30, 2023. See “ — We have a history of losses and we may not achieve or maintain profitability in the future.” Even if the Transactions are successful, we cannot be certain that we will achieve or maintain profitability. We may continue to incur significant losses in the future and will need to raise additional funds through further issuances of equity or debt securities, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our shareholders may not realize a benefit from the Transactions commensurate with the ownership dilution they will experience following the Transactions

If we are unable to realize the strategic and financial benefits currently anticipated from the Transactions, our shareholders will have experienced substantial dilution of their ownership interests in us without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent we are able to realize only part of the expected strategic and financial benefits currently anticipated from the Transactions.

We may not have sufficient cash to repay amounts due under the New Notes at their maturity or upon a Change of Control (as defined in the New Notes Indenture)

The New Notes will mature in February 2027, and we may be required to repay the New Notes earlier upon the occurrence of a Change of Control (as defined in the New Notes Indenture). There can be no assurance that at the maturity of the New Notes we will have sufficient cash to repay amounts due under the New Notes, absent significant additional capital raising or strategic transactions, or that we will be able to repay amounts due under the New Notes upon the occurrence of a Change of Control.

We have income, expenses, assets and liabilities denominated in foreign currencies which could lead to volatility of our operating results as a result of foreign exchange fluctuations

Our reporting currency is British Pounds Sterling (“GBP”). We have assets and liabilities denominated in other currencies, principally United States Dollars (“USD”). Movement in exchange rates with USD and GBP could lead to gains and losses in our income statement. Revaluation of the Convertible Notes or the New Notes, as applicable in the future, as a result of changes in the exchange rate between USD and GBP could lead to significant reported gains and losses between periods. In addition, a decline in the value of GBP relative to USD would increase our interest expense.

Because we have historically operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations is expensive and time consuming and may divert management’s attention from the day-to-day operation of our business

As a privately held company, we were not required to comply with many corporate governance and financial reporting practices and policies required of publicly-traded companies. As a publicly traded company, we incur significant legal, accounting and other expenses that we were not required to incur in the recent past. Since we stopped qualifying as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) on December 31, 2022, these expenses are expected to increase further. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and the NYSE, have increased the costs and the time that must be devoted to compliance matters. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly. We also expect to continue to need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. As a public company, it could be more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a public company, it could be more difficult and expensive for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to the delisting of our Class A ordinary shares, fines, sanctions and other regulatory action and potentially civil litigation.

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We have identified material weaknesses in our internal control over financial reporting (“ICFR”) for the fiscal years ended December 31, 2022 and 2021, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations. If these material weaknesses are not remediated our ability to accurately and timely report our financial results could be adversely affected

In connection with our preparation and the audit of our financial statements as of and for the year ended December 31, 2022, we identified material weaknesses as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) in our internal control over financial reporting. SEC guidance defines a material weakness as a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual financial statements will not be prevented or detected on a timely basis. We and our independent public accounting firm identified the following material weaknesses as defined under the Exchange Act in our internal control over financial reporting:

i. The entity level and financial reporting control environment is not designed with the appropriate precision to prevent or detect material misstatement in accounting or disclosure, including deficiencies in the design and operation of transaction-level control activities. This includes a lack of effective management review controls, including over the completeness and accuracy of data and reports used in internal controls and segregation of duties relating to the review of manual journal entries, as a part of the financial statement close process for the year ended December 31, 2022;

ii. The Company did not design and maintain effective controls over information technology general controls (“ITGCs”) for all information systems and applications that are relevant to the preparation of the consolidated financial statements. Specifically, the Company did not design and maintain: (i) sufficient user access controls to ensure appropriate segregation of duties and adequately restrict user and privileged access to financial applications, programs and data to appropriate Company personnel; (ii) program change management controls to ensure that information technology (“IT”) program and data changes affecting financial information technology applications and underlying accounting records are identified, tested, authorized and implemented appropriately; and (iii) monitoring controls of IT operations performed by service organizations to ensure that critical batch and interface jobs are monitored, privileges are appropriately granted, and data backups are authorized and monitored. Business process controls (automated and manual) that are dependent on the ineffective ITGCs, or that rely on data produced from systems impacted by the ineffective ITGCs, are also deemed ineffective for the year ended December 31, 2022; and

iii. Insufficient accounting and finance personnel with IFRS technical accounting knowledge to account for non-routine and complex transactions for the year ended December 31, 2022.

A management assessment has been carried out in relation to the year ended December 31, 2022 and no additional material weaknesses have been identified. However, the management assessment found that, while an overall ICFR plan has been developed and is being implemented, the iterative nature of the process has meant that we are continuing to design, redesign and implement key financial reporting controls across each of the in-scope processes. As such, the management assessment has been unable to conclude that the overall entity-level, business process and IT general control environments are effective.

To address the material weaknesses we plan to continue to undertake remediation actions. During the fiscal year ended December 31, 2022 we implemented a governance, risk management and compliance (“GRC”) tool for the management, operation and evidencing of financial reporting controls. We continued to engage consultants with the appropriate expertise to perform a risk assessment of the internal control environment and assist management in designing and implementing entity level, financial reporting and management review controls, together with IT general and application controls for systems which impact financial reporting. In addition, we have hired a number of personnel with expertise in finance and technical IFRS accounting, including for senior finance leadership positions. Dedicated resources continue to be allocated to support the improvement of our financial control environment and we will deliver training to further support the needs of our staff.

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Our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects. We cannot provide assurance as to when we will be able to complete full remediation or if we will be able to avoid the identification of additional material weaknesses in the future. In addition, the process of assessing the effectiveness of our internal control over financial reporting may require the investment of substantial time and resources, including by members of senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. Additionally, if we are unable to successfully remediate the identified material weaknesses or if we identify additional material weaknesses, our financial statements could contain material misstatements that, when discovered in the future, could cause failure to meet reporting obligations. At such time, our independent registered public accounting firm may issue an adverse report in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating.

If we are considered to have material weaknesses in our internal control over financial reporting which are not addressed in a timely manner, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by the SEC, the NYSE or other regulatory authorities. Failure to remedy material weaknesses in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets and other forms of financing.

We may identify additional material weaknesses in the future, or otherwise fail to establish or maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we identify any additional material weaknesses in the future, the accuracy and timing of our financial reporting may be adversely affected. Additionally, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports as well as applicable stock exchange listing requirements. We may be unable to prevent fraud, investors may lose confidence in our financial reporting and our share price may also decline. Our reporting obligations as a public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future and may cause us to fail to achieve and maintain the adequacy of our internal control over financial reporting in a timely fashion.

Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. In addition, control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgement and breakdowns resulting from human failures. In addition, the level of manual processes and multiple systems in our internal control over financial reporting increases the risk of error. As a result, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. We can provide no assurance that the measures we are currently undertaking or may take in the future will be sufficient to maintain effective internal controls or to avoid potential future deficiencies in internal control, including material weaknesses.

Failing to maintain effective disclosure controls and internal controls over financial reporting could have a material adverse effect on our business, financial condition, results of operations and prospects and could cause a decline in the price of our securities.

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Our operations may be adversely affected by legal, regulatory and other developments. Our non-compliance with applicable financial regulations could have a material impact on us

We are subject to a range of legal and regulatory requirements originating in the UK, particularly in the areas of consumer protection and rights, transportation, product safety, competition, bribery and corruption, financial services, environment social and governance, infrastructure investment, property rights and planning laws and accounting. Failure to comply with any of these laws or regulations could result in administrative, civil or criminal penalties, loss of licenses or in a cease-and-desist order against our business operations, any of which could damage our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

Cazoo Ltd is registered with the Financial Conduct Authority (the “FCA”) as an appointed representative of ITC Compliance Limited (ITC) (now owned by Fortegra) which is directly authorized and regulated by the FCA. As an appointed representative of ITC, Cazoo Ltd is permitted by the Financial Conduct Authority in the UK to carry out certain regulated activity, including brokering finance agreements and introducing insurance products. We intend to remain compliant with such regulations although compliance cannot be guaranteed. Any non-compliance or regulatory changes could have a material and adverse effect on our ability to sell finance and/or insurance products and/or the pricing of and cover provided by such products. This could therefore materially and adversely affect the revenues and earnings that we derive from such products, and consequently could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, changes in laws and regulations, more stringent enforcement or alternative interpretation of existing laws and regulations may change the legal and regulatory environment, making compliance with all applicable laws and regulations more challenging. Changes in laws and regulations in the future could have an adverse economic impact on us by tightening restrictions, reducing our freedom to do business, increasing our costs of doing business or reducing our profitability. Failure to comply with applicable laws or regulations may lead to civil, administrative or criminal penalties, including but not limited to fines or the revocation of permits and licenses that may be necessary for our business activities. We could also be required to pay damages or civil judgments in respect of third-party claims.

New laws, regulations or policies of governmental organizations regarding increased fuel economy requirements, reduced greenhouse gas or pollutant emissions or vehicle safety could give rise to significant costs

We are subject to comprehensive and constantly evolving laws, regulations and policies related to environmental matters (and, in particular, climate change) and health and safety. Capital and operating expenses required in order to comply with environmental laws and regulations may be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations. We anticipate that the extent of the legal and regulatory requirements in these areas and the related effect on our operations and costs of compliance will continue to increase in the future.

In general, there is a clear move toward increasingly stringent vehicle emissions regulations, particularly for conventional drive systems. Moreover, further tightening and scrutiny could be forthcoming given the ongoing focus on emissions testing and on-road performance, which could lead to significant additional costs to recondition cars so they comply with new regulations, which may reduce our gross profit per unit. In particular, the UK Government has announced plans to ban sales of new petrol and diesel cars by 2035 which would subsequently reduce the number of used petrol and diesel cars available for us to purchase. There may be a limited availability of vehicles that comply with such regulations which would adversely impact our ability to purchase inventory for sale.

In addition, to comply with current and future environmental, health and safety norms (such as air emissions, the maintenance of safe workplace conditions and regulations that impose responsibility on vehicle sellers to fund the recovery, recycling and disposal of vehicle parts, including lead-acid batteries, at the end of their useful life), we may have to incur substantial capital expenditures to upgrade vehicles and vehicle preparation centers. All of these factors could increase our costs significantly.

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Increased public and shareholder attention to environmental, social and governance (“ESG”) matters may expose us to negative public perception, impose additional costs on our business or impact our share price

In recent years, greater attention has been directed towards publicly-traded companies regarding environmental, social and governance matters. A failure, or perceived failure, to respond to regulatory requirements or meet investor or customer expectations related to ESG concerns could cause harm to our business and reputation. For example, the majority of the cars we buy and sell are powered by gasoline or diesel engines, and government, media, activist or other pressure to limit emissions could negatively impact consumers’ perceptions of us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Additionally, while we strive to create an inclusive culture and a diverse workforce where employees feel valued and respected, a failure, or perceived failure, to properly address inclusivity, diversity and other corporate governance matters could result in reputational harm, reduced sales or an inability to attract and retain a talented workforce. Organizations that provide information to investors on corporate governance and other matters have developed rating systems for evaluating companies on their approach to ESG. Unfavorable ESG ratings that we could receive could lead to negative investor sentiment which could have a negative impact on our stock price.

Regulation of the internet and e-commerce is evolving, and unfavorable changes or our failure to comply with these regulations could substantially harm our business and results of operations

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce and mobile commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, privacy, data security, anti-spam, pricing, content protection, electronic contracts and communications, mobile communications, consumer protection, information reporting requirements, advertising, unencumbered Internet access to our services and the design and operation of our website. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or mobile commerce. Unfavorable regulations and laws could diminish the demand, including online demand, for used cars and complementary products and services and increase our cost of doing business and could adversely affect our business and results of operations.

We are subject to many hazards and operational risks, including accidents or incidents relating to health, safety and the environment at our Customer Centers and vehicle preparation centers, that may disrupt our business, which could have a material adverse effect on our business, financial condition and results of operations

Our operations are subject to many hazards and operational risks inherent to our business, including accidents or incidents relating to health, safety and the environment at our Customer Centers and vehicle preparation centers. Our reconditioning operations may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties. Any significant interruption due to any of the above hazards at one of our primary facilities could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are also exposed to hazards and operational risks associated with transportation, such as vehicular crashes, which may result in serious injury to or loss of life of an employee or third party. See “— We rely on our own logistics to transport our vehicle inventory. Thus, we are subject to business risks and costs associated with the transportation industry” above.

Any accidents or incidents relating to health, safety and the environment could result in reputational harm and could diminish confidence in our brand and business model. Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks and we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, insurance may not continue to be available on terms as favorable as our current arrangements and certain risks related to breaches of health and safety may not be insurable.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Natural disasters, unusual weather conditions, epidemic outbreaks, global health crises, terrorist acts and political events could disrupt our business

The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks, trespassing, vandalism or disruptive political events in regions where we operate or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including floods, hurricanes and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact our ability to transport and deliver vehicles, thereby reducing our sales and profitability. We have in the past, and may in the future, be subject to trespassing and vandalism, which can impact our operations by, among other things, causing delays in operations to implement repairs, costs associated with repairs and increased security costs. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our vehicles, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession or depression, such as the business disruption and related financial impact that resulted from the COVID-19 pandemic. To the extent these events also impact one or more of our suppliers or contractors or result in the closure of any of their facilities or our facilities, we may be unable to maintain delivery schedules or provide other support functions to our customers. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Tax matters could impact our results of operations and financial condition

We are subject to corporation tax in the UK. Our provision for corporation taxes and cash tax liability in the future could be adversely affected by numerous factors, including changes in tax laws, regulations, accounting principles or interpretations thereof, which could materially and adversely impact our cash flows and our business, financial condition, results of operations and prospects in future periods. Increases in our effective tax rate could also materially affect our results. Further, we are subject to the examination of our income and other tax returns by His Majesty’s Revenue and Customs, which could have an impact on our business, financial condition, results of operations and prospects.

We may become subject to risks arising from legal disputes in connection with our general business activities

In connection with our general business activities, we are from time to time, and in the future may be, the subject of legal disputes in the UK or in jurisdictions in which we have previously operated. Legal claims have in the past been asserted against us by individuals or other entities, and in the future could be, asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims have been and in the future could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, contract laws, labor and employment laws, securities laws, employee benefit laws and tort laws. Moreover, the process of litigating cases, even if we are successful, may be costly, and in certain circumstances may approximate the cost of damages sought. These claims may also divert our financial and management resources from more beneficial uses. These actions could also expose us to adverse publicity, which might adversely affect our reputation and/or customer preference for our products. Litigation trends and expenses and the outcome of litigation cannot be predicted with certainty and adverse litigation trends, expenses and outcomes could have an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance may not provide adequate levels of coverage against claims

We are subject to all of the operating hazards and risks normally incidental to the provision of sales of cars. In addition to contractual provisions limiting our liability to our corporate vehicle sourcing partners, retail sellers, customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may come from claims arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or be available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Our inability to obtain affordable insurance on our inventory may materially adversely affect our financial condition and results of operations

We rely on inventory insurance to protect against catastrophic losses of our inventory. There is no guarantee that we will continue to be able to insure our inventory at affordable rates, or at all, through outside insurers. If we are unable to purchase affordable insurance, we may have to self-insure, reducing our ability to make other investments in our business and exposing us to financial risk. In addition, our inability to insure our inventory through an outside insurer, or to adequately self-insure, may adversely impact our ability to finance inventory purchases.

Risks Related to the Ownership of our Securities, the Law of the Cayman Islands and Provisions of our Memorandum and Articles of Association

If our business and results of operations do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline

If our business, financial condition, results of operations and prospects do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our financial results (including in connection with the implementation of our Revised Business Plans) or the financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	the successes of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	our ability to achieve the expected benefits of the Transactions;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	the commencement of, or involvement in, litigation;

●	changes in our capital structure, such as future issuances of securities, the impact of the Reverse Stock Split (defined below), or the incurrence of additional debt;

●	the volume of our Class A ordinary shares available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of our securities by our directors, executive officers or significant shareholders, or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, inflation, fuel prices, international currency fluctuations and acts of war or terrorism;

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●	inability to raise new capital when needed on acceptable terms; and

●	material changes to commercial terms with our suppliers and partners.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial costs and divert our management’s attention. In addition, you should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the prices of our securities could decline substantially. Such price declines could occur even when we have met any previously stated revenue or earnings forecasts that we may provide.

The NYSE may delist our Class A ordinary shares, or our New Board could decide to voluntarily delist our Class A ordinary shares beginning March 20, 2024, which could limit investors’ ability to transact in our securities, and subject us to additional trading restrictions

Our Class A ordinary shares are listed on the NYSE. Although we were able to meet their initial listing requirements, we may be unable to maintain the listing of our Class A ordinary shares in the future. We received a notice on July 15, 2022 from the NYSE that we were not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Continued Listing Manual (the “NYSE Manual”) that require listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period. We remedied this deficiency by implementing a share consolidation in February 2023.

Rule 802.01B of the NYSE Manual provides that a company will be considered to be below compliance if (i) its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and its published stockholders’ equity is less than $50 million and/or (ii) its average global market capitalization over a consecutive 30 trading-day period is less than $15 million. In addition, under Rule 802.01B of the NYSE Manual the NYSE may commence delisting procedures when a company’s listed securities experience an abnormally low selling price. On September 19, 2023, we received the Market Capitalization Notice from the NYSE that we are not in compliance with the continued listing standards set forth in Rule 802.01B of the NYSE Manual because our average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, our last reported shareholders’ equity was less than $50 million. On November 22, 2023, we submitted our plan to cure the deficiency and restore our compliance with the NYSE continued listing standards within the required timeframe by pursuing measures that are in the best interests of the Company, our shareholders and other stakeholders. The NYSE will review the plan and, within 45 days of its receipt, determine whether we have made a reasonable demonstration of an ability to conform to the relevant standards within 18 months of receipt of the Market Capitalization Notice (the “Cure Period”). The Market Capitalization Notice has no immediate impact on the listing of the Class A ordinary shares. If the NYSE accepts the plan, the Class A ordinary shares will continue to be listed and traded on the NYSE during the Cure Period, subject to our compliance with other NYSE continued listing standards and continued periodic review by the NYSE of our progress with respect to our plan. The Class A ordinary shares will continue to trade on the NYSE under the symbol “CZOO” with the designation of “.BC” to indicate the status of the shares as “below criteria.” There can be no assurance that the NYSE will favorably determine that we have made a reasonable demonstration of an ability to conform with the relevant standards, or that any such plan, if implemented, will be successful and enable us to retain compliance. If the plan is not accepted by the NYSE, or if the plan is implemented but does not result in us regaining compliance with the continued listing standards, the NYSE could initiate delisting proceedings.

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On September 28, 2023, we received the Trading Standards Notice from the NYSE that we are not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Manual because the average closing price of our Class A ordinary shares over a consecutive 30 trading-day period was less than $1.00. Pursuant to Rule 802.01C, we have a period of six months following the receipt of the Trading Standards Notice to regain compliance with the minimum average closing price requirement. In accordance with the NYSE Manual, we notified the NYSE within 10 business days of receipt of the Trading Standards Notice of our intent to cure the deficiency. We can regain compliance with the minimum average closing price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period our Class A ordinary shares have a closing price of at least $1.00 and an average closing price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If at the expiration of the six-month cure period we have not regained compliance with Rule 802.01C, the NYSE will commence suspension and delisting procedures. In connection with the Transactions, the Board approved a consolidation of the Company’s issued and unissued share capital at a ratio of 1-for-100 (the “Reverse Stock Split”). The Class A ordinary shares began trading on a split-adjusted basis on Wednesday, December 6, 2023. We expect that the Reverse Stock Split will cure the minimum average closing price deficiency. However, there can be no assurance that our Class A ordinary shares will continue to trade above the minimum $1.00 average closing price going forward.

In addition, our New Board could determine to voluntarily delist our Class A ordinary shares. Under the terms of the Transaction Support Agreement, we will only be required to undertake commercially reasonable efforts to maintain the NYSE listing (or a listing on Nasdaq or other reputable international stock exchange) for our Class A ordinary shares until March 20, 2023. Accordingly, there is no assurance that the New Board will maintain a listing of the Class A ordinary shares, and therefore shareholders may not be able to trade the Class A ordinary shares, including any Class A ordinary shares issuable upon exercise of the New Warrants, and the Class A ordinary shares and the New Warrants may lose most or all of their value.

If the NYSE subsequently suspends from trading or delists our Class A ordinary shares, or we voluntarily delist our Class A ordinary shares, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A ordinary shares;

●	reduced liquidity for our Class A ordinary shares;

●	determination that our Class A ordinary shares are a “penny stock” which will require brokers trading our Class A ordinary shares to provide a statement explaining why they have determined that penny stocks are a suitable investment for the investor, resulting in a reduced level of trading of our Class A ordinary shares;

●	a limited amount of, or no, news and analyst coverage; and

●	a decreased ability to issue additional Class A ordinary shares or obtain additional financing in the future.

If securities analysts do not publish research or reports about our business or if they downgrade our Class A ordinary shares or our industry, our share price and trading volume could decline

The trading market for our Class A ordinary shares relies in part on the research and reports that industry or financial analysts publish about our business. We do not control these analysts. If one or more of the analysts who do cover us downgrade our Class A ordinary shares or industry, or the shares of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Class A ordinary shares could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline.

Future resales of our Class A ordinary shares, or Class A ordinary shares issuable upon the exercise of our warrants or issuable upon the exercise of outstanding stock options or other stock options or other equity securities which may be issued in the future, may cause the market price of our Class A ordinary shares to drop significantly, even if our business is doing well

The sale or possibility of sale of our Class A ordinary shares, or Class A ordinary shares issuable upon the exercise of our warrants or issuable upon the exercise of outstanding stock options or other stock options or other equity securities which may be issued in the future, could have the effect of increasing the volatility in the value of our Class ordinary shares or putting significant downward pressure on the price of our Class A ordinary shares.

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We may issue additional Class A ordinary shares or other equity or equity-linked securities, which would dilute the interests of our shareholders and may depress the market price of our Class A ordinary shares

We may issue additional Class A ordinary shares or other equity or equity-linked securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without shareholder approval in many circumstances.

We may also issue additional Class A ordinary shares upon exercise of our warrants and/or issue new equity securities in connection with the MIP. The New Warrants will become exercisable when our equity value reaches or exceeds certain amounts. To the extent such New Warrants are exercised, additional Class A ordinary shares will be issued, which will result in dilution to the then-holders of Class A ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such New Warrants may be exercised could adversely affect the market price of our Class A ordinary shares. In addition, the resale of the New Shares by the holders of the Convertible Notes will be registered on a registration statement on Form F-3 and will increase the number of Class A ordinary shares eligible for resale. Any resale of a significant number of New Shares, or the perception that such resale could occur, could adversely affect the market price of our Class A ordinary shares.

Our issuance of additional Class A ordinary shares or other equity or equity-linked securities would have the following effects:

●	our shareholders’ proportionate ownership interest in us may decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting power of each previously outstanding Class A ordinary share may be diminished; and

●	the market price of our Class A ordinary shares may decline.

Any future issuances of our Class A ordinary shares may be dilutive to current holders of Class A ordinary shares and negatively impact the value of your investment.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving customers and negative media coverage, may result in significant decreases in the price of our securities

The stock market experiences volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A ordinary shares and, as a result, there may be significant volatility in the market price of our Class A ordinary shares. In addition, the price of our securities could fluctuate significantly for various reasons, many of which are outside our control, such as our performance, large purchases or sales of the Class A ordinary shares, legislative changes and general economic, political or regulatory conditions. Separately, if we are unable to achieve profitability in line with investor expectations, the market price of our Class A ordinary shares will likely decline when it becomes apparent that the market expectations may not be realized.

In addition to operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A ordinary shares and increase fluctuations in our results. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting general conditions in the economy or the financial markets or other developments affecting the vehicle industry.

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Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by the Articles, the Companies Act and the common law of the Cayman Islands. We are also subject to the federal securities laws of the United States. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or the New Board (as applicable) or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

We do not currently intend to pay dividends on our Class A ordinary shares and, consequently, a shareholder’s ability to achieve a return on its investment will depend on appreciation in the price of our Class A ordinary shares

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, a shareholder’s ability to achieve a return on their investment in our Class A ordinary shares will depend on appreciation in the price of our Class A ordinary shares.

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Provisions in our Articles may inhibit a takeover of the Company, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management

Our Articles currently contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions currently include that the Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual general meetings. Our authorized but unissued Ordinary Shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer or otherwise that could involve the payment of a premium over prevailing market prices for our Class A ordinary shares. Following the Closing Date, the New Board and the holders of the New Shares could act to amend the Articles, resulting in the modification or removal of one or more of the foregoing provisions and/or the addition of further provisions that discourage a takeover of the Company.

We are a foreign private issuer, and as such are exempt from certain provisions of U.S. securities laws applicable to U.S. domestic public companies

Because we qualify as a foreign private issuer, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act related to short-swing profit disgorgement and the disclosure of beneficial ownership of directors, executive officers and 10% or greater shareholders; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we have been publishing certain quarterly financial information as press releases, distributed pursuant to the rules and regulations of the NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we generally are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE corporate governance listing standards applicable to U.S. domestic companies; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards

We are considered a foreign private issuer as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The NYSE rules generally permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards.

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Among other things, we are not required to: (i) have a majority of the Board be independent; (ii) have a compensation committee consisting entirely of independent directors; (iii) have a nominating and corporate governance committee consisting entirely of independent directors; (iv) obtain shareholders’ approval for issuance of securities in certain situations; or (v) have regularly scheduled executive sessions with only independent directors each year. We may continue to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, our securityholders will not have the benefit of all of the NYSE corporate governance rules that apply to U.S. domestic companies.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Cazoo on June 30, 2024.

In the future, we would lose our foreign private issuer status if both (1) a majority of our shareholders are U.S. residents, and (2) either (a) a majority of our directors or executive officers are U.S. citizens or residents, (b) more than 50% of our assets are located in the United States or (c) our business is administered principally in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to prepare our financial statements in compliance with U.S. GAAP rather than IFRS as adopted by the IASB. In addition, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders would become subject to the related to short-swing profit disgorgement and the disclosure of beneficial ownership of directors, executive officers and 10% or greater shareholders. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on the NYSE that are available to foreign private issuers.

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Exhibit 99.11

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements herein constitute forward-looking statements as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “forecast,” “will,” “expect,” “budget,” “contemplate,” “believe,” “estimate,” “continue,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed herein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

●	our ability to raise additional capital before the beginning of the second half of 2024 in order to satisfy our liquidity needs on terms acceptable to us or at all;

●	our ability to achieve the expected benefits from the Transactions contemplated by the Transaction Support Agreement;

●	our ability to successfully engage in strategic transactions including mergers, acquisitions, joint ventures, partnerships and other equity and debt investments;

●	our ability to implement and obtain the expected benefits from our business plans and other cost-saving initiatives;

●	the risk that our board of directors may take actions with which you disagree;

●	prospects for reaching and maintaining profitability and positive cash flow in the future;

●	global inflation and cost increases for labor, fuel, materials and services;

●	geopolitical and macroeconomic conditions and their impact on prices for goods and services and on consumer discretionary spending;

●	having access to suitable and sufficient vehicle inventory for resale to customers and reconditioning and selling inventory expeditiously and efficiently;

●	availability of credit for vehicle and other financing and the affordability of interest rates;

●	increasing Cazoo’s service offerings and price optimization;

●	effectively promoting Cazoo’s brand and increasing brand awareness;

●	expanding Cazoo’s product offerings and introducing additional products and services;

●	enhancing future operating and financial results;

●	achieving our long-term growth goals;

●	acquiring and protecting intellectual property;

●	attracting, training and retaining key personnel;

●	complying with laws and regulations applicable to Cazoo’s business;

●	the volatility of the trading price of our Class A ordinary shares, which may increase as a result of the issuance of additional Class A ordinary shares and warrants pursuant to the Transaction Support Agreement;

●	our inability to comply with the restrictive debt covenants, including the liquidity covenant, contained in the New Notes Indenture;

●	Cazoo’s ability to regain compliance with the continued listing standards of the NYSE as set forth in Section 802.01B and Rule 802.01C of the NYSE Manual within the applicable cure period;

●	Cazoo’s ability to continue to comply with applicable listing standards of the NYSE; and

●	the risk that Cazoo may cease to be a listed company or an SEC-reporting company in the future

These and other factors are more fully discussed in the “Risk Factors” included in our Annual Report on Form 20-F, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2023, and in subsequent filings with the SEC. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in herein.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.